This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                                    ------------------------------------------

                                    COMPLETE APPRAISAL OF REAL PROPERTY

                                    Century Plaza Towers
                                    2029 & 2049 Century Park East
                                    Los Angeles, California

                                    ------------------------------------------


                                    IN A SELF-CONTAINED REPORT



                                    As of: December 6, 1996


                                    Prepared For

                                    Goldman Sachs Mortgage Company
                                    85 Broad Street
                                    New York, New York 10004

                                    AMRESCO Capital Corp
                                    700 North Pearl Street, Suite 2400
                                    Dallas, Texas 75201

                                    Prepared By:

                                    Cushman & Wakefield of California, Inc.
                                    Valuation Advisory Services
                                    555 S. Flower Street, Suite 4200
                                    Los Angeles, CA 90071



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

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                                                   CUSHMAN &
                                                   WAKEFIELD
                                                   A ROCKEFELLER GROUP COMPANY

Cushman & Wakefield of California, Inc.
555 South Flower Street, Suite 4200
Los Angeles, CA 90071-2418
Tel: (213) 955-5100
Fax: (213) 627-4044






January 20, 1997

Goldman Sachs Mortgage Company          AMRESCO Capital Corp
Attn: John McGuire                      Attn: Ted Norman
85 Broad Street                         700 North Pearl Street, Suite 2400
New York, New York 10004                Dallas,Texas 75201

Re:    Appraisal of Real Property
       Century Plaza Towers
       2029 & 2049 Century Park East
       Los Angeles, California
       Excluding Leased Fee Interest in ABC Entertainment Center

Gentlemen:

     In conformance with your request, we have completed an appraisal of the above referenced property. The appraisal states our opinion of the property's Market Value subject to various Assumptions and Limiting Conditions set forth in the accompanying report. The physical inspection and analysis that form the basis of the report have been conducted by James W. Myers, MAI, with assistance from Miles Loo, Jr.

     The accompanying report includes pertinent data secured in our investigation, exhibits and the details of the process used to arrive at our conclusion of value. The appraisal conforms to Standards of Professional Practice and Code of Professional Ethics of Appraisal Institute, which incorporates the Uniform Standards of Professional Appraisal Practice (USPAP), of the Appraisal Foundation. This appraisal report complies fully with FIRREA requirements.

     Based on the analysis and data contained in this appraisal it is our opinion that the Market Value of the leased fee interest in the subject property, as of December 6, 1996, was:

                      FOUR HUNDRED SIXTY MILLION DOLLARS
                      ----------------------------------
                                 $460,000,000

     This appraisal is invalid as an opinion of value if detached from the report, which includes the text, exhibits and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.

/s/ James W. Myers                           /s/ Miles Loo, Jr.
James W. Myers, MAI                          Miles Loo, Jr.
Senior Director                              Associate Appraiser











                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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                                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                        Century Plaza Towers

Location:                             2029 & 2049 Century Park East
                                      Los Angeles, California


Assessor's Parcel Number:             4319-02-61

Interest Appraised:                   Leased Fee

Date of Value:                        December 6, 1996

Date of Inspection:                   December 6, 1996

Ownership:                            Delta Towers Joint Venture

Land Area:                            12.04+/- acres

Zoning:                               C2-2-0

Highest and Best Use
        If Vacant:                    Hold for future development

        As Improved:                  Existing development

Improvements
        Type:                         Two 44-story Class "A" Office Buildings,
                                      Lower Level Retail Concourse,
                                      Subterranean Parking Garage
        Year Built:                   1975
        Size:                         2,282,381 Rentable SF*
        Parking:                      6,169 spaces"

*  Includes: 1,125,888 SF North Tower
             1,126,769 SF South Tower
                29,724 SF B-Level Concourse

** Includes 451 spaces in Century Park West garage covenanted to the subject property

Value Indicators
        Sales Comparison Approach:    $480,000,000
        Income Approach:              $460,000,000

Value Conclusion:                     $460,000,000

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   Summary Of Salient Facts And Conclusions
================================================================================

Special Assumptions:


                                        Please refer to the complete list of
                                        assumptions and limiting conditions
                                        included at the end of this report.

                                        1) We have relied on cost estimates
                                        provided by representatives of the
                                        buying entity relating to capital
                                        improvements planned for the property.
                                        These costs should be independently
                                        verified by qualified third party
                                        consultants prior to finalizing any
                                        loan or purchase involving the
                                        property. Refer to Income Approach for
                                        discussion of capital costs.

                                        2) The value conclusion in this
                                        appraisal excludes the leased fee
                                        interest (air rights) in the ABC
                                        Entertainment Center, which is
                                        currently a component of the larger
                                        property. It is our understanding a
                                        Parcel Map is to be filed which will
                                        create a separate legal parcel for
                                        this portion of the property. We
                                        assume this filing has been completed.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

CENTURY PLAZA TOWERS










                              [GRAPHIC OMITTED]
                   [PHOTO OF CENTURY PLAZA TOWERS-SIDE VIEW]
















                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

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CENTURY PLAZA TOWERS










                              [GRAPHIC OMITTED]
                  [PHOTO OF CENTURY PLAZA TOWERS-FRONT VIEW]













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                                                        TABLE OF CONTENTS
================================================================================

                                                                          Page

INTRODUCTION ............................................................    1
  Identification of Property ............................................    1
  Property Ownership and Recent History .................................    1
  Purpose and Function of the Appraisal .................................    1
  Scope of the Appraisal ................................................    1
  Date of Value and Property Inspection .................................    1
  Property Rights Appraised .............................................    1
  Definitions of Value, Interest
    Appraised, and Other Pertinent Terms ................................    2
  Legal Description .....................................................    2

REGIONAL ANALYSIS .......................................................    3
  Physical Boundaries ...................................................    3
  Demographics ..........................................................    3
  Population ............................................................    3
  Income ................................................................    4
  Economic Overview .....................................................    4
  Employment ............................................................    5
  Services ..............................................................    6
  Trade .................................................................    7
  Manufacturing .........................................................    7
  Transportation ........................................................    8
  Conclusion ............................................................    9

LOCATION ANALYSIS .......................................................   10
  Century City ..........................................................   10
  Century City History ..................................................   12
  Building Chronology ...................................................   12
  Westside Los Angeles Area Planning Issues .............................   13
  Demographic Profile ...................................................   16
  New Construction Trends ...............................................   17
  Employment and Labor Base .............................................   17
  Conclusions ...........................................................   18

LOS ANGELES OFFICE MARKET ANALYSIS ......................................   19
  Office Market Analysis ................................................   19
  Los Angeles County Office Market Overview .............................   19

WEST LOS ANGELES OFFICE MARKET ANALYSIS .................................   27
  Primary Competitive Supply - Century City .............................   28
  Secondary Competitive Supply - Beverly Hills ..........................   37
  Proposed Development ..................................................   38
  Gross Leasing Activity and New Absorption .............................   41
  Westside Tenant Base ..................................................   41
  Conclusions ...........................................................   41


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                                                          TABLE OF CONTENTS
================================================================================

PROPERTY DESCRIPTION ....................................................   42
  Site Description ......................................................   42
  General Data ..........................................................   45
  Site Improvements .....................................................   47

REAL PROPERTY TAXES AND ASSESSMENTS .....................................   49

ZONING ..................................................................   50

HIGHEST AND BEST USE ....................................................   51

VALUATION PROCESS .......................................................   52

SALES COMPARISON APPROACH ...............................................   53
  Methodology ...........................................................   53
  Adjustment Considerations .............................................   58

INCOME APPROACH .........................................................   60
  Methodology ...........................................................   60
  Potential Gross Income ................................................   60
  Market Rent ...........................................................   62
  Century City - Quoted Rental Survey ...................................   63
  Other Income Sources ..................................................   71
  Operating Expenses ....................................................   74
  Vacancy and Collection ................................................   83
  Discounted Cash Flow Analysis .........................................   85
  Derivation of Discount Rate ...........................................   87

RECONCILIATION AND FINAL VALUE ESTIMATE .................................   91

ASSUMPTIONS AND LIMITING CONDITIONS .....................................   92

CERTIFICATION OF APPRAISAL ..............................................   94

ADDENDA .................................................................   95


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                INTRODUCTION
================================================================================

Identification of Property

     The subject property consists of a 12.04+/- acre site covering an entire block bounded by Constellation Boulevard to the northwest, Century Park East to the northeast, Olympic Boulevard to the southeast, and Avenue of the Stars to the southwest, in the Century City district of Los Angeles, California. The property is improved with two 44-story office buildings containing a total rentable area of 2,282,381 square feet, (including 1,125,888 square feet in the 44-story "North" Tower, 1,126,769 square feet in the 44-story "South" Tower, and 29,724 square feet in the "B-Level" retail concourse), in addition to a six-level subterranean parking garage containing 6,169 spaces, (including surface and covenanted off site parking spaces.)

     The Los Angeles County Assessor identifies the subject property as Parcel Number 4319-02-61, and the street address is 2029 and 2049 Century Park East, in Los Angeles, California.

Property Ownership and Recent History

     According to Assessor's records, title to the subject property is vested in Delta Towers Joint Venture, which acquired title to the property in June of 1986. The property is currently under contract to an ownership entity comprised of General Motors Pension Trust Fund, A.T. & T. Pension Fund and J.P. Morgan Real Estate Fund. The reported contract price of $480 million includes the air rights leased fee interest in the ABC Entertainment Center, which is not a subject of this appraisal. To our knowledge, no further arms' length transfers of this property have occurred within the past three years.

Purpose and Function of the Appraisal

     The purpose of this appraisal is to estimate the market value of the leased fee interest subject property, as of December 6, 1996. The function of the appraisal is to provide a value basis for the contemplated financing of the property.

Scope of the Appraisal

     The scope of the appraisal is to inspect the property, consider market characteristics and trends, collect and analyze pertinent data, and develop a conclusion about the property's market value. We have analyzed the subject property as of the date of our inspection, December 6, 1996. All forecasts are based on facts, conditions, and trends that exist and are known on the appraisal date.

Date of Value and Property Inspection

     The 'as is' date of value in this appraisal coincides with the date of our final inspection of the subject property, December 6, 1996.

Property Rights Appraised

     Leased Fee Interest


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                                                     ---------------------------
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                                                                Introduction
================================================================================

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The Comptroller of the currency of the United States defines Market Value as follows:

     Market Value

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in the definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Second Edition (1989), published by the American Institute of Real Estate Appraisers, are as follows:

     Leased Fee Estate

     An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

Legal Description

     An abbreviated legal description of the property is as follows:

     A portion of Lot 8, Tract No. 26196, in the City of Los Angeles, County of Los Angeles, State of California, as per Map Book 664, Pages 78-86, in the Office of the County Recorder of said County.


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                                                          REGIONAL ANALYSIS
================================================================================

     The subject property is located in the Century City district of the City of Los Angeles, in the western portion of Los Angeles County, California. Los Angeles County is a densely populated and extensively developed region which comprises one of the more significant commercial property markets in the State of California and the United States. The following pages provide a brief overview of Los Angeles County in terms of its physical/geographical layout, population, and business/economic activity, as trends in the countywide area provide a significant influence on the subject's value.

Physical Boundaries

     Los Angeles County is located in the southwestern portion of the State of California, and comprises the commercial center of the Southern California region. The county lies along approximately 70 miles of the Pacific Coast and extends for nearly 70 miles from east to west and for 75 miles from north to south. The county has a total land area of approximately 3,970 square miles, and roughly 50 percent of the county land is comprised of mountainous terrain which is neither densely populated nor extensively developed. Los Angeles County is bordered by Ventura County to the northwest, Kern County to the north, San Bernardino County to the east, Orange County to the south, and the Pacific Ocean to the west. Los Angeles County has approximately 90 incorporated cities with a total land area of 1,390 square miles or 35 percent of the total land area within the county. The remaining 65 percent of the county land area is unincorporated and the majority of this land area is located north of the San Gabriel Mountains which run in an east/west direction through the middle of the county. Los Angeles County's civic center is located in downtown Los Angeles, which is situated at the approximate center of the region's extensive freeway system and expanding mass transit network.

Demographics

     Population

     Los Angeles County is the largest county in the State of California in terms of residential population and comprises an important target market for retailers and service providers. The chart on an accompanying page summarizes demographic information for the State of California and the six major counties in Southern California. Los Angeles County's 1996 population of 9,255,048 residents comprised 29 percent of the statewide population and 50 percent of the residential population within the six major counties in Southern California.

     Los Angeles County experienced relatively modest population growth from 1980 to 1996 in comparison to the larger statewide population and the major counties in Southern California. From 1990 to 1996, the county's average population growth slowed to less than one percent per year, as compared to 1.3 percent per year on average compounded from 1980 to 1996. The relatively slower pace of population growth in Los Angeles County over the past several years reflects the more established nature of the residential and commercial development within the county as well as the downturn in employment opportunities within the county from approximately mid 1990 to 1994.

     The Los Angeles County population is projected to increase by less than one percent per year (on average compounded) from 1996 to 2001, which lags the projected population


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                                                          Regional Analysis
================================================================================

growth for the state and the other major counties in Southern California. The pace of population growth in the county is projected to be similar to the rate of household formations, which continues the historical trend of an increasing household size for the countywide population. The most significant population growth in Southern California is projected to occur in the Inland Empire counties of Riverside and San Bernardino, due in large part to the relatively lower cost of housing in these areas as compared to the other major counties in the region

Income

     Los Angeles County's household income and per capita incomes levels are similar to the statewide figures and generally compare favorably to the corresponding figures for most of the major counties in Southern California. Within the Southern California region, only Orange County and Ventura County have higher household and per capita incomes than Los Angeles County. From 1980 to 1996, the median household income in Los Angeles County increased at an average rate of 8.2 percent per year, prior to any adjustment for inflation. The pace of household income growth for the county was only 3.0 percent per year from 1990 to 1996, but is projected to increase to an average growth rate of 5.5 percent per year from 1996 to 2001, also prior to adjustment for inflation.

     The Los Angeles-Long Beach metropolitan area, consisting of Los Angeles County, is the top ranked retail market in the United States according to the most recent survey of buying power by Sales and Marketing Management Magazine. The Los Angeles-Long Beach area's Buying Power Index was ranked first among the 317 metropolitan areas included in the survey, and was the only California metropolitan area ranked among the ten strongest retail markets. The Buying Power Index is a weighted index that converts the survey's three basic elements of population, effective buying income, and retail sales into a measurement of a market's "ability to buy". The Los Angeles-Long Beach area was ranked among the top three metropolitan markets in the country in terms of population (1st), total effective buying income (3rd), and retail sales (2nd).

     A January 1996 survey by the Los Angeles Times of housing prices in the greater Los Angeles area indicated that the median price for a home in Los Angeles County was $170,300, which represented a decrease of 5.9 percent from the January 1995 median price. The same survey indicated that approximately 40 percent of the households in the county could afford the median priced home. This "affordability index" of 40 percent has increased significantly from the 26 percent level of mid-1992, due in large part to the decline in housing values over the past few years. Los Angeles County's affordability index of 40 percent was towards the low end of the range exhibited by the major counties in Southern California, which had affordability index figures in the range of 39 percent (San Diego County) to 54 percent (Riverside/San Bernardino Counties).

Economic Overview

     Over the past few years the Los Angeles County economy has endured a recession and undergone a significant restructuring. The aerospace/defense sector has downsized, with major companies either merging, consolidating, or going out of business, while the entertainment, international trade, and business services segments have emerged as major


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                                                          Regional Analysis
================================================================================

sources of employment and catalysts for growth. The increasing number of distribution channels for entertainment and educational programming, and the growing demand for interactive media, has created new marketing opportunities for the television, motion picture, and computer software industries in the greater Los Angeles area. The Ports of Los Angeles and Long Beach have solidified their position as the busiest ports in the country in terms of annual cargo volumes, which in turn has driven employment gains in trade-related sectors of the economy. As will be discussed in greater detail below, the countywide unemployment rate has decreased notably from the peak levels of the early 1990s, total employment within the county is forecast to increase during 1996 at a stronger pace than for the United States as a whole, and housing prices on a countywide basis are projected to post modest gains for the first time since 1990.

Employment

     The chart on an accompanying page summarizes the employment base for the six major counties in the Southern California area. Los Angeles County had an average total employment of 4,979,800 positions in 1995, which accounted for 53 percent of the total employment within the six-county area. The most significant employment sectors in the county include services (36.2 percent), wholesale/retail trade (20.0 percent), and manufacturing (14.6 percent). Los Angeles County has a notably higher percentage of employment within the services and manufacturing sectors as compared to the other major counties in Southern California, which reflects the important concentration of film, television, and musical production/distribution companies in the region as well as the ongoing work by major aerospace/defense companies in the Los Angeles area.

     From 1990 to 1995, Los Angeles County endured a 7.5 percent decline in total employment, due in large part to the decrease of 18.8 percent in the manufacturing sector which reflected the consolidation within the aerospace/defense industry. Of the six major counties in Southern California, only Los Angeles and Orange Counties suffered a decline in total employment over this five-year period. Total employment in Los Angeles County is projected to increase at a compound rate of 0.45 percent per year from 1995 to 2000, which is notably improved from the past few years but lags the projected employment growth for the other major counties in Southern California. However, the forecasted employment growth by Woods & Poole for Los Angeles County is fairly conservative in comparison to recent projections by the California Employment Development Department and the Los Angeles County Economic Development Corporation. Each of these organizations has forecast job growth for Los Angeles County in the range of 2.0 to 2.5 percent during 1996, with growth during the period from 1995 to 2000 expected to slightly outpace the national average employment growth rate.

     The U.S. Labor Department reported the May 1996 national unemployment rate at 5.4 percent, which was down slightly from the 5.5 percent rate as of May 1995. The unemployment rate in Los Angeles County was 7.5 percent in September, 1996, which was down slightly from the year prior level of 8.0 percent. Regional economists project that the unemployment rate on a countywide basis will decline over the next few years. This decline in the unemployment rate is based on the fact that the downsizing by major aerospace/defense companies has been largely completed and the growth in the services sector is expected to continue over the next


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                                                          Regional Analysis
================================================================================

several years. Despite the recent improvement in Los Angeles County unemployment, however, the county's September, 1996 unemployment figure of 7.5% is less favorable than the State of California (6.7%) and the United States (5.0%) during the same period. Unemployment in the City of Los Angeles during September, 1996 was 8.5%

     The following paragraphs provide a brief discussion of the three major employment sectors in the county: 1) services; 2) trade; and 3) manufacturing.

Services

     The services sector has shown the only significant growth in terms of total employment from 1990 to 1995 in Los Angeles County and Southern California as a whole. The services sector includes entertainment, healthcare, business services, lodging, and personal services.

     Within the services sector, the entertainment industry has experienced significant growth over the past few years, both in terms of the worldwide demand for television/film product and the level of employment. The entertainment industry has emerged as a growing source of relatively high wage employment within the Los Angeles area and has surpassed the defense industry in terms of countywide employment. Projections for August, 1996 by the California Employment Development Department indicated that the total countywide employment in the motion picture industry (including movie production) is estimated at 135,600 jobs. A similar report by the California Department of Finance estimated the entertainment industry employment figure at 172,000 positions. The disparity in the reported entertainment employment figures provided by these two agencies reflects the different methodologies used in collecting the employment data. However, both sources of data support the very significant growth within this industry and its increasing role as a catalyst for economic growth in the Los Angeles area.

     The local entertainment industry has recently been investing in new production facilities in the Hollywood area, West Los Angeles, and the City of Burbank, in an effort to meet the growing demand for multi-media products and services. Such leading companies as Walt Disney Company and NBC Studios in Burbank, MCA in Universal City, Sony Pictures in Santa Monica, and DreamWorks creating multi-media divisions which will increase the demand for computer/high technology-oriented positions in the Los Angeles area. The level of entertainment employment is expected to increase due to the strong international demand for film product and the ongoing evolution of the cable television industry.

     The second largest category of employment within the services sector is the health services segment. The field of healthcare has been one of the more stable industry segments in terms of employment changes over the past few years. The Los Angeles area is home to some of the most advanced medical and medical teaching facilities in the country, including Cedars-Sinai Medical Center, the City of Hope, and the University of Southern California and the University of California at Los Angeles schools of medicine. Reports by industry experts suggest that the Los Angeles area has an overcapacity problem with regard to local hospital facilities, which will result in more consolidation within the industry and/or the closure of underperforming hospitals over the next few years. However, the impact on total employment within the county stemming from the anticipated consolidations is uncertain at the present time.


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                                                          Regional Analysis
================================================================================

According to the California State Employment Development Department health services employment in Los Angeles County totaled 267,300 jobs as of September, 1996.

Trade

     The trade sector consists of both wholesale and retail trade. Employment within this sector has been relatively stable over the past several years, both in terms of total employment and as a percentage of employment within the county.

     One of the primary catalysts for growth within the trade sector has been the growing volume of international trade. The value of imports and exports passing through the Los Angeles Customs District, which includes the Port of Los Angeles, the Port of Long Beach, and Los Angeles International Airport, reached $165 billion in 1995, an increase of nearly 15 percent from 1994. During the past two years (1994 and 1995), the Los Angeles Customs District comprised the largest customs district in the country in terms of the dollar value of annual two-way trade. Significant factors behind the growth in international trade through the Ports of Los Angeles and Long Beach has been the port operators' focus on technological advancements such as larger cargo cranes and dockside rail connections as well as the steady growth in trade with the growing countries of the Pacific Rim. The value of two-way trade is expected by Los Angeles County officials to increase by ten to 15 percent by year-end 1996.

     Within the retail trade sector, total employment within the county decreased by approximately ten percent from 1990 to 1995. The decline in retail employment reflects the downturn in retail sales from 1990 to 1994 and the consolidation within the retail industry by several major retailers. In addition, new retail development has been more limited on a countywide basis over the past few years with the exception of "big box" type retailers which have opened new free-standing stores and/or stores in larger power centers or community shopping centers. As discussed previously, Los Angeles County is considered to be a very attractive retail market on a nationwide basis as it compares favorably to other metropolitan areas in terms of total population, total effective buying income, and total retail sales. The retail trade employment sector experienced an increase in the number of jobs during the past year, with total employment increasing from 266,600 to 276,100 (3.6%) from September, 1995 to September, 1996.

Manufacturing

     Manufacturing has historically provided a strong base for the Los Angeles area economy and the county continues to hold its position as the nation's largest manufacturing center. However, manufacturing employment decreased by
18.8 percent from 1990 to 1995 which largely reflected the major cutbacks within the aerospace/defense industry. Seattle-based Boeing Company's recent (December, 1996) announcement it will acquire ("merge") McDonnell Douglas Corporation, with approximately 10,000 employees in its Long Beach plant, has been generally perceived as a positive sign for employment in Los Angeles County. McDonnell Douglas has recently failed to be awarded a number of major contracts, while Boeing has been successful in several recent significant commercial and defense contracts. Boeing had recently acquired Rockwell International's aerospace subsidiary, with approximately 14,500 employees in several plants spread from Canoga Park in northwestern


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


                                                          Regional Analysis
================================================================================

Los Angeles County to Anaheim in central Orange County. With the addition of 27,420 McDonnell Douglas employees in California and the former Rockwell employees, Boeing is expected to have approximately 200,000 total employees nationally and a projected $50 billion in annual revenues. While the impact of the merger on employment in southern California has not been established, most analysts view the merger as a positive factor for the area. Consolidations in the aerospace industry are expected to continue, and some unofficial "speculation" suggests that Northrop Grumman, also headquartered in Los Angeles County, must either acquire another major aerospace firm or become a takeover target. Major defense programs currently in progress in the Los Angeles County area include the B-2 Bomber (Northrop in Pico Rivera), the C-17 Transport jet (McDonnell Douglas in Long Beach), and the F/A18 Fighter aircraft (Northrop in El Segundo). Manufacturing employment has stabilized during the past year, increasing from 632,800 to 635,000 from September, 1995 to September, 1996.

     One of the more important trends within the manufacturing sector has been the recent recovery of employment within the "high tech" sector. Hughes Electronic's Corporation and TRW have both achieved significant business gains in the field of satellite communications which have resulted in increased employment within the non-defense divisions of these firms. TRW has recently completed the development and testing phases on a new communications satellite called Odyssey, which represents the company's first venture into the commercial satellite business. The project is expected to employ up to 1,000 people at TRW's Redondo Beach facilities, as the company goes into full production over the next few years. In October 1995, Hughes Electronic's Corporation announced that it had received an order from ICO Global Communications of London to build a network of satellites which will be used in a worldwide mobile telephone system which is being developed by ICO. The agreement with ICO represents the largest single contract for commercial satellites in Hughes Electronics' history.

Transportation

     The Los Angeles area is served by an extensive freeway system, an expanding mass transit system, and several airport facilities. The Southern California freeway network, and specifically the network in the Los Angeles area, is one of the most extensive systems in the world. Major north/south freeways in the county include the San Diego Freeway (1-405), the Golden State Freeway (1-5), the Long Beach Freeway (1-710), and the San Gabriel River Freeway (1-605). Major east/west freeways in Los Angeles County include the Pasadena Freeway (1-210), the Ventura freeway (SH-101/SH-134), the Santa Monica Freeway (1-10), the Pomona Freeway (SH-60), and the Artesia Freeway (SH-91).

     The Metro System is a multi-modal transit system consisting of freeway car-pool lanes, buses, light rail lines, and heavy rail lines. At the present time, seven rail lines are in operation, including three Metro Rail commuter lines and four Metrolink commuter lines. The Metro Rail lines which are currently in operation include: 1) the Metro Blue Line, which extends for 22 miles from downtown Los Angeles to Long Beach; 2) the Metro Red Line, which extends for approximately 4.4 miles from downtown Los Angeles to the Westlake/MacArthur Park area; and 3) the Metro Green Line, which extends for approximately 20 miles from El Segundo (near Los Angeles International Airport) eastward to Norwalk in central Los Angeles County. The


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                                                          Regional Analysis
================================================================================

Metrolink system has commuter rail lines in operation at the present time from downtown Los Angeles to the following areas: 1) Moorpark in Ventura County (47 miles); 2) Lancaster/Palmdale in north Los Angeles County (60 miles); 3) San Bernardino (57 miles); and 4) Downtown Riverside (5.8 miles).

     Public transportation is also available by bus service which is provided by the Metropolitan Transit Authority and by train service provided by AMTRAK. Air transportation is available at several airports in the Los Angeles area. The Los Angeles International Airport, located in the southwestern portion of the county, handles domestic and international carriers and is one of the five busiest airports in the world. Three smaller regional airports also service the Los Angeles area including: 1) the Burbank-Glendale-Pasadena Airport in the City of Burbank; 2) the Long Beach Municipal Airport in the City of Long Beach; and 3) the Van Nuys Airport in the community of Van Nuys in the West San Fernando Valley.

Conclusion

     Los Angeles County is a major commercial center in Southern California and the larger United States. The region's natural and man-made attractions, together with a diversified and highly skilled employment base, have a significant role in establishing Los Angeles County as the focal point for commercial activity in the western United States. The county has a significant residential population, with household and per capita income levels which are comparable to the corresponding figures for the State of California. Over the past few years, the employment base in Los Angeles County has changed as the aerospace/defense industry has downsized while the sectors of entertainment, healthcare, and international trade have experienced significant new growth.

     After several years of recessionary conditions, during the first portion of this decade economic activity in Los Angeles County improved and is projected to increase steadily over the near term. Total employment within the county is forecast by the Los Angeles County Economic Development Corporation to increase by 2.1 percent in 1996 and outpace the nation as a whole in terms of new job creation. Actual employment increase from September, 1995 to September, 1996 totaled 64,000 jobs, or an increase of 1.6%. Retail sales are projected to increase by six percent in 1996 from the year prior level, following a five percent increase in 1995. The anticipated firming of home prices in Los Angeles County, after four consecutive years of declining prices, is expected to have a favorable impact on business activity within the county. Over the longer term, the ongoing and anticipated future expansions by the entertainment, international trade, and services sectors are projected to increase employment opportunities within the region. As the economic recovery in Los Angeles County progresses, the subject property should be favorably impacted by its location within this region.


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


                                                          LOCATION ANALYSIS
================================================================================

Century City

     Overview

     The subject property is located in the Century City district of the City of Los Angeles. Century City is a major component of the West Los Angeles area, which comprises one of the more important commercial and retail centers in the greater Los Angeles region. The West Los Angeles area is generally bordered by Venice Boulevard to the south, Bundy Drive/Centinela Avenue to the west, Sunset Boulevard to the north, and La Cienega Boulevard to the east. West Los Angeles incorporates the relatively affluent residential cities/communities of Bel Air, Beverly Hills, Brentwood, and West Hollywood, as well as the important commercial centers of Century City, Santa Monica, and Westwood Village. The subject is located approximately ten miles west of downtown Los Angeles, five miles east of the Pacific Ocean at Santa Monica, and seven miles north of Los Angeles International Airport. The subject area is extensively developed with a mix of major office buildings, multi-family residential properties, and a major shopping center.

Location and Boundaries

     Century City is a master planned commercial, retail and residential community located in the prime westside area of Los Angeles. Century is bordered to the north by the prestigious Los Angeles Country Club, to the south by the Hillcrest County Club and Rancho Park Golf Course, to the east by the City of Beverly Hills, and to the west by the communities of West Los Angeles, Westwood, and Brentwood.

Land Uses

     The subject property is located in the Century City North Specific Plan area. Century City is intensively developed. Adjacent and nearby uses are predominately major high-rise office buildings, including the 2.3 million square-foot subject Century Plaza Towers (Theme Towers) and the ABC Entertainment Center. The newest high-rise building in this market (SunAmerica Tower, or 1999 Avenue of the Stars), is located one block west across Avenue of the Stars from the subject. An older, 28-story high-rise office building, 1900 Avenue of the Stars, is located directly north of this parcel, and the twin "Watt Towers" high-rise office buildings are located directly north across Constellation Boulevard of the subject, at the northeast corner of Constellation Boulevard and Century Park East. Improvements on the parcels northerly of the subject, are improved with high-rise office buildings and related parking structures.

     Century City Shopping Center is located one block northwest of the subject. This regional mail is one of the premiere retail properties in Los Angeles County, and contains 768,760 square feet of gross leaseable area
(GLA). The mail is currently anchored by Bullock's, The Broadway, Gelson's Market, and AMC Theaters, but the 222,726 square-foot Broadway was converted to a Bloomingdales and the 132,614 square-foot Bullocks will be converted to a Macy's during 1996. The mall was originally developed in 1964, and was renovated and expanded most recently in 1987. There are approximately 140 mall shops containing 325,000 square feet of GLA, and the mall shops are about 95 percent leased. The center has 3,180 onsite parking spaces, or a 4.2/1,000 SF parking ratio.


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                                                     VALUATION ADVISORY SERVICES
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


                                                          Location Analysis
================================================================================

     The parcels located one block west of the subject are improved with the Century Plaza Hotel and adjacent Towers, which together comprise a 1,070-room luxury hotel

     The area immediately east and north of the subject across Century Park East is improved with two low-rise office buildings and four high-rise properties, and development further south toward Olympic Boulevard includes the Central Plants facility, a to the immediate east. This utility plant is a ground [eased parcel with a (reported) term through December, 2013. The utility plant provides services (chilled and heated water and steam) to several major Century City properties on a contract basis, including Century Plaza Towers and the Century Plaza Hotel. The Century City Medical Plaza and Hospital property is located directly south of the plant, at the northeast corner of Century Park East and Olympic Boulevard. This property consists of two separate structures: 1) a 9-story, 200-bed hospital containing approximately 163,000 rentable square feet; and 2) an 18-story medical building containing approximately 175,000 rentable square feet. Much of the property is master-leased to NME (now Tenet Healthcare). The buildings share a subterranean parking garage serving about 800 cars on 4 and 1/2 levels (2.4/1,000 SF).

Access and Transportation

     The primary east/west surface streets through Century City and adjacent areas include Santa Monica Boulevard, which forms the northern boundary of the Century City District, Olympic Boulevard, which bisects the North and South Plan areas of Century City, and Pico Boulevard, which forms the southerly boundary of Century City. Constellation Boulevard extends only two blocks in an east/west direction through the center of the North Plan area from Century Park West to Century Park East. The north/south streets through Century City are Century Park East and Avenue of the Stars, which extend from Santa Monica Boulevard to Pico Boulevard, and Century Park West, which extends two blocks from Santa Monica Boulevard to Olympic Boulevard.

     Century City does not have direct access to the regional freeway system, but ramp service is available to the San Diego Freeway (Interstate 405) about three miles west along Santa Monica Boulevard, and Interstate 10 is accessible via surface streets about three miles southerly of the subject.

     Mass transit in the West Los Angeles area is available with bus service provided by the Metropolitan Transit Authority (MTA), which operates a fleet of over 2,500 vehicles and handles approximately 1.2 million passengers per day from Monday through Friday. The MTA system provides service to most of the incorporated cities in Los Angeles County and is the third largest municipal transit authority in the country. Air transportation for residents of West Los Angeles and visitors to the area is available at Los Angeles International Airport, Burbank-Glendale-Pasadena Airport, and Long Beach Municipal Airport. Los Angeles International Airport is located approximately seven miles southwest of the subject and is one of the busiest airports in the country in terms of annual passenger volumes. Los Angeles International Airport handles over 80 airlines providing domestic and/or international air service. The Burbank-Glendale-Pasadena Airport is located approximately 15 miles northeast of the subject and provides domestic air service. The


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                                                          Location Analysis
================================================================================

Long Beach Municipal Airport is located approximately 25 miles southeast of the subject and provides domestic air service.

Century City History

     The original development concept for Century City began with the purchase of 260 acres by a partnership of the Aluminum Company of America (Alcoa) and William Zeckendorf, a New York developer. Twentieth Century Fox Film Corporation sold the property to the partnership in 1961, with an immediate leaseback of 80 acres for use as sound stages and film production buildings. The remaining "back lot' area was masterplanned for Zeckendorf into a miniature city, complete with offices, retail shopping and private residences.

     Alcoa purchased Zeckendorf's interest in Century City in 1963, after just two office buildings had been developed. Century City, Inc., a wholly owned subsidiary of Alcoa, assumed control over development of the remaining land. In 1973, Twentieth Century Fox repurchased the underlying fee interest in the 80 acres it had been leasing, with the intention of redeveloping the property.

     AP Ventures, Inc., an affiliate of JMB Realty Corporation, purchased the outstanding common stock of several subsidiaries of Alcoa in December, 1986. These subsidiaries owned interests in many of the real estate assets in Century City. Portions of AP Ventures, Inc. subsequently transferred most of these assets to AP Properties, Ltd., another JMB Realty affiliate. Portions of AP Properties' Century City portfolio were acquired during 1994 by a lender's consortium led by Citicorp. This lenders consortium is currently selling major assets included in the AP Properties portfolio, including its interest in the subject property.

Building Chronology

     The development of Century City began in 1961 with the start of grading and roadwork. Development continued for three decades, and has included over 8 million square feet of office space, a regional shopping mail and multi-family residential buildings. The following chart details the development history of the major commercial properties in Century City.

Map  Year  Building                               Description
1    1963  Gateway East                           14 story office
2    1964  Gateway West                           14 story office
3    1964  Century City Mall                      Regional shopping center
4    1966  Century Plaza Hotel                    16 story hotel
5    1968  1901 Avenue of the Stars Building      19 story office
6    1969  1900 Avenue of the Stars Building      27 story office
7    1969  Century City Medical Plaza & Hospital  9 & 18 story medical center
8    1970  Northrop Plaza 1                       20 story office
9    1970  Orion Building                         20 story office
10   1970  1880 Century Park East                 15 story office
11   1971  Century City North                     26 story office


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                                                          Location Analysis
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12   1972  ABC Entertainment Center               5 story office/retail center
13   1973  Century Park Plaza                     26 story office
14   1975  Century Plaza Towers                   44 story office towers
15   1981  Watt Plaza                             23 story office towers
16   1984  Northrop Plaza 11                      19 story office
17   1987  Fox Plaza                              34 story office
18   1990  1999 Ave. of the Stars                 39 story office

Westside Los Angeles Area Planning Issues

     The subject is located in the West Los Angeles Planning area, which is controlled by several district and community plans including the Westwood Community Plan, the West Los Angeles and the Brentwood-Pacific Palisades District Plans, and the Century City North and South Specific Plans. These plans deal with land uses and a number of other factors, with vehicular traffic congestion representing one of the most important considerations throughout this area. The following discussions provide an overview of the general and specific plans, both existing and proposed, affecting Century City and adjacent westside markets.

Century City Specific Plans

     Development in Century City was governed by the general West Los Angeles District Plan until it was determined that specific development guidelines were necessary for Century City to manage its growth. The City of Los Angeles authorized the Century City Specific Plan in 1974, repealing the District Plan and putting into effect a new, detailed development plan. The Specific Plan was expanded in 1981 to include the 80-acre Fox studios, following Marvin Davis' purchase of the Twentieth Century Fox Film Corporation.

     The purpose of the Century City Specific Plan is to assure orderly development and to provide street capacity and other public facilities necessary to support development of the area. The Specific Plan is divided into two separate city ordinances. The Century City North Specific Plan details the development requirements for sites located north and east of the Twentieth Century Fox property. The Century City South Specific Plan governs development of the Twentieth Century Fox property. The plans are discussed below.

Century City North Specific Plan

     The specific plan for Century City North is detailed in the Los Angeles City Ordinance No. 156,122, and was approved on November 20, 1981. Century City North is bounded by Beverly Hills to the east, Santa Monica Boulevard to the north, Century Park West to the west, and Century City South and Pico Boulevard to the south. The area includes both commercial and residential components, with residential development located south of Olympic Boulevard.

     The plan controls development by regulating the total number of automobile trips which can be generated by a new project. The plan also increases street capacity by requiring developers to complete public improvement projects for traffic mitigation and pedestrian flow. The Specific Plan assigned trip limits to the Century City Shopping


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


                              TRIP ALLOCATION MAP















                              [GRAPHIC OMITTED]
                  [MAP OF CENTURY CITY COMMERCIAL DISTRICT]










                                                                  CENTURY CITY
                                                           COMMERCIAL DISTRICT




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
=====================================================================================================
                                                                             Area
Ref Description/                                           Parcel         Land  Improvements  No. of
No. Address                            Ownership             No.        SF/Acres         SF  Stories
=====================================================================================================

=====================================================================================================
23  VacantLand                     AP Properties. Ltd.  4319-002-059     55,510      vacant     none
    NEC/Constellation Blvd                                                 1.27        land
    and Avenue of the Stars
-----------------------------------------------------------------------------------------------------
24  Watt PLaza I & II              Watt Industries      4319-002-060    189,050     855,000       23
    1875-1925 Century Park East                                            4.34
-----------------------------------------------------------------------------------------------------
25  1901 Ave. of Stars             Shuwa Investments    4319-003-055     96,268     470,000       20
    1901 Avenue of the Stars                                               2.21
-----------------------------------------------------------------------------------------------------
26  Gateway West                   Pine Realty          4319-003-061    104,980     250,500       14
    1801 Avenue ofthe Stars                                                2.41
-----------------------------------------------------------------------------------------------------
27  4-Story Office Building        Fresnodale, Inc.     4319-003-063     32.670      50,000        4
    10265 Constellation Boulevard                                          0.75
-----------------------------------------------------------------------------------------------------
28  Century City Shopping Ctr      RREEF USA Fund II    4319-003-064    814.572     768,760      N/A
    10250 Santa Monica Boulevard                                          18.70
-----------------------------------------------------------------------------------------------------
29  Sunamerica Center              Constellation Land   4319-003-065  1,220,660     774,274       39
    1999 Avenue of the Stars       Ltd. Pamership                         28.02
-----------------------------------------------------------------------------------------------------
30  Plaza Walkway                  Delta Towers JV      4319-004-022     47,916         N/A      N/A
    2025 Avenue of the Stars #ZZ                                           1.10
-----------------------------------------------------------------------------------------------------
31  Vacant Land - Moat Lot         AP Properties. Ltd.  4319-004-035     60,410      vacant     none
    NE/Century Park W and between                                          1.39        land
    Constellation & Olympic Blvds
-----------------------------------------------------------------------------------------------------
32  Century Plaza Hotel            Century Plaza Hotel  4319-004-109    250,906     803,989 750 rooms
    2025 Avenue of the Stars       Ltd. Partnership                        5.76
-----------------------------------------------------------------------------------------------------
33  Surface Parking - Lot7b        AP Properties. Ltd.  4319-004-108    286,625         N/A      N/A
    SEC/Constellation Blvd and                                             6.58
    Century Park West
-----------------------------------------------------------------------------------------------------
34  Century Plaza Hotel - Tower    Century Plaza Hotel  4319-004-038    165,528     373,697 322 rooms
    2055 Avenue of the Stars       Ltd. Partnership                        3.80
-----------------------------------------------------------------------------------------------------
35  Parking Garage                 AP Properties, Ltd.  4319-004-039    135,907     945,387  3,566 sp
    2030 Century Park West                                                 3.12
=====================================================================================================



==============================================================================
                                                                Estimated
Ref Description/                     Year   Unused Trips      Replacement
No. Address                        Built    Phase I Phase II       Trips
==============================================================================

==============================================================================
23  VacantLand                      none         **       **         N/A
    NEC/Constellation Blvd                         Included with site #18
    and Avenue of the Stars
------------------------------------------------------------------------------
24  Watt PLaza I & II               1981          0        0      11,970
    1875-1925 Century Park East
------------------------------------------------------------------------------
25  1901 Ave. of Stars              1968          0        0       6,580
    1901 Avenue of the Stars
------------------------------------------------------------------------------
26  Gateway West                    1963          0        0       3,507
    1801 Avenue ofthe Stars
------------------------------------------------------------------------------
27  4-Story Office Building         1966          0        0         700
    10265 Constellation Boulevard
------------------------------------------------------------------------------
28  Century City Shopping Ctr       1964   1.794.90        0           0
    10250 Santa Monica Boulevard            Phase I
                                           --------
                                             233.30
                                             Unused
                                        replacement
                                              trips
------------------------------------------------------------------------------
29  Sunamerica Center               1990          0        0      10.840
    1999 Avenue of the Stars
------------------------------------------------------------------------------
30  Plaza Walkway                   1973          0        0           0
    2025 Avenue of the Stars #ZZ
------------------------------------------------------------------------------
31  Vacant Land - Moat Lot          none          0        0           0
    NE/Century Park W and between
    Constellation & Olympic Blvds
------------------------------------------------------------------------------
32  Century Plaza Hotel              1965         0        0       7,500
    2025 Avenue of the Stars
------------------------------------------------------------------------------
33  Surface Parking - Lot7b          N/A          0    319.9           0
    SEC/Constellation Blvd and
    Century Park West
------------------------------------------------------------------------------
34  Century Plaza Hotel - Tower      1984         0        0       3,220
    2055 Avenue of the Stars
------------------------------------------------------------------------------
35  Parking Garage                .  1984         0        0           0
    2030 Century Park West
==============================================================================

                                                         * - Transferred Trips


                                                                       CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Location Analysis
================================================================================

Center, vacant properties and underutilized sites. The number of trips generated by projects are calculated according to the following schedule:

               Usage                             Trips per 1,000 sq. ft. FAR
               -----                             ---------------------------
             Commercial:
               Office                                       14 trips
               Medical Office                               75 trips
               Drive-thru Bank                             192 trips
             Retail:
               Non-mall retail                              35 trips
               Restaurant                                   45 trips
               Fast Food Restaurant                        553 trips

             Hotel                                     10 trips/room
             Residential                             7.55 trips/unit

     The plan requires that development be phased and regulates development based on the number of trips generated by the "Cumulative Automobile Trip Generation Potential" (CATGP). According to the Plan "Trip" constitutes a unit of real property development rights pursuant to the Specific Plan and means "a calculation of daily arrivals at and daily departures from a building or structure by motor vehicles of four or more wheels".

     The Specific Plan is divided into two phases. Phase I has been in effect since 1981. A total of 20,000 trips are allocated for developments in Phase 1, with 4,200 trips allocated to the Century City Shopping Center and 15,800 trips assigned to vacant parcels. Projects developed during Phase I are required to complete specific traffic mitigation projects or to contribute proportionate funds toward the completion of such projects. These required traffic projects are assigned according to the following ratio: trips generated by the project/20,000 trips. The Department of Transportation is responsible for assigning the improvement projects.

     The Century City North Specific Plan specifies 30 public improvements to be completed on a pro rata basis during Phase 1. According to a City of Los Angeles interdepartmental memo dated June 20, 1990, there are three remaining public improvements to be completed as part of the 30 improvements originally assigned to Phase 1.

     Phase II of the Specific Plan begins when all Phase I public improvement projects are completed and when building permits for Projects generating 15,225,606 Trips, excluding the Century City Shopping Center, have been issued. Approximately 1,077 un-utilized Phase I Trips remain (refer to subsequent detailed discussions of remaining Trips). Phase II developments may not exceed a combined total of 30,156 trips (including the 20,000 Phase I trips). These Phase II trips are allocated to additional vacant sites and to underutilized sites. The actual commencement date of Phase II is not specified in the city ordinance. The required street or other infrastructure improvements coinciding with


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                                                             Location Analysis
================================================================================

Phase II trip rights are not specified in the plan, and have not been established as of the date of this appraisal. According to the Specific Plan, Phase II projects are discretionary and require a Project Permit from the Planning Commission and are appealable to the City Council. A number of conditions must be satisfied prior to approval of a Phase II project, including appropriate consideration by the Planning Commission of the project's impact on the vehicular circulation system.

Century City South Specific Plan

     The Century City South Specific Plan area corresponds to the original property purchased by 20th Century Fox Corporation. The plan area is bounded by Pico Boulevard on the south, Century Park West on the west, Avenue of the Stars on the east, and the Century City North Specific Plan area to the north.

     The Century City South Specific plan (ordinance number 156,121), originally approved in November, 1981, was amended effective as of August 10, 1993 by ordinance number 168,862. Plan area "B" is further amended by Ordinance No. 168,859. The boundaries of the plan are shown on the accompanying exhibit, and include plan areas A and B, with area B restricted to studio uses only. The 1993 amendment with the specific plan was approved to accommodate 20th Century Fox, which sought approval to consolidate its operations to the 53-acre site outlined on the map as area B. The plan amendment effectively rezoned the studio site to permit commercial rather than residential development. The plan allows the studio to renovate and expand the existing studio facilities to include a maximum addition of 771,000 square feet of new motion picture and television studios and studio-related facilities to the existing 1,124,000 square feet of development current on the property, for a maximum development of 1,895,000 square feet. The accompanying exhibits from the amended specific plan summarize the approved development on the studio property. The Studio plan area approved development is based on two phases of trip rights, with 11,500 trips allocated to Phase I and 14,310 trips allocated to Phase II. The studio ownership is required to complete specified street improvements in conjunction with the phased development of the site. The specific plan permits a maximum of 5,000 trips to be transferred from sites in Century City South to Century City North.

     The Century City Specific Plans provide flexibility to developers by allowing unused trips to be transferred from one site to another. Trips can be transferred between commercial sites or from residential sites to commercial sites. Trips cannot be shifted from commercial sites to residential sites.

     With two exceptions, properties which were developed prior to 1981 have not been allocated trips. If an existing project is demolished, however, "replacement" trips are available for new development. Replacement trips for a demolished site are approximately equal to the number of trips which would be used by an identical project developed today. The replacement trips may then be used for new development on the existing site or transferred to another site.


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                                                          Location Analysis
================================================================================

West Los Angeles Traffic Mitigation

     The Department of Transportation (DOT) of the City of Los Angeles coordinates traffic studies and planning, and releases an environmental impact report (EIR) of a new traffic control plan for West Los Angeles. The new plan is to replace the current Westwood/West Los Angeles Interim Traffic Control Ordinance No. 170389 (ICO). The new plan is based on extensive studies of traffic flows which will require mitigation through different measures including street improvements, ride sharing, and public transportation plans. The pending new traffic control ordinance will include the Century City district, and is to incorporate a comprehensive plan for traffic circulation throughout the westside. The ICO currently addresses traffic issues in West Los Angeles, Westwood, Brentwood, and Pacific Palisades (excludes Century
City). The existing ICO and pending new ordinance assess fees for new development based on trip generation (Trips under this ordinance are calculated differently from Trips under the Century City Specific Plan), with revenues to pay for mitigation measures.

     The mitigation measures and the costs for traffic mitigation represent one of the most significant "hurdles" in the entitlement process for proposed new developments in the subject's market area. Although a planned development may conform to existing zoning requirements in terms of use, density, and other physical characteristics, the existing physical infrastructure, particularly for vehicular traffic, is not considered sufficient to support major new projects. Developers of larger-scale projects in this area are almost routinely required to file Environmental Impact Reports (EIR), which, in addition to many other factors, must identify negative "significant" traffic impacts from the proposed project and related projects, and to include measures which will reduce the impacts to an "insignificant"' level.

Demographic Profile

     We analyzed the demographics and other characteristics for the surrounding three- and five-mile radii from Century city. The accompanying exhibit summarizes the most pertinent characteristics within these radii, including population, households, and income characteristics. The data is based on information provided by Equifax National Decisions Systems. Additional exhibits summarize the trends in commercial and residential development in the cities in westside Los Angeles, the City of Los Angeles, and Los Angeles County.

     Of particular interest in the surrounding trade area data is the direct correlation between income levels and distance from the subject properties. As the chart suggests, the household and per capita income levels decline directly with the increasing distance from the properties (per capita income declines from $50,188 within a three-mile radius to $30,051 within a five-mile radius). the education level and the corresponding income levels for residents within a one-mile radius of the property are substantially above the levels for the three- and five-mile radii. The percentages of owner occupied housing within the different radii also decrease in direct proportion to the distance from the properties.

     According to Equifax Data, the median price for existing homes within the five-mile radii ranges from $405,420 to $499,608, and 80 percent of all owner-occupied housing


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                                                          Location Analysis
================================================================================

within a one-mile radius of the subject is value at more than $500,000. By comparison, the median home price for all of Los Angeles county is estimated at $226,400. The median rental rates within the one, three, and five-mile radii are $915, $764, and $674, respectively.

     As shown on the exhibit the subject's primary trade area, as defined by one to five-mile radii from Century City, has 'considerably more favorable economic characteristics than all of Los Angeles County. The subject's prime westside Los Angeles location is recognized as one of the most desirable residential and commercial markets in southern California.

New Construction Trends

     The accompanying exhibit summarizes residential construction activity during the period 1989 through 1995 (annualized) in the City and County of Los Angeles, as well as in the incorporated cities (excluding Los Angeles) within the westside market area (including Beverly Hills, Culver City, Santa Monica, and West Hollywood). A second exhibit summarizes non-residential construction activity in the same markets. The data and accompanying graphs show the sharp decline in new construction, both in terms of number of permits and total dollar volume, for all types of construction since 1989-1990. The decline in new construction corresponds to the onset of the severe economic recession in southern California. Although real estate values in many markets in Los Angeles County have stabilized and improved during the past two years, economic demand levels have not yet increased sufficiently to justify new construction in most areas.

Employment and Labor Base

     A recent survey by Equifax National Decision Systems indicates that within a three mile radius of the subject property, the total daytime employment is approximately 250,000 persons. The daytime employment population is greater than the working age population (residents aged 18 to 64 years) within the subject's three mile trade area, which indicates that the businesses within the three mile trade area provide a significant source of employment for the local population and draw a large number of employees from outside the three mile area.

     The most significant employment group within the three mile trade area is the services segment, which comprises approximately 50 percent of the total employment within this area. The major employment categories within the services group include business services, health services, and legal services. The finance/insurance/real estate sector comprises approximately 13.5 percent of the employment base within the five mile trade area. Within the larger five mile trade area, the most significant employment groups include services (48.1 percent), retail trade (20.1 percent), and finance/insurance/real estate (11.4 percent). The services sector includes significant concentrations of employment in the areas of business services, health services, and legal services. The entertainment industry has a major presence in the westside market area.

     A survey by the Los Angeles Times indicated that the Los Angeles metropolitan area had the largest concentration of corporate headquarters in the State of California. The survey reported that 122 corporate headquarters are located in the Los Angeles


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================================================================================
                   BUSINESS-FACTS: Daytime Employment Report
                               West Los Angeles
--------------------------------------------------------------------------------
                                     1995
--------------------------------------------------------------------------------

Business Employment by Type                         No. of Businesses   No. of Employees   Employees per Business
---------------------------                         -----------------   ----------------   ----------------------
1    RETAIL TRADE                                              7,600              79,743                    10.5%
       Home Improvement Stores                                   171               1,756                    10.3%
       General Merchandise Stores                                 62               5,766                    93.0%
       Food Stores                                               528               7,994                    15.1%
       Auto Dealers & Gas Stations                               392               5,780                    14.7%
       Apparel & Accessory Stores                              1,076               6,204                     5.8%
       Furniture / Home Furnishings                            1,131               8,953                     7.9%
       Eating & Drinking Places                                1,926              30,508                    15.8%
       Miscellaneous Retail Stores                             2,314              12,782                     5.5%

2    FINANCE-INSURANCE-REAL ESTATE                             3,402              41,432                    12.2%
       Banks, Savings & Lending Institutions                     549               6,988                    12.7%
       Securities Brokers & Investors                            505               7,689                    15.2%
       Insurance Carriers & Agencies                             646              10,410                    16.1%
       Real Estate - Trust - Holding Co.                       1,702              16,345                     9.6%

3    SERVICES                                                 20,057             200,091                    10.0%
       Hotels & Lodging                                          188               9,716                    51.7%
       Personal Services                                       3,136              16,485                     5.3%
       Business Services                                       5,543              51,691                     9.3%
       Motion Picture & Amusement                              1,515              19,264                    12.7%
       Health Services                                         4,348              50,073                    11.5%
       Legal Services                                          3,037              24,176                     8.0%
       Education Services                                        436              13,449                    30.8%
       Social Services                                           813               6,180                     7.6%
       Other Services                                          1,041               9,057                     8.7%

4    AGRICULTURE                                                 178               1,385                     7.8%

5    MINING                                                       31                 563                    18.2%

6    CONSTRUCTION                                                957               8,475                     8.9%

7    MANUFACTURING                                             1,513              29,517                    19.5%

8    TRANSPORTATION, COMMUN/PUBLIC UTIL                          820              12,382                    15.1%

9    WHOLESALE TRADE                                           1,754              18,209                    10.4%

10   GOVERNMENT                                                  305               7,352                    24.1%

-----------------------------------------------------------------------------------------------------------------
TOTAL BUSINESSES                                              36,617             399,149                    10.9%
-----------------------------------------------------------------------------------------------------------------

       Daytime Population                                    399,149

       Residential Population                                522,540

       Daytime Population per Business                         10.9%
       Residential Population per Business                     14.3%
================================================================================


                        Number of Businesses per Sector

                               [GRAPHIC OMITTED]



                         Number of Employees per Sector

                               [GRAPHIC OMITTED]


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                                                          Location Analysis
================================================================================

metropolitan area, with 36 corporate headquarters located in the West Los Angeles area. The chart on the accompanying page summarizes the major employers in the West Los Angeles area based on the employment figures provided in the Los Angeles Times survey. The major employers in the local area include a mix of entertainment, finance, healthcare, and manufacturing oriented companies. A significant portion of the employment base in the West Los Angeles area is comprised of private sector companies in the fields of finance, law, medicine, and other relatively high paying sectors. In most of these fields, pay increases are closely tied to the performance of the company and/or the individual rather than being based on the rate of inflation as measured by the Consumer Price Index or some other such standard. As a result, the rate of increase in discretionary spending in the West Los Angeles area is not overly dependent upon continued growth in the local residential population.

Conclusions

     The West Los Angeles area contains a significant concentration of retail, commercial and institutional development which is geared toward the local and regional populations. The Century City, Beverly Hills, West Los Angeles, and Santa Monica markets represent arguably the most desirable residential, retail and professional business locations in southern California. The subject trade area benefits from the highest per capita and household income levels in the region, and the area contains a positive mix of employers, including the expanding entertainment industry.


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                                         LOS ANGELES OFFICE MARKET ANALYSIS
================================================================================

Office Market Analysis

Los Angeles County Office Market Overview

     Supply and Tenant Demand

     According to Cushman & Wakefield's second-quarter, 1996 surveys the combined Los Angeles County office market contained a total inventory of 167,525,977 square feet. This figure excludes owner user, medical, and government office buildings.

     The accompanying exhibit provides a statistical overview of the office inventory for Los Angeles County, including a breakdown by markets. The markets included in the sectors used in this report are summarized below.

Sector                                Markets
------                                -------
Los Angeles Central/Downtown:         Downtown Los Angeles
                                      Mid-Wilshire Corridor
                                      San Gabriel Valley

Los Angeles West:                     Hollywood/West Hollywood
                                      Beverly Hills/Century City
                                      Westwood/West L.A./Santa Monica
                                      Marina Area/Culver City

Los Angeles South Bay:                El Segundo/LAX
                                      Long Beach
                                      Torrance

Los Angeles North:                    Simi/Conejo Valleys
                                      West San Fernando Valley
                                      Central San Fernando Valley
                                      East San Fernando Valley/Tri-Cities

     Each market within the larger markets is comprised of a series of submarkets. Although the markets and individual office markets compete to varying degrees on a larger scale for the Los Angeles County tenant base, each market is characterized independently in general terms by a typical targeted tenant or industry type. The table below presents a general overview of the tenant base for the markets.


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                                         Los Angeles Office Market Analysis
================================================================================

Sector                                Tenant Base
------                                -----------
Los Angeles Central/Downtown          Financial
                                      Legal
                                      Telecommunications
                                      Energy
                                      Accounting
                                      Real Estate
                                      Government/Quasi-Government

Los Angeles West:                     Legal
                                      Accounting
                                      Entertainment
                                      Insurance
                                      Real Estate
                                      Financial Services
                                      Advertising

Los Angeles South:                    Aerospace
                                      High-Tech
                                      Research & Development

Los Angeles North:                    Entertainment
                                      Insurance
                                      Legal
                                      Accounting
                                      Engineering

     Considerable duplication exists within the office tenant base for the Los Angeles County office markets. However, the office markets maintain separate identities in terms of the primary tenancies and relative prestige and corresponding relative rental rate structures for comparable buildings within the separate markets. Legal and accounting firms provide considerable tenant demand within each of the markets, for example, but the type and focus of these professional firms is directed toward the business base within the sector. Downtown Los Angeles law and accounting firms consist primarily of larger national or regional firms oriented toward corporations and government for example, while westside Los Angeles firms typically are smaller and specialize in a particular field, such as entertainment law.

Historical Office Development

     Fundamental shifts occurred in the greater Los Angeles office market during the past decade. The most significant changes include the exodus of major insurance companies and corporations from the Mid-Wilshire District to more suburban locations such as Warner Center and Glendale during the 1980s, and the movement of some entertainment firms from Hollywood and Beverly Hills to areas such as Burbank (North Los Angeles), Woodland Hills/Warner Center (North Los Angeles), or Culver City and Santa


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                                         Los Angeles Office Market Analysis
================================================================================

Monica (West Los Angeles). These shifts have involved relocations within the Los Angeles County marketplace, and most of the current markets have emerged as separate, viable office locations during the past decade. The established Los Angeles County office markets as of 1980 consisted of downtown Los Angeles, the Mid-Wilshire sector, Pasadena, Beverly Hills, Century City, and the Ventura Boulevard corridor in the San Fernando Valley. Approximately 55% of the total existing office development in Los Angeles County has been completed during the period since 1982.

     A number of the current major office markets or submarkets were effectively created during roughly the past decade. Most of the development in the following markets (total current supply in parenthesis) has been completed since 1980: Warner Center (5,349,550 square feet) Burbank/Universal City (5,517,729 square feet), Glendale (5,051,341 square feet), Brentwood (3,254,337 square feet), Culver City/Westchester (3,643,649 square feet), and Long Beach (7,351,695 square feet). Much of the development in the Glendale, Burbank, Culver City, and downtown Long Beach office markets was assisted to varying degrees by government agencies, including redevelopment agencies. Significant assistance (political and/or financial) by government agencies has also increased the office development in previously established markets such as downtown Los Angeles and Pasadena. Prior to about 1980 several of these alternative office locations either did not exist or the available supply in the market was not sufficient to represent serious competition for the established office markets. The existence of a number of alternative office market locations within the Los Angeles basin is a significant consideration in analyzing historical vacancy and rental trends in the individual markets prior to 1982 for the purpose of projecting future performance.

Future Competitive Supply

     Future competitive office development in the Los Angeles County markets is restricted by two primary factors: 1) economic conditions - the current financial infeasibility of most new development and the absence of available financing for office development of new office properties; and 2) political conditions - the governmental restrictions limiting new development. Although the economic factors limiting development, which are based on lending restrictions and economic infeasibility under current leasing conditions and effective rental rates, represent the primary reason for limited new development in the recent, past and near future, the political constraints on new development as the most significant factor limiting new competitive office supply in a number of the markets and market for the long term.

     1) Economic Constraints

     Market rental rates in Los Angeles County submarkets are currently below (to varying degrees) the levels required to justify new Class A office development. The current (2nd Quarter 1996) weighted average asking rental rate for all direct office space availabilities in Los Angeles County is $19.47 per-square-foot annually, full service gross. The individual markets have weighted average rental rates (asking) from $15.72 to $24.48 per-square-foot.


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                                         Los Angeles Office Market Analysis
================================================================================

New construction costs for mid to high-rise office buildings vary by market location and underlying land cost. The relative strength of the markets in terms of tenant demand and the "spread" between the rents required support new development and the current market rental levels in the various markets fluctuates considerably, but virtually no new speculative office construction has occurred in Los Angeles County markets since 1992. Refer to accompanying exhibit for historical construction activity since 1980.

     2) Political Constraints

     Other than the downtown market and the South Los Angeles market area, nearly every sector of the City of Los Angeles and adjacent suburban cities with a meaningful office market has implemented restrictions on new development, tied to political factors, traffic mitigation and other infrastructure issues. These restrictions will negatively impact the political feasibility of significant amounts of new office construction under any future economic office market scenario. The accompanying exhibit summarizes Los Angeles area markets with meaningful political constraints on development currently in place or pending. The specific plans are based on automobile "trips" (costs associated with traffic mitigation costs) or other criteria (typically tied to infrastructure). The political influence of the homeowner's groups, which typically have active slow- or no-growth philosophies toward new development, is strong and has increased considerably during the past decade.

     In addition to typical zoning and planning issues, new development of significant size and scope within specific plan areas will require substantial additional entitlement fees to be paid prior to approval for new development. The fees are usually based on the anticipated new traffic generated by a proposed project, and the costs are assessed based on square footage and use. The "prime" westside markets, including Westwood, Century City, Brentwood, and Santa Monica have substantial fees for new development, as does the Miracle Mile District, and the Ventura Boulevard corridor of the San Fernando Valley (including Encino and Woodland Hills).

     The most significant political constraint on new competitive office supply in the City of Los Angeles markets has been Proposition U, which was passed in 1986 and down-zoned all Height District I properties in the City of Los Angeles. Known also as Ordinance No. 161684, Proposition "U" amended the zoning code for all areas of the City of Los Angeles to include height district designations ranging from 1 to 4, with much of the city downzoned to height district No. 1. Properties within this designation are limited to a maximum of 3 stories or 45 feet in height. The "wave" in new high-rise construction during the latter portion of the last decade (the 1980's) was in part accelerated by developers and lenders who hurried high-rise office developments through the planning and development stages before the sites were downzoned. Properties in the downtown Los Angeles market area are not within this height classification, but most other areas of the City have been impacted, including West Los Angeles and the Ventura Boulevard corridor of the San Fernando Valley. The portions of the City most directly effected by Proposition U and the specific plans summarized on the chart are generally the most affluent, prestigious residential areas, and office buildings in these locations have typically commanded some


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                                         Los Angeles Office Market Analysis
================================================================================

of the highest rental rates in the County. These areas also experienced some of the greatest levels of new development during the previous decade (1980's). The concerns of the surrounding residential communities over the increasing traffic and the decline in the overall quality of life has led to the formation of a number of politically influential homeowners groups that can be described as actively anti-development. Although there are some political and governmental controls on future development in the downtown market area, the number of projects currently entitled for development or "in the pipeline" for approval is substantial, and the surrounding residential base is not as organized, active, or apparently as influential as the more affluent communities situated in the west and north Los Angeles County markets.

Probable Future Development Activity

     As discussed above the economic and political constraints on new office development have resulted in virtually no new office construction in Los Angeles County markets since 1992. The "spread" between current market rental rates and the rents required to justify new development varies from submarket to submarket. The highest rental rates in the county are currently achieved in the "Tri-Cities" markets and the "prime" westside Los Angeles markets. There are two "prime" development sites in the Glendale and Burbank markets which are proposed for near-term multi-tenant office development. Owner-user projects such as the proposed Dreamworks animation facility in Glendale or "redevelopment" projects such as the former Lockheed "Skunkworks" facility in Burbank for a major entertainment industry tenant are commencing during the second half of 1996. Build-to-suit activity for Dreamworks studios and related businesses in the Playa Vista area of west Los Angeles may occur during 1998-1999. Rental rates for office space in selected westside markets such as Santa Monica are "approaching" replacement cost levels, and new developments on entitled sites such as the Arboretum and Water Garden Phase II may occur in the foreseeable future. In terms of speculative office development potential, however, substantial market rental "spikes" will be required before new speculative office development can occur in most Los Angeles County markets.

Vacancy

     The landlord-direct vacancy rate for Los Angeles County office markets was 18.4 percent, based on 30,844,871 square feet available for lease at the end of 2nd quarter, 1996. Our review of the data on a submarket by submarket basis indicates there are isolated submarkets that experienced considerably lower direct vacancy levels than the countywide figure, such as Universal City and the Burbank Media District. Most markets within Los Angeles County, with the exception of the Tri-Cities area, have direct vacancy rates above 15 percent, and several have current direct vacancy levels in the range of 20 percent. The previous Los Angeles County Office Market Statistics chart illustrates the vacancy breakdown by sector.

     Including sublease availabilities the overall Los Angeles County office market vacancy level was 20.8 percent as of 2nd quarter, 1996, which compares with 21.0 percent as of year-end, 1995 and the 21.8 percent overall vacancy level at the end of 1994. The sublease marketplace became a more important component of the overall office leasing


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                                            Los Angeles Office Market Analysis
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market during the first few years of this decade, particularly within the downtown Los Angeles market, as the national economic recession and other factors led to business consolidation and mergers. Many types of businesses were affected, including major law and accounting firms, aerospace firms, high-tech firms, energy firms, telecommunications companies, financial services firms, insurance companies, and banks and savings and loans. The oversupply of office space during the first portion of this decade led to additional sublease availabilities as developers assumed existing tenant obligations for space in other buildings prior to the termination of the tenants previous lease. Although sublease space was previously a secondary competitive marketplace for short-term lease requirements or tenants with questionable credit ratings, a few office markets in Los Angeles County continue to have sublease markets that compete effectively with landlord direct space, which in turn applies additional downward pressure on rents for direct office space. As shown the exhibit, "Office Market Vacancy Trends", the overall Los Angeles County market has experienced a slow, gradual improvement in direct and sublease vacancy levels during the period from fourth quarter, 1991 through second quarter, 1996.

Near-Term Vacancy Trends

     The Los Angeles Central office sector, which includes the downtown and Mid-Wilshire areas, experienced negative net absorption of 711,752 square feet during 1995. The total Los Angeles County net absorption during 1995 was positive 272,154 square feet including the impact of the negative absorption in the Central Los Angeles sector. Excluding Los Angeles Central, the remainder of the county (the West, South, and North markets) experienced positive absorption of 983,906 square feet for an inventory of 116,707,590 square feet.

     The chart shows the potential for a continued, gradual decrease in vacancy levels for the three markets of the county (excluding the Central sector). As vacancy levels decline overall and within the most desirable submarkets, rental rates for office space in these markets should logically increase.

     The Los Angeles Central Sector, which includes downtown Los Angeles and the Mid-Wilshire corridor, have experienced generally higher vacancy levels and lower absorption during the past several years than the remainder of the county. The historical vacancy trends exhibit includes a column which adjusts the inventory and availabilities as of year-end 1991 through 1995 to exclude the Los Angeles Central sector.

Gross Leasing Activity

     Cushman & Wakefield defines gross leasing activity as the sum of all completed leasing transactions including subleasing but excluding renewals. The accompanying graph illustrates the pattern in net absorption and gross leasing activity for the combined Los Angeles County office marketplace on a annual basis since 1990. Over the past six years (1990 through 1995), gross leasing activity has been relatively stable on an annual basis, averaging approximately 18 million square feet. The leasing activity includes assumed leases and other factors, and does not represent net absorption, which is one indication of new demand.


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                                         Los Angeles Office Market Analysis
================================================================================

Net Absorption

     Cushman & Wakefield calculates net absorption based on net change in directly occupied office space. The chart on the accompanying page summarizes the annual trends in net office absorption for Los Angeles County during the period 1990 through 1995. A graph compares net office absorption with the gross leasing activity summarized previously. Net absorption declined sharply from 1990 to 1992, from positive absorption of 2.3 million square feet in 1991 to negative absorption in 1992. Following negative absorption in 1993 and 1994 county-wide net absorption increased to 272,154 square feet during 1995. The Los Angeles Central office markets posted substantial negative net absorption from 1992 to 1995. Excluding Los Angeles Central, the three remaining areas (West, North and South County), experienced positive net absorption of 983,906 square feet during 1995.

     The net absorption figures discussed above are based on the net change in direct occupied office space. This calculation does not include changes in the sublease availabilities. The current (2nd quarter 1996) sublease availabilities in Los Angeles County total 3,922,943 square feet, or 11.3 percent of the Los Angeles County available (for lease) office supply. Although several submarkets have substantial sublease availabilities, the downtown Los Angeles Central Business District represents the greatest single component of this supply, with approximately 760,000 square feet or 19 percent of the countywide sublease space. The El Segundo and Santa Monica markets also have significant sublease availabilities. As noted previously, however, the sublease supply has decreased gradually from 3.6 percent at the end of fourth quarter, 1991 to 2.4 percent at the end of 2nd quarter, 1996.

     The chart below shows the cumulative oversupply of office space added to the Los Angeles County office market since 1990.

     =========================================================================
                                 SF                  SF                SF
         Year            New Construction     Net Absorption       Oversupply
     -------------------------------------------------------------------------
     1990                       6,690,483          8,258,928      (1,568,455)
     -------------------------------------------------------------------------
     1991                       7,977,729          2,261,311       5,716,418
     -------------------------------------------------------------------------
     1992                       1,897,805             (5,207)      1,903,012
     -------------------------------------------------------------------------
     1993                               0           (248,158)        248,158
     -------------------------------------------------------------------------
     1994                               0           (997,235)        997,235
     -------------------------------------------------------------------------
     1995                         180,700            272,154         (91,454)
     -------------------------------------------------------------------------
     Totals                    16,746,717          9,541,793       7,204,924
     -------------------------------------------------------------------------
     1996 (2 Qtrs.)                     0            101,109        (101,109)
     =========================================================================

     Conclusions - Los Angeles County Office Market

     The commercial office real estate market in Los Angeles has experienced a significant transformation during roughly the past 20-year period. Los Angeles has grown from a regional (southern California) business center to a financial center for the western


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                                 OFFICE MARKET
                             Net Absorption Trends
                              Los Angeles County


========================================================================
                     Including Los Angeles         Excluding Los Angeles
                       Central / Downtown            Central / Downtown
                       Net Absorption (SF)           Net Absorption (SF)
      Year                    YTD                           YTD
===============      ====================          =====================
      1991                  2,261,311                     882,518
---------------      --------------------          ---------------------
      1992                     (5,207)                    251,057
---------------      --------------------          ---------------------
      1993                   (248,158)                     55,268
---------------      --------------------          ---------------------
      1994                   (997,235)                    234,566
---------------      --------------------          ---------------------
      1995                    272,154                     983,906
---------------      --------------------          ---------------------
      1996*                   101,109                      (6,562)
===============      ====================          =====================



                           Net Absorption Bar Chart
                   Excluding Los Angeles Central / Downtown



                              [GRAPHIC OMITTED]





                            * - As of mid-year 1996



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                                         Los Angeles Office Market Analysis
================================================================================

United States and the international focus for trade and financial relations with the Pacific Rim countries. The factors influencing this transformation include global, national, and regional trends and events.

     The national and regional economic recession during the period from roughly the third quarter, 1990 through 1993 exacerbated the oversupply conditions established during the past decade. The historically strong net new demand for office space declined significantly, with most office markets experiencing flat or negative office space absorption during the past few years. Financing for new speculative developments was virtually unavailable, but new development continued to 1992 based upon previous construction lending commitments. About 10 million square feet of new office supply was completed during 1991 and 1992.

     Several submarkets in Los Angeles County office market provided signs of recovery during 1993 and 1994, and have tightened during 1995 and year-to-date, 1996, particularly the Tri-Cities and prime westside markets. The level of office building investment activity increased substantially during the past 24 months in Los Angeles County. Many submarkets experienced declining direct and overall vacancy rates during 1994 and 1995. Gross leasing activity remained stable on a countywide basis, and all markets excluding the Los Angeles Central Sector experienced positive absorption during 1995. On a submarket by submarket basis several individual markets appear to be steadily improving and may experience relatively strong absorption, occupancy and value increases in the near future.

     As shown in previous charts, the Los Angeles County office market, particularly when the Central sector is isolated from the remainder of the county, appears positioned for a continued, stable improvement in occupancy levels. Modest absorption levels combined with minimal new construction has resulted in a gradual decline in vacancy levels over the past four years. Including all markets the direct vacancy level in the country has declined from 19.4 percent as of year-end 1992 to 18.4 percent as of 2nd quarter, 1996. Excluding the central Los Angeles Sector, direct vacancy has declined from
19.2 percent at year-end 1991 to 16.2 percent as of 2nd quarter, 1996. The employment growth in several markets, particularly the entertainment industry (including the film and recording industries), has enabled several submarkets to outperform the county as a whole during the past several years. The submarkets which have most directly benefited from the growth of the entertainment industry include Burbank and Glendale in the North Los Angeles sector, and the westside markets of Beverly Hills, the Miracle Mile, Century City, Santa Monica, West Los Angeles, and Culver City. The office locations adjacent to these submarkets and Class "B" buildings in these submarkets have benefited from "overflow" demand from entertainment industry tenants, and have also attracted tenants from other businesses who have been driven from Class A buildings in the prime submarkets by higher rental rates.


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                                    WEST LOS ANGELES OFFICE MARKET ANALYSIS
================================================================================

     The subject property is located in the Century City district of the City of Los Angeles, which is the largest component of the West Los Angeles office market. The West Los Angeles market is composed of 13 distinct submarkets within four separate sectors. These sectors function, to a degree, independently of one another, despite their close proximity.

     The following chart shows the division of the four sectors into the 13 submarkets.

     Sector 1:
     ---------
     1 -     Park Mile
     2 -     Miracle Mile
     3 -     Hollywood
     4 -     West Hollywood

     Sector 2:
     ---------
     5 -     Beverly Hills
     6 -     Century City

     Sector 3:
     ---------
     7 -     Westwood
     8 -     Brentwood
     9 -     Santa Monica
     10 -    Pacific Palisades
     11 -    West Los Angeles

     Sector 4:
     ---------
     12 -    Marina Del Rey\Venice
     13 -    Culver City\Westchester

     These sectors are differentiated according to location and access, market perception and tenant appeal, improvement quality, and rental rates. According to Cushman & Wakefield's West Los Angeles Market Research Group, the combined West Los Angeles market contained 45,826,374 square feet of office area as of the end of third quarter, 1996. There were 7,140,501 square feet available for direct lease in the overall West Los Angeles office market, equating to a 15.6 percent vacancy rate. Including sublease availabilities, the overall vacancy rate is 18.5 percent. The chart below summarizes the direct and overall vacancy trends as of year-end 1989 through 1995 and third quarter, 1996.

==============================================================================
        Year-end         Direct Vacancy         Overall Vacancy
==============================================================================
          1989                12.1%                 15.1%
------------------------------------------------------------------------------
          1990                15.9%                 19.6%
------------------------------------------------------------------------------
          1991                19.3%                 23.7%
------------------------------------------------------------------------------
          1992                19.7%                 22.1
------------------------------------------------------------------------------
          1993                19.0%                 21.4%
------------------------------------------------------------------------------
          1994                17.4%                 19.2%
------------------------------------------------------------------------------
          1995                17.6%                 19.4%
------------------------------------------------------------------------------
  1995 - 3rd Quarter          15.6%                 18.5%
==============================================================================

     The seven full years summarized above cover the period prior to and following the major economic recession which commenced during approximately the third quarter, 1990 (in


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                           [LOS ANGELES STREET MAP]





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                                    West Los Angeles Office Market Analysis
================================================================================

the Los Angeles area). Direct vacancy levels increased from 12.1 percent as of the end of 1989 to 19.7 percent as of year-end 1992. Direct vacancy rates were relatively flat at or near their peak levels from 1991 through 1993, ranging from 19.0 percent to 19.7 percent prior to declining to the most recent 15.6 percent level as of third quarter, 1996. The absence of new development and the modest positive absorption levels during the past few years have resulted in a 4.1 percent decline in the vacancy rate in the combined westside markets since year-end 1992.

     The subject property is located in the Century City submarket. Office buildings in the subject's market compete most directly with buildings in Century City and to a lesser degree with buildings in other westside Los Angeles office markets. The primary and secondary competitive office markets are discussed on the following pages. Refer to the map for submarket location.

Primary Competitive Supply - Century City

     Century City is a master planned commercial, retail and residential community located in the prime Westside area of Los Angeles. Century City is bordered to the north by the prestigious Los Angeles Country Club, to the south by the Hillcrest Country Club and Rancho Park Golf Course, to the east by Beverly Hills and to the west by the communities of West Los Angeles, Westwood, and Brentwood.

     Century City Office Supply and Trends

     The Century City market is the largest office market in the westside Los Angeles sector, with a total rentable area of 8,852,055 square feet in 26 buildings, or 19 percent of the total west Los Angeles market area. The Century City direct and overall vacancy rates as of the end of third quarter, 1996 were 1 1.0% and 12.8%, respectively. These third quarter vacancy rates v/ represent significant improvement over year-end 1995 figures, and are the lowest vacancy levels in the Century City market since 1989. The following chart summarizes the vacancy trends and weighted average rental rates (for available direct space) in the Century City market during the past 7.75 years.

                         Century City - Vacancy Trends

                Vacancy        Vacancy                Weighted Average
Year End        Direct         Overall                PSF Annual Rent*
--------        ------         -------                ----------------
1989             9.1%          12.5%                  $30.84
1990            14.4%          19.3%                  $34.20
1991            14.0%          17.2%                  $32.88
1992            16.9%          19.7%                  $30.60
1993            16.8%          18.7%                  $25.56
1994            16.4%          17.8%                  $22.56
1995            14.0%          16.1%                  $23.28
3rd Qtr 1996    11.0%          12.8%                  $23.40

   *Based on asking rental rate for available direct space


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                                    West Los Angeles Office Market Analysis
================================================================================

West Los Angeles Office Market Analysis

     The direct vacancy level has decreased by a full three percentage points during the first three quarters of 1996, while the overall vacancy rate, which includes sublease availabilities, has declined by 3.3 percentage points, The changes in weighted average rental rates for direct availabilities is not as meaningful for trend analysis since the figures are based on quoted rents for space offered for lease. The decline in rental rates from 1990 to 1993 reflects changing market conditions, for example, but the higher rates from 1990 through 1992 consider the completion of the 775,000 square-foot "trophy" quality new building 1999 Avenue of the Stars, which achieved the highest rental rates in Los Angeles County. This building and Fox Plaza, the second "trophy" office property in Century City, have had little or no available space for several years, and the lower rental rates shown for available Century City space reflects to a degree the quality of space available for lease.

     Building Categories

     The Century City office market contains a considerable range in building quality and market perception. The market can be divided into three basic "tiers", or classes of building: 1) Top Tier Class "A" properties; 2) Second Tier Class "B" properties; and 3) Third Tier Class "B" properties. The exhibits on the accompanying pages summarize the primary components of the Century City office market, presented by asset category. A consolidated exhibit summarizes the characteristics of the office supply by category. The most competitive properties are discussed in detail in the income Approach.

     The "Top Tier" of the Century City market consists of five buildings totaling 4.35 million square feet. The two premiere properties in the Century City market, and in all of Los Angeles County are included in this category:
SunAmerica Center and Fox Plaza. These two buildings achieve generally the highest rents of any office properties in the county, are currently 99 percent leased on a direct basis, and have historically been at or near full occupancy.

     The subject development is included in this category of asset, although it is positioned below SunAmerica Center and Fox Plaza in terms of market perception and achievable rental rates. Item C-3 on the survey, Century City North, is considered one of the premiere buildings in this market despite its age (1971 built) and the fact the building requires capital work for fire sprinklers and asbestos abatement. These factors are offset by the excellent, unobstructed north-facing views from the building. This property transferred ownership during November, 1996 (refer to Sales Comparison Approach).

     As shown on the Summary exhibit, the five buildings ranked in the upper tier of the Century City market have a combined direct vacancy rate of only
4.5 percent, and an overall vacancy level (including sublease space) of 5.8 percent (as of November, 1996). The following chart summarizes the vacancy and asking rental rates for the three asset categories.

                           Direct         Overall       Annual Rent PSF
     Asset Category        Vacancy        Vacancy       Weighted Avg. Rent
     --------------        -------        -------       ------------------
     Top Tier               4.5%           5.8%         $22.59-$28.13


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
                                                            Century City
                                     Rental and Occupancy Survey of Competitive Office Buildings
====================================================================================================================================
                                    Building Information                                                Overall        Quoted
Item  Building Name/            No. of     Area    Avg.Flr.   Year       Availability Space (SF)     Availability    Annual Rent
No.   Location                  Stories    (SF)    Area (SF)  Built    Floor(s)    Direct  Sublease      (SF)        PSF      PSF
------------------------------------------------------------------------------------------------------------------------------------
C-11  Century Park Building       15      310,000    20,667    1970      Ground     6,720         0                $22.20 - $22.20
      1880 Century Park East                                               2-15   147,702         0       Total    $22.20 - $22.20
                                                                           ----   -------         -
                                                                                  154,422         0     154,422
------------------------------------------------------------------------------------------------------------------------------------
C-12  The 1888 Building           21      487,177    23,199    1970          17     3,618         0                $21.00 - $21.00
      1888 Century Park East                                               2-21   110,568         0       Total    $19.20 - $25.20
                                                                           ----   -------         -
                                                                                  114,186         0     114,186
------------------------------------------------------------------------------------------------------------------------------------
C-13  Gateway East                14      308,000    22,000    1964      Ground     1,308         0                $20.40 - $24.00
      1800 Avenue of the Stars                                             4-14    13,427         0       Total    $20.40 - $24.00
                                                                           ----    ------         -
                                                                                   14,735         0      14,735
------------------------------------------------------------------------------------------------------------------------------------
C-14  Gateway West                14      242,900    17,350    1963      Ground     1,346         0                $21.60 - $26.40
      1801 Avenue of the Stars                                             2-14    68,374         0       Total    $21.60 - $26.40
                                                                           ----    ------         -
                                                                                   69,720         0      69,720
------------------------------------------------------------------------------------------------------------------------------------
C-15  1900 Avenue of the Stars    28      551,819    19,708    1969      Ground         0    21,427                $20.40 - $20.40
      1900 Avenue of the Stars                                             2-27    86,196         0       Total    $22.20 - $28.20
                                                                           ----    ------         -
                                                                                   86,196    21,427     107,623
------------------------------------------------------------------------------------------------------------------------------------
C-16  1901 Avenue of the Stars    20      450,699    22,535    1968      5 & 19         0    11,256                $19.80 - $24.00
      1901 Avenue of the Stars                                             2-17    90,703         0       Total    $22.20 - $26.40
                                                                           ----    ------         -
                                                                                   90,703    11,256     101,959
------------------------------------------------------------------------------------------------------------------------------------
          Second Tier Totals     218    4,040,873    18,536            Occupied   674,652   107,490  Vacant        $21.10 - $24.99
                                                                               --------------------
                                                                                    782,142                  Wtd. Avg. Rental Rate
                                                                                    Total SF
====================================================================================================================================

=================================================================================================================
                                            Occupancy     Parking          Monthly                        1996
Item  Building Name/               Lease      Ratio        Ratio/          Parking          Rentable     Taxes/
No.   Location                      Type     (Incl.SL)     1,000 SF          Rates           Factor      Exp PSF
-----------------------------------------------------------------------------------------------------------------
C-11  Century Park Building         FSG       50.2%         3.00              $99             1.13        $8.70
      1880 Century Park East        FSG                                      $165

-----------------------------------------------------------------------------------------------------------------
C-12  The 1888 Building             FSG       76.6%         2.00             $121             1.20        $9.00
      1888 Century Park East        FSG                                      $143
                                                                             $258

-----------------------------------------------------------------------------------------------------------------
C-13  Gateway East                  FSG       95.2%         2.00             $100             1.14        $8.50
      1800 Avenue of the Stars      FSG                                      $185

-----------------------------------------------------------------------------------------------------------------
C-14  Gateway West                  FSG       71.3%         2.00              $85             1.14        $7.50
      1801 Avenue of the Stars      FSG                                      $117
                                                                             $155

-----------------------------------------------------------------------------------------------------------------
C-15  1900 Avenue of the Stars      FSG       80.5%         3.00             $100             1.14       $10.50
      1900 Avenue of the Stars      FSG                                      $250

-----------------------------------------------------------------------------------------------------------------
C-16  1901 Avenue of the Stars      FSG       77.4%         3.00             $100             1.14       $10.50
      1901 Avenue of the Stars      FSG                                      $250

-----------------------------------------------------------------------------------------------------------------
          Second Tier Totals                Averages        2.64             $106             1.14        $9.50
                                             80.6%                           $179
                                                                             $239
=================================================================================================================

Third Tier - Class "B" Buildings                                                                                       November 1996
====================================================================================================================================
                                    Building Information                                                Overall        Quoted
Item  Building Name/            No. of     Area    Avg.Flr.   Year       Availability Space (SF)     Availability    Annual Rent
No.   Location                  Stories    (SF)    Area (SF)  Built    Floor(s)    Direct  Sublease      (SF)        PSF      PSF
------------------------------------------------------------------------------------------------------------------------------------
C-17  ABC Entertainment            5      180,000    36,000    1975         Conc  18,258    0                      $19.20 - $19.20
      Center                                                                   3   2,400    0            Total     $19.20 - $19.20
      2020 Avenue of the Stars                                                 -  ------    -
                                                                                  20,658    0           20,258
------------------------------------------------------------------------------------------------------------------------------------
C-18  ABC Entertainment Center     5      180,000    36,000    1975   Plaza-Conc  14,250    0                      $19.20 - $19.20
      2040 Avenue of the Stars                                                 4  37,236    0            Total     $19.20 - $19.20
                                                                               -  ------    -
                                                                                  51,486    0           51,486
------------------------------------------------------------------------------------------------------------------------------------
C-19  1930 Century Park West       4       56,265    14,066    1972       Ground       0    0                       ---   -  ---
      1930 Century Park West                                                   0       0    0            Total      ---   -  ---
                                                                               -       -    -
                                                                                       0    0                0
------------------------------------------------------------------------------------------------------------------------------------
C-20  Fox Sports Building          5      115,000    23,000    1970       Ground       0    0                       ---   -  ---
      10000 Santa Monica Blvd.                                                 0       0    0            Total      ---   -  ---
                                                                               -       -    -
                                                                                       0    0                0
------------------------------------------------------------------------------------------------------------------------------------
          Third Tier Totals      19        31,265    27,961             Occupied  72,144    0  Vacant              $19.20 - $19.20
                                                                                -------------
                                                                                    72,144                     Wtd. Avg. Rental Rate
                                                                                    Total SF
====================================================================================================================================

=================================================================================================================
                                            Occupancy     Parking          Monthly                        1996
Item  Building Name/               Lease      Ratio        Ratio/          Parking          Rentable     Taxes/
No.   Location                      Type     (Incl.SL)     1,000 SF          Rates           Factor      Exp PSF
-----------------------------------------------------------------------------------------------------------------
C-17  ABC Entertainment Center      FSG        86.5%        3.00             $121             1.14       $13.74
      2020 Avenue of the Stars      FSG                                      $225
-----------------------------------------------------------------------------------------------------------------

C-18  ABC Entertainment Center      FSG        71.4%        3.00             $121             1.14       $13.74
      2040 Avenue of the Stars      FSG                                      $225

-----------------------------------------------------------------------------------------------------------------
C-19  1930 Century Park West        ---       100.0%        3.00             $100             1.13        $9.00
      1930 Century Park West        ---                                      $150

-----------------------------------------------------------------------------------------------------------------
C-20  Fox Sports Building           ---       100.0%        3.00             $110             1.16        $9.00
      10000 Santa Monica Blvd.      ---                                      $125
                                                                             $150
-----------------------------------------------------------------------------------------------------------------
          Third Tier Totals                  Average        3.00             $113             1.14       $11.37
                                              86.4%                          $181
                                                                             $150
=================================================================================================================


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                                    West Los Angeles Office Market Analysis
================================================================================

     Second Tier           16.7%          19.4%         $21.10-$24.99
     Third Tier            13.6%          13.6%         $19.20

     The chart shows that the five premiere buildings in the Century City market achieve higher rental rates and occupancy levels than the remainder of the market. Four of the buildings have occupancy levels from about 95 percent to 99 percent. Century City North, with a direct occupancy level of 86 percent, was marketed for sale during much of 1996 prior to closing escrow during fourth quarter (refer to Sales Comparison Approach), and the prior ownership, who lost the building through foreclosure, did not have funds for tenant improvements. The weighted average rental rate range for this category also does not include asking rents for the two best assets (San America and Fox Plaza) since these tow building have virtually no space available for lease.

Historical Construction Activity and Absorption - Century City

     The chart on an accompanying page summarizes the historical construction activity for major office buildings in Century City since 1963. The majority of the current office supply was developed during the period from 1970 to 1984, with only two projects completed during the past decade (Fox Plaza and SunAmerica Tower). No new office development has occurred in this market since the completion of SunAmerica Tower in 1990. The specific plan and zoning issues discussed previously will limit future new speculative office development in the Century City market to (at most) the proposed high-rise 791,000 square-foot "Century City Project" development.

     An exhibit on the accompanying page summarizes the historical net absorption activity in the Century City market during the 10.75-year period from 1986 through third quarter, 1996. Despite the downturn in the southern California economy during the first portion of this decade, the Century City office market has experienced only two years of negative absorption during this timeframe. The substantial positive absorption during 1990 is attributable almost exclusively to the leasing of the new 1999 Avenue of the Stars (SunAmerica Tower), which captured a significant percentage of the market. The most recent periods included in the analysis (1995 and three quarters of 1996) suggest a strong recovery in tenant demand is occurring in the Century City market. Continued demand for space considered with the tightening of the top tier, which has a direct vacancy rate of 4.5 percent, should benefit the second tier buildings in the market.

     Tenant Profile- Century City

     Century City is generally considered the "Hub", or center of the westside market. The tenant base has historically consisted of entertainment industry tenants and small to medium sized financial, legal, and professional firms, particularly those related to the entertainment industry. Legal services (law firms) provide the most significant demand for office space, with reportedly more than 80 different law firms of at least 5,000 square feet leasing space in Century City buildings. Although several large national firms which have offices in downtown Los Angeles also lease space in Century City, there are also a number of smaller, local firms in this market.


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                                 CENTURY CITY
                     Office Building Construction History


------------------------------------------------------------------------------
                                  No. of           Total         Occupied
Year                             Buildings       Area (SF)       Area (SF)
------------------------------------------------------------------------------
1963-1969                               5       1,603,418        1,302,825
1970-1979                              12       4,398,778        3,545,067
1981-1989                               7       2,040,087        1,800,611
1990-1995                               2         809,772          777,924
------------------------------------------------------------------------------
Total                                  26       8,852,055        7,426,42
------------------------------------------------------------------------------

Average per period:
1963 - 1979                           5.8       1,878,342        1,524,392
1980 - 1995                           7.1       2,094,072        1,852,473
------------------------------------------------------------------------------
Proposed                                1         875,000                0



                          Construction Activity Chart




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                                    West Los Angeles Office Market Analysis
================================================================================

     The entertainment industry maintains a substantial presence in the westside markets, and there are a number of smaller "boutique" law firms specializing in a particular area of law, such as entertainment law. Significant law firms in the Century City market include O'Melveney & Meyers, Gibson Dunn & Crutcher, Greenberg & Glusker, Proskauer, Rose, et al, Jeffer, Mangels Butler, Cox, Castle & Nicholson, Kaye Scholer, Troy & Gould, Armstrong & Hirsch, Sidley & Austin, and Christensen, White, et al.

     Entertainment industry tenants in the Century City market include Fox, Turner, Orion, HBO, and Imagine. Fox is the anchor tenant in Fox Plaza, and is also developing additional facilities on its studio property in the Century City South Plan area. Through the acquisition of Prime Ticket, Fox has also become the major tenant in 10000 Santa Monica Boulevard in Century City (formerly the Prime Ticket Building). Although the merger with Time Warner is expected to have a negative impact on the space requirements for Turner, a major tenant in 1888 Century Park East, Orion Pictures recently agreed to renew and expand its premises in this building for seven years.

     Other important components of the tenant base in Century City include financial services (such as SunAmerica, the anchor tenant in 1999 Avenue of the Stars, and Bear Stearns), accounting and real estate firms, and corporate firms such as Princess Cruises, the major tenant in 10100 Santa Monica Boulevard and Herbalife, the anchor tenant in Northrop Plaza 1, or Northrop Corporation in Northrop Plaza II. Although the banking industry has a number of retail locations in Century City, there is not a current significant concentration of office requirements from banking tenants in this market.

     The average annual net absorption for Century City offer the last 10 years is (122,549) square feet. This average figure includes negative net absorption during 1989 and 1992. The historical net absorption for the Century City market is summarized on an accompanying page. The able indicates that other than the success of 1999 Avenue of the Stars (1990 absorption data), the overall Century City market experienced negative or minimal net absorption from 1989 through 1994. This trend has improved measurably during the last seven quarters, however with positive net absorption of 173,451 square feet during 1995, and year-to-date 1996 absorption (third quarter) of 262,227 square feet.

     Secondary competitive Supply - Westwood/West Los Angeles Sector

     The Westwood/West Los Angeles office sector includes the following submarkets: Westwood, Brentwood, Santa Monica, West Los Angeles, and Pacific Palisades. Quoted annual per-square-foot rents for available direct space within this sector have an overall weighted average of $24.48. Of the total 17,304,476 square feet of existing office space in the Westwood/West Los Angeles office market sector, 2,632,460 square feet of space was available for lease as of the end of third quarter, 1996, or a 15.2 percent direct vacancy rate. The overall vacancy rate including sublease space was 18.8 percent.

     The breakdown of the current overall vacancy rates for the competitive submarkets (all classes of office buildings) in this sector is summarized below.


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                                    West Los Angeles Office Market Analysis
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                                 Vacancy Rates
                            Competitive Submarkets
                              Third Quarter 1996

                                           Direct           Overall
                                           ------           -------
          Westwood:                        10.8%            13.6%
          Brentwood:                       12.1%            14.4%
          Santa Monica:                    15.2%            21.3%
          Pacific Palisades:               22.4%            32.4%
          West Los Angeles:                22.4%            23.9%
          ----------------                 -----            -----
          Total Market:                    15.2%            18.8%

     The combined direct and overall vacancy levels of 15.2 percent and 18.8 percent for these competitive westside markets compare with the following historical vacancy levels for these markets during the past five years (year-end figures).

                       Westwood/West Los Angeles Sector

          Year End            Direct Vacancy   Overall Vacancy
          --------            --------------   ---------------
          1991                19.9%            24.4%
          1992                19.1%            21.0%
          1993                17.0%            19.3%
          1994                16.0%            18.0%
          1995                16.9%            19.6%

          1996
          (3rd Qtr)           15.2%            18.8%

     The markets in the Westwood/West Los Angeles sector have experienced lower vacancy levels since 1991 in comparison with the larger westside office market statistics summarized previously. The Santa Monica submarket experienced some of the lowest vacancy levels of any Los Angeles County submarket during the period 1992 through 1994. The higher vacancy levels during 1991 in Santa Monica are attributable to the completion of Phase I of Santa Monica Water Garden, and the sharp decline in vacancy during 1992 reflects the rapid lease-up of this major new project.

     The vacancy rates for Westwood and Brentwood have declined steadily during the past two years, but the Santa Monica vacancy level increased during 1995 and year-to-date, 1996. The third quarter, 1996 direct vacancy rate of
15.2 percent for Santa Monica compares with the year-end 1994 figure of 10.4 percent. This increase is somewhat misleading, however, as the data includes the addition of the former NME headquarters building (2700 Colorado Avenue) to the supply. This approximately 300,000 square-foot building was previously excluded from the inventory as it was fully occupied by the ownership (National Medical Enterprises, now Tenet Healthcare). The additional 300,000 square feet of vacant space to the


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existing inventory represents approximately a 5.3 percent increase in direct vacancy to the prior years figures (using the prior year inventory base).

     This building was purchased (vacant) in August, 1996, and the buyer (an entity related to M. David Paul) leased approximately 100,000 square feet in the property to Viacom prior to the close of escrow for a 10-year term. This lease represents positive absorption to the Santa Monica market (the tenant will relocate from Universal City). Large blocks of space which have recently been marketed for lease in two other properties currently have a significant impact on the direct vacancy levels, and a third property has substantially impacted the sublease availabilities in Santa Monica. These availabilities are briefly discussed below.

     First Federal Square, located at 401 Wilshire Boulevard in the downtown Santa Monica submarket, contains about 220,000 rentable square feet, and was acquired by Douglas Emmet Realty Advisors in June, 1996. Although fully leased at sale, the major tenant in the building is J. Paul Getty Trust, with 142,234 total square feet under lease. The tenant will be relocating all its employees to the new museum and related space in the Brentwood area, and exercised an early termination option for the 401 Wilshire Boulevard space shortly after the close of sale. This space is now offered for lease (although the tenant will not vacate until 1997, and this single availability adds 2.4 percent to the Santa Monica direct vacancy rate.

     Santa Monica Business Park is a Class "B", approximate one million square foot office development located in the southerly portion of Santa Monica. Although currently substantially leased, the major tenant's (Citibank) lease expires in the first quarter, 1997, and the 150,000_+ square-foot premises is offered for lease. This single availability also adds about 2.5 percent to the Santa Monica vacancy rate.

     Santa Monica Water Garden is a Class A office development containing about 650,000 square feet of rentable area. The project is located about two miles northeasterly of the downtown Santa Monica submarket. Although nearly 100 percent leased on a direct basis, two major tenants (Candle Corporation with 150,000 square feet and Rand Corporation with 50,000 square feet) are offering their premises for sublease. These 200,000 square feet of sublease availabilities represent 3.3 percent of the total Santa Monica office supply.

     The availabilities in the three projects discussed above and the addition of the vacant, former NME headquarters property during the past six to 12 months has resulted in a substantial increase in both direct and overall vacancy rates in the Santa Monica office market. The 600,000 (approximately) square feet of new direct availabilities (including a new building to the inventory) and an additional 200,000 square feet of new sublease space results in about 800,000 square feet of new additional space in a six million square foot submarket. The total impact on vacancy rates is in excess of 13 percent.

Santa Monica Market

     The primary professional office locations for Class A buildings in Santa Monica are the downtown submarket and the special office district. The Wilshire Boulevard corridor extends through a portion of the downtown market, and there is additional office supply along this


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corridor to the north and east of the downtown submarket. The Airport submarket is located at the southeasterly extent of Santa Monica, about four miles easterly of the downtown market, adjacent to the Santa Monica Airport. Office supply in this market consists of Class "B" low-rise buildings. A single development of a number of low-rise buildings ("Santa Monica Business Park") represents most of the supply in this submarket. The downtown Santa Monica office district is located generally south of Wilshire Boulevard and north of Pico Boulevard, between Ocean Avenue on the west and Lincoln Boulevard on the east. This area includes several larger Class A buildings as well as a number of "boutique" buildings that have attracted entertainment, advertising, and law firm tenants. This submarket benefits from the excellent retail and restaurant amenities in downtown Santa Monica. The special office district has developed from a primarily industrial neighborhood to a submarket that is dominated by major low- to mid-rise office developments including -the multi-phased 1 million square foot MGM Plaza (Formerly Colorado Place) and the 665,000 square foot Phase I of Water Garden. This district is located about one mile northeasterly of the downtown submarket and the Pacific Ocean, in an area generally northwest of the Santa Monica Freeway (1-10), and north of Olympic Boulevard between 14th and 26th Streets. The Class A buildings in this submarket have successfully attracted a number of larger entertainment, law firm, and corporate tenants such as Aurora (formerly Executive Life), Candle Corporation (150,000 square feet in Water Garden), Microsoft (50,000 square feet in Water Garden) and Haight Brown and Bonesteel (100,000 square feet in Water Garden). The floorplates are generally larger in this submarket, and the buildings are competitive primarily for the larger tenants in the market (typically in excess of 5,000 square feet). Entertainment industry tenants in particular have recently located in the Santa Monica market, including MGM (250,000 square feet in MGM Plaza), Sony Music (100,000 square feet in the Arboretum), Viacom (100,000 square feet at 3700 Colorado Avenue), Savoy Pictures (50,000 square feet in Water Garden), and Rysher Entertainment (60,000 square feet in MGM Plaza). The expansion of the movie industry and the tightening of the office markets in entertainment-dominated locations such as the Burbank Media District has created substantial "overflow" demand for office space in desirable demographic locations. The primary beneficiaries of this demand have been the office markets of Burbank and Glendale in the north Los Angeles market area, and several of the competitive westside markets, including Santa Monica, West Los Angeles, Culver City, Westwood, Century City, Beverly Hills, and the Miracle Mile.

Westwood Market

     The Westwood office market has historically been perceived as a prestigious submarket within the overall Westwood\West Los Angeles office market sector. As of 3rd quarter, 1996, Westwood contained a total office supply of 4,084,735 square feet and was experiencing direct and overall vacancy levels of 10.8 percent and 13.6 percent. These figures represent continued improvement in comparison with recent years, and compare with a year-end 1993 overall vacancy rate of approximately 26 percent, and a year-end 1994 overall vacancy rate of 23.0 percent. The weighted average asking rental rate for direct availabilities was $28.56 per-square foot, or the highest figure for any Los Angeles West submarket.

     Recent new tenants in the Westwood submarket include Saban Entertainment, who relocated to 110,000 square feet in 10880 Wilshire Boulevard (renamed "Saban Plaza" from


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the Burbank Media District in 1995. Other significant tenants in the Westwood market area include Showtime, Americast, Polygram Records, the Jefferies Group, The Capital Group, Kaufman Broad, and Oppenheimer, as well as a number of law firms and tenancies related the University of California at Los Angeles (UCLA), which is located in the Westwood submarket. UCLA purchased a major high rise building in this market during 1993 for its own use.

     Brentwood Market

     The Brentwood market is a relatively new office market located directly west of Westwood and east of Santa Monica. The majority of the 3,254,337 square-foot office inventory has been completed since 1980. Most of the development is situated along the Wilshire and San Vicente Boulevard corridors. There were 393,567 square feet available for direct lease in this office market as of third quarter, 1996, indicating a 12.1 percent overall vacancy level. The overall vacancy rate was 14.4 percent.

     Class A buildings in the Brentwood submarket has attracted a number of advertising tenants, including Needham Harper, Ketchem, and Tracey Locke, and foreign consulate offices including the Swiss, British, German, Irish, and Austrian consulates. United Paramount Network (UPN) also located in the Brentwood market during 1995.

     West Los Angeles Market

     The West Los Angeles office submarket (distinguished from the overall Los Angeles West office market sector) consists primarily of the Olympic Boulevard corridor, which extends westward from the San Diego Freeway to Santa Monica. The direct and overall vacancy level in this submarket as of 3rd quarter, 1996 were
22.4 and 23.9 percent. The increase in vacancy during the past year is partially attributable to the loss of a major tenant in this submarket (Executive Life, now known as Aurora, which relocated to Santa Monica), who previously occupied roughly 300,000 square feet in two Olympic corridor office buildings. In addition, a 150,000 square-foot building along this corridor was vacated for a significant period due to earthquake damage, but is still included in the data base for vacancy calculations.

     Also included in this submarket by Cushman & Wakefield's Market Research Services are office buildings located along the north/south corridors of Bundy Drive and Sawtelle Boulevard, which are situated west of the San Diego Freeway, south of the Brentwood submarket. Sawtelle Boulevard parallels the San Diego Freeway, and is situated between the Olympic Boulevard corridor of West Los Angeles and the Wilshire Boulevard corridor of the Brentwood submarket. The West Los Angeles office submarket also includes a number of buildings located east of the San Diego Freeway, westerly and south of the Century City and Beverly Hills submarkets.

     The office supply along the Olympic corridor consists of a range of Class A and Class B office product, while the Sawtelle and Bundy corridors contain primarily Class B supply. Several of the Olympic Boulevard Class A buildings were developed during the 1980's with commitments from "equity" tenants, who signed long term leases in exchange for future participation in building value increases. The tenant base in this market includes law firms (including several larger equity tenants) and computer software firms such as Novell,


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entertainment-related firms, and financial, real estate, and professional tenants. Fox acquired a 175,000 square-foot building located on Bundy Drive in West Los Angeles (formerly occupied by Candle Corporation) during 1994 in order to relocate their television studios from Hollywood.

     Several buildings in this submarket have experienced volatile changes in occupancy and re-classification in the past two years, which has had a corresponding impact on the vacancy and absorption figures. Some of the more pertinent activity is discussed below.

     Executive Life Insurance was a joint venture development partner and anchor tenant in two major Class A office buildings along the Olympic Boulevard corridor. Executive Life was seized by regulators during 1994, and subsequently vacated its premises in the two buildings. This activity resulted in net negative absorption for these buildings of approximately 175,000 square feet. The building is currently undergoing extensive renovation, and is expected to be ready for occupancy in fourth quarter, 1996.

     Olympic Center, which is situated on Olympic Boulevard immediately east of the San Diego Freeway, was damaged in the Northridge earthquake of January, 1994 and was vacated for repairs during 1995. The 150,000 square-foot building experienced an occupancy decline due to tenant loss during the repair period from about 80 percent to 13 percent, or a net negative absorption of nearly 100,000 square feet.

     The activity discussed above resulted in a negative absorption of roughly 275,000 square feet for these three buildings. The impact on the West Los Angeles submarket 2nd quarter, 1996 statistics from this activity was substantial. These three major buildings represent about 16 percent of the total supply in the West Los Angeles submarket, and the 1995 tenant loss due to a major bankruptcy and earthquake damage resulted in negative absorption of approximately 275,000 square feet, or about 7.2 percent of the total market supply.

     Demand/Absorption-Westwood/West Los Angeles

     The charts on the accompanying pages summarize the office building construction history for the competitive submarkets in this office sector. The exhibits illustrate the dramatic increase in new office development that has occurred in these submarkets since 1980. Prior to 1980 only 33 buildings with a combined rentable area approximately 4.2 million square feet were completed in these markets. These figures compare with about 100 buildings totaling approximately 13 million square feet that have been completed since 1980. This dramatic increase in new office construction coincided with a period of similar new office construction in secondary competitive submarkets throughout the Los Angeles area. This office sector and several other markets emerged as separate, identifiable office submarkets during the past decade.

     The chart on the accompanying page summarizes the net office space absorption for the Westwood/West Los Angeles submarket since 1984. While absorption levels slowed considerably during the first portion of the current decade, the cessation in new construction

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


                                  BEVERLY HILLS
                      Office Building Construction History

================================================================================
Year                          Buildings        Area (SF)             Area (SF)
================================================================================
1900                                1            182,000               147.000
1920                                1             40,000                40,000
1950-1958                           7            265,078               218,163
1960-1969                          18          1,341,759               971,277
1971-1978                          14          2,024,498             1,644,262
1980-1989                          18          1,307,025               998,852
1990-1995                           4            339,325               305,122
================================================================================
Total                              63          5,499,685             4,324,676
================================================================================

Average per period:
1980 - 1989                       2.0            145,225               110,984
1990 - 1995                       0.8             67,865                61,024
--------------------------------------------------------------------------------
Proposed                            4            118,810                    10



                           Construction Activity Chart



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has resulted in a gradual improvement in the supply and demand balance during this period, particularly during 1995 and year-to date 1996.

Secondary Competitive Supply - Beverly Hills

     The existing Beverly Hills office inventory is situated in four primary submarkets, delineated according to location.

     o The Golden Triangle-buildings located in the area bordered by Wilshire Boulevard, Canon Drive and Santa Monica Boulevard, especially in the "Wilshire Corridor" between 9301 and 9777 Wilshire Boulevard. This is considered the most prestigious location in Beverly Hills.

     o The East Wilshire area-buildings located between 8380 and 8920 Wilshire Boulevard.

     o The Central Wilshire area-buildings located between 8920 and 9301 Wilshire Boulevard.

     o The Beverly Hills-Peripheral area-buildings not located in the Golden Triangle or on Wilshire Boulevard, primarily in the northeast portion of the Beverly Hills commercial market.

     The Beverly Hills office market contains 5,511,137 square feet, and has an overall vacancy rate of 19.3 percent (as of third quarter 1996). The direct vacancy rate (excluding sublease space) is 17.5 percent.

     These figures compare with the historical trends in the Beverly Hills market summarized in the chart below.

                         Beverly Hills - Vacancy Trends

                          Direct          Overall        Weighted Average
           Year End       Vacancy         Vacancy        PSF Annual Rent*
           --------       -------         -------        ----------------
           1989            9.9%           12.0%                  $31.20
           1990           18.3%           19.8%                  $31.92
           1991           23.8%           25.7%                  $31.20
           1992           22.8%           23.6%                  $28.92
           1993           22.0%           23.7%                  $25.20
           1994           21.3%           23.4%                  $24.24
           1995           20.0%           21.4%                  $25.08
   3rd Qtr 1996           17.5%           19.3%                  $25.68

     *Based on asking rental rate for available direct space

     The chart shows that the Beverly Hills market, which includes the prime "Triangle" submarket as well as the less desirable East Beverly Hills submarket, has begun to experience


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improving vacancy rates since year-end 1994. The most significant improvement in this market has occurred during the first three quarters of 1996, however, with a 2.5 percent decline in direct vacancy.

     The chart on an accompanying page summarizes the historical construction activity for office buildings in Beverly Hills. Another accompanying chart, summarizes the net absorption figures for the total Beverly Hills office market for the most recent 10 year period 1986 through 1995. When compared with the construction history exhibit, the chart indicates the recent decline in demand for new office space in Beverly Hills during the first portion of this decade followed a relatively significant amount of new construction. The total oversupply of new space from 1990 through 1995 resulting from new construction and negative absorption was 489,647 square feet. Beverly Hills experienced positive net absorption of 143,812 square feet during 1995, and 135,229 square feet during the first three quarters of 1996.

Proposed Development

     The accompanying exhibit summarizes the proposed office developments in the competitive westside markets. Although there are a number of potential sites for new office development, distressed market conditions for office use during the first half of this decade altered the highest and best use from office development to alternative uses for most development sites. Several entitled office development sites along the Olympic Boulevard corridor of West Los Angeles have been developed, or are planned for development with lower density retail projects, including supermarkets. The Arboretum ownership in Santa Monica, for example, is developing a new 50,000 square-foot Ralphs supermarket on a 125,000 squarefoot portion of the larger 10+/- acre site entitled for 2.0:1 office use. The achievable rental rates for office tenants, even within the desirable westside market area, are not currently sufficient to justify new Class A construction in this strong Santa Monica location. The most significant office developments in the westside market area involves the proposed "Century City Project" development in Century City the Water Garden Phase II parcel, and future phases of the Arboretum site. These projects are described below.

     Water Garden - Phase II is the second phase of the larger Water Garden development, and represents basically a "mirror" project of Phase I on the adjacent parcel. The project is approved for two buildings similar in terms of size, quality and design to the excellent quality, Class A Phase I buildings, and the preleasing efforts are based on a 5-story, 275,000 square-foot "Colorado" building and a 6-story, 325,000 square-foot "Cloverfield" building. The owners of the site, a partnership which includes the original developer of Phase I, is currently obligated under the development agreement to construct a project similar to Phase 1. This group has reportedly discussed altering this plan, subject to payments to and approvals from the phase I ownership. The preferred new development would include more of a "campus" style development in lieu of the corporate/institutional office improvements of Phase I. An alternative development would most likely have lower density and lower construction costs. The quoted rental rates for Phase II, as currently designed, range from $33.00 to $36.00 per-square-foot full service gross. This rental range is reportedly required in order to justify new construction of this type. The Phase II marketing materials suggest

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     construction is anticipated during the next year, but market sources and current rental rates indicate this timing is somewhat optimistic.

     Arboretum is a master-planned mixed-use development located on a 10+/- acres site directly westerly across Cloverfield Boulevard from Phase II of the Santa Monica Water Garden. Originally entitled under a specific plan agreement with the City of Santa Monica for a 1.05 million square-foot project to include office and hotel uses, the subsequent ownership (in a 1993 purchase) received approvals for a revised development plan. The property is currently improved with a build-to-suit 80,000 square-foot Sony Music Campus headquarters building and a number of older one-story concrete or brick industrial or loft buildings developed from 1950 to 1960. Excluding the Sony building, the original development scheme has been changed to eliminate the hotel component, develop a 50,000 square-foot Alpha Beta (now merged with Ralphs) supermarket, and allow "flexible" future development of up to 670,000 square feet of office uses or alternative multi-family residential uses. The Ralph's supermarket construction will remove approximately three acres from the development site, and may have a negative impact on the future desirability of the office uses. The developer was reportedly nearing finalization of a build-to-suit agreement with Turner during late 1995, but the deal was canceled due to the merger with Time/Warner.

     A major entertainment-industry driven development located in Playa Vista, expected to commence during the next two years, has recently encountered well-publicized difficulties relating to partnership issues, equity investors, and financings. The project is to be anchored by the Dreamworks Studio, led by the partnership of Steven Spielberg, Jeffrey Katzenberg, and David Geffen. The development is planned for the approximate 1,000 acre Playa Vista site located about 10 miles southwest of the subject property, on the former site of Hughes Aircraft. The project will be a phased master-planned mixed use development to include residential and commercial uses. Rob Maguire has recently been the focus of significant from other partners, including Dreamworks, and the consortium of banks which hold debt of the property to relinquish control and equity in the project. Substantial capital from new investors is needed for the project to commence. The Dreamworks component of the development will occur on about 100 acres of the larger site, and is expected to create a "critical mass" of entertainment and related high-tech uses. The development partnership includes the Dreamworks team and the property partnership comprised of Maguire Thomas Partners and Howard Hughes Corp. The Dreamworks portion of the project will include a new "state of the art" movie studio, including 15 to 20 sound stages, a worldwide headquarters of 350,000 square feet, and an additional 725,000 square feet of studio and production facilities. The related tenants are to include IBM (100,000 square feet), GTE (50,000 square feet), Digital Domain (400,000 square feet of motion picture and special effects uses), and Silicon Graphics (115,000 square feet). Other potential tenants include Media Ventures (75,000 square feet) Casey Werner (150,000 square feet), and Todd AO (75,000 square feet). The related business generated for these tenants by the Dreamworks studio and the technical requirements of Playa Vista project itself are expected to generate substantial tenant demand for this development. The

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                                    West Los Angeles Office Market Analysis
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     reported "proforma" rental rates for the build-to-suit buildings for these tenants is $21.00 per-square-foot annually on a NNN basis. The NNN expenses will also include Mello-Roos bond costs to finance the required infrastructure. The development is planned to occur in phase over a number of years, and employment is anticipated to grow to 10,000.

     Future Development-Century City North

     As discussed previously, further development in Century City North is governed by the Century City Specific Plan. A maximum of 30,156 total trips are allowed under Phase I and Phase II, which corresponds to approximately 2,150,000 square feet of office space, including replacement trips for underutilized sites.

     Excluding replacement trip rights, there are currently 2,872.2 unused Phase I trips and 10,242.4 unused Phase II trips. Of the remaining Phase I trips, 1,794.9 are allocated to the Century City Shopping Center, which also has an additional 233.3 interior replacement trips from interior changes to the mall. The only other Phase I trips, (1077.3 trips) are currently allocated to the AP Properties' parcel which is located at the northeast corner of Constellation Boulevard and Avenue of the Stars. Refer to detailed exhibit in the Location Analysis for current allocations of trips in Century City.

     Of the unused 10,242.4 Phase II trips, 242.2 are allocated to sites that are currently improved with other buildings. The remaining 10,000 Phase II trips are also allocated to the AP Properties parcel.

     The ownership of this and other parcels in Century City have recently submitted an Environmental Impact Report (EIR) to the city of Los Angeles in support of approvals for a 38-story Class A office tower to contain 791,000 square feet. The ownership proposes to transfer the remaining trips to a 6.04-acre parcel located about one block westerly of the subject, at the southeast corner of Century Park West and Constellation Boulevard. The proposed project site is shown on the accompanying exhibit (taken from the EIR). There are numerous obstacles to obtaining approvals for this project, including traffic mitigation, shadows and privacy issues for the homeowners to the west across Century Park West. The property ownership controls sufficient rights to develop a substantial commercial property on this or another Century City property, however, and it is reasonable to project some significant commercial project will eventually be developed in the Century City market. There are no other potential high-rise office development sites in any of the primary westside Los Angeles office markets.

     Gross Leasing Activity and New Absorption

     The net absorption figures for the primary competitive Westwood/West Los Angeles sector were summarized previously. The accompanying chart compares the net office absorption for the six primary competitive submarkets from 1992 through 3rd Quarter, 1996, with the gross leasing activity during the same timeframe. Gross leasing activity slowed during 1994 to an annual rate of 3.6 million square feet, while net absorption levels declined overall to 81,052 square feet. The data for 1995 and 1996 shows substantial improvement both in net absorption levels and gross leasing.

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

================================================================================
                    BUSINESS-FACTS: Daytime Employment Report
                                West Los Angeles
--------------------------------------------------------------------------------
                                      1995
--------------------------------------------------------------------------------

 Business Employment by Type                         No. of Businesses    No. of Employees       Employees per Business
 ---------------------------                         -----------------    ----------------       ----------------------
   1  RETAIL TRADE                                              7,600               79,743                       10.5%
        Home Improvement Stores                                   171                1,756                       10.3%
        General Merchandise Stores                                 62                5,766                       93.0%
        Food Stores                                               528                7,994                       15.1%
        Auto Dealers & Gas Stations                               392                5,780                       14.7%
        Apparel & Accessory Stores                              1,076                6,204                        5.8%
        Furniture / Home Furnishings                            1,131                8,953                        7.9%
        Eating & Drinking Places                                1,926               30,508                       15.8%
        Miscellaneous Retail Stores                             2,314               12,782                        5.5%

   2  FINANCE-INSURANCE-REAL ESTATE                             3,402               41,432                       12.2%
        Banks, Savings & Lending Institutions                     549                6,988                       12.7%
        Securities Brokers & Investors                            505                7,689                       15.2%
        Insurance Carriers  & Agencies                            646               10,410                       16.1%
        Real Estate - Trust - Holding Co.                       1,702               16,345                        9.6%

   3  SERVICES                                                 20,057              200,091                       10.0%
        Hotels & Lodging                                          188                9,716                       51.7%
        Personal Services                                       3,136               16,465                        5.3%
        Business Services                                       5,543               51,691                        9.3%
        Motion Picture & Amusement                              1,515               19,264                       12.7%
        Health Services                                         4,348               50.073                       11.5%
        Legal Services                                          3,037               24,176                        8.0%
        Education Services                                        436               13,449                       30.8%
        Social Services                                           813                6,180                        7.6%
        Other Services                                          1,041                9,057                        8.7%

   4  AGRICULTURE                                                 178                1,385                        7.8%

   5  MINING                                                       31                  563                       18.2%

   6  CONSTRUCTION                                                957                8,475                        8.9%

   7  MANUFACTURING                                             1,513               29,517                       19.5%

   8  TRANSPORTION, COMMUN/PUBLIC UTIL                            820               12,382                       15.1%

   9  WHOLESALE TRADE                                           1,754               18,209                       10.4%

  10  GOVERNMENT                                                  305                7,352                       24.1%
=======================================================================================================================
 TOTAL BUSINESSES                                              36,617              399,149                       10.9%
=======================================================================================================================
        Daytime Population                                    399,149

        Residential Population                                522,540

        Daytime Population per Business                          10.9%
        Residential Population per Business                      14.3%
=======================================================================================================================

     Number of Businesses per Sector           Number of Employees per Sector


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                                                       Property Description
================================================================================

                                        Century Park East is a commercial
                                        roadway varying in width from 86 feet to 96 feet. The street is three lanes wide in each direction, with a center turn lane. A delivery turn out runs parallel to Century Park East. The intersection of Olympic Boulevard and Century Park East is signalized.

                                        Olympic Boulevard is a major east/west
                                        thoroughfare stretching from Santa
                                        Monica to downtown Los Angeles. The road is 100 feet wide, with three eastbound lanes and four westbound lanes. Olympic Boulevard passes underneath Avenue of the Stars without intersecting the street. Access between Avenue of the Stars and Olympic Boulevard is provided by freeway-like on/off ramps.

Soil Conditions:                        We did not receive or review a soil
                                        report. However, we assume that the
                                        soil's load-bearing capacity is
                                        sufficient to support the existing
                                        structures. We observed no evidence to
                                        the contrary during our physical
                                        inspection of the property. The tract's
                                        drainage appears to be adequate.

Utilities:                              All standard utilities are available to
                                        the site. The Century City central plant is on a (cancelable) long term contract to provide hot and chilled water to the site.

Access: The subject site has full pedestrian access from all four surrounding streets. Vehicular access to the subterranean garage is available from east and westbound traffic on
                                        Constellation Boulevard, from southbound traffic on Century Park East and westbound traffic on Olympic Boulevard. Traffic can exit the garage onto Constellation Boulevard or Avenue of the Stars.

Land Use Restrictions:                  No report of title was available for our
                                        review. We are not aware of any adverse
                                        easements or conditions which would
                                        affect the utility of

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                                                       Property Description
================================================================================

                                        the subject site, other than the
                                        pedestrian easement required of all
                                        properties in Century city.

                                        We recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                           The subject property is not located
                                        within an area designated as a flood
                                        zone by the Federal Emergency Management
                                        Agency.

Seismic Hazard:                         The site is not located in a Special
                                        Study Zone as established by the
                                        Alquist-Priolo Geological Hazards Act.

Site Improvements:                      The site is improved with a large
                                        central plaza, and is extensively
                                        landscaped with mature trees, grass and
                                        flowers. A large glass skylight is
                                        located at ground level between the two
                                        towers. The skylight provides natural
                                        light to the Concourse B shopping level.

Comments:                               The site is very well located in the
                                        heart of Century City, and benefits from street frontage on all four sides of the site. The site is well suited for office and retail uses. Other retail businesses are less well located because of the distance from the Century City Shopping
                                        Center.

Improvements Description

     The subject site is improved with two 44-story office buildings, a six-level subterranean parking structure, and a large central plaza. Excluding the concourse (B-Level) retail space which contains 29,724 square feet of rentable area, the two towers contain 2,252,657 square feet of rentable office space (per reconciled lease abstracts space plans, and rent rolls). The ABC Entertainment Center is located on a 5.43 acre air rights lease parcel which extends over the subjects subterranean parking garage. Tentative Tract Map No. 51450 (to be approved) will separate this portion of the property from the existing ownership. The ABC Entertainment Center improvements or the lease fee ownership interest are not considered within this appraisal.

     The following improvement description is based on our physical inspection of the property, and information provided by the client.

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                                                       Property Description
================================================================================
General Data

     Year Built:                        1975

     Building Area:

          Office Area:

               North Tower              1,125,888
               South Tower              1,126,769
               Total Towers             2,252,657

               Retail Area (B-level)       29,724
               Storage Space              105,527
                                        ---------
               Total Project            2,387,908

     Parking: Century Plaza Towers Parking Garage is a six-level reinforced concrete subterranean structure containing 5,671 parking spaces. An additional 47 surface spaces are available at grade level for short term parking, and 451 spaces located in the Century Park West garage are covenanted to the subject property. Total Parking: 6,169 spaces (2.5 spaces per 1,000 RSF)

     Building Height:         44 Stories (Each Tower)

Construction Detail

     Structure:               Steel frame with three exterior columns at the
                              three corners of the triangular shaped buildings.
                              Top two floors have solid exterior walls (no windows) to provide rigidity and eliminate building torque. Additional perimeter columns are centered 10 feet 2 inches apart.

     Ceiling Height:          Clear height is 13 feet, and ceiling height is 9
                              feet.

     Exterior Walls:          Exterior skin of bronze solar glass and bronze
                              anodized aluminum panels. The three building edges, the top two floors (43-44), and the perimeter columns are clad in polished aluminum.
                              At ground level, columns are covered with marble.
                              Lobby is enclosed with full height clear glass panels.

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                                                       Property Description
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     Roof:                    Reinforced concrete slab with protective BUR and
                              membrane coverings.

     Windows: Window glass is bisected between perimeter columns by bronze anodized mullions.

Mechanical Detail

     HVAC: System includes two double duct air handlers per floor supplying hot or cold air to 80 (average) individually controlled zones per floor, chilled and hot water are provided by Century City Central Plant.

     Electrical Service:      Three phase, 480/277-volt three phase four wire
                              system. Electrical usage is monitored with a computer management system.

     Elevator Service:        Four banks of elevators service each tower.
                              Elevator speed ranges from 500 to 1,200 feet per minute. In addition to freight elevators, passenger service is provided as follows:

                              Floors Served         Elevators
                               2-13                    6
                              14-24                    6
                              25-33                    5
                              34-42                    5
                                                      --
                              Total                   22 (per Tower)

                              Four elevators, one in each elevator bank, access the B Concourse. Floors 43 and 44 are served by two elevators which run between floor 41 and floor
                              44. One freight elevator serves floors F through 42.

     Fire Protection:         Fully sprinklered.

     Asbestos:                Asbestos abatement was completed in 1996. Any
                              remaining asbestos material is believed to be limited to inaccessible areas of the A and B garage level areas surrounding the tower's core, and in the elevator shafts.

     ADA Compliance:          Although 172 restrooms on office levels have been
                              modified to address "readily achievable ADA and California accessibility requirements," complete compliance is deemed not feasible due to structural limitations. In addition, 67

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                                                       Property Description
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                              handicap accessible stalls are required by the
                              ADA, and only 49 have been provided following expansion of the plaza level surface parking area and a reconfiguration of the garage parking.

     Seismic Issues:          We reviewed a Structural/Seismic Risk Assessment
                              prepared by EQE dated November, 1996 covering the subject property, in order to estimate the probable damage to the structures in the event of a major earthquake. The "aggregate loss exposure" was estimated at approximately 15.4 percent.

Interior Detail

     Layout: Both towers are equilateral triangles, with a triangular building core located in the center of each building.

     Lobby Area:              Two-story ceiling height featuring Travertine
                              marble flooring and are polished marble walls.
                              Elevator landings are finished with Travertine marble, polished black granite and polished dark green and red marble.

     Floor Covering:          Tenant spaces and upper level hallways have
                              commercial grade carpet and ceramic tile flooring.

     Walls:                   Painted or vinyl covered drywall.

     Ceilings:                Suspended acoustical tile ceilings with concealed
                              spline and inset fluorescent lighting,

     Restrooms:               One women's and one men's restroom is located on
                              each office level, each containing eight fixtures.
                              Walls and floors are covered with ceramic file.

     Interior Doors:          Full height, solid. core tenant doors are building
                              standard.

Site Improvements

     On-Site Parking:         5,671 parking spaces are provided by an on-site,
                              subterranean parking garage, in addition to 47 surface spaces at Plaza level, and 451 covenanted spaces located in the Century Park West garage.
                              Total Parking: 6,169 spaces.

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                               FOLIO 48 IS MISSING

                                        REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================
     Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed on their market value as of March 1, 1975, the base year lien date. This value may be increased only 2 percent per year until the property is sold, substantial new construction occurs, or the property's use changes significantly. In such cases, the property may be reassessed to its market value.

     The 1996-1997 fiscal year is the most recent year for which assessed valuation and property tax information is available. The assessed value and taxes for the property are shown below.

Assessor's Parcel No.:     4319-02-61

Assessed Value:

Land                     $ 24,912,874
Improvements              264,257,671
                         ------------
Total                    $289,170,545
Estimated Taxes:         $  3,179,098

     If the property were sold, it would be reassessed according to the Assessor's opinion of its market value, which is the sale price, in most cases.






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                                                                     ZONING
================================================================================

     The subject site is located within the City of Los Angeles and was controlled by city zoning regulations until the Century City Specific Plan was approved in 1981. Development in Century City is now governed by the North and South Specific Plans, discussed in detail in previous sections of this report. The map on the facing page details the zoning for parcels within the Century City North Specific Plan.

     The area north of Olympic Boulevard is the commercial district of Century City. The zoning restrictions for this area include: 1) C2-2-0, which allows a floor area ratio of 6.0:1; and 2) C2-1VL-0, which allows a floor area ratio of 4.5:1. Under the terms of Proposition U (discussed in the Regional Analysis) properties located in Height District No. 1 (C2-1) are further limited to a 1.5:1 FAR. Buildings which are developed subsequent to 1981 must also be designed so as not to cast shadows on nearby homes for more than two hours a day (between 8:00 AM and 8:00 PM).

     "Core" and "buffer' areas have been defined to further protect the rights of neighboring home owners. These areas are shown on the map on the following page and correspond to the zoning restrictions listed above. The west "buffer" zone composes the 210 feet eastward set back from Century Park West, and the east "buffer' zone composes the area between Century Park East and the Beverly Hills city boundary line. The "core" area is between the east and west "buffer" zones. The Specific Plan also restricts development through the allocation of "trips," which were discussed previously.

     The subject property is zoned C2-2-0 which restricts the building floor area ratio (FAR) to not more than 6:1. The existing improvements include two 44 story office towers and the (not appraised) ABC Entertainment Center. All improvements are approved uses. The total square footage of the improvements, when considered over the entire site, is within the FAR restrictions. The two towers, when considered over the 6.7 acres which are not part of the ABC Center air rights lease, are a non-conforming use with an FAR of 7.75:1. The ABC Center has an FAR of approximately 2.5:1 when considered over the 5.4 acres covered by the air rights lease.


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                                                       HIGHEST AND BEST USE
================================================================================

     According to the Dictionary of Real Estate Appraisal, Second Edition
(1989), a publication of the American Institute of Real Estate Appraisers, the highest and best use is defined as:

     1. The reasonable and probable use that supports the highest present value of vacant land or improved property, as defined, as of the date of the appraisal.

     2. The reasonably probable and legal use of land or sites as though vacant, found to be physically possible, appropriately supported, financially feasible, and that results in the highest present land value.

     3.   The most profitable use.

     We evaluated the site's highest and best use in it's current condition and as if vacant. The highest and best use must meet four criteria. The use must be
(1) physically possible, (2) legally permissible, (3) financially feasible, and
(4) maximally productive.

     As discussed under Zoning the subject property is zoned C2-2-0, for commercial development with a 6.0:1 FAR development density. The total square footage of the existing two towers, when considered over the 6.7 acres which are not part of the ABC Center air rights lease, exceed maximum density requirements with an FAR of 7.75:1. Considered as if vacant and assuming the original trips allocated to the property, the subject site is suitably zoned and could conceivably be entitled for a commercial development of roughly 1,750,000 square feet (or 638.000 square feet less than the existing total project, excluding ABC Entertainment Center.)

     The subject site is located in a prime commercial district in the prestigious westside Los Angeles market area. A new office project of significant size and scope is not considered economically feasible in the current leasing and investment environment. The highest and best use of the subject site, considered as if vacant, is to hold the site until market conditions improve sufficiently to warrant new construction according to the limitations of the plan and trip rights discussed previously.

     Considered as improved, the subject represents a substantial office development. There is no alternative potential use that would result in a higher value for the property as if vacant. We concluded the existing development represents the highest and best use of the property as currently improved.





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                                                          VALUATION PROCESS
================================================================================

     Appraisers typically use three approaches in valuing real property: The Cost Approach, the Income Approach, and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

     The Cost Approach is considered by investors only to ensure the property is acquired for less than replacement cost. The subject is an income-producing property, and investors in buildings of similar size and quality typically use both the Income and Sales Comparison Approaches. We have accordingly used both approaches in this appraisal. The Cost Approach was not included because of the age of the improvements and the economic obsolescence which results in rental rates below levels required to justify new construction.

     We concluded the appraisal process by reviewing each of the approaches to value. We considered the type and reliability of data and the applicability of each approach. Finally, we reconciled the approaches and estimated the final value.





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                                                  SALES COMPARISON APPROACH
================================================================================
Methodology

     In the Sales Comparison Approach, we estimated the value of the subject by comparing it with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The sold properties must be comparable to the subject in physical, locational, and economic characteristics. The basic steps of this approach are:

     1. Research recent, relevant property sales and current offerings throughout the competitive area;

     2. Select and analyze those properties considered most similar to the subject, giving consideration to the time of sale, any change in economic conditions which may have occurred since the date of sale, and other physical, functional or locational factors;

     3. Reducing the sales price to common units of comparison, such as price per-square-foot of building area;

     4. Make appropriate adjustments between the comparable properties and the property appraised;

     5. Identify sales which include favorable financing and calculate the cash equivalent price;

     6.   Interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used and market-oriented units of comparison for office properties is the sales price per-square-foot of building area. All comparable sales have been analyzed on this basis.

     Cushman & Wakefield tracks office building transactions in Los Angeles County involving sales or arm's length "creative" acquisitions of properties in excess of 50,000 square feet. The table below summarizes the activity in this category during the past three years and the first three quarters of 1996.

                 Los Angeles County Office Building Transactions
                             Greater Than 50,000 SF

                  No. of       Aggregate             Average
      Year     Transactions   Sales Price           Price/Sale
      ----     ------------   -----------           ----------
      1993         35         $480 million         $13.7 million
      1994         38         $305 million         $ 8.0 million
      1995         49         $910 million         $18.6 million
      1996         32         $758 million         $23.7 million

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                                                  Sales Comparison Approach
================================================================================

     The sales activity during each year included a wide cross section of buildings in terms of quality, size, tenancy, and market location. The pace and average pricing for transactions during 1995 demonstrated a substantial increase above the two prior years, which accurately reflects the growth in the number of well-capitalized investors interested in Los Angeles County office product.

     The subject is a top-tier office building in a highly desirable suburban westside Los Angeles office market. The level of investment activity in this market and for this property type has increased during 1996, and a number of office properties have recently traded, are currently in escrow, or have recently been marketed for sale. The pricing for westside office properties has increased in recent months. The subject contains in excess of two million rentable square feet, and the current contract price for the project is approximately $480 million (including the air rights leased fee interest in the ABC Entertainment Center). There have been no transactions of this magnitude involving a single asset in recent years. As discussed above, however, the number of office building sales in Los Angeles County has increased during the past two years. The quality of the assets sold or currently being marketed for sale has increased as well, as more well-capitalized institutional buyers have entered the market.

     Considering the larger size of the subject property and the location-specific parameters of investors in this caliber of office building asset, we have included sales of office properties in the most desirable westside Los Angeles markets with sales prices in excess of $80,000,000. The exhibit on the accompanying page summarizes the terms of five transactions based on this criteria. The sales occurred during the period from July, 1995 through November, 1996, and involve properties ranging in size from roughly 260,000 square feet to just over one million square feet. The data is discussed and analyzed below.

     Item I-1 is the November, 1996 sale of Century City North, a 1972-built 26-story office tower located one block northerly of the subject property in Century City. The tower offers excellent northern views, including the nearby country club across Santa Monica Boulevard. The property was marketed for sale for approximately six months by the prior lender on the asset, who acquired the property through foreclosure (Aetna Life Insurance Co.). The property attracted a number of qualified bidders, and the pricing increased from the initial bidding level of just over $100 million to more than the prior debt amount of roughly $110 million, with the contract purchase price reaching $119,750,000, or nearly $200 per-square-foot of rentable area (including storage). Bidders for the property included Cornerstone, Gerald Hines, Lowe, Douglas Emmet and Yarmouth, with the top two offers from Equitable and Heitman. Heitman (Financial Ltd.) was the successful high bidder.

     The property was completed in 1972, and the building is only in partial conformance with current fire/life safety ordinances. The building also contains asbestos materials which have been partially abated, and the building only partially complies with ADA requirements. No cost estimate to complete proposed cosmetic and code improvements was provided by the seller, but the buyer "reportedly" plans to spend roughly $25 million, or about $40 per-square-foot of rentable area to upgrade the common areas, abate asbestos, complete the fire/life safety system, and bring the property into conformance with other code issues. Based on the

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                                Comparable Sales

                               [GRAPHIC OMITTED]

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                                                  Sales Comparison Approach
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"as is" price of about $200 per-square-foot, the "adjusted" price with all capital work completed equals about $240 per-square-foot of rentable area.

     The major tenants in the building include Princess Cruises (95,000 SIF expiring in 2001) and Loeb & Loeb (39,000 SF expiring 1999), as well as a number of full-floor tenants in the 23,000 square-foot size category. Most of the Princess Cruises space is leased at substantially above-market rents ($41.40 per-square-foot full service gross), which compares with the most recent leasing activity in the building of approximately $24.00 per-square-foot. The relatively high implied overall capitalization rate of 11.4 percent based on the 1996 budgeted net operating income considers the above-market net income of about $22 per-square-foot annually and the required capital investment for the code issues described above.

     Item I-2 is the November, 1996 purchase by Beacon Properties (an east coast
REIT) of 10960 Wilshire Boulevard in Westwood. The property consists of a 23-story, 1971-built office property located in the heart of the Westwood submarket, about two miles northwesterly of the subject property. The property was acquired by the current owners and seller (Swiss Bank) through foreclosure during 1991. The property was subsequently extensively renovated and re-leased, with capital renovation including asbestos abatement, installation of a new fire/life safety system, complete common area upgrades, and mechanical/electrical system upgrades. The reported cost was $36,785,000 over four years, and the seller will "hold back" an additional $2.1 million from the purchase price for the remaining work. The major tenants in the building include Saban Entertainment (111,225 SF expiring in 2006), Philips Interactive
(95,000 SF expiring in 2000), BBDO Worldwide (48,000 SF expiring in 2002), and Saltzburg, Ray & Bergman (31,000 SF expiring in 2002). The landlord provided fairly substantial free rent concessions (in one-half month increments) for the major tenants, and the cash flow proforma includes free rent concessions of approximately $2.7 million in 1997 and $2.5 million in 1998. The resulting net operating income after these deductions is below market for the first two years.

     The property has been marketed for sale during the second half of 1996 on a "bid" basis, with initial bids due in August, and revised/final bids submitted during September, 1996. The successful bidder was Beacon Properties, who also submitted (unsuccessfully) bids for several other westside office buildings during 1996. The reported sales price is approximately $133,000,000, or about $245 per-square-foot of rentable area. The implied overall capitalization rate prior to free rent concessions is 8.5 percent based on projected 1997 net operating income. After deductions for free rent the implied overall rate based on the seller's projected first-year (1997) NOI was 6.5 percent.

     Item I-3 is the November, 1996 acquisition of MGM Plaza by Douglas Emmet through a note purchase/foreclosure. The $235 million price represented a discount of approximately 22 percent from the existing note of $300 million in favor of a consortium of lenders led by Chase Manhattan (an additional $11 million note was in favor of Chase exclusively). The note acquisition was structured with new financing by Chase of approximately $150 million. The buyer competed with several other qualified investors, including Beacon Properties, the REIT buyer of 10960 Wilshire Boulevard (refer to I-2).

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                                                  Sales Comparison Approach
================================================================================

     MGM Plaza is a six-building office complex completed in phases from 1983 through 1991. The buildings contain a combined rentable area of 1,038,757 square feet, and range from three to six stories in height. Parking facilities include a subterranean garage and parking structure containing 3,220 spaces (3.1 spaces per 1,000 SF). The property was previously owned by a joint venture between Maguire Thomas and IBM, with IBM as a major equity tenant. The borrower retains an option to repurchase the property at a reported price of approximately $250 million within a specified timeframe. The IBM premises had been subleased, including portions to the major current tenants MGM, with 200,000 square feet (IBM remains as the primary tenant under the lease). Other major tenants in the project include Aurora National Life, with 135,000 square feet (formerly Executive Life), Value Health, Symantec Corp, Focus Media, and Rysher Entertainment. The project is considered a Class A development in the Santa Monica market although the quality of the improvements are inferior to Water Garden, which is located just south of MGM Plaza. The estimated overall capitalization rate based on the first year projected net operating income was about 9.8 percent. The relatively high overall rate in comparison with other recent sales considers the somewhat above-market income stream attributable to IBM subsidy payments (supporting the underlying subleases) and to somewhat irregular mid-term rental adjustments for some tenants.

     Item I-4 is the December, 1995 sale of Wilshire Rodeo Plaza, the former headquarters of Drexel Burnham Lambert. The property consists of three separate, interconnected buildings containing a combined rentable area of 262,162 square feet situated on a 1.9-acre site. The property is located in the heart of the Beverly Hills "Golden Triangle" market, at the southwesterly corner of Wilshire Boulevard and South Rodeo Drive. The improvements include two older four and five-story buildings located along the Wilshire Boulevard frontage (9536 and 9560 Wilshire), and a 1986-built three-story office building developed over subterranean parking. The Wilshire Boulevard buildings were originally developed as department stores (this is the former Bonwit Teller and Gumps location) prior to being converted to office use by Drexel in 1986. Following the bankruptcy of this tenant in 1990, the building was acquired through foreclosure by the lender in 1992, and was substantially renovated and retenanted prior to being marketed for sale during 1995.

     The property was 93 percent leased overall at the time of sale, with retail tenancies occupying the lower floors of the prime Wilshire Boulevard frontage, and the remainder of the space leased to office tenants. The retail tenancies include recently signed leases for Niketown (28,000 SF for 15 years), Planet Hollywood (18,000 SF for 15 years), and the Pace Wildestein Gallery (12,000 SF for 15 years). The Limited also leases 8,400 SF for a remaining term to 2003. Office tenants include Merrill Lynch (33,000 SF), United Talent (34,000 SF), Paine Weber (18,000 SF), and Equity Marketing (28,000 SF). The rental rates for several of the existing tenants are above market, including The Limited, Paine Weber, and United Talent. Recent office leasing activity prior to sale had been in the range of $26.00 per-square-foot on an effective basis, and the retail leases ranged from approximately $36 PSF net to $90 PSF net for the older Limited lease.

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                                                  Sales Comparison Approach
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     The property was acquired by a pension fund advised by Heitman in December,
1995 for a cash price of $81,000,000. There were several other qualified bidders at prices within approximately five percent of the final sales price. The implied overall rate based on projected first-year net operating income was 8.0 percent. The net income return increase to approximately 8.8 percent during the second year due to the scheduled rental increases for several of the more recent tenancies.

     The sales price equaled $308.97 per-square-foot of rentable area. The tenancies included 66,395 square feet of retail space, or 25 percent of the total rentable area. Although no specific allocation was reported, the overall per-square-foot price paid was higher than for 100 percent office due to the excellent retail location of this property, the quality of the retail leases, and the substantially higher rental rates for retail space in the Beverly Hills Triangle.

     Item I-5 is the July, 1995 acquisition through a discounted note purchase with cooperation from the debtor of Phase I of Santa Monica Water Garden. This property is located directly south across Colorado Avenue from MGM Plaza (I-3). Water Garden Phase I consists of two 6-story Class "A'. office buildings containing a total rentable area of 665,720 square feet. The project was completed in 1991 and was 97 percent leased at sale, including major tenants Candle Corporation (150,000 SF), Haight, Brown & Boonesteele (110,000 SF),
Rand Corporation (50,000 SF), Microsoft Corporation (45,000 SF), and Savoy Pictures (40,000 SF). This phase of the larger two-phased project (Phase II consists of a vacant, entitled site) includes a 9.7-acre parcel with a 1.4-acre man-made lake and three levels of underground parking for 2,300 cars. The transaction consisted of the acquisition of the property (with the borrower remaining as a partner with a potential future residual interest) for a price of $165.8 million. The sellers consisted of the lending group, headed by Citibank and Bank of America, and the buying entity was J.P. Morgan. The lenders received the $165.8 million cash consideration for a note with a balance of approximately $230 million (72% of the balance), with additional considerations from the borrower, who negotiated a release of a personal guarantee in exchange for a cash payment and a new note. The total consideration received by the bank group for the note secured by the real estate and the personal guarantee was slightly over $190 million. The clear real estate-related component of the transaction equaled $165.8 million, or $249 per-square-foot of rentable area. Based on this price the implied overall rate for the transaction (based on the projected first year net operating income) was 8.9 percent. The first-year cash-on-cash return (following leasing commissions and tenant costs) was 8.5 percent. The reported IRR was just under 11 percent.

Analysis and Conclusions

     Summary of the Data
     -------------------
     The preceding data included five closed transactions involving office building purchases in the competitive westside markets in excess of $80,000,000. The sales occurred during the period from July, 1995 through November, 1996, with three of the transactions closing during November, 1996. The properties ranged in size from 262,162 to 1,038,757 rentable square feet. Occupancy levels at sale ranged from 90 percent to 99 percent, which compares with the subject occupancy of 94 percent. The per-square-foot price indications from the data range from $196.68 to $308.97, with four of the five data items in a tighter range


================================================================================

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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

from $196.68 to $249.05 per-square-foot. The highest price per-square-foot (item I-4) corresponds to a property with a significant retail component which is leased at higher rents than typical office space due to the Beverly Hills Triangle submarket location.

     Buyer Profile and Investment Indications
     ----------------------------------------
     The chart on the accompanying page summarizes the type of investor and the investment criteria derived from the analysis of each of the data items discussed previously. The buyers included institutional investment advisors and REITs. The influx of capital to the real estate markets in southern California during the past two years has increased pricing in general, and has also changed the dominant buyer profile for suburban office buildings from local participants to well-capitalized institutional investors.

Adjustment Considerations

     Time and Market Conditions
     --------------------------
     The investment market for suburban office properties in the westside market area has improved since 1995. The number of well capitalized investors has increased and the competition for good quality assets has intensified. The per-square-foot indications from the two more dated transactions designated as I-4 and I-5 should be adjusted upward to consider the improvement in the investment and leasing market during the past 18 months.

     Improvement Quality, Condition, Age
     ------------------------------------
     The subject was completed in 1975, which compares with the completion dates for the comparable properties ranging from 1971 to 1991, or a mixed completion ranging from 1935 to 1986 for I-4. Items I-2 and I-4 have been extensively renovated recently, and the subject has also been upgraded for a number of capital issues included ADA and fire/life safety. The property requiring the most significant additional capital investment by the buyer is I-1, which has been partially abated of asbestos and partially fire sprinklered. The subject is of superior quality (prior to condition considerations) to I-3 and I-4.

     Location and Environs
     ---------------------
     The subject and the comparable data are all located in favorable westside Los Angeles office markets. The subject's Century City location is obviously most similar to I-1, and is inferior to I-4, which is located in the heart of Beverly Hills. Items I-2, I-3, and I-5 are generally similar in terms of market perception and achievable rental rates, although we note that the highest office rental rates in Los Angeles County are achieved by the two "trophy" Century City assets Fox Plaza and 1999 Avenue of the Stars.

     Occupancy and Rollover Profile
     ------------------------------
     The subject is 94 percent leased, which compares with occupancy levels at sale for the data items from 90 percent to 99 percent. Investors in leased office properties evaluate the current occupancy level and the rollover profile (or the timing for the scheduled lease expirations) for the existing tenant. the anticipated costs and risks associated with new and renewal leasing, including tenant improvements, leasing commissions and vacancy loss, will impact the cash flow and the property value. If current contract rents are substantially above

================================================================================

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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

or below the buyer's estimate of market rent, the lease expiration schedule can represent either a potential erosion of the cash flow or "upside" in comparison to current income.

     The chart on an accompanying page summarizes the "Rollover Profile" for each of the comparable properties as well as the subject. The chart includes the occupancy levels at sale as well as the lease expirations (expressed as a percentage of the total rentable area). The "Total Vacancy & 5-Year Rollover" column represents the total leasing exposure an investor will anticipate during the 5-year period following acquisition including the current vacant space. This comparison considers both the characteristics of the current occupancy of the property and the impact of pending lease expirations during the near term.

     The chart illustrates that although the five data items and the subject have occupancy levels at sale of 90 percent or greater, the scheduled lease expirations from the existing tenant based present substantially different risk profiles. The 53 percent rollover exposure for I-1 during the first three years of the holding period, for example, is considerably higher than the other data items or the subject.

     Analysis and Conclusions
     ------------------------
     The investors in office properties of the subject's size and quality base purchase decisions on the analyses contained in the Income Approach, including discounted cash flow analysis and direct capitalization. The per-square-foot pricing from the comparable sales data is relevant as a test of the reasonableness of the value indications from the Income Approach.

     The rounded $197 per-square-foot pricing for I-1 provides an indication of the lower end of the range in probable value for the subject. This asset is a directly competitive building in the subject's submarket, and the property has excellent views and similar achievable rental rates as the subject. The buyer will invest more capital (on a per-square-foot basis) following acquisition than an investor in the subject because of remaining fire sprinkler, asbestos abatement and other costs. The additional capital costs are partially offset by above market rental rates for several tenants, however. The significant retail component and superior location for I-4 suggests that the $309 (rounded) per-square-foot price is above the achievable range for the subject. Items I-1, I-3, and I-5 have rounded per-square-foot prices within a range from $226 to $249. Each asset has superior leasing profiles in comparison with the subject (including consideration of near-term rollover).

     We concluded the data supports a range in per-square-foot value for the subject from approximately $200 to $220 per-square-foot, or a price between I-1 as the low end of the range and I-2, I-3, and I-5 as the upper end of the range. We reconciled at the middle of this supported range, or approximately $210 per-square-foot for the subject property by the Sales Comparison Approach, as shown below.

     2,282,381 SF x $210 PSF =                         $479,300,010

     Rounded value by Sales Comparison Approach:       $480,000,000

================================================================================

                                       59

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            INCOME APPROACH
================================================================================

Methodology

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an assets income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash-flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash-flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a selected yield rate (internal rate of return). We used both methods to estimate a value for the subject property.

Potential Gross Income

     Occupancy and Tenant Profile
     ----------------------------
     We reviewed rent rolls, tenant lease abstracts, and actual lease documents for 20 of the largest subject tenants, as well as a summary of recently negotiated and signed subject leases. The accompanying stacking plans were prepared by Cushman & Wakefield based on the data we reviewed. Detailed rent rolls are included in the Addenda. There are three basic "components" for the subject property: 1) the North Tower (2029 Century Park East); 2) the South Tower (2049 Century Park East); and 3) the Concourse or Retail Level, which is situated below grade extending between the two towers and above portions of the parking garage. The tenant exhibits on the accompanying pages are presented by property component. The rentable areas and current occupancy for each component and the total property are summarized below. The occupancy levels include some tenants who have signed leases but may not yet be in physical occupancy.

                              Century Plaza Towers
                               Occupancy Overview

                  Component     Total RSF   Leased SF   Occupancy
                  ---------     ---------   ---------   ---------

                  North Tower   1,125,888   1.065,837     94.6%

                  South Tower   1,126,769   1,047,027     92.9%

                  Concourse        29,724      25,865     87.0%
                                ---------   ---------     ----

                  Totals        2,282,381   2,138,729     93.7%

     As noted on the accompanying Stacking Plan exhibits for the two towers, some discrepancies in rentable areas exist between the rent roll data and the Space Plan (dated 9/1996) we reviewed. We recommend a prospective lender or investor conduct an independent analysis of the "as built" rentable areas. We note, however, that the total discrepancies are relatively minor in light of the overall size of the property.

================================================================================

                                       60

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                                                     VALUATION ADVISORY SERVICES
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


====================================================================================================================================
               Tenant Name/                                    Square Feet            Total          Space                Occupancy
 Fir.    No.   Description                      Suite      Vacant     Occupied   Floor (SF)    Plan (9/96)    Variance     Ratio(%)
------------------------------------------------------------------------------------------------------------------------------------
 10th    39    Paul Ray Company                 1000                     5,531                      5,531
         40    Aaron Cushman                    1010                     3,540                      3,540
         41    Zolla & Meyer                    1020                     4,296                      4,296
         42    Kopple & Klinger                 1040                     3,426                      3,426
         43    Federman, Grdiley                1060                     5,751                      5,751
         44    Rosenstein                       1080                     2,692                      2,692
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,236       25,236        25,236            0        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 11th    45    Neumeyer & Boyd                  1100                     5,765                      5,765
         46    Vacant-ISS-MTM                   1105-V        339                                     339
         47    Vacant                           1110-V      1,164                                     779
         48    Martin & Klein                   1112-E                   1,997                      1,997
         49    Alsace Development               1115                     1,636                      1,636
         50    Frederick Cook                   1130                     2,842                      2,842
         51    Alexander Capital                1140                     2,194                      2,194
         52    Toho                             1150                     1,598                      1,598
         53    GDC                              1160                     3,036                      3,036
         54    L & S   Advisors                 1180                     2,823                      2,823
         55    Freddie MAC                      1190                     1,884                      1,884
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                      1,503       23,775       25,278        24,893          385         94.1%
------------------------------------------------------------------------------------------------------------------------------------
 12th    56    Wasser Rosenson et al            1200                    13,084
               Vacant                           1210        3,241
         57    GE Investment                    1230-E                   2,023                      2,023
         58    Stan Rosenfield                  1240                     1,377                      1,377
         59    Alexander, Hallora               1260                     5,392                      5,392
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                      3,241       21,876       25,117         8,792       16,325         87.1%
------------------------------------------------------------------------------------------------------------------------------------
 13th    60    Cohen & Johnson                  1300-E                  17,126                     19,950
         61    Source Services                  1350-T                   8,091                      5,250
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,217       25,217        25,200           17        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 14th    62    Johnson & Higgins                1400                    25,157                     25,157
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,157       25,157        25,157            0        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 15th    63    Valuation Counselor              1500                     6,948                      6,948
         64    Valuation Couselor               1510                     2,183                      2,138
         65    Kessler & Kessler                1520                     3,657                      3,657
         66    Moreno Schlicht                  1530                     2,912                      2,912
         67    Singapore EcDvBank               1540                     1,354                      1,354
         68    Realty Administati               1550                     8,081                      8,081
         6 9   Johnson & Higgins (N/A)          1550
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,135       25,135        25,090           45        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 16th    70    Strook & Strook                  1600                    20,542                     20,542
         71    Snipper Wainer Markoff           1690                     4,431                      4,431
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       24,973       24,973        24,973            0        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 17th    72    Tax Consulting Group             1700                    15,311                     15,311
         73    Sitrick                          1750                     8,963                      8,963
         74    Sitrick & Company                1760                     1,526                      1,526
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,800       25,800        25,800            0        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 18th    75    Strook & Strook                  1800                    25,615                     25,615
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,615       25,615        25,615            0        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 19th    76    Danning Gill                     1900-T                  18,892                     18,892
         77    Dwyer Curlett                    1950                     6,870                      6,870
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,762       25,762         5,762            0        100.0%
------------------------------------------------------------------------------------------------------------------------------------


Stacking Plan for North Tower                                 2 of 4


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
               Tenant Name/                                    Square Feet            Total          Space                Occupancy
 Fir.    No.   Description                      Suite      Vacant     Occupied   Floor (SF)    Plan (9/96)    Variance     Ratio(%)
------------------------------------------------------------------------------------------------------------------------------------
 33rd    115   Seyfarth Shaw                    3300                    26,720                     26,720
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       26,720       26,720        26,720          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 34th    116   Gibbs, Giden                     3400                    26,720                     26,720          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0                     6,720        26,720
------------------------------------------------------------------------------------------------------------------------------------
 35th    117   Foley, Lardner, Weisbur          3500                    26,720                     26,720
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       26,720       26,720        26,720          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 36th    118   Foley, Lardner, Weisbur          3600                    26,720                     26,720
         119   Foley, Lardner, Weisbur          3600                                                               0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       26,720       26,720        26,720
------------------------------------------------------------------------------------------------------------------------------------
 37th    120   Vacant                           3700-V      9,319                                   9,319
         121   TBG Financial                    3720                    13,030                     13,030
         122   Poms, Smith, Lande               3760                     4,418                      4,418
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                       9,319       17,448       26,767        26,767          0           65.2%
------------------------------------------------------------------------------------------------------------------------------------
 38th    123   Poms, Smith, Lande               3800                    27,143                     27,142                     100.0%
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       27,143       27,143        27,142          1          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 39th    124   Banque de Paribas                3900                    10,712                     10,712
         125   Del Rubel                        3910                     8,489                      8,489
         126   Hitachi                          3940                     2,224                      2,224
         127   AMC                              3945                     2,124                      2,124
         128   Alan Goldman                     3950-E                   3,176                      3,220
               Vacant                           3999                       417                      3,220
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       27,142       27,142        29,989     -2,847          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 40th    129   Gibson Dunn & Crut               4000                    26,888                     26,888          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       26,888       26,888        26,888
------------------------------------------------------------------------------------------------------------------------------------
 41st    130   California Commerce Bank         4100                    27,023                     26,970
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       27,023       27,023        26,970         53          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 42nd    131   California Commerce Bank         4200                    10,480                     10,408
         132   Vacant                           4200-V     16,562                                  16,526
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                      16,562       10,480       27,042        26,934        108           38.8%
------------------------------------------------------------------------------------------------------------------------------------
 43rd    133   Johnson & Higgins                4300                     9,432                      9,432
         134   Redev 43rd Floor                 4300
         135   Gibson Dunn (Expired)            4330-E                   2,728                      2,728
         136   Vacant                           4380-V      3,404                                   3,904
         137   California Commerce Ban          4380                       500
         138   Vacant                           4383-V      1,279                                     799
         139   Vacant                           4385-V        995                                     995
         140   Poms,  Smith, Lande              4390-E                   2,359                      2,359
         141   Sarah Milliken                   4392                       919                        919
         142   Vacant                           4393-V      1,951                                   1,845
               Vacant                           4394                                                  178
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                       7,629       15,938       23,567        23,159        408           67.6%
------------------------------------------------------------------------------------------------------------------------------------
 44th    143   Redev 44th Floor                 4400
         144   Transit Casualty                 4400                    19,169                     19,169
         145   Vacant                           4450-V      4,788                                   4,514
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                       4,788       19,169       23,957        23,683        274           80.0%
------------------------------------------------------------------------------------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
               Century Plaza Towers                                               Rent Roll   Space Plan
               NORTH TOWER                                 Vacant     Occupied     Total SF      Total SF     Variance
               -------------------------------------------------------------------------------------------------------
                                      Totals (SF),         60,051    1,065,837    1,125,888     1,111,003      7,443
               =======================================================================================================
               -------------------------------------------------------------------------------------------------------



Stacking Plan for North Tower
                                                                  4 of 4

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
               Tenant Name/                                    Square Feet            Total          Space                Occupancy
 Fir.    No.   Description                      Suite      Vacant     Occupied   Floor (SF)    Plan (9/96)    Variance     Ratio(%)
------------------------------------------------------------------------------------------------------------------------------------
 10th    36    Amer, Multi-Cine                 1010                     2,649                      2,656
         37    Amer, Multi-Cine                 1020                     8,718                      8,718
         38    Amer, Multi-Cine                 1050                     4,518                      4,518
         39    Arant Kleinberg                  1080                     9,336                      9,336
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,221       25,221        25,228          7          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 11th    40    Barrister Executiv               1100                    25,221                     25,221
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,221       25,221        25,221          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 12th    41    Barrister Executiv               1200                    25,221                     25,221
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,221       25,221        25,221          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 13th    42    Prudential Securit               1300                    15,085                     15,085
         43    Kutack Rock                      1330-E                   3,179                      3,179
         44    Prudential                       1350                     6,935                      6,935
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,199       25,199        25,199          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 14th    45    Teledyne                         1400-T                  25,157                     25,157
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,157       25,157        25,157          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 15th    46    Teledyne                         1500-T                  25,135                     25,135
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,135       25,135        25,135          1          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 16th    47    Kelco Realty                     1600                    25,164                     25,058
         48    Unallocated Space                1699           64
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                         64       25,164       25,228        25,058        170           99.7%
------------------------------------------------------------------------------------------------------------------------------------
 17th    49    Kelco Realty                     1700                    25,694                     25,800       -106          100.0%
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,694       25,694        25,800
------------------------------------------------------------------------------------------------------------------------------------
 18th    50    Barrister Executiv               1800                    25,800                     25,800
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,800       25,800        25,800          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 19th    51    Commonwealth of AS               1900                    25,800                     25,800
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,800       25,800        25,800          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 20th    52    Saudi Arabian Air                2000                     5,361                      5,361
         53    Smylie & Selman                  2060                    18,674                     18,674
         54    Video Conference                 2090                     1,631                      1,630
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,666       25,666        25,665          1          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 21st    55    Murphy Weir                      2100                    18,594                     18,594
         56    David Rosen                      2120                     2,523                      2,523
         57    Queensland Trade Bureau          2130                     2,444                      2,444
         58    Tressler et al.                  2140                     2,248                      2,248
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                          0       25,809       25,809        25,809          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 22nd    59    Quisenberry                      2200                    10,909                     10,909
         60    Quisenbury & Barnanbel           2250                     4,081                      4,081
         61    Mark Rosenberg                   2270                     2,032                      1,980
         62    Tsugawa Investment               2280                     1,397                      1,397
         63    Gems Television                  2290                     2,557                      2,557
         64    Comedy Partners                  2295                     4,824                      4,824
         65    Unallocated Space                2299           52                                       0
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                         52       25,800       25,852        25,748        104           99.8%
------------------------------------------------------------------------------------------------------------------------------------
 23rd    66    Economic Analysis                2310                     6,490                      6,490
         67    Anglo American                   2330-T                   1,732                      1,732
         68    Vacant                           2350-V     17,452                                  17,452
         69    Unallocated Space                2399          126                                       0
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                     17,578        8,222       25,800        25,674        126           31.9%
------------------------------------------------------------------------------------------------------------------------------------


Stacking Plan for South Tower

                                                               2 of 5


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
               Tenant Name/                                    Square Feet            Total          Space                Occupancy
 Fir.    No.   Description                      Suite      Vacant     Occupied   Floor (SF)    Plan (9/96)    Variance     Ratio(%)
------------------------------------------------------------------------------------------------------------------------------------
 33rd    112   Weissburg & Aronso               3300                    11,126                     11,126
         113   Vacant                           3301-V                   3,045                      3,045
         114   Shamrock Investmen               3330                                                7,407
         115   Vacant                           3350-V      7,395                                   1,570
         116   Vacant                           3380-V      1,569                                   3,521
         117   Vacant                           3390-V      3,505
         118   Unallocated Space                3399           80
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                      12,549       14,171       26,720        26,669         51           63.0%
------------------------------------------------------------------------------------------------------------------------------------
 34th    119   Sidley & Austin                  3400                    26,528                     26,528
         120   Unallocated Space                3499          192
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                         192       26,528       26,720        26,528        192           99.3%
------------------------------------------------------------------------------------------------------------------------------------
 35th    121   Sidley & Austin                  3500                    26,528                     26,528
         122   Unallocated Space                3599          192
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                         192       26,528       26,720        26,528        192           99.3%
------------------------------------------------------------------------------------------------------------------------------------
 36th    123   City National Bank               3600                    26,720                     26,720
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       26,720       26,720        26,720          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 37th    124   Robins, Kaplan etc               3700-T                  12,464                     12,464
         125   McDonald & Company               3720                     3,559                      3,559
         126   Career Images                    3730                     1,599                      2,433
         127   Hoi Tak                          3750                     5,150                      5,150
         128   Hoi Tak Expansion                3760                     1,695                      1,695
         129   KIA Intertrade                   3770                     2,475                      2,475
         130   Unallocated Space                3799          234
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                         234        6,942       27,176        27,776       -600           99.1%
------------------------------------------------------------------------------------------------------------------------------------
 38th    131   Aetna Life Insuran               3800                    26,948                     26,948
         132   Unallocated Space                3899          194
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF)                          194       26,948       27,142        26,948        194           99.3%
------------------------------------------------------------------------------------------------------------------------------------
 39th    133   Sidley & Austin                  3900                    26,528                     26,528
         134   Unallocated Space                3999          614
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                         514       26,528       27,142        26,528        614           97.7%
------------------------------------------------------------------------------------------------------------------------------------
 40th    135   Sidley & Austin                  4000                    14,423                     14,423
         136   HBO                              4010                    12,214                     12,214
         137   HBO                              4098                       240                        240
         138   Unallocated Space                4099          169
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                         169       26,877       27,046        26,877        169           99.4%
------------------------------------------------------------------------------------------------------------------------------------
 41st    139   HBO                              4100                    26,970                     26,970
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       26,970       26,970        26,970          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
 42nd    140   HBO                              4200                    26,970                     26,970          0          100.0%
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                           0       26,970       26,970        26,970
------------------------------------------------------------------------------------------------------------------------------------
 43rd    141   HBO                              4300                     6,717                      6,717
         142   No Redevelop - 43rd Flr          4300-V                                              3,367
         143   Vacant                           4320-V      3,367                                   3,037
         144   Afschuler Grossman               4350                     3,037
         145   Vacant (EXCLUDED)                4350-V                                              3,393
         146   HBO                              4360                     3,393                      1,400
         147   HBO                              4370                     1,400                      2,841
         148   Teledyne                         4385                     2,841                      2,724
         149   Vacant                           4390-V      2,384                                     178
          --   Vacant                           4398
         150   Unallocated Space                4399           36
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                       5,787       17,388       23,175        23,657       -482           75.0%
------------------------------------------------------------------------------------------------------------------------------------


Stacking Plan for South Tower
                                                               4 of 5


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
               Tenant Name/                                    Square Feet            Total          Space                Occupancy
 Fir.    No.   Description                      Suite      Vacant     Occupied   Floor (SF)    Plan (9/96)    Variance     Ratio(%)
------------------------------------------------------------------------------------------------------------------------------------
 44th    151   Alschuler Grossman               4400                     9,657                     9,657
         152   No Redevelop - 44th Fir          4400-V
         153   Vacant                           4450-V     14,300                                  12,155
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                      14,300        9,657       23,957        21,812      2,145           40.3%
------------------------------------------------------------------------------------------------------------------------------------

               ------------------------------------------------------------------------------------------------------
               Century Plaza Towers                                               Rent Roll    Space Plan
               SOUTH TOWER                                 Vacant     Occupied     Total SF      Total SF    Variance

               ------------------------------------------------------------------------------------------------------
                                   Totals (SF):            79,742    1,047,027    1,126,769     1,124,186      1,292
               ======================================================================================================
               ------------------------------------------------------------------------------------------------------




                               Stacking Plan Chart
                                   South Tower

                               [GRAPHIC OMITTED]

                          [DATA POINTS TO BE SUPPLIED]



Stacking Plan for South Tower
                                     5 of 5

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                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Stacking Plan                                                             [LOGO]
CENTURY PLAZA TOWERS                                        CENTURY PLAZA TOWERS
2029 and 2049 Century Park East * Concourse (Retail) Level

================================================================================================
         Tenant Name/                              Square Feet              Total     Occupancy
Fir.   No. Description              Suite      Vacant     Occupied     Floor (SF)      Ratio (%)
------------------------------------------------------------------------------------------------
1st    1 Kalousdian                 BLC-01                     562
       2 RealComm                   BLC-02                     500
       3 Always Vacant              BLC-03       788
       4 First L. A. Bank           BLC-04                   5,724
       5 Pasqua                     BLC-07                   1,062
       6 Wall Street Deli           BLC-08                   8,500
       7 Unallocated                             247
       8 Omega Travel               BLC-10                     650
       9 Vacant                     BLC-11       631
       10 Samaha Celeb. Clrs        BLC-12                     590
       11 David Hunter              BLC-13                   1,020
       12 Emack & Bolio's           BLC-14                     850
       13 Vacant                    BLC-15     1,675
       14 Emporium Plus             BLC-16                   2,070
       15 Office Supplies           BLC-17                   1,475
       16 Sutherland                BLC-18                   1,468
       17 Always Vacant             BLC-19       518
       18 Kourash Bakhshayandeh     BLC-24                   1,394
------------------------------------------------------------------------------------------------
                   Totals (SF):                3,859        25,865         29,724         87.0%
================================================================================================



Stacking Plan for Concourse Level

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Major Tenant Roster                                                       [LOGO]
CENTURY PLAZA TOWERS                                        CENTURY PLAZA TOWERS
2049 Century Park East * South Tower


====================================================================================================================
      Tenant Name/                                          Occupied         Lease Dates        Minimum       Adjust
 No.  Description                                Suite        Sqft         Begin     Ending     Rent/PSF       Date
--------------------------------------------------------------------------------------------------------------------
  2   Bank Of America                             100         14,190      34,608      Sep-04     $18.00       Oct-94
          (45,391 square feet)                                                                   $30.95       Oct-99
--------------------------------------------------------------------------------------------------------------------
  3                                               200         25,221      34,608      Sep-04     $22.80       Oct-94
                                                                                                 $24.00       Oct-99
--------------------------------------------------------------------------------------------------------------------
  4                                               300          5,980      34,608      Sep-04     $22.80       Oct-94
                                                                                                 $24.00       Oct-99
--------------------------------------------------------------------------------------------------------------------
 40   Barrister Executive Suites                 1100         25,221      33,970      Jun-00     $19.92       Jan-93
          (76,242 square feet)                                                                   $21.60       Jan-96
                                                                                                 $27.36       Jan-97
                                                                                                 $28.44       Jan-98
                                                                                                 $29.52       Jan-99
                                                                                                 $30.60       Jan-00
--------------------------------------------------------------------------------------------------------------------
 41                                              1200          25,221     33,970      Jun-00     $19.92       Jan-93
                                                                                                 $21.60       Jan-96
                                                                                                 $27.36       Jan-97
                                                                                                 $28.44       Jan-98
                                                                                                 $29.52       Jan-99
                                                                                                 $30.60       Jan-00
--------------------------------------------------------------------------------------------------------------------
 50                                              1800          25,800     Jan-93      Jun-00     $19.47       Jan-93
                                                                                                 $21.12       Jan-96
                                                                                                 $26.75       Jan-97
                                                                                                 $27.80       Jan-98
                                                                                                 $28.86       Jan-99
                                                                                                 $29.91       Jan-00
--------------------------------------------------------------------------------------------------------------------
 99   Century Park Investments                   2800          52,414     Jan-93      Dec-00     $19.20       Jan-93
          (52,414 square feet)                                                                   $21.20       Jan-95
                                                                                                 $25.20       Jan-97
                                                                                                 $27.50       Jan-99
                                                                                                 $29.50       Jan-01
                                                                                                 $33.50       Jan-03
--------------------------------------------------------------------------------------------------------------------
136   HBO - Home Box Office                      4010          12,214     Jan-96      Apr-03     $22.80       Jan-96
          (77,904 square feet)                                                                   $25.20       Mar-98
--------------------------------------------------------------------------------------------------------------------
137                                              4098             240     Jan-96      Apr-03     $12.00
--------------------------------------------------------------------------------------------------------------------
139                                              4100          26,970     Mar-93      Feb-98     $22.80       Mar-93
                                                                                                 $25.20       Mar-98
                                                                          Option      Apr-03     $22.80       Mar-93
                                                                                                 $25.20       Mar-98
--------------------------------------------------------------------------------------------------------------------
140                                              4200          26,970     Mar-93      Feb-98     $22.80
                                                                          Option      Apr-03     $25.20
--------------------------------------------------------------------------------------------------------------------
141                                              4300           6,717     Mar-93      Feb-98     $13.20
                                                                          Option      Apr-03     $14.40
--------------------------------------------------------------------------------------------------------------------
146                                              4360           3,393     Jan-96      Apr-03     $13.20       Jan-96
                                                                                                 $14.40       Mar-98
--------------------------------------------------------------------------------------------------------------------
147                                              4370           1,400     Mar-93      Feb-98     $13.20
                                                                          Option      Apr-03     $14.40
--------------------------------------------------------------------------------------------------------------------
 47   Kelco Realty                               1600          25,164     Jan-93      Dec-04     $15.50       Jan-93
          (50,858 square feet)                                                                   $17.43       Jan-95
                                                                                                 $21.41       Jan-97
                                                                                                 $23.40       Jan-99
                                                                                                 $25.39       Jan-01
                                                                                                 $29.38       Jan-03
--------------------------------------------------------------------------------------------------------------------

Major Tenant Roster for South Tower

                                     1 of 2


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The weighted average 1997 annual per-square-foot rental rates for the two office towers are shown below. The figures include projected expense reimbursements based on the discounted cash flow presented subsequently.

                           1997 PSF Ann.
     Component             Wtd Avg. Rent*
     ---------             --------------
     North Tower               $23.70
     South Tower               $25.15
     Total                     $24.45

     *including projected expense reimbursements

     Major Tenants

     The exhibit on the following pages summarizes the subject office tenants with premises in excess of 40,000 square feet. As shown there are 12 tenants in this category, ranging from 44,390 square feet (Transit Casualty) to 137,789 square feet (Johnson & Higgins). The business for the major tenants include insurance firms (Johnson & Higgins), law firms (Sidley & Austin, Strook & Strook, Foley, Lardner), entertainment (HBO), real estate (Kelco), and finance (Bank of America). One of the major tenants, Barrister, is an executive suite operator with several other westside locations. The 12 largest tenants have a combined rentable area of 775,917 square feet, or about 34 percent of the total office area for the two towers.

     Rollover Profile

     The accompanying charts detail the rollover profile for the existing subject leases for the two subject office towers. The annual rollover is summarized below.

                  Square Feet Expiring                       % of Total Office
Year           North Tower     South Tower        Total      Area (2,252,657 SF)
----           -----------     -----------        -----      -------------------
1997*            94,498          165,491         259,989            11.5%
1998            144,228           96,419         240,647            10.7%
1999            136,121           66,647         202,768             9.0%
2000             49,150          200,777         249,927            11.1%
2001            119,016           28,481         147,497             6.5%
2002             67,381           19,867          87,248             3.9%
2003            116,671           24,111         140,782             6.2%
2004             26,828          253,639         280,467            12.4%
2005             19,226           32,003          51,229             2.3%
2006                  0           44,322          44,322             2.0%
2007             18,877           92,006         110,883             4.9%
2008             38,003                0          38,003             1.7%
2009            191,229                0         191,229             8.5%
2010             44,192                0          44,192             2.0%
2011                  0           53,133          55,133             2.4%
               ---------       ---------       ---------            ----
               1,065,420       1,080,896       2,144,316            95.3%


*includes portion of 1996

================================================================================

                                       61


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================
      Tenant Name/                                          Occupied         Lease Dates        Minimum       Adjust
 No.  Description                                Suite        Sqft         Begin     Ending     Rent/PSF       Date
--------------------------------------------------------------------------------------------------------------------
 49                                              1700         25,694      Jan-93      Dec-04     $15.50       Jan-93
                                                                                                 $17.57       Jan-95
                                                                                                 $21.59       Jan-97
                                                                                                 $23.60       Jan-99
                                                                                                 $25.61       Jan-01
                                                                                                 $29.62       Jan-03
--------------------------------------------------------------------------------------------------------------------
119   Sidley & Austin                            3400         26,528      Feb-89      Jan-04      $0.00       Feb-89
        (94,007 square feet)                                                                      $0.00       Feb-93
                                                                                                  $0.00       Feb-94
                                                                                                 $34.35       Feb-96
                                                                                                 $35.38       Feb-97
                                                                                                 $36.44       Feb-98
                                                                                                 $37.54       Feb-99
                                                                                                 $38.66       Feb-00
                                                                                                 $39.82       Feb-01
                                                                                                 $41.02       Feb-02
                                                                                                 $42.25       Feb-03
--------------------------------------------------------------------------------------------------------------------
121                                              3500         26,528      Feb-89      Jan-04      $0.00       Feb-89
                                                                                                  $0.00       Feb-93
                                                                                                  $0.00       Feb-94
                                                                                                 $34.35       Feb-96
                                                                                                 $35.38       Feb-97
                                                                                                 $36.44       Feb-98
                                                                                                 $37.54       Feb-99
                                                                                                 $38.66       Feb-00
                                                                                                 $39.82       Feb-01
                                                                                                 $41.02       Feb-02
                                                                                                 $42.25       Feb-03
--------------------------------------------------------------------------------------------------------------------
133                                              3900         26,528      Feb-89      Jan-04      $0.00       Feb-89
                                                                                                  $0.00       Feb-93
                                                                                                  $0.00       Feb-94
                                                                                                 $34.35       Feb-96
                                                                                                 $35.38       Feb-97
                                                                                                 $36.44       Feb-98
                                                                                                 $37.54       Feb-99
                                                                                                 $38.66       Feb-00
                                                                                                 $39.82       Feb-01
                                                                                                 $41.02       Feb-02
                                                                                                 $42.25       Feb-03
--------------------------------------------------------------------------------------------------------------------
135                                              4000         14,423      Feb-89      Jan-04      $0.00       Feb-89
                                                                                                  $0.00       Feb-93
                                                                                                  $0.00       Feb-94
                                                                                                 $34.35       Feb-96
                                                                                                 $35.38       Feb-97
                                                                                                 $36.44       Feb-98
                                                                                                 $37.54       Feb-99
                                                                                                 $38.66       Feb-00
                                                                                                 $39.82       Feb-01
                                                                                                 $41.02       Feb-02
                                                                                                 $42.25       Feb-03
--------------------------------------------------------------------------------------------------------------------
148   Teledyne                                   4385          2,841                  Jul-11      $7.20       Aug-95
         (53,133 square feet)                                                                    $14.40       Aug-97
--------------------------------------------------------------------------------------------------------------------
 45                                            1400-T         25,157      Aug-95      Jul-11     $23.40       Aug-95
                                                                                                 $25.80       Aug-02
                                                                                                 $30.00       Aug-06
--------------------------------------------------------------------------------------------------------------------
 46                                            1500-T         25,135      Aug-95      Jul-11     $23.40       Aug-95
                                                                                                 $25.80       Aug-02
                                                                                                 $30.00       Aug-06
--------------------------------------------------------------------------------------------------------------------
                SOUTH TOWER Totals (SF):                     449,949                 449,949 Total
====================================================================================================================


Major Tenant Roster for South Tower

                                     2 of 2


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
Rollover        Tenant Name/                                     Occupied      Percentage        Expiry     Cumulative      Rollover
  Year     No.  Description                           Suite      Area (SF)     of Building        Date         SQFT          Percent
------------------------------------------------------------------------------------------------------------------------------------
2000       72   Rubenstein/Justman                      2460        5,187         0.5%           Jan-00
           79   USA Network                             2530        2,566         0.2%           Apr-00
           80   USA Network                             2550        8,338         0.7%           Apr-00
           86   Centennial Federal                      2670        1,793         0.2%           Apr-00
           18   Transamerica                             700        7,831         0.7%           May-00
           95   Ken Linder                              2750        5,040         0.4%           May-00
           21   Tisdale Nicholson                        755        5,495         0.5%           Jun-00
           40   Barrister Executiv                      1100       25,221         2.2%           Jun-00
           41   Barrister Executiv                      1200       25,221         2.2%           Jun-00
           50   Barrister Executiv                      1800       25,800         2.3%           Jun-00
          105   Loepold Petrich                       3110-T        9,840         0.9%           Aug-00
           26   COMP USA                                 810        5,580         0.5%           Sep-00
           58   Tressler et al.                         2140        2,248         0.2%           Oct-00
           66   Economic Analysis                       2310        6,490         0.6%           Oct-00
           88   Behr & Robinson                         2690        6,114         0.5%           Oct-00
           16   Co-Counsel                               690        3,076         0.3%           Nov-00
           56   David Rosen                             2120        2,523         0.2%           Dec-00
           99   Century Park Inves                      2800       52,414         4.7%           Dec-00
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                            200,777        17.8%                          533,334        47.3%
------------------------------------------------------------------------------------------------------------------------------------
2001       33   Lennar Partners                        920-T        5,863         0.5%           Mar-01
           67   Anglo American                        2330-T        1,732         0.2%           Jul-01
           57   Queensland Trade Bureau                 2130        2,444         0.2%           Aug-01
           63   Gems Television                         2290        2,557         0.2%           Sep-01
           36   Amer. Multi-Cine                        1010        2,649         0.2%           Nov-01
           37   Amer. Multi-Cine                        1020        8,718         0.8%           Nov-01
           38   Amer. Multi-Cine                        1050        4,518         0.4%           Nov-01
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                             28,481         2.5%                         561,815         49.9%
------------------------------------------------------------------------------------------------------------------------------------
2002       30   Lifetime Entertainment                   840       10,070         0.9%           Jan-02
          126   Career Images                           1599        1,599         0.1%           Oct-02
          103   Prudential Insuran                      3090        8,198         0.7%           Dec-02
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                             19,867         1.8%                         581,682         51.6%
------------------------------------------------------------------------------------------------------------------------------------
2003      107   Kleinberg & Lange                       3180        8,264         0.7%           Feb-03
          136   HBO                                     4010       12,214         1.1%           Apr-03
          137   HBO                                     4098          240         0.0%           Apr-03
          146   HBO                                     4360        3,393         0.3%           Apr-03
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                             24,111         2.1%                         605,793         53.8%
------------------------------------------------------------------------------------------------------------------------------------
2004      119   Sidley & Austin                         3400       26,528         2.4%           Jan-04
          121   Sidley & Austin                         3500       26,528         2.4%           Jan-04
          133   Sidley & Austin                         3900       26,528         2.4%           Jan-04
          135   Sidley & Austin                         4000       14,423         1.3%           Jan-04
           59   Quisenberry                             2200       10,909         1.0%           Feb-04
           60   Quisenbury & Bamanbel                   2250        4,081         0.4%           Feb-04
           15   Search West                              650        7,170         0.6%           Mar-04
          123   City National Bank                      3600       26,720         2.4%           Apr-04
           75   Kaufman & Bernstei                      2500        7,722         0.7%           May-04
            2   Bank Of America                          100       14,190         1.3%           Sep-04
            3   Bank of America                          200       25,221         2.2%           Sep-04
            4   Bank of America                          300        5,980         0.5%           Sep-04
           73   Mahoney Coppenrath                      2490        5,575         0.5%           Oct-04
           74   Mahoney (Must Take)                     2490        1,206         0.1%           Oct-04
           47   Kelco Realty                            1600       25,164         2.2%           Dec-98
           49   Kelco Realty                            1700       25,694         2.3%           Dec-98
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                            253,639        22.5%                         859,432         76.3%
------------------------------------------------------------------------------------------------------------------------------------
2005      127   Hoi Tak                                 3750        5,150         0.5%           Jul-05
          128   Hoi Tak Expansion                       3760        1,695         0.2%           Jul-05
          124   Robins, Kaplan etc                    3700-T        12,464        1.1%           Aug-05
          144   Alschuler Grossman                      4350        3.037         0.3%           Dec-05
          151   Alschuler Grossman                      4400        9,657         0.9%           Dec-05
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                              32,003        2.8%                         891,435         79.1%
------------------------------------------------------------------------------------------------------------------------------------


Stacking Plan for South Tower
                                     2 of 3


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
Rollover        Tenant Name/                                     Occupied      Percentage        Expiry     Cumulative      Rollover
  Year     No.  Description                           Suite      Area (SF)     of Building        Date         SQFT          Percent
------------------------------------------------------------------------------------------------------------------------------------
2006       102  The Boston Group                      3000-T       18,522         1.6%           Jun-06
            51  Commonwealth of AS                      1900       25,800         2.3%           Aug-06
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                                            3.9%                           935,757       83.0%
------------------------------------------------------------------------------------------------------------------------------------
2007         7  NWQ Investment                           400       20,700         1.8%           Jun-07
           109  Proskauer Rose (26,720 sf)              3200       26,720         2.4%           Aug-07
           112  Proskauer Rose    (8,780 sf)            3300        8,780         0.8%           Aug-07
             9  Littler Mendelson                        500       25,221         2.2%           Oct-07
            11  Littler Mendelson                        610        5,384         0.5%           Oct-07
            12  Littler Mendelson                        620        2,216         0.2%           Oct-07
            13  Littler Mendelson                        630        1,400         0.1%           Oct-07
            14  Littler Mendelson                        640        1,585         0.1%           Oct-07
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                             92,006         8.2%                         1,027,763       91.2%
------------------------------------------------------------------------------------------------------------------------------------
2011       148  Teledyne                                4385        2,841         0.3%           Jul-11
            45  Teledyne                              1400-T       25,157         2.2%           Jul-11
            46  Teledyne                              1500-T       25,135         2.2%           Jul-11
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                             53,133         4.7%                         1,080,896       95.9%
------------------------------------------------------------------------------------------------------------------------------------
2025        54  Video Conference                        2090        1,631         0.1%           Dec-25
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                              1,631         0.1%                         1,082,527       96.1%
------------------------------------------------------------------------------------------------------------------------------------

             8  Vacant                                   405        4,521
            27  Vacant                                 820-V          746
            17  Unallocated Space                        699           72
            31  Unallocated  Space                       899          373
            48  Unallocated  Space                      1699           64
            65  Unallocated Space                       2299           52
            69  Unallocated Space                       2399          126
            82  Unallocated Space                       2599          283
           100  Unallocated Space                       2899          513
           101  Unallocated Space                       2999          513
           108  Unallocated Space                       3199           22
           111  Unallocated Space                       3299          192
           118  Unallocated  Space                      3399           80
           120  Unallocated  Space                      3499          192
           122  Unallocated  Space                      3599          192
           130  Unallocated Space                       3799          234
           132  Unallocated Space                       3899          194
           134  Unallocated Space                       3999          614
           138  Unallocated  Space                      4099          169
           150  Unallocated Space                       4399           36
            68  Vacant                                2350-V       17,452
            97  Vacant                                2770-V        1,341
             5  Vacant-Unisys                          305-V        8,937
             6  Vacant                                 310-V       10,304
           113  Vacant                                3301-V
           115  Vacant                                3350-V        7,395
           116  Vacant                                3380-V        1,569
           117  Vacant                                3390-V        3,505
           143  Vacant                                4320-V        3,367
           145  Vacant                                4350-V
           149  Vacant                                4390-V        2,384
           153  Vacant                                4450-V       14,300
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                             79,742         7.1%                         1,162,269      103.2%
------------------------------------------------------------------------------------------------------------------------------------
Adjust     109  Proskauer Rose (26,720 sf)              3200      -25,720        -2.4%           Aug-07
           112  Proskauer Rose (8,780 sf)               3300       -8,780        -0.8%           Aug-07
------------------------------------------------------------------------------------------------------------------------------------
                       Sub-Total (SF):                            -35,500        -3.2%                         1,126,769      100.0%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                Total Building NRA (SF):                        1,126,769                           Cumulative Rollover:      100.0%
====================================================================================================================================


                                 Rollover Chart

                               [GRAPHIC OMITTED]

                          [DATA POINTS TO BE SUPPLIED]


Stacking Plan for South Tower

                                     3 of 3


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
Rollover        Tenant Name/                                     Occupied      Percentage        Expiry     Cumulative      Rollover
  Year     No.  Description                           Suite      Area (SF)     of Building        Date         SQFT          Percent
------------------------------------------------------------------------------------------------------------------------------------
            33  Neilsen Elggren                        900 &      8,289           0.7%            Apr-99
            19  Century Hospital                         520      8,677           0.8%            May-99
            29  Gallizio                                 830      1,168           0.1%            May-99
            31  Freid & Goldsman                         860      5,664           0.5%            May-99
            67  Singapore EcDvBank                      1540      1,354           0.1%            Jun-99
           107  Incas France                            3160      1,129           0.1%            Jun-99
            96  Exclusive Toy Company                   2870      1,371           0.1%            Aug-99
            68  Realty Administati                      1550      8,081           0.7%            Sep-99
            35  Norwest Mortgage                         930        934           0.1%            Oct-99
            66  Moreno Schlicht                         1530      2,912           0.3%            Nov-99
           101  Winkler Securities                      2980      1,278           0.1%            Nov-99
             2  Transit Casualty                         200     25,221           2.2%            Dec-99
           144  Transit Casualty                        4400     19,169           1.7%            Dec-99
            76  Danning Gill                          1900-T     18,892           1.7%            Dec-99
------------------------------------------------------------------------------------------------------------------------------------
                        Sub-Total (SF):                         136,121          12.1%                         374,847         33.3%
------------------------------------------------------------------------------------------------------------------------------------
2000        36  Westmount Managemt                       940      2,691           0.2%            Mar-00
            77  Dwyer Curlett                           1950      6,870           0.6%            Apr-00
            14  Suzy Vaughan (Must Take)                 448                      0.0%            Jun-00
            15  Suzy Vaughan                             450      1,752           0.2%            Jun-00
            51  Alexander Capital                       1140      2,194           0.2%            Jul-00
             1  United CA Bank                           100     14,190           1.3%            Aug-00
            52  Toho                                    1150      1,598           0.1%            Sep-00
            65  Kessler & Kessler                       1520      3,657           0.3%            Sep-00
            17  Bernstein & Fox                          500      6,168           0.5%            Nov-00
            18  Bernstein & Fox                          510      2,179           0.2%            Nov-00
            21  Licker & Ozurivich                       590      2,921           0.3%            Nov-00
            81  Jose Eber                               2080      4,930           0.4%            Dec-00
------------------------------------------------------------------------------------------------------------------------------------
                        Sub-Total (SF):                          49,150           4.4%                         423,997         37.7%
------------------------------------------------------------------------------------------------------------------------------------
2001        69  McCambridge                             2700     22,616           2.0%            Feb-01
            97  Garlick & Tack                          2890      1,925           0.2%            Feb-01
           104  Altschuler Melvoin                      3100     13,029           1.2%            May-01
           124  Banque de Paribas                       3900     10,712           1.0%            Jun-01
           116  Gibbs. Giden                            3400     26,720           2.4%            Sep-01
            86  JVC                                     2500     11,156           1.0%            Oct-01
            64  Valuation Couselor                      1510      2,183           0.2%            Oct-01
            63  Valuation Counslor                      1500      6,948           0.6%            Oct-01
            28  Phoenix, Duff & Phelps                   620      5,843           0.5%            Nov-01
            98  Societe Generale                        2900      9,793           0.9%            Nov-01
            61  Source Services                       1350-T      8,091           0.7%            Dec-01
------------------------------------------------------------------------------------------------------------------------------------
                        Sub-Total (SF):                         119,016          10.6%                         543,013         48.2%
------------------------------------------------------------------------------------------------------------------------------------
2002        20  Promax                                 555-T      5,275           0.5%            Mar-02
           122  Poms, Smith, Lande                      3760      4,418           0.4%            May-02
           123  Poms, Smith, Lande                      3800     27,143           2.4%            May-02
            56  Wasser Rosenson et al                   1200     13,084           1.2%            Sep-02
            71  Snipper Wainer Markoff                  1690      4,431           0.4%            Sep-02
           121  TBG Financial                           3720     13,030           1.2%            Dec-02
------------------------------------------------------------------------------------------------------------------------------------
                        Sub-Total (SF):                          67,381           6.0%                         610,394         54.2%
------------------------------------------------------------------------------------------------------------------------------------
2003       129  Gibson Dunn & Crut                      4000     26,888           2.4%            Feb-03
            16  Cohen & Primiani                         480      7,214           0.6%            Mar-03
             4  Cohen, Primiani & Fost                   400      5,545           0.5%            Apr-03
           103  Paine Webber                            3000     26,720           2.4%            May-03
            80  Prudential                            2050-T     12,403           1.1%            May-03
            99  Paterson Capital                        2920     12,627           1.1%            Aug-03
            87  Klein & Martin                          2550     14,785           1.3%            Sep-03
            73  Sitrick                                 1750      8,963           0.8%            Nov-03
            74  Sitrick & Company                       1760      1,526           0.1%            Nov-03
------------------------------------------------------------------------------------------------------------------------------------
                        Sub-Total (SF):                         116,671          10.4%                         727,065         64.6%
------------------------------------------------------------------------------------------------------------------------------------
2004        72  Tax Consulting Group                    1700     15,311           1.4%            Feb-04
            53  GDC                                     1160      3,036           0.3%            Jun-04
           105  Murphey Marsilles                       3110      8,481           0.8%            Dec-04
------------------------------------------------------------------------------------------------------------------------------------
                        Sub-Total (SF):                          26,828           2.4%                         753,893         67.0%
------------------------------------------------------------------------------------------------------------------------------------


StackIng Plan for North Tower

                                     2 of 3

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
Rollover        Tenant Name/                                     Occupied      Percentage        Expiry     Cumulative      Rollover
  Year     No.  Description                           Suite      Area (SF)     of Building        Date         SQFT          Percent
------------------------------------------------------------------------------------------------------------------------------------
2005        24  Xerox Expansion                        720-T         1,833        0.2%            Oct-05
            23  Xerox Corporation                      700-T        17,393        1.5%            Oct-05
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                               19.226        1.7%                           773,119       68.7%
------------------------------------------------------------------------------------------------------------------------------------
2007        93  Merrill Lynch                           2800        18,877        1.7%            Jun-07
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                               18.877        1.7%                           791,996       70.3%
------------------------------------------------------------------------------------------------------------------------------------
2008       130  California Commerce Bank                4100        27,023        2.4%            Jan-08
           131  California Commerce Bank                4200        10,480        0.9%            Jan-08
           137  California Commerce Ban                 4380           500        0.0%            Jan-08
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                               38.003        3.4%                           829,999       73.7%
------------------------------------------------------------------------------------------------------------------------------------
2009       117  Foley, Lardner, Weisbur                 3500        26.720        2.4%            Feb-09
           118  Foley, Lardner, Weisbur                 3600        26,720        2.4%            Feb-09
           119  Foley, Lardner, Weisbur                 3600                      0.0%            Feb-09
            62  Johnson & Higgins                       1400        25,157        2.2%            Mar-09
            82  Johnson & Higgins                       2100        25,800        2.3%            Mar-09
            83  Johnson & Higgins                       2200        25,800        2.3%            Mar-09
            84  Johnson & Higgins                       2300        25,800        2.3%            Mar-09
            85  Johnson & Higgins                       2400        25,800        2.3%            Mar-09
           133  Johnson & Higgins                       4300         9,432        0.8%            Mar-09
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                              191,229       17.0%                         1,021,228       90.7%
------------------------------------------------------------------------------------------------------------------------------------
2010       113  Seyfarth Shaw                           3270         1,523        0.1%            Dec-10
           114  Seyfarth Shaw                           3280         1,687        0.1%            Dec-10
           109  Seyfarth                                3210         6,957        0.6%            Dec-10
           108  Seyfarth Shaw                           3200         7,305        0.6%            Dec-10
           115  Seyfarth Shaw                           3300        26,720        2.4%            Dec-10
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                               44,192        3.9%                         1,065,420       94.6%
------------------------------------------------------------------------------------------------------------------------------------
             6  Conference Center                        410         2,420        0.2%
            25  Vacant                                 750-V         5,995        0.5%
            27  Vacant                                0810-V         2,367        0.2%
            46  Vacant-ISS-MTM                        1105-V           339        0.0%
            47  Vacant                                1110-V         1,164        0.1%
                Vacant                                  1210         3,241        0.3%
            69  Johnson & Higgins (N/A)                 1550                      0.0%
            78  Vacant                                2000-V         3,805        0.3%
            94  Vacant                                2850-V           853        0.1%
           111  Vacant                                3240-V         1,569        0.1%
           120  Vacant                                3700-V         9,319        0.8%
                Vacant                                  3999           417        0.0%
           132  Vacant                                4200-V        16,562        1.5%
           136  Vacant                                4380-V         3,404        0.3%
           138  Vacant                                4383-V         1,279        0.1%
           139  Vacant                                4385-V           995        0.1%
           142  Vacant                                4393-V         1,951        0.2%
           145  Vacant                                4450-V         4,788        0.4%
------------------------------------------------------------------------------------------------------------------------------------
                      Sub-Total (SF):                               60,468        5.4%                         1,125,888      100.0%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                Total Building NRA (SF):                         1,125,888                        Cumulative Rollover:        100.0%
====================================================================================================================================


                                 Rollover Chart

                               [GRAPHIC OMITTED]

                          [DATA POINTS TO BE SUPPLIED]



Stacking Plan for North Tower

                                     3 of 3

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Rollover Exposure                                                         [LOGO]
CENTURY PLAZA TOWERS                                        CENTURY PLAZA TOWERS
2029 and 2049 Century Park East * Concourse (Retail) Level

====================================================================================================================================
Rollover        Tenant Name/                                     Occupied      Percentage        Expiry     Cumulative      Rollover
  Year     No.  Description                           Suite      Area (SF)     of Building        Date         SQFT          Percent
------------------------------------------------------------------------------------------------------------------------------------
1995        6   Wall Street Deli                      BLC-08      8,500          28.6%            Oct-96
            2   RealComm                              BLC-02        500           1.7%            Dec-96
------------------------------------------------------------------------------------------------------------------------------------
                           Sub-Total (SF):                        9,000          30.3%                          9,000          30.3%
------------------------------------------------------------------------------------------------------------------------------------
1997       10   Samaha Celeb. Ctrs                    BLC-12        590           2.0%            Aug-97
           11   David Hunter                          BLC-13      1,020           3.4%            Oct-97
            8   Omega Travel                          BLC-10        650           2.2%            Nov-97
------------------------------------------------------------------------------------------------------------------------------------
                           Sub-Total (SF):                        2,260           7.6%                         11,260          37.9%
------------------------------------------------------------------------------------------------------------------------------------
1998       16   Sutherland                            BLC-18      1,468           4.9%            Jun-98
------------------------------------------------------------------------------------------------------------------------------------
                           Sub-Total (SF):                        1,468           4.9%                         12,728          42.8%
------------------------------------------------------------------------------------------------------------------------------------
1999        1   Kalousdian                            BLC-01        562           1.9%            Feb-99
           14   Emporium Plus                         BLC-16      2,070           7.0%            Oct-99
------------------------------------------------------------------------------------------------------------------------------------
                           Sub-Total (SF):                        2,632           8.9%                         15,360          51.7%
------------------------------------------------------------------------------------------------------------------------------------
2000       15   Office Supplies                       BLC-17      1,475           5.0%            Mar-00
            5   Pasqua                                BLC-07      1,062           3.6%            Oct-00
------------------------------------------------------------------------------------------------------------------------------------
                           Sub-Total (SF):                        2,537           8.5%                         17,897          60.2%
------------------------------------------------------------------------------------------------------------------------------------
2002        4   First L. A. Bank                      BLC-04      5,724          19.3%            Jun-02
------------------------------------------------------------------------------------------------------------------------------------
                           Sub-Total (SF):                        5,724          19.3%                         23,621          79.5%
------------------------------------------------------------------------------------------------------------------------------------
2006       12   Emack & Bolio's                       BLC-14        850           2.9%            Jun-06
           18   Kourash Bakhshayandeh                 BLC-24      1,394           4.7%            Nov-06
------------------------------------------------------------------------------------------------------------------------------------
                           Sub-Total (SF):                        2,244           7.5%                         25,865          87.0%
------------------------------------------------------------------------------------------------------------------------------------
            7   Unallocated                                         247           0.8%
            3   Always Vacant                         BLC-03        788           2.7%
            9   Vacant                                BLC-11        631           2.1%
           13   Vacant                                BLC-15      1,675           5.6%
           17   Always Vacant                         BLC-19        518           1.7%
------------------------------------------------------------------------------------------------------------------------------------
                           Sub-Total (SF):                        3,859          13.0%                         29,724         100.0%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   Total Building NRA (SF):                      29,724                          Cumulative Rollover:         100.0%
====================================================================================================================================


                                 Rollover Chart

                                 Rollover Chart

                               [GRAPHIC OMITTED]

                          [DATA POINTS TO BE SUPPLIED]



Stacking Plan for Concourse Level


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The rollover profile for the subject during the first three years and five years of the holding period totals 33 percent and 51 percent, respectively. As shown in the chart, the maximum lease expirations during any single year totals
12.9 percent of the property, and the overall expiration schedule is distributed fairly favorably. The subject expiration schedule for the first three and five years was compared with the comparable sales data in the Sales Comparison Approach. Excluding items I-1 (Century City North) the subject is positioned generally below the comparable sales data when considered on total releasing exposure during the first five years of the investment.

Market Rent

     The subject is located in Century City, and competes most directly with other high-rise office properties in this submarket. The subject also competes directly and indirectly with other buildings located in the adjacent westside submarkets of Beverly Hills, Westwood, Brentwood, and Santa Monica. There is also some secondary competition on the basis of cost from buildings located in the Olympic corridor of West Los Angeles, the Miracle Mile, and Culver City.

Westside Los Angeles Market Rent Overview

     A general range in five-year effective rental rates for buildings in the competitive westside markets is summarized below. The range is based on our extensive office building appraisal experience in this market area. "Effective Rental Rate" as used in this chart is defined as the average per-square-foot rental rate received over the term of the lease by the landlord. The effective rent incorporates adjustments for free rent received by the tenant. The figures do not include deductions for variances in tenant allowances, and do not include any adjustments for the "time value" of funds received over the term of the lease. Actual rents for office buildings fluctuate considerably within each submarket based on building quality, specific location within the submarket and numerous other factors. Rental rates are also "dynamic" and can increase or decrease with changes in market conditions.

             Typical 5-Year Effective FSG Rental Rates( Annual PSF)

Competitive                     Trophy
Submarkets                      Class            Class A           Class B
----------                      -----            -------           -------
Century City                    $36.00-$45.00    $24.00-$28.00     $21.00-$24.00
Santa Monica                    $30.00-$33.00    $27.00-$30.00     $21.00-$24.00
Olympic Corridor/West L.A.      $26.00           $24.00            $17.00
Miracle Mile/East Bev. Hills    N/A              $22.00            $16.00
Westwood                        $30.00-$33.00    $24.00-$27.00     $21.00
Brentwood                       $25.00           $24.00            $21.00
Bev.  Hills Triangle            N/A              $27.00-$30.00     $22.00
Culver City (Fox Hills)         N/A              $17.00-$22.00     $15.00

     The chart provides an overview of the "typical" 5-year market rental rates for office buildings located in the competitive westside submarkets. The highest rental rates for Class A buildings are achieved in the Century City, Beverly Hills Triangle, Santa Monica, and

================================================================================

                                       62

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Westwood submarkets. The peripheral submarket locations in Culver City or the adjacent Howard Hughes Center, or along the Olympic Boulevard corridor in West Los Angeles achieve proportionately lower rental rates. The Miracle Mile district located immediately east of Beverly Hills also includes several newer, very good quality Class A buildings.

     The subject is a landmark property in a desirable westside market. Within the Century City market the subject office towers are positioned in the upper tier of the marketplace in terms of quality and appeal. There are two "trophy" caliber buildings in Century City, the SunAmerica Tower (1999 Avenue of the Stars) and Fox Plaza (2121 Avenue of the Stars.) These two properties have historically been at or near full occupancy and achieve a rental premium above all other buildings in the marketplace. The subject Century Plaza Towers are positioned below these trophy properties, but are ranked as an upper tier Class A property, with the remaining buildings in the market positioned to varying degrees below the subject.

     We based market rent estimates for the subject on an analysis of current quoted terms for currently available space in competitive Century City buildings, a comparison with pending and signed leases for space in directly and indirectly competitive properties, discussions with landlords and brokers currently active in the market, and an analysis of recently signed subject leases. The data is summarized on the accompanying pages and discussed below.

Century City - Quoted Rental Survey

     The asking rental survey on the following pages, conducted during November and December, 1996 covers 20 competitive office properties located in the Century City marketplace (including the subject). The survey summarizes the current availabilities both a direct and sublease basis, and the quoted annual per-square-foot rental rates. The competitive buildings are presented according to name and location, building size, height, and age, parking facilities and rates, and current availabilities and asking rental rates.

     The comparable rental data is categorized by ranking within the Century City submarket, based on qualitative ratings, and is restated from the Market Analysis section of this appraisal. The three "tiers", or categories of properties were discussed in the Market Analysis. The discussion below provides an overview of the competitive properties. Refer to accompanying aerial photograph for locations.

     Item C-1 is the SunAmerica (formerly Broad Inc.) headquarters building located at 1999 Avenue of the Stars. This is the most recent development in Century City and one of the newest projects in Los Angeles, and represents the premier office property in southern California. The property was developed by JMB, who subsequently placed a participating mortgage on the property during January, 1991. The property is fully leased excluding sublease space. The major tenants include SunAmerica, (100,000 SF) which relocated to this building from Brentwood during the fourth quarter of 1993, O'Melveny & Meyers (60,000 SF), Bear Stearns (50,000 SF), Morgan Stanley (25,000 SF), Perkins Coie (30,000 SF), Pircher Nichols & Meeks (40,000 SF), Ernst & Young (50,000 SF), Katten Muchin Zavis (60,000 SF), and Kaye Scholer (60,000 SF). Many of the leases were structured with initial contract rental rates in the range of $35 to $40

================================================================================

                                       63

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            CENTURY CITY

                                     Rental and Occupancy Survey of Competitive Office Buildings

====================================================================================================================================
                                                  Building Information                                                     Overall
Item   Building Name I                    No.of        Area     Avg. Fir.    Year         Available Space (SF)          Availability
No.    Location                          Stories       (SF)     Area (SF)    Built        Floor(s)    Direct   Sublease     (SF)
------------------------------------------------------------------------------------------------------------------------------------
C-11   Century Park Building               15        310,000      20,667     1970         Ground       8,720          0
       1800 Century Park East                                                               2-15     147,702          0      Total
                                                                                            ----     -------          -
                                                                                                     154,422          0    154,422
------------------------------------------------------------------------------------------------------------------------------------
C-12   The 1008 Building                   21        487,177      23,199     1970             17       3,618          0
       I Soft Century Park East                                                             2-21     110,568          0      Total
                                                                                            ----     -------          -
                                                                                                     114,186          0    114,186
------------------------------------------------------------------------------------------------------------------------------------
C-13   Gateway East                        14        308,000      22,000     1964         Ground       1,308          0
       1800 Avenue of the Stars                                                             4-14      13,427          0      Total
                                                                                            ----     -------          -
                                                                                                      14,735          0     14,735
------------------------------------------------------------------------------------------------------------------------------------
C-14   Gateway West                        14        242,900      17,350     1963         Ground       1,348          0
       1 801 Avenue of the Stars                                                            2-14      68,374          0      Total
                                                                                            ----     -------          -
                                                                                                      60,720          0     69,720
------------------------------------------------------------------------------------------------------------------------------------
C-15   1900 Avenue of the Stars            28        551,819      19.708     1969         Ground           0     21,427
       1900 Avenue of the Stars                                                             2-27      86,198          0      Total
                                                                                            ----     -------          -
                                                                                                      86,198     21,427    107,623
------------------------------------------------------------------------------------------------------------------------------------
C-18   1901 Avenue of the Stars            20        450,699      22.535     1968         5 & 19           0     11,256
       1901 Avenue of the Stars                                                             2-17      90,703          0      Total
                                                                                            ----     -------          -
                                                                                                      90,703     11,258    101,959
------------------------------------------------------------------------------------------------------------------------------------
                  Second Tier Totals      210      4,040,073      18.536                Occupied     674,652    107,420  Vacant
                                                                                                --------------------------
                                                                                                         782,142
                                                                                                         Total SF
====================================================================================================================================

====================================================================================================================================
                                            Quoted                   Occupancy      Parking        Monthly                   1996
Item   Building Name/                     Annual Rent        Lease      Ratio        Ratio/        Parking     Rentable      Taxes/
No.    Location                          PSF      PSF         Type    Incl. SL)     1,000 SF       Rates        Factor      Exp PSF
------------------------------------------------------------------------------------------------------------------------------------
C-11   Century Park Building            $22.20 - $22.20       FSG       50.2%         3.00            $99        1.13        $8.70
       1800 Century Park East           $22.20 - $22.20       FSG                                    $105

------------------------------------------------------------------------------------------------------------------------------------
C-12   The 1008 Building                $21.00 - $21.00       FSG       75.6%         2.00           $121        1.20        $9.00
       I Soft Century Park East         $19.20 - $25.20       FSG                                    $143
                                                                                                     $258
------------------------------------------------------------------------------------------------------------------------------------
C-13   Gateway East                     $20.40 - $24.00       FSG       95.2%         2.00           $100        1.14        $8.50
       1800 Avenue of the Stars         $20.40 - $24.00       FSG                                    $185

------------------------------------------------------------------------------------------------------------------------------------
C-14   Gateway West                     $21.60 - $26,40       FSG       71.3%         2.00            $85        1.14        $7.50
       1 801 Avenue of the Stars        $21.60 - $28,40       FSG                                    $117
                                                                                                     $155
------------------------------------------------------------------------------------------------------------------------------------
C-15   1900 Avenue of the Stars         $20.40 - $20.40       FSG       80.5%         3.00           $100        1.14       $10.50
       1900 Avenue of the Stars         $22.20 - $28.20       FSG                                    $250

------------------------------------------------------------------------------------------------------------------------------------
C-18   1901 Avenue of the Stars         $19.00 - $24.00       FSG       77.4%         3.00           $100        1.14       $10.50
       1901 Avenue of the Stars         $22.20 - $26.40       FSG                                    $250

------------------------------------------------------------------------------------------------------------------------------------
                  Second Tier Totals    $21.10   $24.99               Averages        2.64           $106        1.14        $9.30
                                      Wtd.  Avg.  Rental Rate           80.6%                        $170
                                                                                                     $239
====================================================================================================================================



Third Tier - Class "B" Buildings                                                                                       November 1996
====================================================================================================================================
                                                  Building Information                                                     Overall
Item   Building Name/                     No.of        Area     Avg. Fir.    Year         Available Space (SF)          Availability
No.    Location                          Stories       (SF)     Area (SF)    Built        Floor(s)    Direct   Sublease     (SF)
------------------------------------------------------------------------------------------------------------------------------------
C-17   ABC Entertainment Center            5         180,000      36,000     1975               Conc   18,258       0
       2020 Avenue of the Stars                                                                    3    2,400       0       Total
                                                                                                   -    -----       -
                                                                                                       20,658       0      20,558
------------------------------------------------------------------------------------------------------------------------------------
C-16   ABC Entertainment Center            5         180,000      38,000     1975         Plaza-Conc   14,250       0
       2040 Avenue of the Stars                                                                    4   37,238       0       Total
                                                                                                   -   ------       -
                                                                                                       51,406       0      51,486
------------------------------------------------------------------------------------------------------------------------------------
C-19   1930 century Park West              4          58,285      14,068     1972             Ground        0       0
       1930 Century Park West                                                                      0        9       0       Total
                                                                                                   -        -       -
                                                                                                            0       0           0
------------------------------------------------------------------------------------------------------------------------------------
C-20   Fox Sports Building                 5         115,000      23,000     1970             Ground        0       0
       10000 Santa Monica Blvd.                                                                    0        2       0       Total
                                                                                                   -        -       -
                                                                                                            0       0           0
------------------------------------------------------------------------------------------------------------------------------------
                      Third Tier Totals   19         331,265      27,901                    Occupied   72,144       0 Vacant
                                                                                                   --------------------
                                                                                                          72,144
                                                                                                         Total SF
====================================================================================================================================


====================================================================================================================================
                                            Quoted                   Occupancy      Parking        Monthly                   1996
Item   Building Name/                     Annual Rent        Lease      Ratio        Ratio/        Parking     Rentable      Taxes/
No.    Location                          PSF      PSF         Type    Incl. SL)     1,000 SF       Rates        Factor      Exp PSF
------------------------------------------------------------------------------------------------------------------------------------
C-17   ABC Entertainment Center         $19.20 - $19.20       FSG       88.5%         3.00           $121        1.14       $13.74
       2020 Avenue of the Stars         $19.20 - $19.10       FSG                                    $225

------------------------------------------------------------------------------------------------------------------------------------
C-16   ABC Entertainment Center         $10.20 - $19.20       FSG       71.4%         3.00           $121        1.14       $13.74
       2040 Avenue of the Stars         $19.20 - $19.20       FSG                                    $225

------------------------------------------------------------------------------------------------------------------------------------
C-19   1930 century Park West            ---   -  ---         ---      100.0%         3.00           $100        1.13        $9.00
       1930 Century Park West            ---   -  ---         ---                                    $150

------------------------------------------------------------------------------------------------------------------------------------
C-20   Fox Sports Building               ---   -  ---         ---      100.0%         3.00           $110        1.18        $9.00
       10000 Santa Monica Blvd.          ---   -  ---         ---                                    $125
                                                                                                     $150
------------------------------------------------------------------------------------------------------------------------------------
                      Third Tier Totals $19.20 - $19.20               Averages        3.00           $113        1.14       $11.37
                                        Wtd. Avg. Rental Rate           86.4%                        $161
                                                                                                     $150
====================================================================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                                     Survey

                                                            Income Approach
================================================================================

     per-square-foot annually, and most included annually or periodic increases. This building essentially re-established an upper tier to the westside marketplace. The location adjacent to the Century City Shopping Center is considered a locational advantage in term of amenities. Much of the recent leasing activity has involved subleasing. As shown on the subsequent comparable lease chart, leases signed for space in this building during 1995 and 1996 have contract rental rates of $35 per-square-foot or greater, and include annual increases. These leases also included relatively minimal tenant allowances. Recent leasing in this property has included Canadian Imperial Bank (3,700 SF), and Harvey Entertainment (7,200).

     Item C-2 is Fox Plaza, a "trophy" office tower located in the southerly portion of Century City, adjacent to the existing 20th Century Fox studio property. This 34-story building was developed in 1986 by Marvin Davis' group (Miller-Klutznick-Davis-Gray Company), who subsequently sold the property to a LaSalle fund in 1988 for about $450 per-square-foot. The building is currently 99 percent leased, and major tenants include 20th Century Fox, Christensen, White (65,000 square feet), Jeffers, Mangels Butler (65,000 square feet) Marvin Davis (45,000 square feet), and Proskaur, Rose, et al (40,000 square feet). Fox recently renewed its lease in this building for a 10-year term, covering 210,000 square feet at a reported effective rental rate of $27.00 per-square-foot (no tenant improvements). Jeffer, Mangels, et al, recently signed a 10,000 square foot lease for a 5 year term at an effective rent of $38 per-square-foot. Proskaur recently signed a lease to relocate to Century Plaza Towers during third quarter 1997.

     Item C-3 is the Century City North building, which recently sold to a fund advised by Heitman (refer to Sales Comparison Approach). This building enjoys unobstructed views to the north, and although completed in 1971 the property competes with the "upper tier" properties in the market. The building contains asbestos and is currently only partially fire sprinklered. Major tenants include Loeb & Loeb (38,000 SF), Princess Cruises (25,000 SF), Sitmar Cruises (60,000 SF), and Triad Artists (45,000
     SF). The contract rental rates for many of these tenants are above current market levels, and the rollover exposure for the building during 1997 is significant. There has been relatively little leasing in this property during the past two years due primarily to ownership issues. The quoted rental rates for currently available direct space is from $24.00 to $30.00 per-square-foot annually. The new ownership is expected to invest significant additional capital in the property and to increase rental rates.

     Items C-6 and C-7 represent the Northrop Plaza project, a two-building development located at the adjacent to the southeast corner of Century Park East and Santa Monica Boulevard. The buildings were completed in 1970 and 1984 by Northrop Corporation, who sold the buildings in February, 1990 to CalSTRS for approximately $400 PSF of rentable area, subject to a 10-year leaseback for a significant portion of the space to Northrop (130,000 SF). Several of the major tenants in these buildings at the time of sale, including O'Melveny and Meyers and Bear Sterns, subsequently relocated (prior to the end of their lease terms) to the new 1999 Avenue of the Stars development (refer to C-1). The project is currently 95 percent leased on a direct basis. The quoted

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                                                                 Income Approach
================================================================================

     rental rate for the available space is from $21.60 to $24.00 per-square-foot annually. A major lease for an 80,000 square-foot premises and building top signage was signed during 1995 with Herbalife. The tenant relocated from a portion of its premises in an LAX building. The 10-year lease has an initial per-square-foot rent of $21.60, with an increase to $25.20 in year six. The tenant received a $50 per-square-foot buildout allowance. Leasing activity during 1996 has included Near North Insurance (16,000 SF), Inter Office (17,000 SF) and Korn Ferry (30,000 SF).

     Item C-8 is the Century Park Plaza building, which was completed in 1973, and contains asbestos materials. A fire sprinkler/life safety system is currently being installed. The property is currently 88 percent leased. The major tenants include Barrister's Executive Suites (30,000 SF), Troy & Gould (30,000 SF), Admarketing (25,000 SF), Daniels & Baretta (20,000 SF), Goldman & Kagon (15,000 SF), and Caesars World (15,000 SF). The rollover exposure from existing tenants in this building includes nearly 40 percent of the property during 1997-1998. Recent leasing activity in this building has been structured at effective rents from about $20 to $24 per-square-foot with relatively minimal tenant allowances. The building has relatively small floorplates and offers excellent views.

     Items C-9 and C-10 are the Watt Towers, "twin" 23-story office towers completed in 1982 and containing a combined rentable area of 824,000 SF. The major tenants in these buildings include entertainment, law, and accounting firms, including Price, Raffel and Associates Cineplex Odeon, Imagine Films, Towers, Perrin, Foster, and Crosby. The project is currently 91 percent leased on a direct basis, and the quoted rental rate for available office space is from $19.20 to $25.20 per-square-foot annually. Recent leases for tenants in the 2,000 to 20,000 SF range have been structured at three- and five-year effective rental rates in the $19.00 to $21.00 per-square-foot range with minimal tenant allowance. The landlord has reportedly experienced difficulty funding tenant improvements, and the lease transactions (refer to comparable lease chart) reflect low rental rates due to "as is" or minimal buildout.

     Item C-11 is the Century Park building, which has recently been aggressively leasing space. A capital program for fire sprinkler installation and related asbestos abatement was recently completed. The landlord reportedly has sufficient capital and has been negotiating "build-to-suit" leases with significant tenant improvements for raw space (which has been abated). The building is currently 50 percent leased on a direct basis, and the quoted asking rental rate for available space is $22.20 per-square-foot annually. As shown on the subsequent comparable lease exhibit there has been significant new leasing in the building during 1996, including major leases to Price Waterhouse (37,000 SF) and Coopers & Lybrand (21,000 SF), Electric Ideas (30,000 SF) and Left Bank Advertising (10,000 SF). Effective rental rates for recent leases have ranged from approximately $21.00 to $25.50 per-square-foot for 5- to 10-year lease terms. This building has contiguous space available up to approximately 40,000 square feet.

================================================================================

                                       65

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                                                                       WAKEFIELD

                                                                 Income Approach
================================================================================

     Item C-12 is 1888 Century Park East, formerly the Orion Pictures Building. The property was completed during 1970, is partially fire sprinklerd and partially abated of asbestos. The major tenants include Turner Broadcasting (75,000 SF), Orion Pictures (50,000 SF), and Armstrong & Hirsch (25,000 SF). Turner recently merged with Time Warner and has begun to reduce its staffing level at this and other locations in the westside market. Orion recently agreed to terms for a renewal and expansion of its premises to about 85,000 square feet for a 7-year term. The tenant will achieve a low effective rental rate of about $18.00 over the term, but the space is considered the least desirable in the building and the landlord will provide minimal tenant improvements. The property is currently 77 percent leased on a direct basis, excluding the Orion renewal and expected future downsizing by Turner. Available space is being marketed at asking rents from $19.20 to $25.20 per-square-foot.

     Items C-15 and C-16 are assets of Shuwa Corporation, who acquired the properties in 1986. The buildings contain asbestos and have been in the process of abatement and fire/life safety retrofit during the past several years. Other capital work involving upgrading the mechanical and elevator systems and common areas has also been in progress. The two properties have a combined rentable area of 1,002,518 square feet. Major tenants include Greenberg, Glusker, which renewed in 1995 for approximately 75,000 SF, Sonnenblick Goldman, Winberg Zipser, and Gipson Hoffman. The buildings are currently 82 percent leased on a direct basis. Other new and renewal leasing in these buildings during the past two years included Fenigstein & Kaufman (12,000 SF), Folger & Levin (8,600 SF), and Sanders, Barnet (15,000
     SF), as well as, several smaller tenants including City News Service (3,400
     SF). The landlord (Shuwa) has experienced capital problems in recent years, and reportedly does not have funds for tenant improvements or leasing commissions, so the property has not been "actively" marketed for lease.

     Comparable Century City Lease Data

     The exhibit on the accompanying pages summarizes the terms of 43 leases signed for space in seven Century City office buildings during roughly the past 18 months. The data includes leases in a range from "top tier" to "second tier' buildings, as categorized previously. The subject is rated in the "top tier' of Century City buildings, positioned within this category below SunAmerica Center (CC-1) and Fox Plaza, and above Century City North (CC-5) on the comparable lease exhibit.

     The leases cover a range in tenant sizes, rental rates, and concessions packages. While the structure of the leases in the market can. vary significantly in terms of tenant allowances and other concessions, the overall lease packages are fairly consistent based on the relationship between the relative appeal of the building and the discounted value of the lease to the landlord. "Raw" space, or suites that have not been previously improved represent a frequent exception, however, as the landlord must compete economically in some cases in which second generation space can be used "as is" or redemised at substantially reduced costs. The comparable lease chart includes detail of the tenant sizes, contract rental

================================================================================

                                       66

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                                             Annual PSF Rent
-------  -------------------- ----- ----------- -------- --------- --------------- --------- ------------- ------------ ------------
                                                                                                                         Effective
Item    Property Location     Lease    Area       Term     Initial    Adjustments   Expense   Concessions/    Effective     Rent
No.                            Date Leased (SF)                                     Basis     Comments        FSG Rent   Adjusted
                                                                                                                PSF       for Tls
-------  -------------------- ----- ----------- -------- --------- --------------- --------- ------------- ------------ ------------
                                                                                             $28 psf TI        5.5 years

                       d)      1996      16,700  120 mos.   $28.32   Avg. Over term   FSG    None free            $28.32      $25.62
                                                                                             $27 psf TI          5 years

                       e)      1996      17,000   60 mos.   $21.12       Flat         FSG    None free;           $21.12      $16.72
                                                                                             $22 psf TI          5 years

                       f)      1996      16,500  120 mos.   $24.00   Year 6: $26.40   FSG    9 mos. Free rent;    $23.40      $19.60
                                                                                             $38 psf TI         10 years

                       g)      1996      13,000   60 mos.   $19.80       Flat         FSG    None free;           $19.80      18.40
                                                                                             $7 psf TI           5 years

                       h)      1996       2,800   60 mos.   $20.40       Flat         FSG    None free;           $20.40      $19.40
                                                                                             $5 psf TI           5 years

                       i)      1995      80,000  120 mos.   $21.60   Year 6: $25.20   FSG    None free;           $23.40
                                                                                             $50 psf TI         10 years
                                                                                             Building Signage

                       j)      1995       2,500   60 mos.   $19.80    Yr 3:  $22.80   FSG    $30 psf TI           $21.60      $15.60
                                                                                                                 5 years

                       k)      1995       1,500   48 mos.   $19.80       Flat         FSG    $10 psf TI           $19.80      $17.30
                                                                                                                 4 years

                       l)      1995       4,500   60 mos.   $20.40       Flat         FSG    $8 psf TI            $20.40      $18.80
                                                                                                                 5 years
-------  -------------------- ----- ----------- -------- --------- --------------- --------- ------------- ------------ ------------
        Watt Plaza
        1875 Century Park East
        1925 Century Park East
                       a)      1996       6,000   36 mos.   $21.00       Flat         FSG    None free;           $21.00      $20.00
                                                                                             $3 psf TI           3 years

                       b)      1996      9,200    60 mos.   $20.76       Flat         FSG    1 mo. Free rent;     $20.41      $16.81
                                                                                             $18 psf TI          5 years

                       c)      1996     10,000    60 mos.   $20.40       Flat         FSG    None free;           $20.40      $19.40
                                                                                             $5 psf TI           5 years

                       d)      1996      19,000   66 mos.   $19.80       Flat         FSG    None free;           $19.80      $18.71
                                                                                             $6 psf TI           5 years

                       e)      1996       4,200   36 mos.   $20.88       Flat         FSG    $9 psf TI            $20.88      $17.88
                                                                                                                 3 years
====================================================================================================================================

====================================================================================================================================
                                                             Annual PSF Rent
-------  -------------------- ----- ----------- -------- --------- --------------- --------- ------------- ------------ ------------
                                                                                                                         Effective
Item    Property Location     Lease    Area       Term     Initial    Adjustments   Expense   Concessions/    Effective     Rent
No.                           Date  Leased (SF)                                     Basis     Comments        FSG Rent   Adjusted
                                                                                                                PSF       for Tls
-------  -------------------- ----- ----------- -------- --------- --------------- --------- ------------- ------------ ------------
                       c)      1996      15,000   60 mos.   $24.00       Flat         FSG    None                 $24.00      $24.00
                                                                                                                5 years

                       d)      1996       1,100   38 mos.   $21.60       Flat         FSG    2 mos. Free rent;    $20.46      $18.79
                                                                                             $5 psf TI          3 years

                       e)      1995       8,000   60 mos.   $19.56       Flat         FSG     $20 psf TI          $19.56      $15.56
                                                                                                                             5 years
====================================================================================================================================

                               DISCOUNTED CASH FLOW ANALYSIS

        Century Plaza Towers * 2029 & 2049 Century Park East * 12 year holding period

=====================================================================================================
12-year holding period beginning 1/1/97     1                2                3                4
                                          CY 1997         CY 1998          CY 1999          CY 2000
-----------------------------------------------------------------------------------------------------
INCOME
  Potential Rental Revenue              53,288,604       57,678,506       59,223,958       60,829,894
  Absorption & Turnover Vacancy           (896,166)      (1,473,101)        (869,441)      (2,000,132)
  Base Rent Abatements                    (846,300)         (48,265)               0                0
  Miscellaneous Rental Revenue             533,804          342,027          199,661          176,828
  CPI & Other Adjustment Revenue           671,042          420,247          240,186          251,737
  Retail Sales Percent Revenue              44,366           46,634           48,844           42,775
  Expense Reimbursement Revenue          1,640,733        2,079,975        2,567,658        2,997,562
  Miscellaneous Revenue                 13,355,840       13,984,580       14,817,026       16,468,205
-----------------------------------------------------------------------------------------------------
Potential Gross Income                  67,791,923       73,030,603       76,227,892       78,766,869
-----------------------------------------------------------------------------------------------------
  Vacancy/ Collection Loss              (3,389,597)      (3,651,530)      (3,811,394)      (3,938,344)
  Average 13-yr Vacancy (%) is 7.4%            6.3%             7.0%             6.1%             7.5%
-----------------------------------------------------------------------------------------------------
Effective Gross Income                  64,402,326       69,379,073       72,416,498       74,828,525
=====================================================================================================

EXPENSES
  Reimbursable Expenses                 22,834,447       23,726,827       24,540,151       25,282,122
  Office & Retail Expenses               3,331,128        3,447,718        3,568,388        3,693,281
-----------------------------------------------------------------------------------------------------
Operating Expenses                      26,165,575       27,174,545       28,108,539       28,975,403
-----------------------------------------------------------------------------------------------------
        Operating Expense Ratio               40.8%            39.2%            38.8%            38.7%

-----------------------------------------------------------------------------------------------------
NET OPERATING INCOME                    33,236,751       42,204,528       44,307,959       45,853,122
=====================================================================================================

DEDUCTIONS
  Tenant Improvements                    5,283,032        3,886,214        2,685,925        3,893,783
  Leasing Commissions                    2,250,355        1,414,174          966,032        1,403,373
  Capital Costs & Reserves               8,140,477          703,333          488,989          506,103
-----------------------------------------------------------------------------------------------------
Total Deductions                        15,673,864        6,003,721        4,140,946        5,803,259
-----------------------------------------------------------------------------------------------------

=====================================================================================================
NET CASH FLOW                           22,562,887       36,200,807       40,167,013       40,049,863
=====================================================================================================

-----------------------------------------------------------------------------------------------------
CASH ON CASH                                   4.8%             7.7%             8.6%             8.6%
-----------------------------------------------------------------------------------------------------

=====================================================================================================
                                            5                6                7                 8
                                         CY 2001          CY 2002          CY 2003           CY 2004
-----------------------------------------------------------------------------------------------------
INCOME
  Potential Rental Revenue              61,991,627       63,116,000       65,715,369       66,983,676
  Absorption & Turnover Vacancy         (1,012,062)      (1,643,350)      (2,643,335)      (2,989,967)
  Base Rent Abatements                           0                0                0                0
  Miscellaneous Rental Revenue             110,897           79,558           78,865           66,288
  CPI & Other Adjustment Revenue           150,996          188,746          425,148          588,005
  Retail Sales Percent Revenue              72,578           76,218           79,985           83,884
  Expense Reimbursement Revenue          3,543,792        3,949,168        4,229,498        4,126,460
  Miscellaneous Revenue                 17,033,325       17,618,223       18,223,592       18,850,149
-----------------------------------------------------------------------------------------------------
Potential Gross Income                  81,890,353       83,384,563       86,109,122       87,708,495
-----------------------------------------------------------------------------------------------------
  Vacancy/ Collection Loss              (4,094,518)      (4,169,228)      (4,305,456)      (4,385,425)
  Average 13-yr Vacancy (%) is 7.4%            6.2%             7.0%             0.1%             8.4%
-----------------------------------------------------------------------------------------------------
Effective Gross Income                  77,795,835       79,215,335       81,803,666       83,323,070
=====================================================================================================

EXPENSES
  Reimbursable Expenses                 26,146,674       26,949,726       27,779,556       28,648,952
  Office & Retail Expenses               3,822,548        3,956,336        4,094,807        4,238,126
-----------------------------------------------------------------------------------------------------
Operating Expenses                      29,969,222       30,906,062       31,874,363       32,887,078
-----------------------------------------------------------------------------------------------------
        Operating Expense Ratio               36.5%            39.0%            39.0%            39.5%

-----------------------------------------------------------------------------------------------------
NET OPERATING INCOME                    47.826,613       48,309,273       49,929,303       50,435,992
=====================================================================================================

DEDUCTIONS
  Tenant Improvements                    2,157,564        4,248,378        4,802,702        5,848,227
  Leasing Commissions                      722,538        1,909,067        2,104,034        2,230,783
  Capital Costs & Reserves                 523,817          542,151          561,126          580,765
-----------------------------------------------------------------------------------------------------
Total Deductions                         3,403,919        6,699,596        7,467,862        8,659,775
-----------------------------------------------------------------------------------------------------

=====================================================================================================
NET CASH FLOW                           44,422,694       41,609,677       42,461,441       41,776,217
=====================================================================================================

-----------------------------------------------------------------------------------------------------
CASH ON CASH                                   9.5%             8.9%             9.1%             8.9%
-----------------------------------------------------------------------------------------------------

=======================================================================================================================
                                             9              10               11                 12             13
                                          CY 2005         CY 2006          CY 2007           CY 2008         CY 2009
-----------------------------------------------------------------------------------------------------------------------
INCOME
  Potential Rental Revenue              68,722,996       70,642,963       72,815,038       76,890,842       81,374,161
  Absorption & Turnover Vacancy         (2,344,820)      (1,168,811)      (3,347,980)      (3,409,998)      (4,446,164)
  Base Rent Abatements                           0                0                0                0                0
  Miscellaneous Rental Revenue              45,000                0                0                0                0
  CPI & Other Adjustment Revenue           733,900        1,063,393        1,245,476        1,281,145        1,612,954
  Retail Sales Percent Revenue              87,920           71,833           90,523           94,997           99,628
  Expense Reimbursement Revenue          4,143,034        4,690,617        5,171,225        4,923,941        4,591,552
  Miscellaneous Revenue                 19,498,637       20,169,821       20,864,496       21,583,486       22,327,639
-----------------------------------------------------------------------------------------------------------------------
Potential Gross Income                  90,886,667       95,469,816       96,838,778      101,364,413      105,559,770
-----------------------------------------------------------------------------------------------------------------------
  Vacancy/ Collection Loss              (4,544,333)      (4,773,491)      (4,841,940)      (5,068,221)      (5,277,989)
  Average 13-yr Vacancy (%) is 7.4%            7.6%             6.2%             8.5%             0.4%             9.2%

-----------------------------------------------------------------------------------------------------------------------
Effective Gross Income                  86,342,334       90,696,325       91,996,833       96,296,192      100,281,781
=======================================================================================================================

EXPENSES
  Reimbursable Expenses                 29,604,813       30,626,456       31,508,479       32,545,319       33,568,297
  Office & Retail Expenses               4,386,460        4,539,987        4,698,887        4,863,347        5,033,565
-----------------------------------------------------------------------------------------------------------------------
Operating Expenses                      33,991,273       35,166,443       36,207,366       37,408,666       38,601,862
-----------------------------------------------------------------------------------------------------------------------
        Operating Expense Ratio               39.4%            38.6%            39.4%            38.8%            38.5%

-----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                    52,351,061       55,529,882       55,789,472       58,887,526       61,679,919
=======================================================================================================================

DEDUCTIONS
  Tenant Improvements                    5,235,768        2,416,851        4,812,694        8,807,143       10,548,638
  Leasing Commissions                    1,970,041        1,042,216        2,111,308        3,521,865        3,673,884
  Capital Costs & Reserves                 601,092          622,130          643,905          666,441          689,767
-----------------------------------------------------------------------------------------------------------------------
Total Deductions                         7,806,901        4,081,197        7,567,907       12,995,449       14,912,289
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================
NET CASH FLOW                           44,544,160       51,448,685       48,221,565      724,371,186
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
CASH ON CASH                                   9.5%            11.0%            10.3%             9.8%              --
-----------------------------------------------------------------------------------------------------------------------

AVG. CASH ON CASH                           8.9%
FIVE YEAR AVERAGE                           7.8%
INITIAL CAP. RATE                           8.2%
------------------------------------------------
TERMINAL CAP. RATE                          9.0%
                                            1.0%
TRANSACTION COST
DISCOUNT RATE                              10.5%
------------------------------------------------
REVERSIONARY VALUE                  $678,479,109
------------------------------------------------
NET PRESENT VALUE (NPV)             $468,176,963
------------------------------------------------
NPV - Per Square Foot                    $205.13


===================================================================
                             VALUE MATRIX
                         Low-Range     Mid-Range          Hi-Range
     Discount Rate          10.0%            10.5%            11.0%
-------------------------------------------------------------------
 Net Present Value   $486,746,442     $468,176,963     $450,536,426
         NPV (PSF)        $213.26          $205.13          $197.40
===================================================================

                   Total Bldg (SF):      2,282,381



                Net Operating Income (NOI) vs Net Cash Flow (NCF)

                               [GRAPHIC OMITTED]

                          [DATA POINTS TO BE SUPPLIED]


================================================================================


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

rates and adjustments, and concessions (including tenant improvements and free rent). The "Effective FSG Rent PSF column shows the average annual rent over the term of the lease after deducting for free rent. The "Effective Rent Adjusted for TI's" column represents the previous effective rent adjusted for tenant improvement allowances (not discounted) divided by the number of years in the lease term.

     The comparable leases include several transactions which have relatively lower rents due to the inability (in some cases) of the landlords to fund tenant improvements. These leases are typically structured for relatively shorter terms (three to four years) and have effective rents which generally bracket $20 per-square-foot. Watt Plaza (item CC-3) includes a number of these lower rental rates in conjunction with minimal capital outlays by the landlord.

     Recent Subject Leasing Activity.

     The exhibit on the accompanying pages summarizes the terms of 19 recent
(1996) subject leases. The data is presented in order of elevation within the buildings, with lowest floors presented first. The data excludes short-term leases (generally three years of less).

     The 19 subject leases cover a range in premises sizes from 1,526 square feet to 53,440 square feet, and have lease terms from five to 15 years in length. The "effective" and "effective adjusted for TI" rents for the subject leases are summarized below.

                           Range in               Range in PSF
     Lease Length          PSF Effective Rent     Effective Rent Adjusted for TI
     ------------          ------------------     ------------------------------
     5 Years               $22.80 - $28.92        $18.48 - $26.24
     Predominant:          $22.80 - $25.80        $20.54 - $23.20

     8-12 Years            $24.00 - $27.00        $20.71 - $22.39
     Predominant:          $25.80 - $26.52        $20.71 - $22.39

     The ranges in effective and adjusted effective subject rental rates compares with the comparable lease data presented previously, and summarized below.

     Top Tier Buildings
     ------------------

     Item CC-1 - SunAmerica

                           Range in               Range in PSF
     Lease Length          PSF Effective Rent     Effective Rent Adjusted for TI
     ------------          ------------------     ------------------------------
     5 Years               $31.83 - $39.92        $28.23 - $38.92

     Second Tier Buildings

     Item CC-2 - Northrop Plaza

                           Range in               Range in PSF
     Lease Length          PSF Effective Rent     Effective Rent Adjusted for TI
     ------------          ------------------     ------------------------------
     5 Years               $19.80 - $21.60        $15.60 - $19.40

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                                                                 Income Approach
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     10 Years              $23.40 - $28.32        $18.40 - $25.62


     Item CC-3 - Watt Plaza
                           Range in               Range in PSF
     Lease Length          PSF Effective Rent     Effective Rent Adjusted for TI
     ------------          ------------------     ------------------------------
     5 Years               $19.80 - $20.41        $16.81 - $19.40


     Item CC-4 - 1880 Century Park East

                           Range in               Range in PSF
     Lease Length          PSF Effective Rent     Effective Rent Adjusted for TI
     ------------          ------------------     ------------------------------
     5 Years               $21.00                 $14.00 - $14.40


     10 Years              $22.20 - $25.56        $18.00 - $19.90


     Item CC-7 - 1801 Century Park East

                           Range in               Range in PSF
     Lease Length          PSF Effective Rent     Effective Rent Adjusted for TI
     ------------          ------------------     ------------------------------
     5 Years               $19.56-$24.00          $15.56 - $24.00


     The subject is rated in the "Top Tier" of the Century City market, but is positioned in a "subclass" below 1999 Avenue of the Stars and Fox Plaza. The comparison summarized in the tables above shows a strong trend in the relationship between achievable market rents for the subject in comparison with the other buildings in the market. The 1999 Avenue of the Stars data obviously positions this property in a class well above the remaining buildings included in this summary, while the recent subject lease data places the subject below this premiere property but above the remainder of the properties.

     The subject lease data was presented in order of level, or floor within the property. The lease dates for the subject lease data and the comparable leases in the competitive properties cover a range of roughly 18 months prior to the date of value for this appraisal. As discussed previously the vacancy rates in the westside market in general and Century City in particularly have declined measurably during this timeframe, including a decline in direct vacancy from
14.0 percent to 11.0 percent in the Century City market from year-end 1995 to the end of third quarter, 1996. The top tier buildings throughout the westside market area have very little space available for lease, and rental rates have increased during the past six months. A shortage of "contiguous" blocks of large space in the current market is another factor influencing rental rates upward. within the Century City market only two buildings (1880 and 1888 Century Park
East) offered two full floors of contiguous space for direct lease during November, 1996. The shortage of larger blocks of space suggests in conjunction with


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                                                                 Income Approach
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declining vacancy rates (including 3 full percentage points during the first three quarters of 1996 in Century City) is creating market rent "spikes" currently. The degree of these spikes and the duration of the market tightening is not conclusively established as of the date of this appraisal.

     The terms of a market lease can vary substantially based on the tenant allowance or other concessions requested by the tenant, the size of the premises, creditworthiness of the tenant, level (floor) within the building, and the length of the lease.

     Based on our analysis of the comparable data, including quoted terms and actual leases for competitive buildings, recent subject leasing activity, and discussions with market participants, we concluded the following average market rental rates for the subject building.

Floors 1-24
                               FSG          Mos.        Per Rentable SF
                           Annual Rent      Free        Tenant Improvements
Lease Term Initial PSF     Adjustments      Rent        New             Renew
----------------------     -----------      ----        ---             -----
5 Years        $24.00      Flat             None        $17.50          $5.00

         Effective Rent Over Term (net of free rent):             $24.00

         Effective Rent Adjusted for New TI:                      $20.50

         Effective Rent Adjusted for Renewal TI:                  $23.00






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                               FSG          Mos.        Per Rentable SF
                           Annual Rent      Free        Tenant Improvements
Lease Term  Initial PSF    Adjustments      Rent        New             Renew
----------  -----------    -----------      ----        ---             -----
10 Years        $24.00     10% Year 6       None        $25             $15
                            ($26.40)

         Effective Rent Over Term (net of free rent):             $25.20

         Effective Rent Adjusted for New TI:                      $22.70

         Effective Rent Adjusted for Renewal TI:                  $23.70

Floors 25-42
                               FSG          Mos.        Per Rentable SF
                           Annual Rent      Free        Tenant Improvements
Lease Term  Initial PSF    Adjustments      Rent        New             Renew
----------  -----------    -----------      ----        ---             -----
5 Years         $26.40     Flat             None        $17.50          $5.00

         Effective Rent Over Term (net of free rent):             $26.40

         Effective Rent Adjusted for New TI:                      $22.90

         Effective Rent Adjusted for Renewal TI:                  $25.40

                               FSG          Mos.        Per Rentable SF
                           Annual Rent      Free        Tenant Improvements
Lease Term  Initial PSF    Adjustments      Rent        New             Renew
----------  -----------    -----------      ----        ---             -----
10 Years        $26.40     10% Year 6       None        $25             $15
                            ($29.04)

         Effective Rent Over Term (net of free rent):             $27.72

         Effective Rent Adjusted for New TI:                      $25.22

         Effective Rent Adjusted for Renewal TI:                  $26.22

Floors 43-44
                               FSG          Mos.        Per Rentable SF
                           Annual Rent      Free        Tenant Improvements
Lease Term  Initial PSF    Adjustments      Rent        New             Renew
----------  -----------    -----------      ----        ---             -----
5 Years         $21.00     Flat             None        $17.50          $5.00



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Other Income Sources

     Other revenue sources for the subject property have included parking income, storage income, and miscellaneous other income sources including tenant charges and direct HVAC and utility reimbursements. Projections for these categories are discussed below.

     Parking Income

     We reviewed summaries of, operating statements submitted by Standard Parking for the subject parking garage operation covering the period 1991 through 1995 (year end actual) and year-to-date (through June) 1996, as well as a 1996 parking budget. The data is summarized on the accompanying page, including a breakdown of revenues by category (monthly, validations, transient, etc.). The "Total Expenses" line item includes only the parking operator's expenses, and does not include expenses allocated to the subject garage by the ownership, such as real estate taxes, insurance, repairs and maintenance and other expenses discussed in more detail under the Expense section of the Income Approach.

     The chart below summarizes the total "gross" parking revenues during the period 1991 through budgeted 1996. We note that the figures below do not coincide with the (single line item entry) parking revenues reported on the financial statements we reviewed for comparable periods for the total property (refer to subsequent exhibits for consolidated property operations).

     Period                               Total Parking Revenues
     ------                               ----------------------
     1991                                         $10,785,212
     1992                                         $10,015,983
     1993                                         $ 9,579,171
     1994                                         $10,294,005
     1995                                         $ 9,331,484
     1996 Budget                                  $10,513,600
     1996 Annualized (6 months)                   $10,681,184

     The subject occupancy level has increased during 1996 in comparison with 1993 through 1995 occupancy levels. Based on the 1996 actual and annualized data for the first six months and the actual parking revenues over the past five years we projected 1997 gross parking revenue at $10,700,000.

     Storage Revenues

     We reviewed a detailed storage analysis prepared by the anticipated future property management (to be retained by new ownership). Storage space is currently located in the parking garage, the lower level "core" of the two towers, B-level area and below the ABC Entertainment Center. According to the detailed analysis we reviewed (a copy is included in the Addenda), the property contains 134,783 square feet of total storage area. The space is categorized as
1) leased subject to written agreements, 2) leased on month-to-month agreements,
3) vacant storage space, 4) potential storage space not currently leased, and 5) storage space currently used (but not charged for) by contractors who have been engaged in


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subject construction projects (such as tenant improvement buildout). The breakdown of the space is briefly summarized below.



     Storage Space Category                     Area (SF)
     ----------------------                     ---------
     Leased with Agreements                       51,477
     Leased Short-term                            18,188
                                                 -------
     Subtotal Leased                              69,665

     Vacant Storage                               27,951
     Potential Storage*                           29,256
     Contractor's Storage                          7,911
                                                 -------
     Subtotal Not Leased                          65,118

     Total Storage                               134,783
     Total excluding "Potential"                 105,527

     Current Occupancy (based on total)             51.7%

     Current Occupancy (excluding "potential)       66.0%

     *Subject to some minor reconfiguration or enclosure costs

     The historical and budgeted storage revenues (refer to subsequent exhibits for detail) for the subject are summarized below.

                                           Annual PSF Based on
Year   Total Storage Revenue   Total (105,527 SF)   Current Occupied (69,665 SF)
----   ---------------------   ------------------   ----------------------------
1993         $752,437                 $7.13                     $10.80
1994         $703,995                 $6.67                     $10.11
1995         $725,169                 $6.87                     $10.41

     It is our understanding the per-square-foot rental rate range for current storage agreements is general from $0.75 to $1.25 per-square-foot annually. As shown by the chart above the most recent storage revenue rates were approximately $10.40 per-square-foot annually on average based on occupied (and leased) square feet. It is our understanding based on discussions with the property management that the contractors currently using storage area are not charged for the space, and the new ownership reported it plans to begin this charge.

     We surveyed competitive Century City office buildings for current storage charges and available space for lease as storage. The chart below summarizes the data.

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                                                          Annual
Building               Available Storage(SF)         Quoted SF Charge
--------               ---------------------         ----------------
1999 Avenue of Stars   none available-waiting list   $21.00-$22.20 (most recent)
Fox Plaza              240 SF                        $22.80
10100 S. M. Blvd.      80-600 SF                     $15.00
Northrop Plaza         none available                $18.00 (most recent)
Waft Plaza             none available                $16.20 (most recent)
1801 Cent. Park E.     none available                $15.00 (most recent)

     Our investigations confirm that the storage space market in Century City is "tight", and the subject storage space appears to be leased below market rents on average. The space has reportedly not been aggressively marketed or managed, and we concluded market conditions support projecting higher revenues from this source. The subject should command rates at the upper end of the "second tier" market and below 1999 Avenue of the Stars and Fox Plaza. We concluded a market storage rent of $18.00 per-square-foot annually (gross) is reasonable for the storage space, which results in the following "static" potential storage income at full occupancy (based on current area of 105,527 square feet).

     105,527 SF x $18.00 PSF =                                 $ 1,899,486
     1995 Storage (Actual)                                        (725,169)
                                                               -----------
     Shortfall                                                 $ 1,174,317

     We projected subject storage revenue to increase to "market" levels over a four-year period, as summarized below.

                    Inflated (3.5% Annually)
     Year           Stabilized Storage Income      Projected Storage Income
     ----           -------------------------      ------------------------
     1997           $1,900,000                     $1,021,748
     1998           $1,966,500                     $1,361,363
     1999           $2,035,327                     $1,723,500
     2000           $2,106,563                     $2,106,563

     Miscellaneous Income

     Excluding ABC Entertainment Center base) and percentage ground rent (not included in this appraisal), expense reimbursements, which are calculated in the cash flow model, and interest income, which has been excluded from this analysis, the historical "Other" (miscellaneous) income for the subject is summarized below.

     Year           Other Income
     ----           ------------
     1993           $2.049,783
     1994           $1,296,785
     1995           $1,424,797
     1996           No allocation available (included with other income sources)
     1997           No estimate


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     We projected miscellaneous "other income" at $1,400,000 annually based on the most recent available statements.

Operating Expenses

     Overview of the Statements Reviewed

     Copies of the expense data for the subject property we received for review are included in the Addenda. We were provided with copies of the "Statement of Operations" for the subject property, including a breakdown by property component, covering full years 1993, 1994, and 1995. These statements includes details for each income component and each expense category for the following "components" of the larger Century Plaza Towers development:

     Summary of Detail for 1993 through 1995 Statements

     North Tower
     South Tower
     ABC Entertainment Center    NOT A SUBJECT OF THIS APPRAISAL
     "B-Level" (Retail)
     Parking Garage
     Storage
     "Other"

     "Consolidated" (revenues and expenses all components in a consolidated statement)

     We also received a copy of a 1995 expense statement which included an allocation of "Recoverable" and "non-Recoverable" expenses (as determined by the property management), by property component. A breakdown of expenses by this type of classification (recoverable or non-recoverable) was not available for other years.

     The available actual and projected year-end 1996 and budgeted 1997 data was provided in a different format from the 1993 through 1995 data summarized above. The 1996 data was provided as a single-page summary by income and expense category for the property on a CONSOLIDATED basis only, with no breakdown of the expense categories by subcategory or by property component. The 1997 budgeted data was provided on a consolidated basis only, but included detail for each category of income and expense (excluding other income, which was not included). The 1997 budget was prepared by Tooley & Company, while the historical data and the 1996 data was prepared by the current property management Premysis, an entity related to the current ownership.

     Historical and Budgeted Expenses

     The subject income and expense exhibits on the following pages were prepared by Cushman & Wakefield from the statements we reviewed. Due to the inconsistent levels of detail, the data is presented with separated statements for the years 1993 through 1995, 1996, and budgeted 1997. No detailed budget for 1996 was available for review. Copies of the statements summarized are included in the Addenda.

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

                                                                                                    1993 Income & Expense Statements
[LOGO]                                                                                                          CENTURY PLAZA TOWERS
                                                                                  2029 and 2049 Century Park East * Century City, CA

====================================================================================================================================
                                                                         2,282,381 SF    Consolidation
                               Storage  (%)          Other        (%)       Totals    PSF       Report    PSF      Variance     PSF
------------------------------------------------------------------------------------------------------------------------------------
Gross Income
 Rent Office. Apt. Indust       $7,447  0.0%            $0      0.0%   $42,411,374 $18.58  $42,411,374 $18.58            $0   $0.00
 Rent Commercial                    $0  0.0%            $0      0.0%      $707,422  $0.31     $707,422  $0.31            $0   $0.00
 Temporary Tenant Rent              $0  0.0%            $0      0.0%       $62,909  $0.03      $23,616  $O.O1       $39,293   $0.02
 Rent Percentage                  $206  0.0%            $0      0.0%      $878,140  $0.38     $917,433  $0.40      ($39,293) ($O.02)
 Rent Parking / Garage              $0  0.0%            $0      0.0%    $9,800,536  $4.29   $9,800,536  $4.29            $0   $0.00
 Rent Storage                 $368,322 49.0%            $0      0.0%      $752,437  $0.33     $752,437  $0.33            $0   $0.00
 Marketing Fund Revenue             $0  0.0%            $0      0.0%        $1,200  $0.00       $1,200  $0.00            $0   $0.00
 Rent Rey (Free Rent)               $0  0.0%            $0      0.0%      $261,952  $0.11     $261,952  $0.11            $0   $0.00
 Recovery of Expenses          ($1,315) 0.0%            $0      0.0%    $2,729,338  $1.20   $2,729,338  $1.20            $0   $0.00
 Rent Net Lease Taxes               $0  #DIV/0!         $0   #DIV/0!            $0  $0.00           $0  $0.00            $0   $0.00
 Misc. Tenant Charges          $19.800  2.2%            $0      0.0%      $910,825  $0.40     $910,825  $0.40            $0   $0.00
 Misc. Income                   $6,191  0.5%      $206,190     18.1%    $1,138,958  $0.50   $1,138,959  $0.50           ($1) ($O.00)
 Interest Income                    $0  0.0%       $63,233     19.6%      $323,163  $0.14     $323,163  $0.14            $0   $0.00
 Blanket Insur. Proceeds            $0  0.0%            $0      0.0%      $110,058  $0.05     $110,058  $0.05            $0   $0.00
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                 $400,651  0.7%      $269,423      0.4%   $60,068,312 $26.33  $60,088,313 $26.33          ($1)  ($0.00)

Operating Expenses
 Cleaning                           $0  0.0%      ($88,669)    -3.5%    $2,499,352  $1.10   $2,499,352  $1.10            $0   $0.00
 Utilities                          $0  0.0%            $0      0.0%    $7,526,712  $3.30   $7,526,711  $3.30            $1   $0.00
 Repairs & Maintenance          $1,934  0.1%     ($137,383)    -3.8%    $3,578,491  $1.57   $3,578,490  $1.57            $1   $0.00
 General Building                   $0  0.0%      ($62,465)    -1.7%    $3,749,714  $1.64   $3,749,716  $1.64           ($2) ($O.00)
 Administrative                $15,068  0.7%      ($33,328)    -1.7%    $2,011,157  $0.88   $2,011,154  $0.88            $3   $0.00
 Management Fee                 $9,532  0.7%     ($270,803)   -18.7%    $1,451,566  $0.64   $1,451,565  $0.64            $1   $0.00
 Properly Insurance                 $0  0.0%            $0      0.0%      $875,924  $0.38     $875,925  $0.38           ($1) ($0.00)
 Real Estate Taxes                  $0  0.0%            $0      0.0%    $2,889,013  $1.27   $2,689,814  $1.27           ($1) ($0.00)
 Other                            $282  0.2%            $0      0.0%      $164,698  $0.07     $164,699  $0.07           ($1) ($0.00)
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                 $26,816  0.1 %    ($592,648)    -2.4%   $24,747,427 $10.84  $24,747,426 $10.84            $1   $0.00

====================================================================================================================================
Net operating Income          $373,835  1.1%      $862,071      2.4%   $35,340,885 $15.48  $35,340,887 $15.48          ($2)  ($O.00)
====================================================================================================================================

Deductions
 Interest on Encumbrances           $0  0.0%    $9,949,713     99.9%    $9,956,849  $4.36   $9,956,849  $4.36            $0   $0.00
 Depreciation Expense               $0  0.0%    $8,177,599     99.6%    $8,206,387  $3.60   $8,206,388  $3.60           ($1) ($0.00)
 Amort. Tenant Alterations          $0  0.0%            $0      0.0%    $3,699,789  $1.62   $3,699,789  $1.62            $0   $0.00
 Amort. Leasing Commissions         $0  0.0%            $0      0.0%      $762,064  $0.33     $762,064  $0.33            $0   $0.00
 Other Amortization                 $0  0.0%            $0      0.0%        $6,924  $0.00       $6,924  $0.00            $0   $0.00
 Amort. Mortg. Discount             $0  0.0%       $71,806    100.0%       $71,806  $0.03      $71,806  $0.03            $0   $0.00
------------------------------------------------------------------------------------------------------------------------------------
Total Deductions                    $0  0.0%   $18,199,118     80.2%   $22,703,819  $9.95  $22,703,820  $9.95           ($1) ($O.00)

====================================================================================================================================
Net Cash Flow                 $373,835  3.0%  ($17,337,047)  -137.2%   $12,637,066  $5.54  $12,637,067  $5.54           ($1) ($0.00)
====================================================================================================================================

EXP_CCPT.XLS


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

                                                                                                    1994 Income & Expense Statements
[LOGO]                                                                                                          CENTURY PLAZA TOWERS
                                                                                  2029 and 2049 Century Park East * Century CIty, CA
====================================================================================================================================
                                                                         2,282,381 SF    Consolidation
                               Storage   (%)         Other       (%)        Totals    PSF       Report    PSF      Variance     PSF
------------------------------------------------------------------------------------------------------------------------------------
Gross Income
  Rent Office, Apt, Indust     $10,778  0.0%            $0      0.0%   $41,020,266 $17.97  $40,540,266 $17.76      $480,000   $0.21
  Rent Commercial                   $0  0.0%            $0      0.0%    $1,550,196  $0.68   $1,097,219  $0.48      $452,977   $0.20
  Temporary Tenant Rent             $0  0.0%            $0      0.0%       ($6,165)($O.00)    ($6,165) ($0.00)           $0   $0.00
  Rent Percentage                  $40  0.1%            $0      0.0%       $45,566  $0.02     $978,543  $0.43     ($932,977) ($0.41)
  Rent Parking / Garage       $375,732  3.6%            $0      0.0%   $10,541,647  $4.62  $10,165,915  $4.45      $375,732   $0.16
  Rent Storage                      $0  0.0%            $0      0.0%      $328,263  $0.14     $703,995  $0.31     ($375,732) ($0.16)
  Marketing Fund Revenue            $0  0.0%            $0      0.0%       $13,985  $0.01      $13,985  $0.01            $0   $0.00
  Rent Rev (Free Rent)              $0  0.0%            $0      0.0%    $3.003,482  $1.32   $3,003,482  $1.32            $0   $0.00
  Recovery of Expenses              $0  0.0%            $0      0.0%    $1,637,158  $0.72   $1,637,158  $0.72            $0   $0.00
  Rent Net Lease Taxes              $0  0.0%            $0      0.0%      $510,655  $0.22     $510,655  $0.22            $0   $0.00
  Misc. Tenant Charges         $19,808  2.2%            $0      0.0%      $919,213  $0.40     $919,213  $0.40            $0   $0.00
  Misc. Income                 $36,338  9.6%           ($8)     0.0%      $377,572  $0.17     $372,173  $0.16        $5,399   $0.00
  Interest Income                   $0  0.0%            $0      0.0%      $675,979  $0.30     $681,377  $0.30       ($5,398) ($O.00)
  Blanket Insur. Proceeds           $0  0.0%            $0      0.0%        $1,734  $0.00       $1,735  $0.00           ($1) ($0.00)
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                 $442,696  0.7%           ($8)     0.0%   $60,619,551 $26.56  $60,619,551 $26.66            $0   $0.00

Operating Expenses
  Cleaning                        $314  0.0%            $0      0.0%    $2,462,618  $1.08   $2,462,618  $1.08            $0   $0.00
  Utilities                         $0  0.0%            $0      0.0%    $7,546,048  $3.31   $7,546,048  $3.31            $0   $0.00
  Repairs & Maintenance           $134  0.0%       $15,887      0.4%    $3,815,233  $1.67   $3.815,232  $1.67            $1   $0.00
  General Building                  $0  0.0%            $0      0.0%    $4,166,649  $1.83   $4,166,648  $1.83            $1   $0.00
  Administrative               ($8,686)-0.4%         ($912)     0.0%    $2,226,942  $0.98   $2,226,939  $0.98            $3   $0.00
  Management Fee               $11,458  0.8%            $0      0.0%    $1,474,663  $0.65   $1.474,663  $0.65            $0   $0.00
  Property Insurance                $0  0.0%            $0      0.0%    $1,458,020  $0.64   $1,458,019  $0.64            $1   $0.00
  Real Estate Taxes                 $0  0.0%            $0      0.0%    $2,999,758  $1.31   $2,999,757  $1.31            $1   $0.00
  Other                             $0  0.0%            $0      0.0%      $152,036  $0.07     $152,036  $0.07            $0   $0.00
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                  $3,220  0.0%       $14,975      0.1%   $26,301,967  $11.52 $26,301.960 $11.52            $7   $0.00

====================================================================================================================================
Net Operating income          $439,476  1.3%      ($14,963)     0.0%   $34,317,584  $15.04 $34,317,591 $15.04           ($7) ($0.00)
====================================================================================================================================

Deductions
  Interest on Encumbrances          $0  0.0%   $10,920,367     33.2%   $32,858,790 $14.40  $10,920,367  $4.78   $21,938,423   $9.61
  Depreciation Expense              $0  0.0%  ($70,512,130)   545.1%  ($12,935,123)($5.67)  $5,258,940  $2.30  ($18,194,063) ($7.97)
  Amort. Tenant Alterations         $0  0.0%            $0      0.0%    $3,071,816  $1.35   $6,007,260  $2.63   ($2,935,444) ($1.29)
  Amort. Leasing Commissions        $0  0.0%            $0      0.0%      $890,272  $0.39   $1,699,188  $0.74     ($808,916) ($0.35)
  Other Amortization                $0  0.0%            $0      0.0%       ($6,924)($0.00)     ($6,924)($0.00)           $0   $0.00
  Amort. Mortg. Discount            $0  0.0%       $71,806    100.0%       $71,806  $0.03      $71,806  $0.03            $0   $0.00
------------------------------------------------------------------------------------------------------------------------------------
Total Deductions                    $0  0.0%  ($59,519,957)  -248.5%   $23,950,637  $10.49 $23,950,637 $10.49            $0   $0.00

====================================================================================================================================
Net Cash Flow                 $439,476  4.2%   $59,504,974    574.0%   $10,366,947  $4.54  $iO,366,954  $4.54           ($7) ($O.00)
====================================================================================================================================

EXP_CCPT.XLS


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                                                    1995 Income & Expense Statements
[LOGO]                                                                                                          CENTURY PLAZA TOWERS
                                                                                  2029 and 2049 Century Park East * Century City, CA
====================================================================================================================================
                                                                         2,282,381 SF    Consolidation
                               Storage   (%)         Other       (%)        Totals    PSF       Report    PSF      Variance     PSF
------------------------------------------------------------------------------------------------------------------------------------
Gross Income
  Rent Office, Apt, Indust     $14,050  0.0%            $0      0.0%   $43,699,133 $19.15  $43,219,133 $18.94      $480,000   $0.21
  Rent Commercial                   $0  0.0%            $0      0.0%      $592,445  $0.26   $1,072,445  $0.47     ($480,000) ($0.21)
  Temporary Tenant Rent             $0  #DIV/0!         $0  #DIV/0!             $0  $0.00           $0  $0.00            $0   $0.00
  Rent Percentage                   $0  0.0%            $0      0.0%    $1,104,532  $0.48   $1,104,531  $0.48            $1   $0.00
  Rent Parking / Garage             $0  0.0%            $0      0.0%   $10,014,278  $4.39  $10.014,278  $4.39            $0   $0.00
  Rent Storage                $359,766  49.6%           $0      0.0%      $725,169  $0.32     $725,169  $0.32            $0   $0.00
  Marketing Fund Revenue            $0  #DIV/0!         $0  #DIV/0!             $0  $0.00           $0  $0.00            $0   $0.00
  Rent Rev (Free Rent)          $2.083  0.4%            $0      0.0%      $511,917  $0.22     $511,916  $0.22            $1   $0.00
  Recovery of Expenses              $0  0.0%            $0      0.0%    $2,146,490  $0.94   $2,146,490  $0.94            $0   $0.00
  Rent Net Lease Taxes              $0  0.0%            $0      0.0%      $525,694  $0.23     $525,694  $0.23            $0   $0.00
  Misc. Tenant Charges         $20.130  2.6%            $0      0.0%      $784,188  $0.34     $784,188  $0.34            $0   $0.00
  Misc. Income                 $46,147  7.2%            $0      0.0%      $640,609  $0.28     $640,609  $0.28            $0   $0.00
  Interest Income                   $0  0.0%            $0      0.0%      $930,646  $0.41     $930,647  $0.41           ($1) ($O.00)
  Blanket Insur. Proceeds           $0  0.0%            $0      0.0%      $145,000  $0.06     $145,000  $0.06            $0   $0.00
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                 $442.176  0.7%            $0      0.0%   $61,020,101 $27.09  $61,820,100 $27.09            $1   $0.00

Operating Expenses
  Cleaning                          $0  0.0%            $0      0.0%    $2,459,905  $1.08   $2,459,907  $1.08           ($2) ($O.00)
  Utilities                     $4,563  0.1%            $0      0.0%    $7,140,903  $3.13   $7,140,902  $3.13            $1   $0.00
  Repairs & Maintenance             $0  0.0%            $0      0.0%    $3,100,066  $1.36   $3,100,066  $1.36            $0   $0.00
  General Building                  $0  0.0%            $0      0.0%    $4,221,748  $1.85   $4.221,748  $1.85            $0   $0.00
  Administrative                $5,734  0.4%          $805      0.1%    $1,464,360  $0.64   $1,464,360  $0.64            $0   $0.00
  Management Fee               $10.739  0.7%            $0      0.0%    $1,438,079  $0.63   $1,438,079  $0.63            $0   $0.00
  Property Insurance                $0  0.0%            $0      0.0%    $2,437,847  $1.07   $2,437,847  $1.07            $0   $0.00
  Real Estate Taxes                 $0  0.0%            $0      0.0%    $3,072,789  $1.35   $3,072,788  $1.35            $1   $0.00
  Other                         $1.317  0.9%          $329      0.2%      $141,615  $0.06     $141,816  $0.06           ($1) ($0.00)
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                 $22,353  0.1%        $1,134      0.0%   $25,477,512 $11.16  $25,477,513 $11.16           ($1) ($0.00)

====================================================================================================================================
Net Operating Income          $419,823  1.2%       ($1,134)     0.0%   $36,342,589 $15.92  $36,342,587 $15.92            $2   $0.00
====================================================================================================================================

Deductions
  Interest on Encumbrances          $0  0.0%   $10,717,862    100.0%   $10,717,862  $4.70  $10,717,862  $4.70            $0   $0.00
  Depreciation Expense              $0  0.0%     ($181,734)    -3.6%    $5,041,885  $2.21   $5,041,885  $2.21            $0   $0.00
  Amort. Tenant Alterations         $0  0.0%            $0      0.0%    $4,304,536  $1.89   $4,304,536  $1.89            $0   $0.00
  Amort. Leasing Commissions        $0  0.0%            $0      0.0%    $1.526,376  $0.67      $67,923  $0.03    $1,458,453   $0.64
  Other Amortization                $0  0.0%            $0      0.0%       $67,923  $0.03   $1,526,376  $0.67   ($1,458,453) ($0.64)
  Amort. Mortg. Discount            $0  0.0%       $71,806    100.0%       $71,806  $0.03      $71,806  $0.03            $0   $0.00
------------------------------------------------------------------------------------------------------------------------------------
Total Deductions                    $0  0.0%   $10.607,934     48.8%   $21.730,388  $9.52  $21,730,388  $9.52            $0   $0.00

====================================================================================================================================
Net Cash Flow                 $419,823  2.9%  ($10,609,068)   -72.6%   $14,612,201  $6.40  $14,612,199  $6.40            $2   $0.00
====================================================================================================================================

EXP_CCPT.XLS


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

1997 Budget for Income & Expenses
CENTURY PLAZA TOWERS
2029 and 2049 Century Park East * Century City, CA
              Total NRA (SF) 2,282,381                                                                             [LOGO]

====================================================================================================================================

                                Jan-97        Feb-97        Mar-97        Apr-97        May-97        Jun-97        Jul-97
------------------------------------------------------------------------------------------------------------------------------------
Gross Income
  Base Rents                $4,107,848    $4,189,124    $4,394,824    $4,485,720    $4,491,611    $4,467,922    $4,451,399
  Current Escalation          $138,101      $137,731      $137,525      $137,525      $114,176      $113,596      $111,629
  Base Rents - Retail          $39,758       $39,758       $39,758       $39,758       $39,758       $39,758       $39,758
  Rental Income - Ground       $40,000       $40,000       $40,000       $40,000       $40,000       $40,000       $40,000
  Parking Revenue             $611,916      $611,916      $611,916      $611,916      $611,917      $611,917      $611,917
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue               $4,937,623    $5,018,529    $5,224,023    $5,314,919    $5,297,462    $5,273,193    $5,254,703

Operating Expenses
  Cleaning                    $208,100      $208,400      $216,600      $213,500      $218,600      $220,900      $239,400
  Utilities                   $562,332      $544,340      $537,538      $586,854      $572,915      $571,554      $565,368
  Repairs & Maintenance       $136,000      $126,000      $145,000      $151,000      $133,000      $130,700      $128,000
  Landscaping / Grounds        $15,800       $15,800       $15,800       $20,800       $25,800       $15,800       $15,800
  General Building            $146,505      $127,030      $126,030      $126,030      $126,030      $126,030      $126,150
  Security                    $112,937      $112,937      $112,937      $112,937      $112,937      $112,937      $112,937
  Administrative              $114,522      $103,522      $103,522      $106,722      $101,122      $101,122      $101,122
  Management Fee               $61,720       $62,732       $65,300       $66,436       $66,218       $65,915       $65,684
  Property Insurance          $193,864      $193,864      $193,864      $193,864      $193,864      $193,864      $193,864
  Real Estate Taxes           $380,375      $380,375      $380,375      $380,375      $380,375      $380,375      $380,375
  Business Tax & License            $0            $0            $0            $0            $0            $0       $66,000
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses              $1,932,155    $1,875,000    $1,897,166    $1,958,518    $1,930,861    $1,919,197    $1,994,700

====================================================================================================================================
Net Operating Income        $3,005,468    $3,143,529    $3,326,857    $3,356,401    $3,366,601    $3,353,996    $3,260,003
====================================================================================================================================

Non-Reimburseable
  Legal & Accounting           $16,250       $16,250       $16,250       $41,250       $16,250       $31,250       $16,250
  Outside Services              $2,000        $2,000        $2,000        $2,000        $2,000        $2,000        $2,000
  Labor                        $19,333       $19,333       $19,333       $19,333       $19,333       $19,333       $19,333
  Lost Tenant Expense           $3,000        $3,000        $3,000        $3,000        $3,000        $3,000        $3,000
  Tenant Alterations            $2,000        $2,000        $2,000        $2,000        $2,000        $2,000        $2,000
  Travel & Promotion            $1,000       $11,000        $1,000        $1,000        $1,000        $1,000        $1,000
  Marketing Expense            $20,833       $20,833       $20,833       $20,833       $20,833       $20,833       $20,833
  Professional Fees             $5,000        $5,000        $5,000        $5,000        $5,000        $5,000        $5,000
------------------------------------------------------------------------------------------------------------------------------------
Total Non-Reimb, Exp,          $69,416       $69,416       $69,416       $94,416       $69,416       $84,416       $69,416

Deductions
  Tenant Improvements          $64,088       $32,044       $32,049      $737,022      $320,444      $224,322      $256,355
  Leasing Commissions          $26,325        $9,991            $0      $334,677      $145,395      $114,945      $124,576
  Building                    $609,000      $609,000      $609,000      $609,000      $609,000      $609,000      $609,000
------------------------------------------------------------------------------------------------------------------------------------
Total Deductions              $699,413      $651,035      $641,049    $1,680,699    $1,074,839      $948,267      $989,931

====================================================================================================================================
Net Cash Flow               $2,236,639    $2,423,078    $2,616,392    $1,581,286    $2,222,346    $2,321,313    $2,200,656
====================================================================================================================================


====================================================================================================================================

                                Aug-97        Sep-97        Oct-97        Nov-97        Dec-97         Totals       PSF
------------------------------------------------------------------------------------------------------------------------------------
Gross Income
  Base Rents                $4,467,158    $4,589,682    $4,526,160    $4,609,489    $4,649,802    $53,430,739    $23.41
  Current Escalation          $111,618      $111,370      $104,665      $104,448      $103,083     $1,425,467     $0.62
  Base Rents - Retail          $39,758       $37,628       $35,607       $32,824       $32,824       $456,947     $0.20
  Rental Income - Ground       $40,000       $40,000       $40,000       $40,000       $40,000       $480,000     $0.21
  Parking Revenue             $611,917      $611,917      $611,917      $611,917      $611,917     $7,343,000     $3.22
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue               $5,270,451    $5,390,597    $5,318,349    $5,398,678    $5,437,626    $63,136,153    $27.66

Operating Expenses
  Cleaning                    $214,300      $212,800      $218,300      $229,250      $215,700     $2,616,050     $1.15
  Utilities                   $576,557      $561,181      $539,146      $515,058      $511,499     $6,644,342     $2.91
  Repairs & Maintenance       $130,000      $154,000      $138,100      $129,000      $146,000     $1,646,800     $0.72
  Landscaping / Grounds        $15,800       $20,800       $15,800       $15,800       $20,800       $214,600     $0.09
  General Building            $126,150      $126,150      $126,150      $126,150      $126,150     $1,534,555     $0.67
  Security                    $112,937      $112,937      $112,937      $112,937      $112,937     $1,355,244     $0.59
  Administrative              $101,122      $101,122      $101,122      $101,122      $101,122     $1,237,264     $0.54
  Management Fee               $65,881       $67,382       $66,479       $67,483       $67,970       $789,200     $0.35
  Property Insurance          $193,864      $193,864      $193,864      $193,864      $193,864     $2,326,368     $1.02
  Real Estate Taxes           $380,375      $380,375      $380,375      $380,376      $380,376     $4,564,502     $2.00
  Business Tax & License            $0            $0            $0            $0            $0        $66,000     $0.03
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses              $1,916,986    $1,930,611    $1,892,273    $1,871,040    $1,876,418    $22,994,925    $10.07

====================================================================================================================================
Net Operating Income        $3,353,465    $3,459,986    $3,426,076    $3,527,638    $3,561,208    $40,141,228    $17.59
====================================================================================================================================

Non-Reimburseable
  Legal & Accounting           $16,250       $16,250       $16,250       $16,250       $16,250       $235,000     $0.10
  Outside Services              $2,000        $2,000        $2,000        $2,000        $2,000        $24,000     $0.01
  Labor                        $19,333       $19,334       $19,334       $19,334       $19,334       $232,000     $0.10
  Lost Tenant Expense           $3,000        $3,000        $3,000        $3,000        $3,000        $36,000     $0.02
  Tenant Alterations            $2,000        $2,000        $2,000        $2,000        $2,000        $24,000     $0.01
  Travel & Promotion            $1,000        $1,000        $1,000        $1,000        $1,000        $12,000     $0.01
  Marketing Expense            $20,833       $20,833       $20,833       $21,000       $21,000       $250,330     $0.11
  Professional Fees             $5,000        $5,000        $5,000        $5,000        $5,000        $60,000     $0.03
------------------------------------------------------------------------------------------------------------------------------------
Total Non-Reimb, Exp,          $69,416       $69,417       $69,417       $69,584       $69,584       $873,330     $0.38

Deductions
  Tenant Improvements          $96,133      $512,711      $256,355      $192,266      $480,666     $3,204,455     $1.40
  Leasing Commissions          $43,608      $230,067      $122,841       $82,798      $220,059     $1,455,282     $0.64
  Building                    $609,000      $609,000      $609,000      $609,000      $609,000     $7,308,000     $3.20
------------------------------------------------------------------------------------------------------------------------------------
Total Deductions              $748,741    $1,351,776      $988,196      $884,064    $1,309,725    $11,967,737     $5.24

====================================================================================================================================
Net Cash Flow               $2,535,308    $2,038,791    $2,380,463    $2,573,990    $2,181,099    $27,300,161    $11.96
====================================================================================================================================


EXP-CCPT,XLS

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     The summarized data includes percentage allocations between the property components for the years 1993 through 1995. The percentages are based on the total consolidated expenses for each category. We analyzed the data and projected the following expenses for the subject property. The conclusions are presented by property component, allocated between recoverable and non-recoverable expenses within each category, and a corresponding consolidated (overall total for the towers, retail level, parking garage, and storage) total. The "PSF Total" figures included in this analysis are based on the rentable areas of the North and South Towers and B-Level retail (2,282,381 SF)

     Cleaning - This category has included the costs for contract cleaning, supplies, and waste removal. The largest component of this cost has been contract cleaning services, which include night cleaning and day porters. Century City office buildings are "unionized", and contract cleaning services are above the levels for non-union buildings in other submarkets. Historical and budgeted cleaning expenses for the subject are summarized below.

     Year                          Cleaning Expense      PSF Totals
     ----                          ----------------      ----------
     1993                          $2,499,352            $1.10
     1994                          $2,462,618            $1.08
     1995                          $2,459,905            $1.08
     1996 (projected)              $2,667,214            $1.17
     1997 (budget)                 $2,616,050            $1.15

     The 1993-1995 allocation between the property components (expressed as a percentage of the total) are summarized below. Totals equal more than 100% in some cases due to negative allocations to "other' category.

     Year   North Tower   South Tower   ABC   B-Level   Garage   Storage   Total
     ----   -----------   -----------   ---   -------   ------   -------   -----
     1993      47.4%         51.7%       0      2.5%     2.0%       0       104%
     1994      50.6%         48.0%       0      0.6%     0.8%       0       100%
     1995      51.2%         47.4%       0      0.6%     0.8%       0       100%

     The cleaning expenses allocated to the garage have been included in recoverable expenses based on our analysis of the 1995 information. We projected 1997 cleaning expenses based on full occupancy at $1.20 per-square-foot annually, with 30% of this figure as variable. We modeled 100% of these costs as recoverable expenses allocated to the two towers and the B-level retail. The indicated total cleaning expense at 100% occupancy is $2,738,857. We projected 100% of this expense as recoverable, allocated as follows:

                                Total Annual Expense         PSF Totals
                                --------------------         ----------
     Total Cleaning Expense:    $2,738,857 (at 100% occ)     $1.20
     Recoverable (100%)         $2,738,857                   $1.20



================================================================================

                                       75

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Allocated:
     North Tower                $1.361,212 (49.7% of Rec)    $1.21 (NT Area)
     South Tower:               $1,361,212 (49.7% of Rec)    $1.21 (ST Area)
     B-Level:                   $   16,433 (0.6% of Rec)     $0.55 (B-Level)

     Utilities - This category has included electricity, oil, water, and chilled water, with "district" chilled water supplied by the Central Plants facility per the terms of a contract in effect since 1979. This contract can be canceled with 24 months notice, and (based on discussions with property consultants), the Central Plants ownership has offered a reduction in chargers for this service. Electricity and chilled water represent the largest components of utilities expenses for the subject. The historical and budgeted utilities expenses are summarized in the following chart.

     Year                       Utilities Expense            PSF Totals
     ----                       -----------------            ----------
     1993                       $7,526,712                   $3.30
     1994                       $7,546,048                   $3.31
     1995                       $7,140,903                   $3.13
     1996 (projected)           $6,940,068                   $3.04
     1997 (budget)              $6,644,342                   $2.91

     The 1993-1995 allocation between the property components (expressed as a percentage of the total) are summarized below.

     Year   North Tower   South Tower   ABC   B-Level   Garage   Storage   Total
     ----   -----------   -----------   ---   -------   ------   -------   -----
     1993      45.5%         40.4%       0.1%   2.8%     11.2%      0       100%
     1994      45.6%         39.1%       0      2.8%     12.5%      0       100%
     1995      45.6%         40.3%       0      2.6%     11.4%      0.1%    100%

     Based on a review of the 1995 detail (only year available) for recoverable expenses, approximately $523,000, or 7.3% of total utilities expenses were not included in the recovery pool for the office towers and retail tenants. Nearly all the non-recoverable utilities expense was allocated to the parking garage. The deregulation of utility companies and the pending/active discussions with the Central Plants ownership (the subject development represents the single largest client) suggest a savings can be achieved in utilities expenses during the first two years of the analysis. We estimated 1997 utilities expenses at $7,000,000 based on full occupancy, with 25% of the recoverable utilities expenses as variable with occupancy. We estimated 95% of the total (or $6,650,000) would be recoverable, and allocated the costs as follows.

                                Total Annual Expense         PSF Totals
                                --------------------         ----------
     Total Utilities Expense:   $7,000,000 (at 100% occ)     $3.07
     Recoverable (95%):         $6,650,000                   $2.91



================================================================================

                                       76

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------
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     Allocated:
     North Tower                $3,225,250 (48.5% of Rec)    $2.86 (NT Area)
     South Tower:               $3,225,250 (48.5% of Rec)    $2.86 (ST Area)
     B-Level:                   $  199,500 (3.0% of Rec)     $6.71 (B-Level)

     Garage/Non-Recoverable:    $  350,000

     Repairs and Maintenance - This category includes labor (engineers) and benefits, supplies, HVAC, elevator, other mechanical and electrical systems contract maintenance and supplies, general property repairs and maintenance including fire/life safety painting, locks, and miscellaneous other costs. The historical and budgeted repairs and maintenance expenses for the property are summarized below.

     Year                       Repairs/Maintenance Expense  PSF Totals
     ----                       ---------------------------  ----------
     1993                       $3,578,491                   $1.57
     1994                       $3,815,233                   $1.67
     1995                       $3,100,066                   $1.36
     1996 (projected)           $2,870,541                   $1.26
     1997 (budget)              $1,646,800                   $0.72

     According to written data we reviewed the higher repairs and maintenance expenses during 1994 are attributable to (in part) approximately $700,000 (or $0.31 SF total) in earthquake-related repairs due to the Northridge earthquake. The 1997 budgeted repairs figure appears to be based on different categories and allocations than prior years (different management). The 1993-1995 allocation between the property components (expressed as a percentage of the total) are summarized below. Negative allocations to "Other" result in differences between totals and 100%.

     Year   North Tower   South Tower   ABC   B-Level   Garage   Storage   Total
     ----   -----------   -----------   ---   -------   ------   -------   -----
     1993      46.6%         51.7%       0      2.5%     3.6%       0.1%    105%
     1994      48.1%         45.7%       0.1%   1.3%     4.4%       0       100%
     1995      48.0%         47.2%       0      1.1%     3.8%       0       100%

     Based on a review of the 1995 detail (only year available) for recoverable expenses, approximately $210,000, or 6.8% of total repairs/maintenance expenses were not included in the recovery pool for the office towers and retail tenants. The garage-allocated costs for this category was included in the recovery pool for the towers. Nearly all the non-recoverable repairs expense was attributable to tenant suite alterations costs. Potions of these non-recoverable costs are typically reimbursed from the tenants, and we have considered this reimbursement in the Other Income categories discussed previously. We estimated 1997 repairs and maintenance


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     expenses at $1.35 per-square-foot of total area, or $3,031,214. We estimated 94% of the total (or $2,896,341) would be recoverable, and allocated the costs as follows.

                                Total Annual Expense         PSF Totals
                                --------------------         ----------
     Total R&M Expense:         $3,081,214                   $1.35
     Recoverable (94%):         $2,896,341                   $1.27

     Allocated:
     North Tower                $1,433,689 (49.5% of Rec)    $1.27 (NT Area)
     South Tower:               $1,433,689 (49.5% of Rec)    $1.27 (ST Area)
     B-Level:                   $   28,963 (1.0% of Rec)     $0.97 (B-Level)

     Non-Recoverable:           $  184,873 (allocated to North and
                                            South Towers at $0.08 PSF annually)

     General Building Expenses - This category has included costs for parking garage management and operation, security, landscaping, and miscellaneous building services including concierge and conference room expenses. Security costs have represented the largest component of this expense category. We allocated 1997 budgeted costs for three categories to General Building expenses for consistency reasons: General Building, Security, and Landscaping/Grounds. The 1997 budgeted parking revenues were expressed "net" of expenses, so the general building expenses for 1997 do not include garage expenses (and are accordingly lower). The historical and budgeted costs for this category are summarized below.

     Year                       General Building Expense     PSF Total
     ----                       ------------------------     ---------
     1993                       $3,749,714                   $1.64
     1994                       $4,166,649                   $1.83
     1995                       $4,221,743                   $1.85
     1996 (projected)           $3,922,549                   $1.72
     1997 (budget)              $3,104,399                   $1.36

     The 1993-1995 allocation between the Property components (expressed as a percentage of the total) are summarized below. Totals equal more than 100% in some cases due to negative allocations to "other' category.

     Year   North Tower   South Tower   ABC   B-Level   Garage   Storage   Total
     ----   -----------   -----------   ---   -------   ------   -------   -----
     1993      14.7%         15.0%       0      6.3%     65.7%      0       102%
     1994      14.6%         14.4%       0      5.1%     65.9%      0       100%
     1995      16.9%         16.9%       0      5.1%     61.1%      0       100%

     The parking garage expenses have represented the largest component of this category. We projected general building expenses for 1997 at $4,100,000. The garage operating expenses were assumed to be non-recoverable. The 1995 data we


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     reviewed indicated approximately $90,000 in "non-recoverable" security expenses had been allocated to the garage. We assumed these expenses would be included in the recovery pool for the office towers, however, based on typical practice for other office properties in this market. We modeled 49% of general building costs as recoverable expenses allocated to the two towers and the B-level retail.

                                Total Annual Expense         PSF Totals
                                --------------------         ----------
     Total Gen. Bid. Expense:   $4,100,000                   $1.80
     Recoverable (49%)          $2,009,000                   $0.88

     Allocated:
     North Tower                $875,000 (43.6% of Rec)      $0.78 (NT Area)
     South Tower:               $875,000 (43.6% of Rec)      $0.78 (ST Area)
     B-Level:                   $259,000 (12.9% of Rec)      $8,71 (B-Level)

     Garage/Non-Recoverable:    $2,091,000

     Administrative - This category has included management office expenses including payroll and benefits for onsite personnel, professional and legal fees, accounting costs, advertising and promotion, and various miscellaneous expenses. The historical and budgeted costs for this category are summarized below.

     Year                       Administrative Expense       PSF Total
     ----                       ----------------------       ---------
     1993                       $2,011,157                   $0.88
     1994                       $2,226,942                   $0.98
     1995                       $1,464,360                   $0.64
     1996 (projected)           $3,671,211                   $1.61
                                      (includes Management)
     1997 (budget)              $1,237,264                   $0.54

     The 1997 budget includes separate categories for non-recoverable components of expense which were included in the overall Administrative category for the prior years. The non-recoverable budgeted 1997 expenses (refer to "Non-Reimbursable" categories of previously summarized budget) $673,330, which provides an "adjusted" total administrative cost for budgeted 1997 of $1,237,264 + $673,330 = $1,910,594, or $0.84 per-square-foot of total rentable area. According to written text in a marketing package for the subject, a portion of the management fees for the property have historically been used to cover some administrative expenses relating to building personnel salaries and benefits.

     The 1993-1995 allocation between the property components (expressed as a percentage of the total) are summarized below. Totals equal more than 100% in some cases due to negative allocations to "other" category.


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     Year   North Tower   South Tower   ABC   B-Level   Garage   Storage   Total
     ----   -----------   -----------   ---   -------   ------   -------   -----
     1993      54.1%         17.2%      26.0%    1.4%    2.2%       0.7%    102%
     1994      32.9%         50.1%      12.1%    4.2%    1.3%      -0.4%    100%
     1995      40.4%         50.7%     -16.4%   16.3%    8.5%       0.4%    100%

     The detailed back-up provided for 1995 indicated there were approximately $1 million in non-recoverable administrative expenses, including a significant portion of this cost ($393,000) in administrative labor. It is our understanding the ownership has also incurred significant legal fees in recent years due to litigation (now reported as resolved) with the leasehold ownership of the ABC Entertainment Center (not included in this appraisal). We concluded the proposed 1997 budgeted costs are supportable based on market costs for large office properties in this market.

     We projected administrative expenses for 1997 at a rounded $2,000,000, including $700,000 in non-recoverable costs, as detailed below. The non-recoverable administrative expenses were allocated to the two towers.

                                Total Annual Expense         PSF Totals
                                --------------------         ----------
     Total Admin. Expense:      $2,000,000                   $0.88
     Recoverable (65%)          $1,300,000                   $0.57

     Allocated:
     North Tower                $  640,900 (49.3% of Rec)    $0.57 (NT Area)
     South Tower:               $  640,900 (49.3% of Rec)    $0.57 (ST Area)
     B-Level:                   $   18,200 (1.4% of Rec)     $0.61 (B-Level)

     Towers/Non-Recoverable:    $700,000 ($0.31 PSF)

     Management Fees - This category considers the costs for offsite professional management services. Management fees can be based upon a percentage of effective gross income or a fixed per-square-foot cost. The historical and budgeted costs for the subject are summarized below.

     Year                       Management Fee Expense       PSF Total
     ----                       ----------------------       ---------
     1993                       $1,451,566                   $0.64
     1994                       $1,474,663                   $0.65
     1995                       $1,438,079                   $0.63
     1996 (projected)           N/A      (included in Administration)
     1997 (budget)              $  789,200                   $0.35

     The historical management fees have been approximately 2.5% of effective gross income, which is well above market costs for office properties of this size. The market management costs for a property of the subject's size, complexity, and total revenues is

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     in the range of 1.0% to 1.5% of total effective gross income. We accordingly projected management fees at 1.25% of effective gross income.

     Insurance Expenses - This category includes insurance costs for general liability, property, and earthquake insurance. The chart below summarizes the historical and budgeted insurance expenses for the subject.

     Year                       Insurance Expense            PSF Total
     ----                       -----------------            ---------
     1993                       $  875,924                   $0.38
     1994                       $1,458,020                   $0.64
     1995                       $2,437,847                   $1.07
     1996 (projected)           N/A    (includes R.E. Taxes)
     1997 (budget)              $2,326,368                   $1.02

     The earthquake component of insurance expenses for southern California office building has increased dramatically since the January, 1994 Northridge earthquake. This increase is reflected in the data summarized above.

     The 1993-1995 allocation of insurance expenses between the property components (expressed as a percentage of the total) are summarized below. Totals equal more than 100% in some cases due to negative allocations to "other" category.

     Year   North Tower   South Tower   ABC   B-Level   Garage   Storage   Total
     ----   -----------   -----------   ---   -------   ------   -------   -----
     1993      38.8%         40.8%       0.0%   0.0%    20.4%       0.0%    102%
     1994      45.3%         45.3%       0.2%   2.8%     6.3%       0.0%    100%
     1995      46.4%         46.1%       0      3.3%     4.3%       0.4%    100%

     We concluded the proposed 1997 budgeted insurance costs are supportable based on market costs for large office properties in this market, including earthquake expenses. We projected insurance expenses for 1997 at a rounded $2,350,000, as detailed below. The garage insurance expenses are recoverable, and the chart allocates these costs to the two towers for recovery purposes.

                                Total Annual Expense         PSF Totals
                                --------------------         ----------
     Total Insurance Expense:   $2,350,000                   $1.03
     Recoverable (100%)         $2,350,000                   $1.03

     Allocated:
     North Tower                $1,128,000 (48.0% of Rec)    $1.00 (NT Area)
     South Tower:               $1,128,000 (48.0% of Rec)    $1.00 (ST Area)
     B-Level:                   $   94,000 (4.0% of Rec)     $3.16 (B-Level)

     Real Estate Taxes - Taxes were estimated based on an assumed transfer of the property at the value conclusion in this appraisal (applied to the subject's tax rate). The historical and budgeted real estate taxes for the subject are summarized below.


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     Year                       Real Estate Tax Expense      PSF Totals
     ----                       -----------------------      ----------
     1993                       $2,889,813                   $1.27
     1994                       $2,999,758                   $1.31
     1995                       $3,072,789                   $1.35
     1996 (projected)           N/A     (includes Insurance)
     1997 (budget)              $4,564,502                   $2.00

     The ABC Entertainment Center leasehold ownership is responsible for real estate taxes based on 21.025% of the land value, 1.25% of the garage value, and 100% of the leasehold improvements value. We excluded the leasehold improvements from this appraisal, and estimated that the Assessor will allocate assessed value (and accordingly taxes) in a manner consistent with historical percentages.

     The 1993-1995 allocation of real estate tax expenses between the property components (expressed as a percentage of the total) are summarized below.

     Year   North Tower   South Tower   ABC   B-Level   Garage   Storage   Total
     ----   -----------   -----------   ---   -------   ------   -------   -----
     1993      27.1%         26.9%       16.2%  1.6%     28.1%      0.0%    100%
     1994      27.1%         27.1%       16.2%  1.6%     28.0%      0.0%    100%
     1995      25.9%         28.2%       16.2%  1.6%     28.0%      0.4%    100%

     We concluded the proposed 1997 budgeted real estate tax costs are supportable based on the value conclusion in this appraisal and the proposed transfer price for the subject (excluding the taxes allocated to the ABC leasehold ownership). We projected real estate taxes for 1997 at a rounded $4,500,000, as detailed below. The garage real estate tax expenses are recoverable, and the chart allocates these costs to the two towers for recovery purposes.

                                Total Annual Expense         PSF Totals
                                --------------------         ----------
     Total R.E. Tax Expense:    $4,500,000                   $1.97
     Recoverable (100%)         $4,500,000                   $1.97

     Allocated:
     North Tower                $2,205,000 (49.0% of Rec)    $1.96 (NT Area)
     South Tower:               $2,205,000 (49.0% of Rec)    $1.96 (ST Area)
     B-Level:                   $   90,000 (2.0% of Rec)     $3.03 (B-Level)

     Reserves for Replacement - We included a deduction of $0.20 per-square-foot annually for ongoing replacement or short-lived capital items.


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     Capital Expenditures - We relied upon information provided by the buyer of the subject development in order to project appropriate capital deductions for capital work to be completed. We are not qualified to determine the costs, and we were not provided with specific estimates or bids for the costs. We recommend a prospective investor or lender conduct appropriate due-diligence, including retaining qualified consultants, in order to verify the reasonableness of the costs listed below.

     Based on discussions with representatives of the new property management firm we deducted the following costs for capital investment during the first year of the holding period (1997). The costs may actually be incurred over a longer period, but the deduction during the initial year will reduce the level of "discounting", and represents a more conservative method of considering these costs.

     Restroom Upgrades - We have been informed that the restrooms in the towers are in conformance with current codes, subject to variances in cases where full compliance is not reasonable. We note, however, that no independent report has been provided. Although restrooms on several floors have also been upgraded with new tiling and other improvements, it is our understanding that the restrooms on 77 of the floors in the two towers have not been upgraded with these "cosmetic" improvements. The estimated cost to complete the cosmetic improvements to the remaining restrooms is $50,000 per floor, or a total cost of $3,850,000. Although not required under city codes, this upgrade will be important from a marketing perspective to enhance the property's position in the marketplace.

     Mechanical Upgrades - We deducted $916,000 for costs to upgrade mechanical systems, including (primarily) replacement of chilled water pumps and retrofitting of all air handling units.

     Fire/Life Safety - Although the buildings are reported as in compliance with codes for properties of the subject's age, newer buildings which compete with the subject typically have additional fire/life safety enhancements such as pressurized stairshafts. We deducted the estimated (per management-provided costs) of $704,000 for these improvements.

     Parking Garage Renovations - Based on costs provided by the management we deducted $2,214,000 to complete a number of improvements to the subject parking garage. These improvements include removing and replacing parking elevators, refurbishing escalator and elevator lobbies, painting columns and walls, upgrading lighting, and improving signage and circulation.

     The capital items summarized above total $7,684,000, which we deducted during the first year of the holding period.



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     Vacancy and Collection

          Investors are primarily interested in the annual revenues an income property is likely to produce over a specified period of time rather than the income it could produce if it were always 100 percent occupied and all the tenants were paying their rent in full and on time. It is normally a prudent practice to expect some income loss as tenants vacate, fail to pay rent, or pay rent late.

          Including signed leases for tenants not yet in occupancy the three components of the subject property have current vacancy rates of 7.1 percent (South Tower), 5.3 percent (North Tower) and 13.0 percent (B-Level Retail). The overall property has a vacancy level of 6.3 percent, or an implied occupancy of 93.7 percent. The rollover profile for current tenants is relatively favorable (refer to Occupancy discussions for detail). The exhibit on the accompanying page summarizes the vacancy levels by asset category (or "tier") for competitive office market survey for the 20 Century City office buildings discussed in detail previously. As shown on the exhibit the overall competitive market has a current vacancy rate of
     10.6 percent on a direct basis, and 12.4 percent when sublease availabilites are included in the analysis. The subject is ranked in the "top tier" of the Century City market, and the five buildings (including the subject) in this category have a total area of 4,346,495 square feet. The direct and overall vacancy levels for this category are 4.5 percent and
     5.8 percent, respectively.

          As discussed in some detail in the Market Analysis the vacancy levels in the subjects westside Los Angeles office market have declined during the past two years, and several submarkets, including Century City, have experienced rather significant declines in vacancy during the first three quarters of 1996. The absence of new development during the first portion of this decade in conjunction with increasing net absorption during the past 24 months has resulted in improving market conditions.

          The subject development is ranked third in terms of overall quality and appeal in the Century City market (after 1999 Avenue of the Stars and Fox Plaza), and the two superior buildings have virtually no space available for lease. We concluded current market conditions support the following vacancy and collection deductions over the term of the holding period. Note that Parking revenues were based on actual historical income figures net of vacancy, so no additional vacancy deductions were applied to the parking revenue projections.

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                       Vacancy and Collection Conclusions

     "Global" deduction:        5.0% against all revenues excluding parking

     "Lag" vacancy between leases:

          5-Year terms:         5 months (prior to weighting
                                for renewal probability)

          10-year terms:        10 month (prior to weighting
                                for renewal probability)

     Renewal Probability:       65%

     Implied weighted lag vacancy:

          5-Year terms:         2 months (rounded), or 3.3% based
                                on 60-month term

          1O-Year terms:        4 months (rounded), or 3.3% based
                                on 120-month terms

     Total vacancy deduction equals approximately 8.3% over term.

Discounted Cash Flow Analysis

     Investors in office properties typically forecast net operating income and cash flows over a period of time which ranges from five to 15 years. This projection is used to determine a purchase price justified by the degree of risk inherent in the proposed investment.

     We modeled the following specific assumptions within the cash flow projections for the property.

     1) Holding Period - The cash flow projections were modeled on a calendar year basis beginning January 1, 1997. We modeled alternative 10 through 12 year holding periods for the property to consider lag vacancy due to the rollover profile in the respective reversion years and the impact on the value of the property.

     2) Income Projections - Existing tenants were modeled according to the terms of their leases. Current vacancies and all future rollover tenancies were modeled according to the market rent conclusions established previously.


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     3)   Growth Projections - Income and Expense growth rate assumptions are summarized below.

               Assumed CPI:                 3.5% Annually
               Operating Expenses:          3.5% Annually
               Real Estate Taxes:           2.0% Annually
               Tenant Improvements:         3.5% Annually
               Parking and Other Income:    3.5% Annually

               Market Rents:
               1997:                        0
               1998-2000:                   6.0% Annually
               2001 and after:              3.5% Annually


     4) Expense Passthrough - Expense reimbursements were modeled for the current tenants based on the base year data provided by the management.

     5) Vacancy and Collection Loss - As discussed previously we modeled the following vacancy and collection deductions within the cash flow projections:

               Global Vacancy &
                    Collection Loss:              5%

               Lag Vacancy Upon Rollover:
                    5-Yr. Terms:             5 months
                    10-Yr.  Terms:          10 months

          Lag Vacancy, Leasing Commissions, and Tenant Improvement Allowances were weighted for a 65% renewal probability:

     6) Leasing Commissions - We modeled leasing commissions at 6% and 3% respectively for new 5- and 10-year tenants. Renewing tenants were modeled with one-half commission.

     7) Reversion - The reversion was calculated by applying a reversion capitalization rate of 9.0 percent to the 11th, 12th, or 13th year's net operating income. Following a deduction for a 1.0 percent cost of sale, the reversion price was added to the previous years net cash flow prior to discounting.

     We used the Argus and Excel software programs to simulate the projected operating characteristics for the subject property under the preceding assumptions. The cash flows are presented on the following pages.


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

                                                    DISCOUNTED CASH FLOW ANALYSIS
                             Century Plaza Towers * 2029 & 2049 Century Park East * 11 year holding period

====================================================================================================================================
11-year holding period beginning 1/1/97    1               2               3               4               5               6
                                        CY 1997         CY 1998         CY 1999         CY 2000         CY 2001         CY 2002
------------------------------------------------------------------------------------------------------------------------------------
INCOME
  Potential Rental Revenue            53,288,604      57,678,506      59,223,958      60,829,894      61,991,627      63,116,000
  Absorption & Tumover Vacancy          (896,166)     (1,473,101)       (869,441)     (2,000,132)     (1,012,862)     (1,643,350)
  Base Rent Abatements                  (846,300)        (48,265)              0               0               0               0
  Miscellaneous Rental Revenue           533,804         342,027         199,661         176,828         110,897          79,558
  CPI & Other Adjustment Revenue         671,042         420,247         240,186         251,737         150,996         188,746
  Retail Sales Percent Revenue            44,366          46,634          48,844          42,775          72,578          76,218
  Expense Reimbursement Revenue        1,640,733       2,079,975       2,567,658       2,997,562       3,543,792       3,949,168
  Miscellaneous Revenue               13,355,840      13,984,580      14,817,026      16,468,205      17,033,325      17,618,223
------------------------------------------------------------------------------------------------------------------------------------
Potential Gross Income                67,791,923      73,030,603      76,227,892      78,766,869      81,890,353      83,384,563
------------------------------------------------------------------------------------------------------------------------------------
  Vacancy / Collection Loss           (3,389,597)     (3,651,530)     (3,811,394)     (3,938,344)     (4,094,518)     (4,169,228)

        Average vacancy (%) is 9.5%          8.0%            8.9%            7.9%            9.8%            8.2%            9.2%

------------------------------------------------------------------------------------------------------------------------------------
Effective Gross Income                64,402,326      69,379,073      72,416,498      74,828,525      77,795,835      79,215,335
====================================================================================================================================

EXPENSES
  Reimbursable Expenses               22,834,447      23,726,827      24,540,151      25,282,122      26,146,674      26,949,726
  Office & Retail Expenses             3,331,128       3,447,718       3,568,388       3,693,281       3,822,548       3,956,336
------------------------------------------------------------------------------------------------------------------------------------
Operating Expenses                    26,165,575      27,174,545      28,108,539      28,975,403      29,969,222      30,906,062
------------------------------------------------------------------------------------------------------------------------------------
        Operating Expense Ratio             40.6%           39.2%           38.8%           38.7%           30.5%           39.0%

------------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                  38,236,751      42,204,528      44,307,959      45,853,122      47,826,613      48,309,273
====================================================================================================================================

DEDUCTIONS
  Tenant Improvements                  5,283,032       3,886,214       2,685,925       3,893,783       2,157,564       4,248,378
  Leasing Commissions                  2,250,355       1,414,174         966,032       1,403,373         722,538       1,909,067
  Capital Costs & Rerserves            8,140,477         703,333         488,989         506,103         523,817         542,151
------------------------------------------------------------------------------------------------------------------------------------
Total Deductions                      15,673,864       6,003,721       4,140,946       5,803,259       3,403,919       6,699,596
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
NET CASH FLOW                         22,562,887      36,200,807      40,167,013      40,049,863      44,422,694      41,609,677
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
CASH ON CASH                                 4.8%            7.8%            8.6%            8.6%            9.5%            8.9%
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                           7              8               9               l0              11                12
                                        CY 2003        CY 2004         CY 2005         CY 2006          CY 2007           CY 2008
------------------------------------------------------------------------------------------------------------------------------------
INCOME
  Potential Rental Revenue            65,715,369      66,983,676      68,722,996      70,642,963       72,815,038       76,890,842
  Absorption & Tumover Vacancy        (2,643,335)     (2,989,967)     (2,344,820)     (1,168,811)      (3,347,980)      (3,409,998)
  Base Rent Abatements                         0               0               0               0                0                0
  Miscellaneous Rental Revenue            78,865          66,288          45,000               0                0                0
  CPI & Other Adjustment Revenue         425,148         588,005         733,900       1,063,393        1,245,476        1,281,145
  Retail Sales Percent Revenue            79,985          83,884          87,920          71,833           90,523           94,997
  Expense Reimbursement Revenue        4,229,498       4,126,460       4,143,034       4,690,617        5,171,225        4,923,941
  Miscellaneous Revenue               18,223,592      18,850,149      19,498,637      20,169,821       20,864,496       21,583,486
------------------------------------------------------------------------------------------------------------------------------------
Potential Gross Income                86,109,122      87,708,495      90,886,667      95,469,816       96,838,778      101,364,413
------------------------------------------------------------------------------------------------------------------------------------
  Vacancy / Collection Loss           (4,305,456)     (4,385,425)     (4,544,333)     (4,773,491)      (4,841,940)      (5,068,221)

        Average vacancy (%) is 9.5          10.6%           11.0%           10.0%            8.4%            11.2%            11.0%

------------------------------------------------------------------------------------------------------------------------------------
Effective Gross Income                81,803,666      83,323,070      86,342,334      90,696,325       91,996,838       96,296,192
====================================================================================================================================

EXPENSES
  Reimbursable Expenses               27,779,556      28,648,952      29,604,813      30,626,456       31,508,479       32,545,319
  Office & Retail Expenses             4,094,807       4,238,126       4,386,460       4,539,987        4,698,887        4,863,347
------------------------------------------------------------------------------------------------------------------------------------
Operating Expenses                    31,874,363      32,887,078      33,991,273      35,166,443       36,207,366       37,408,666
------------------------------------------------------------------------------------------------------------------------------------
        Operating Expense Ratio             39.0%           39.5%           39.4%           38.8%            39.4%            38.8%

------------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                  49,929,303      50,435,992      52,351,061      55,529,882       55,789,472       58,887,526
====================================================================================================================================

DEDUCTIONS
  Tenant Improvements                  4,802,702       5,848,227       5,235,768       2,416,851        4,812,694        8,807,143
  Leasing Commissions                  2,104,034       2,230,783       1,970,041       1,042,216        2,111,308        3,521,865
  Capital Costs & Rerserves              561,126         580,765         601,092         622,130          643,905          666,441
------------------------------------------------------------------------------------------------------------------------------------
Total Deductions                       7,467,862       8,659,775       7,806,901       4,081,197        7,567,907       12,995,449
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================
NET CASH FLOW                         42,461,441      41,776,217      44,544,160      51,448,685      695,984,351
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------
CASH ON CASH                                 9.1%            9.0%            9.6%            11.1%            10.4%
--------------------------------------------------------------------------------------------------------------------


AVG. CASH ON CASH                       8.9%
FIVE YEAR AVERAGE                       7.9%
INITIAL CAP. RATE                       8.2%                =====================================================================
--------------------------------------------                                            VALUE MATRIX
TERMINAL CAP. RATE                      9.0%                                       Low-Range       Mid-Range         HI-Range
TRANSACTION COST                        1.0%                ---------------------------------------------------------------------
DISCOUNT RATE                          10.5%                    Discount Rate            10.0%            10.5%            11.0%
--------------------------------------------                Net Present Value    $482,976,364     $465,583,900     $449,005,894
REVERSIONARY VALUE             $647,762,786                         NPV (PSF)         $211.61          $203.99          $196.73
--------------------------------------------                =====================================================================
NETPRESENTVALUE(NPV)           $465,583,900                                     Total Bldg (SF):    2,282,381
--------------------------------------------
NPV - Per Square Foot               $203.99



---------------------------------------------------
  Net Opening Income (NOI) vs Net Cash Flow (NCF)

                [LINE CHART OMITTED]

---------------------------------------------------


11-yr DCF of DCF_CPT5.XLS


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Derivation of Discount Rate

     We forecasted and discounted the cash flows and future reversion to a present value at various internal rates of return (yield rates) currently anticipated by investors in similar quality properties. The yield rate, or internal rate of return, is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimated present value.

     The accompanying exhibit entitled "Comparative Analysis of U.S. Treasuries and REITs" provides an overview of the alternative marketplaces for capital investment during the period from August, 1995 through July, 1996. The graph and accompanying data show that equity REIT yields are not necessarily sensitive to changes in interest rates. Although yields for intermediate Treasuries increased by nearly 50 basis points during the 12-month period, yields for equity REITs (on average) decreased by 30 basis points during the same period. Investor concerns of higher inflation can increase Treasury yield requirements, but the real estate market can represent a "hedge" against inflation due to pricing increases. The yields for REITs are below levels required for single asset real estate investments, however, due (in part) to liquidity issues and the diversity and management levels of multi-property portfolios.

     The most recently published Cushman & Wakefield survey of investors' return requirements was published in Autumn, 1996, and a copy is included in the Addenda e reviewed current reported return requirements for a cross section of office investors. The data for suburban office properties is summarized in the following chart.

                                 Capitalization            Internal Rate
                                   Rate Range             of Return Range
Property Category            Low   High   Average      Low   High    Average
-----------------            ---   ----   -------      ---   ----    -------
Office - Suburban/Non CBD
  Class A-Leased Asset(1)    8.0%  11.0% 8.8%-9.5%    10.5%  13.0%  11.2%-11.6%

(1) "Leased Asset" refers to predominately "passive" investments involving substantially leased properties

     The subject is an "upper tier" office building located within a desirable westside Los Angeles suburban office market. The property is substantially leased, and is recognized as a "trophy" asset in Los Angeles County. The property would be acquired base don internal rate of return requirements at the low end of the acceptable range for investors with sufficient resources to purchase an asset of this size. We concluded a range in discount rates (or internal rates of return) from 10.5 percent to 11.0 percent is appropriate for the subject cash flow and reversion. The resulting value indications for the property by discounted cash flow analysis are summarized below.


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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

                            Rounded Value Indications

Holding Period      10 Years                 11 Years              12 Years
10.5% IRR           $460,000,000             $466,000,000          $468,000,000

11.0% IRR           $444,000,000             $449,000,000          $451,000,000

Total Range:        $444,000,000 to $468,000,000

     We reconciled at a rounded $460,000,000 for the property by discounted cash flow analysis.

     Direct Capitalization

     In the direct capitalization method we estimated a value by dividing the subject's first-year net operating income by an overall capitalization rate. This overall rate (OAR) is selected based on an analysis of market sales and reported return requirements from the category of investor most representative of the potential buyers for this asset. The overall rate is calculated by dividing the net operating income from the sale by their respective sales prices.

     The overall capitalization rates for the comparable data in the' Sales Comparison Approach and the occupancy levels at sale used as the basis for the overall rate calculations are summarized below.

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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

                            SUMMARY OF OVERALL RATES

     =======================================================================
     Item                               Date of       Overall Rate/
     No.         Property                 Sale        Occupancy Sale
     -----------------------------------------------------------------------
     1-1    Century City North           11/96      11.4% @ 90%
            Century City                            occupancy-above-market
                                                    rents
     -----------------------------------------------------------------------
     1-2    10960 Wilshire Blvd.         11/96      8.5% @ 92% occupancy
            Westwood                                6.5% after free rent
                                                    deductions
     -----------------------------------------------------------------------
     1-3    MGM Plaza                    11/96      9.8% @ 99% occupancy
            Santa Monica
     -----------------------------------------------------------------------
     1-4    Wilshire Rodeo Plaza         12/95      8.0-8.8%
            Beverly Hills                           (1996 & 1997 NOI)
                                                    @ 93% occupancy
     -----------------------------------------------------------------------
     1-5    Santa Monica Water Garden     7/95      8.9% @ 97% occupancy
            Santa Monica
     =======================================================================

     The overall rates for the five sales of westside office properties ranged from 8.0 percent to 1 1.4 percent, with four of the overall rates in a tighter range from 8.0 percent to 9.8 percent. The net income levels used to calculate the overall rate indications were based on occupancy levels from 90 percent to 99 percent.

     A significant portion of the variance in overall rates can be attributed to the differences in the tenant profiles for the respective properties. The highest overall rate corresponds to item 1-1, which is current leased at above-market rental rates (on average), and has the highest percentage of near-term rollover of any of the comparable data (refer to Sales Comparison for details exhibit). The higher capitalization rate for this asset is attributable to the above-market income stream which is capitalized, the near-term "erosion" of this income stream due to tenant expirations, and the substantial capital improvements to be completed at the buyer's expense (refer to Sales Comparison Approach).

     The first year (1997) income and expense proforma for the subject property is on an accompanying page. The average rental rate of $23.35 per-square-foot annually for the property is below the market rent conclusions presented previously (from $24.00 to $26.40 for the office floors - 5-year effective terms). Based on the mid-point of the 5-year effective rental conclusion for the office towers (or $25.20 per-square-foot), the first-year average rental rate is approximately seven percent below market. Projected lease-up during 1997 and tenants leased but not yet in occupancy result in an increase of slightly more than 10 percent in net operating income during the second year of the analysis
(1998). The potential increases in net income due to below market rental rates and near-term lease-up, considered with the anticipated increases in market rent resulting from tightening market conditions suggest an overall rate at the low end of the range for suburban office buildings is appropriate for the subject. The low end of the range from the Investor Survey data summarized previously for suburban office buildings in the Class A - Leased Assets category is 8.0 percent, and the

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                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                                 Income Approach
================================================================================


range from the comparable data suggests an overall capitalization rate near the low end of the range, from 8.0 to 8.5 percent, is appropriate for the subject. This range considers the income upside attributable to the current below market contract rents and the anticipated "spikes" in market rent during the near term. The subject's first-year income and expense proforma includes $846,300 in deductions for contractual free rent, however, and the overall rates for the comparable properties have been "adjusted" for remaining free rent from existing tenants. The capitalized value of the free rent is approximately $10 million, rounded based on the mid-point of the 8.0 to 8.5 percent range ($846,300 / .0825 = $10,258,182). We accordingly capitalized the net operating income adjusted for free rent, and deducted the capital improvement costs of $7,684,000 and the $846,300 free rent as a lump sum deduction. The resulting value indication by direct capitalization is shown below.

     $39,083,057 (adjusted for free rent) / .0825 =             $473,734,024

     Less: Capital Improvements:                                ($ 7,684,000)
            1997 Rent Abatements:                               ($   846,300)

     Adjusted "As Is" Value:                                    $465,203,274

     Rounded Value by Direct Capitalization:                    $465,000,000

Conclusions Income Approach

     The two indications of value for the property by the two methods of capitalization were within a tight range from $460,000,000 to $465,000,000 (or by 1.1%). Each method is relevant for this category of office building asset, but discounted cash flow analysis is perhaps the most appropriate for the subject in light of the number of tenants and specific lease terms. The discounted cash flow conclusion of $460,000,000 is supported as reasonable by direct capitalization, and we concluded the property has a value by the Income Approach of $460,000,000.


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                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================


     The indicated values for the subject property by the two approaches we used are summarized below.

     Sales Comparison Approach:                 $480,000,000
     Income Approach:                           $460,000,000

     The value indications by the two approaches were within a range of 4.3 percent from $460,000,000 to $480,000,000.

     The Sales Comparison Approach included a number of recent sales involving competitive westside Los Angeles area properties. The sales effectively "bracketed" the appropriate per-square-foot conclusion for the subject in our opinion, and the conclusion from this approach is quite relevant in the valuation of the property.

     The Income Approach provides the most relevant indication of value for the subject property, and this indication was supported as reasonable by the comparable improved sales data. We relied on this approach, and concluded the subject property had a market value as of December 6, 1996, of:

                       FOUR HUNDRED SIXTY MILLION DOLLARS
                       ----------------------------------
                                  $460,000,000












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                                                     ---------------------------

                                     SPECIAL ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

1) We have relied on cost estimates provided by representatives of the buying entity relating to capital improvements planned for the property. These costs should be independently verified by qualified third party consultants prior to finalizing any loan or purchase involving the property. Refer to Income Approach for discussion of capital costs.

2) The value conclusion in this appraisal EXCLUDES the leased fee interest (air rights) in the ABC Entertainment Center, which is currently a component of the larger property. It is our understanding a Parcel Map is to be filed which will create a separate legal parcel for this portion of the property. We assume this filing has been completed.








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                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No responsibility is assumed for the legal description or for any matters which are legal in nature. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraisers nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and other factual matters.

3. The opinion of value is effective as of the date stated in the Appraisal. Changes since that date in external and market factors or in the property itself can significantly affect property value.

4. The appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Possession of the Appraisal, or a copy thereof, does not carry with it the right of publication. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise expressly stated in the letter of engagement to prepare the Appraisal, C&W does not permit use of the Appraisal by any person other than the party to whom it is addressed or for purposes other than those for which it was prepared. If written permission is given by C&W to use the Appraisal, the Appraisal must be used in its entirety and only with proper written qualification as approved by C&W. No part of the Appraisal or the identity of the Appraiser shall be conveyed to the public through advertising, public relations, news, sales or other media or used in any material without C&Ws prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. The Appraiser shall not be required to give testimony in any court or administrative proceedings relating to the Property or the Appraisal.



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                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others or the bona fides of actual lease. C&W suggests that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraisers' task to predict or in any way warrant the conditions of a future real estate market; the Appraisers can only reflect what the investment community, as of the date of the Appraisal, envisions for the future in terms of rental rates, expenses, supply, and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance or operation of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value stated in the Appraisal. These materials (such as formaldehyde foam insulation, asbestos insulation, various soil contaminants, and other potentially hazardous materials) may affect the value of the Property. The Appraisers are not qualified to detect such substances and C&W urges that an expert in this field be employed to determine the economic impact of these matters on the opinion of value stated in the Appraisal.

11. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider the Appraisal as one factor, together with its independent investment considerations and underwriting criteria, in its overall investment decision.


================================================================================

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                                                                    WAKEFIELD(R)
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                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================


     We certify that, to the best of our knowledge and belief:

1.   James W. Myers, MAI and Miles Loo Jr. inspected the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent on an action or event (such as the approval of a loan) resulting from the analyses, opinions, or conclusions in, or the use of, this report. The appraisal is not based on a requested minimum or specific estimated value.

6. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Practice of the Appraisal Institute.

7. No one provided significant professional assistance to the persons signing this report.

8. The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

9. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

10. As of the date of this report, James W. Myers, MAI has completed the requirements of the continuing education program of the Appraisal Institute,


     /s/ James W. Myers                          /s/ Miles Loo, Jr.
     -------------------------------             -------------------------------
     James W. Myers,  MAI                        Miles Loo, Jr.
     Senior Director                             Appraiser
     Valuation Advisory Services








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                                                     ---------------------------

                                                                         ADDENDA
================================================================================

























================================================================================

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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Rent Roll                                                           [LOGO]
CENTURY PLAZA TOWERS                                        CENTURY PLAZA TOWERS
2029 Century Park East, North Tower

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
  1  United CA Bank               100                  14,190      Jan-75      Aug-00      $15.86                 $225,035
----------------------------------------------------------------------------------------------------------------------------
  2  Transit Casualty             200                  25,221      Dec-94      Dec-99      $19.20                 $484,243
----------------------------------------------------------------------------------------------------------------------------
  3  Deloitte & Touche            300                  25,221      Sep-88      Aug-98      $27.43                 $691,709
----------------------------------------------------------------------------------------------------------------------------
  4  Cohen, Primiani & Fost       400                   5,545      May-97      Apr-03      $24.00                 $133,080
----------------------------------------------------------------------------------------------------------------------------
  5  World Cup USA (EXPIRED)      400                              Jan-96      Dec-96      $20.40                 $113,118
----------------------------------------------------------------------------------------------------------------------------
  6  Conference Center            410       2,240
----------------------------------------------------------------------------------------------------------------------------
  7  Jane Teis                    415-E                   849      Jan-93      Dec-96      $21.24                  $18,032
----------------------------------------------------------------------------------------------------------------------------
  8  Envirotech                   420-E                   826      Dec-93      Dec-96      $19.20                  $15,859
----------------------------------------------------------------------------------------------------------------------------
  9  Brentnall Turley             422-E                 1,754      Feb-90      Dec-96      $20.40                  $35,782
----------------------------------------------------------------------------------------------------------------------------
 10  Concorde Capital             430                   1,338      Jul-95      Jun-98      $20.40                  $27,295
----------------------------------------------------------------------------------------------------------------------------
 11  Warner Inc                   433                     827      Nov-95      Nov-98      $21.00                  $17,367
----------------------------------------------------------------------------------------------------------------------------
 12  Paul Livadry                 437                   1,306      Sep-93      Sep-98      $19.80                  $25,858
----------------------------------------------------------------------------------------------------------------------------
 13  Pacific Properties           448-E                 1,390      Jul-94      Jun-97      $20.40     Jul-94       $28,356
                                                                                                      Jun-97
----------------------------------------------------------------------------------------------------------------------------
 14  Suzy Vaughan (Must Take)     448                              Dec-97      Jun-00      $20.40                  $28,356
----------------------------------------------------------------------------------------------------------------------------
 15  Suzy Vaughan                 450                   1,752      Jul-94      Jun-00      $20.40                  $35,741
----------------------------------------------------------------------------------------------------------------------------
 16  Cohen & Primiani             480                   7,214      Jul-94      Mar-03      $20.40     Jul-94      $147,165
                                                                                            $0.00     Jul-97            $0
                                                                                           $20.40     Aug-97      $147,165
                                                                                           $24.00     Jul-00      $173,136
----------------------------------------------------------------------------------------------------------------------------
 17  Bernstein & Fox              500                   6,168      Dec-95      Nov-00      $20.40                 $125,827
----------------------------------------------------------------------------------------------------------------------------
 18  Bernstein & Fox              510                   2,179      Apr-96      Nov-00      $20.40                  $44,452
----------------------------------------------------------------------------------------------------------------------------
 19  Century Hospital             520                   8,677      Mar-94      May-99      $21.60                 $187,423
----------------------------------------------------------------------------------------------------------------------------
 20  Promax                       555-T                 5,275      Apr-95      Mar-02      $23.40     Apr-95      $123,435
                                                                                           $23.88     Apr-00      $125,967
----------------------------------------------------------------------------------------------------------------------------
 21  Licker & Ozurivich           590                   2,921      Dec-95      Nov-00      $20.40                  $59,588
----------------------------------------------------------------------------------------------------------------------------
 22  Barrister Suites             600-E                25,221      May-92      Apr-97      $11.89                 $300,000
----------------------------------------------------------------------------------------------------------------------------
 23  Xerox Corporation            700-T                17,393      Nov-95      Oct-97      $22.80                 $396,560
----------------------------------------------------------------------------------------------------------------------------
 24  Xerox Expansion              720-T                 1,833      Jun-96      Oct-97      $22.80                  $41,792
----------------------------------------------------------------------------------------------------------------------------
 25  Vacant                       750-V     5,995
----------------------------------------------------------------------------------------------------------------------------
 26  National Rx                  800                   6,914      Jan-94      Sep-98       $8.63     Jan-94       $59,693
                                                                                           $21.84     Aug-94      $151,002
----------------------------------------------------------------------------------------------------------------------------
 27  Vacant                       0810-V    2,367
----------------------------------------------------------------------------------------------------------------------------
 28  Phoenix, Duff & Pheips       820                   5,843      May-96      Nov-01      $22.80                 $133,220
----------------------------------------------------------------------------------------------------------------------------
 29  Gallizio                     830                   1,168      Jun-94      May-99      $19.80                  $23,126
----------------------------------------------------------------------------------------------------------------------------
 30  Kenyon Company               840                   1,479      Jan-95      Dec-97      $21.00                  $31,059
----------------------------------------------------------------------------------------------------------------------------
 31  Freid & Goldsman             860                   5,664      May-94      May-99      $21.72                 $123,022
----------------------------------------------------------------------------------------------------------------------------
 32  Pegasus Property             880-E                 1,786      Mar-92      Feb-97      $30.00                  $53,580
----------------------------------------------------------------------------------------------------------------------------
 33  Neilsen Elggren              900 &                 8,289      Nov-93      Apr-99      $25.09                 $208,000
----------------------------------------------------------------------------------------------------------------------------
 34  Largo                        920-E                 6,459      May-94      Apr-97      $21.48                 $138,739
----------------------------------------------------------------------------------------------------------------------------
 35  Norwest Mortgage             930                     934      Nov-96      Oct-99
----------------------------------------------------------------------------------------------------------------------------
 36  Westmount Management         940                   2,691      Mar-95      Mar-00      $22.80                  $61,355
----------------------------------------------------------------------------------------------------------------------------
 37  Cruise Fairs                 950                   4,758      Jan-94      Jan-99      $25.20                 $119,902
----------------------------------------------------------------------------------------------------------------------------
 38  JVC Entertainment            970                   2,170      May-94      May-97      $21.48                  $46,612
----------------------------------------------------------------------------------------------------------------------------
 39  Paul Ray Company             1000                  5,531      Feb-89      Jan-99      $27.00                 $149,337
----------------------------------------------------------------------------------------------------------------------------
 40  Aaron Cushman                1010                  3,540      Jun-94      Apr-98      $20.40                  $72,216
----------------------------------------------------------------------------------------------------------------------------
 41  Zolla & Meyer                1020                  4,296      Mar-94      Apr-99      $19.68     Mar-94       $84,545
                                                                                           $22.54     Sep-95       $96,818
----------------------------------------------------------------------------------------------------------------------------
 42  Kopple & Klinger             1040                  3,426      Jan-93      Dec-97      $21.60                  $74,001
----------------------------------------------------------------------------------------------------------------------------
 43  Federman, Grdiley            1060                  5,751      Aug-95      Aug-98      $23.40                 $134,573
----------------------------------------------------------------------------------------------------------------------------
 44  Rosentein                    1080                  2,692      Dec-94      Nov-97      $21.00                  $56,532
----------------------------------------------------------------------------------------------------------------------------



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
  1  United CA Bank                                              United CA Bank           94 Base         0
----------------------------------------------------------------------------------------------------------------------------
  2  Transit Casualty                                                                94 Prop 13-1         3
----------------------------------------------------------------------------------------------------------------------------
  3  Deloitte & Touche               65% CPI     97,956 $/YR                              94 Base         0
----------------------------------------------------------------------------------------------------------------------------
  4  Cohen, Primiani & Fost                                                          96 Prop 13-1         0         $30.24
----------------------------------------------------------------------------------------------------------------------------
  5  World Cup USA (EXPIRED)                                                                 None         0
----------------------------------------------------------------------------------------------------------------------------
  6  Conference Center                                                                       None         0
----------------------------------------------------------------------------------------------------------------------------
  7  Jane Teis                                                                          Base Year         0
----------------------------------------------------------------------------------------------------------------------------
  8  Envirotech                                                                         Base Year         0
----------------------------------------------------------------------------------------------------------------------------
  9  Brentnall Turley                                                                   Base Year         0
----------------------------------------------------------------------------------------------------------------------------
 10  Concorde Capital                                                                     95 Base         0
----------------------------------------------------------------------------------------------------------------------------
 11  Warner Inc                                                                         Base Year         0
----------------------------------------------------------------------------------------------------------------------------
 12  Paul Livadry                                                                         94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 13  Pacific Properties                                                              94 Prop 13-1         3

----------------------------------------------------------------------------------------------------------------------------
 14  Suzy Vaughan (Must Take)                                                             94 Base                   $15.00
----------------------------------------------------------------------------------------------------------------------------
 15  Suzy Vaughan                                                                         94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 16  Cohen & Primiani                                                                     94 Base         0



----------------------------------------------------------------------------------------------------------------------------
 17  Bernstein & Fox                                                                 96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 18  Bernstein & Fox                                                                 96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 19  Century Hospital                                                                97 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 20  Promax                                                                              Promax-3         8

----------------------------------------------------------------------------------------------------------------------------
 21  Licker & Ozurivich                                                              96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 22  Barrister Suites                                                                   Barrister         6
----------------------------------------------------------------------------------------------------------------------------
 23  Xerox Corporation                                                                    95 Base         0
----------------------------------------------------------------------------------------------------------------------------
 24  Xerox Expansion                                                                      95 Base         0       1st 5 YR
----------------------------------------------------------------------------------------------------------------------------
 25  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
 26  National Rx                                                                          94 Base         0

----------------------------------------------------------------------------------------------------------------------------
 27  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
 28  Phoenix, Duff & Pheips                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
 29  Gallizio                                                                             94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 30  Kenyon Company                                                                       95 Base         0
----------------------------------------------------------------------------------------------------------------------------
 31  Freid & Goldsman                                                                94 Prop 13-1         2
----------------------------------------------------------------------------------------------------------------------------
 32  Pegasus Property                65% CPI       2,754 $YR     Pegasus                  94 Base        12
----------------------------------------------------------------------------------------------------------------------------
 33  Neilsen Elggren                                                                      93 Base         6
----------------------------------------------------------------------------------------------------------------------------
 34  Largo                                                                                94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 35  Norwest Mortgage                                                                96 Prop 13-1                    $5.00
----------------------------------------------------------------------------------------------------------------------------
 36  Westmount Management                                                            95 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 37  Cruise Fairs                    65% CPI      2,458 $/YR                              94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 38  JVC Entertainment                                                                    94 Base         8
----------------------------------------------------------------------------------------------------------------------------
 39  Paul Ray Company                65% CPI     25,328 $/YR     Paul Ray                 94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 40  Aaron Cushman                                                                        94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 41  Zolla & Meyer                                                                   94 Prop 13-1         5

----------------------------------------------------------------------------------------------------------------------------
 42  Kopple & Klinger                                            Kopple                   94 Base         4
----------------------------------------------------------------------------------------------------------------------------
 43  Federman, Grdiley                                                                    95 Base         0
----------------------------------------------------------------------------------------------------------------------------
 44  Rosentein                                                                            95 Base         0
----------------------------------------------------------------------------------------------------------------------------

                                     1 of 5
Rent Roll for North Tower                                              CUSHMAN &
NORTH5.XLS                                                             WAKEFIELD

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
 45  Neumeyer & Boyd              1100                  5,765      Apr-94      Mar-99      $21.60                 $124,524
----------------------------------------------------------------------------------------------------------------------------
 46  Vacant-ISS-MTM               1105-V      339
----------------------------------------------------------------------------------------------------------------------------
 47  Vacant                       1110-V    1,164
----------------------------------------------------------------------------------------------------------------------------
 48  Martin & Klein               1112-E                1,997      Jul-94      Jun-97      $20.40                  $40,739
----------------------------------------------------------------------------------------------------------------------------
 49  Alsace Development           1115                  1,636      Dec-92      Nov-97      $24.00                  $39,264
----------------------------------------------------------------------------------------------------------------------------
 50  Frederick Cook               1130                  2,842      Apr-93      Mar-98      $22.20                  $63,092
----------------------------------------------------------------------------------------------------------------------------
 51  Alexander Capital            1140                  2,194      Aug-96      Jul-00      $22.20                  $48,707
----------------------------------------------------------------------------------------------------------------------------
 52  Toho                         1150                  1,598      Sep-95      Sep-00      $20.40                  $32,599
----------------------------------------------------------------------------------------------------------------------------
 53  GDC                          1160                  3,036      Jul-94      Jun-04          $0     Jul-94            $0
                                                                                           $19.80     Aug-94       $60,113
                                                                                               $0     Jul-95            $0
                                                                                           $19.80     Aug-95       $60,113
                                                                                               $0     Jul-96            $0
                                                                                           $19.80     Aug-96       $60,113
                                                                                               $0     Jul-97            $0
                                                                                           $19.80     Aug-97       $60,113
                                                                                               $0     Jul-98            $0
                                                                                           $19.80     Aug-98       $60,113
                                                                                           $25.80     Jul-99       $78,329
----------------------------------------------------------------------------------------------------------------------------
 54  L & S Advisors               1180                  2,823      Dec-92      Nov-97      $21.60                  $60,976
----------------------------------------------------------------------------------------------------------------------------
 55  Freddie MAC                  1190                  1,884      Sep-95      Aug-98      $21.60                  $40,694
----------------------------------------------------------------------------------------------------------------------------
 56  Wasser Rosenson et al        1200                 13,084      Oct-96      Sep-02      $24.00                 $314,016
----------------------------------------------------------------------------------------------------------------------------
 --  Vacant                       1210      3,241
----------------------------------------------------------------------------------------------------------------------------
 57  GE Investment                1230-E                2,023      Jul-94      Jun-97      $21.00                  $42,480
----------------------------------------------------------------------------------------------------------------------------
 58  Stan Rosenfield              1240                  1,377      Jul-93      Jun-98      $20.64                  $28,421
----------------------------------------------------------------------------------------------------------------------------
 59  Alexander, Hallora           1260                  5,392      Sep-92      May-98      $28.20     Sep-92      $152,054
                                                                                           $29.05     Sep-93      $156,616
                                                                                           $29.92     Sep-94      $161,314
                                                                                           $30.81     Nov-95      $166,153
                                                                                           $31.74     Nov-96      $171,142
                                                                                           $32.69     Nov-97      $176,276
----------------------------------------------------------------------------------------------------------------------------
 60  Cohen & Johnson              1300-E               17,126      May-92      Jun-97      $17.12     May-92      $293,265
                                                                                           $34.25     Aug-92      $586,530
                                                                                           $35.28     May-93      $604,125
                                                                                           $36.33     May-94      $622,249
                                                                                           $37.42     May-95      $640,917
                                                                                           $22.81     Jan-96      $390,588
                                                                                           $23.74     May-96      $406,571
                                                                                           $33.09     Jan-97      $566,699
                                                                                           $34.08     May-97      $583,654
----------------------------------------------------------------------------------------------------------------------------
 61  Source Services              1350-T                8,091      Jan-97      Dec-01      $22.80                 $184,475
----------------------------------------------------------------------------------------------------------------------------
 62  Johnson & Higgins            1400                 25,157      Jan-94      Mar-09      $19.36     Jan-94      $486,923
                                                                                           $21.23     Jan-99      $534,205
                                                                                           $23.63     Jan-04      $594,582
                                                                                           $27.00     Dec-05      $679,239
----------------------------------------------------------------------------------------------------------------------------
 63  Valuation Councelor          1500                  6,948      Nov-94      Oct-96      $21.00     Nov-94      $145,908
                                                                                           $22.20     Nov-95      $154,246
                                                                                           $23.40     Nov-96      $162,583
                                                                                           $24.60     Nov-97      $170,921
                                                                                           $25.80     Nov-98      $179,258
                                                                                           $27.00     Nov-99      $187,596
----------------------------------------------------------------------------------------------------------------------------
 64  Valuation Councelor          1510                  2,183      Mar-95      Oct-96      $21.00     Mar-95       $45,843
                                                                                           $22.20     Mar-96       $48,462
                                                                                           $23.40     Mar-97       $51,082
                                                                                           $24.60     Mar-98       $53,702
                                                                                           $25.80     Mar-99       $56,321
                                                                                           $27.00     Mar-00       $58,941
----------------------------------------------------------------------------------------------------------------------------
 65  Kessler & Kessler            1520                  3,657      Oct-96      Sep-00      $25.32                  $92,595
----------------------------------------------------------------------------------------------------------------------------
 66  Moreno Schlicht              1530                  2,912      Dec-94      Nov-99      $22.80                  $66,394
----------------------------------------------------------------------------------------------------------------------------
 67  Singapore EcDvBank           1540                  1,354      Jul-95      Jun-99      $22.80                  $30,871
----------------------------------------------------------------------------------------------------------------------------



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
 45  Neumeyer & Boyd                                                                 94 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 46  Vacant-ISS-MTM
----------------------------------------------------------------------------------------------------------------------------
 47  Vacant
----------------------------------------------------------------------------------------------------------------------------
 48  Martin & Klein                                                                       94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 49  Alsace Development                                          Alsace                   93 Base         0
----------------------------------------------------------------------------------------------------------------------------
 50  Frederick Cook                                                                       93 Base         0
----------------------------------------------------------------------------------------------------------------------------
 51  Alexander Capital                                                               96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 52  Toho                                                                               Base Year         0
----------------------------------------------------------------------------------------------------------------------------
 53  GDC                                                                                  94 Base         0










----------------------------------------------------------------------------------------------------------------------------
 54  L & S Advisors                                              L & S                    93 Base
----------------------------------------------------------------------------------------------------------------------------
 55  Freddie MAC                                                                          95 Base
----------------------------------------------------------------------------------------------------------------------------
 56  Wasser Rosenson et al                                                           96 Prop 13-1                   $17.28
----------------------------------------------------------------------------------------------------------------------------
 --  Vacant
----------------------------------------------------------------------------------------------------------------------------
 57  GE Investment                                                                        94 Base         4
----------------------------------------------------------------------------------------------------------------------------
 58  Stan Rosenfield                                                                      93 Base         0
----------------------------------------------------------------------------------------------------------------------------
 59  Alexander, Hallora                                          Alexander                94 Base         9





----------------------------------------------------------------------------------------------------------------------------
 60  Cohen & Johnson                                                                 94 Prop 13-1        12








----------------------------------------------------------------------------------------------------------------------------
 61  Source Services                                                                 96 Prop 13-1         0         $16.65
----------------------------------------------------------------------------------------------------------------------------
 62  Johnson & Higgins                                                               94 Prop 13-1         0



----------------------------------------------------------------------------------------------------------------------------
 63  Valuation Councelor                                                                  95 Base        12





----------------------------------------------------------------------------------------------------------------------------
 64  Valuation Councelor                                                                  95 Base        12





----------------------------------------------------------------------------------------------------------------------------
 65  Kessler & Kessler                                                               96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 66  Moreno Schlicht                                                                 95 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 67  Singapore EcDvBank                                                                   95 Base         0
----------------------------------------------------------------------------------------------------------------------------

                                     2 of 5
Rent Roll for North Tower                                              CUSHMAN &
NORTH5.XLS                                                             WAKEFIELD

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
 68  Really Administati           1550                  8,081      Oct-94      Sep-99      $15.00     Oct-94      $121,215
                                                                                           $20.40     Oct-96      $164,852
                                                                                               $0     Sep-97            $0
                                                                                           $22.20     Oct-97      $179,398
                                                                                               $0     Sep-98            $0
                                                                                           $22.20     Oct-98      $179,398
                                                                                               $0     Sep-98            $0
----------------------------------------------------------------------------------------------------------------------------
 69  Johnson & Higgins (N/A)      1550
----------------------------------------------------------------------------------------------------------------------------
 70  Strook & Strook              1600                 20,542      Jun-88      May-98      $25.80                 $529,983
----------------------------------------------------------------------------------------------------------------------------
 71  Snipper Wainer Markoff       1690                  4,431      Oct-95      Sep-02      $21.00                  $93,051
----------------------------------------------------------------------------------------------------------------------------
 72  Tax Consulting Group         1700                 15,311      Mar-96      Feb-97      $20.70     Mar-96      $316,938
                                                                                           $21.60     Dec-96      $330,718
----------------------------------------------------------------------------------------------------------------------------
 73  Sitrick                      1750                  8,963      Dec-96      Nov-03      $22.20                 $198,979
----------------------------------------------------------------------------------------------------------------------------
 74  Sitrick & Company            1760                  1,526      Dec-96      Nov-03      $24.60                  $37,540
----------------------------------------------------------------------------------------------------------------------------
 75  Strook & Strook              1800                 25,615      Jun-88      May-98      $25.80                 $660,867
----------------------------------------------------------------------------------------------------------------------------
 76  Danning Gill                 1900-T               18,892      Oct-94      Dec-99      $19.80                 $374,062
----------------------------------------------------------------------------------------------------------------------------
 77  Dwyer Curett                 1950                  6,870      May-95      Apr-00      $21.00                 $144,270
----------------------------------------------------------------------------------------------------------------------------
 78  Vacant                       2000-V    3,805
----------------------------------------------------------------------------------------------------------------------------
 79  Kagan Insurance              2010                  4,651      Jun-93      May-98      $24.00                 $111,624
----------------------------------------------------------------------------------------------------------------------------
 80  Prudential                   2050-T               12,403      Jun-96      May-03      $24.00     Jun-96      $267,672
                                                                                           $26.40     Jul-99      $327,439
                                                                                           $28.20     Jul-01      $349,765
----------------------------------------------------------------------------------------------------------------------------
 81  Jose Eber                    2080                  4,930      Jul-96      Dec-00      $22.20                 $109,446
----------------------------------------------------------------------------------------------------------------------------
 82  Johnson & Higgins            2100                 25,800      Jan-94      Jan-94      $19.43     Jan-94      $501,419
                                                                                           $21.23     Jan-99      $547,859
                                                                                           $22.76     Jan-04      $587,279
                                                                                           $27.00     Dec-05      $696,600
----------------------------------------------------------------------------------------------------------------------------
 83  Johnson & Higgins            2200                 25,800      Jan-94      Mar-09      $19.43     Jan-94      $501,419
                                                                                           $21.23     Jan-99      $547,859
                                                                                           $22.76     Jan-04      $587,279
                                                                                           $27.00     Dec-05      $696,600
----------------------------------------------------------------------------------------------------------------------------
 84  Johnson & Higgins            2300                 25,800      Jan-94      Mar-09      $19.43     Jan-94      $501,419
                                                                                           $21.23     Jan-99      $547,859
                                                                                           $22.76     Jan-04      $587,279
                                                                                           $27.00     Dec-05      $696,600
----------------------------------------------------------------------------------------------------------------------------
 85  Johnson & Higgins            2400                 25,800      Jan-94      Mar-09      $19.43     Jan-94      $501,419
                                                                                           $21.23     Jan-99      $547,859
                                                                                           $22.76     Jan-04      $587,279
                                                                                           $27.00     Dec-05      $696,600
----------------------------------------------------------------------------------------------------------------------------
 86  JVC                          2500                 11,156      Nov-96      Oct-01      $25.80                 $287,825
----------------------------------------------------------------------------------------------------------------------------
 87  Klien & Martin               2550                 14,785      Oct-96      Sep-03      $25.80                 $381,453
----------------------------------------------------------------------------------------------------------------------------
 88  Shapiro Rosell               2600                 25,800      Jul-88      Jun-98      $26.62                 $686,921
----------------------------------------------------------------------------------------------------------------------------
 89  McCambridge                  2700                 22,616      Mar-91      Feb-01      $36.00                 $814,176
----------------------------------------------------------------------------------------------------------------------------
 90  Jack Samuels                 2718                  1,841      Jan-95      Dec-97      $22.80                  $41,975
----------------------------------------------------------------------------------------------------------------------------
 91  Tranquest                    2730-E                1,504      Dec-93      Nov-96      $21.00                  $31,584
----------------------------------------------------------------------------------------------------------------------------
 92  Health & Tennis (EXPIRED)    2800                             Aug-95      Jul-96      $22.56                 $404,975
----------------------------------------------------------------------------------------------------------------------------
 93  Merrill Lynch                2800                 18,877      Jul-97      Jun-07      $26.16                 $493,822
----------------------------------------------------------------------------------------------------------------------------
 94  Vacant                       2850-V      853
----------------------------------------------------------------------------------------------------------------------------
 95  Joseph Tabak                 2860                  3,694      Oct-92      Sep-97      $31.20     Oct-92      $115,253
                                                                                           $32.14     Oct-93      $118,710
                                                                                           $33.10     Oct-94      $122,271
                                                                                           $34.09     Oct-95      $125,939
                                                                                           $35.12     Oct-96      $129,718
----------------------------------------------------------------------------------------------------------------------------
 96  Exclusive Toy Company        2870                  1,371      Aug-96      Aug-99      $24.60                  $33,727
----------------------------------------------------------------------------------------------------------------------------
 97  Garick & Tack                2890                  1,925      Apr-96      Feb-01      $21.96                  $42,273
----------------------------------------------------------------------------------------------------------------------------
 98  Societe Generale             2900                  9,793      Nov-92      Nov-01      $31.80     Nov-92      $311,417
                                                                                           $32.83     Dec-92      $321,538
                                                                                           $32.88     Dec-93      $321,988
                                                                                           $35.00     Dec-94      $342,778
                                                                                           $36.14     Dec-95      $353,918

                                     3 of 5
Rent Roll for North Tower                                              CUSHMAN &
NORTH5.XLS                                                             WAKEFIELD



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
 68  Really Administati                                                                   94 Base         9






----------------------------------------------------------------------------------------------------------------------------
 69  Johnson & Higgins (N/A)                                                                 None         0
----------------------------------------------------------------------------------------------------------------------------
 70  Strook & Strook                 50% CPI    171,006 $/YR     Strook                   94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 71  Snipper Wainer Markoff                                                          95 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 72  Tax Consulting Group                                                                   Tax-2         0

----------------------------------------------------------------------------------------------------------------------------
 73  Sitrick                                                                         96 Prop 13-1         1            5Yr
----------------------------------------------------------------------------------------------------------------------------
 74  Sitrick & Company                                                               96 Prop 13-1         0          $7.00
----------------------------------------------------------------------------------------------------------------------------
 75  Strook & Strook                          See Suite 1600                              94 Base         9
----------------------------------------------------------------------------------------------------------------------------
 76  Danning Gill                                                                    95 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 77  Dwyer Curett                                                                    95 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 78  Vacant
----------------------------------------------------------------------------------------------------------------------------
 79  Kagan Insurance                                                                      93 Base         0
----------------------------------------------------------------------------------------------------------------------------
 80  Prudential                                                                      96 Prop 13-1         0


----------------------------------------------------------------------------------------------------------------------------
 81  Jose Eber                                                                       96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 82  Johnson & Higgins                                                               94 Prop 13-1         0



----------------------------------------------------------------------------------------------------------------------------
 83  Johnson & Higgins                                                               94 Prop 13-1         0



----------------------------------------------------------------------------------------------------------------------------
 84  Johnson & Higgins                                                               94 Prop 13-1         0



----------------------------------------------------------------------------------------------------------------------------
 85  Johnson & Higgins                                                               94 Prop 13-1         0



----------------------------------------------------------------------------------------------------------------------------
 86  JVC                                                                             96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 87  Klien & Martin                                                                Klien&Martin-3         0
----------------------------------------------------------------------------------------------------------------------------
 88  Shapiro Rosell                  50% CPI     98,161 $/YR     Shapiro                  94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 89  McCambridge                     65% CPI     65,541 $/YR     McCambridge              94 Base        16
----------------------------------------------------------------------------------------------------------------------------
 90  Jack Samuels                                                                         95 Base         0
----------------------------------------------------------------------------------------------------------------------------
 91  Tranquest                                                                            94 Base         0
----------------------------------------------------------------------------------------------------------------------------
 92  Health & Tennis (EXPIRED)                                                          Base Year         1
----------------------------------------------------------------------------------------------------------------------------
 93  Merrill Lynch                                                                      Base Year         0
----------------------------------------------------------------------------------------------------------------------------
 94  Vacant                                                                             Base Year         0            Yes
----------------------------------------------------------------------------------------------------------------------------
 95  Joseph Tabak                                                Tabak                    94 Base        10




----------------------------------------------------------------------------------------------------------------------------
 96  Exclusive Toy Company                                                           96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 97  Garick & Tack                                                                   96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------
 98  Societe Generale                                            Societe General  Societe General        19

                                     3 of 5
Rent Roll for North Tower                                              CUSHMAN &
NORTH5.XLS                                                             WAKEFIELD

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
                                                                                           $37.31     Dec-96      $365,420
                                                                                           $38.53     Dec-97      $377,296
                                                                                           $39.78     Dec-98      $389,559
                                                                                           $41.07     Dec-99      $402,219
                                                                                           $42.41     Dec-00      $415,291
----------------------------------------------------------------------------------------------------------------------------
 99  Paterson Capital             2920                 12,627      Sep-93      Aug-03      $29.40     Sep-93      $371,234
                                                                                           $32.40     Apr-96      $409,115
                                                                                           $33.00     Oct-98      $416,691
                                                                                           $33.60     Oct-99      $424,267
                                                                                           $34.20     Oct-00      $431,843
                                                                                           $34.80     Oct-01      $439,420
                                                                                           $35.40     Oct-02      $446,996
----------------------------------------------------------------------------------------------------------------------------
100  DT Joint Venture             2970-E                1,500      Jun-95      Dec-96      $12.69                 $19,035
----------------------------------------------------------------------------------------------------------------------------
101  Winkler Securities           2980                  1,278      Nov-95      Nov-99      $24.00                 $30,672
----------------------------------------------------------------------------------------------------------------------------
102  Kenneth Shellan              2990                  1,425      Oct-96      Dec-98      $25.20                 $35,910
----------------------------------------------------------------------------------------------------------------------------
103  Paine Webber                 3000                 26,720      May-93      May-03      $23.39     May-95      $624,981
                                                                                           $18.74     Jun-96      $500,677
                                                                                           $35.11     Sep-96      $938,037
                                                                                           $37.48     Oct-96    $1,001,353
                                                                                           $38.41     Jun-97    $1,026,367
                                                                                           $39.37     Jun-98    $1,052,047
                                                                                           $40.36     Jun-99    $1,078,348
                                                                                           $41.37     Jun-00    $1,105,307
                                                                                           $42.40     Jun-01    $1,132,939
                                                                                           $43.46     Jun-02    $1,161,263
----------------------------------------------------------------------------------------------------------------------------
104  Altschuler Melvoin           3100                 13,029      Feb-96      May-01      $31.74     Feb-96      $413,540
                                                                                           $32.52     Jun-96      $423,703
                                                                                           $33.34     Jun-97      $434,387
                                                                                           $34.18     Jun-98      $445,331
                                                                                           $35.06     Jun-99      $456,797
                                                                                           $35.98     Jun-00      $468,783
----------------------------------------------------------------------------------------------------------------------------
105  Murphey Marsilles            3110                  8,481      Dec-96      Dec-04      $26.40                 $223,898
----------------------------------------------------------------------------------------------------------------------------
106  Norris Bishton               3150                  4,039      Dec-93      Dec-97      $21.60                  $87,242
----------------------------------------------------------------------------------------------------------------------------
107  Incas France                 3160                  1,129      Jun-94      Jun-99      $25.80                  $29,128
----------------------------------------------------------------------------------------------------------------------------
108  Seyfarth Shaw                3200                  7,305      Jan-96      Dec-10      $25.20     Jan-96      $184,086
                                                                                           $27.72     Jan-06      $202,495
----------------------------------------------------------------------------------------------------------------------------
109  Seyfarth                     3210                  6,957      Jan-96      Dec-10      $25.20     Jan-96      $175,316
                                                                                           $27.72     Jan-06      $192,848
----------------------------------------------------------------------------------------------------------------------------
110  Barlow & Kabata              3230                  1,803      Oct-95      Oct-98      $24.00                  $43,272
----------------------------------------------------------------------------------------------------------------------------
111  Vacant                       3240-V    1,569
----------------------------------------------------------------------------------------------------------------------------
112  Wyman Isaccs                 3250                  5,876      Feb-90      Dec-98      $38.93     Feb-90      $276,715
                                                                                           $39.93     Jan-94      $234,650
                                                                                           $41.33     Jan-95      $242,863
                                                                                           $42.78     Jan-96      $251,363
                                                                                           $44.28     Jan-97      $260,161
                                                                                           $45.82     Jan-98      $269,266
----------------------------------------------------------------------------------------------------------------------------
113  Seyfarth Shaw                3270                  1,523      Jan-96      Dec-10      $25.20     Jan-96       $38,380
                                                                                           $27.72     Jan-06       $42,218
----------------------------------------------------------------------------------------------------------------------------
114  Seyfarth Shaw                3280                  1,689      Jan-96      Dec-10      $25.20     Jan-96       $42,512
                                                                                           $27.72     Jan-06       $46,764
----------------------------------------------------------------------------------------------------------------------------
115  Seyfarth Shaw                3300                 26,720      Jan-96      Dec-10      $25.20     Jan-96      $673,344
                                                                                           $27.72     Jan-06      $740,678
----------------------------------------------------------------------------------------------------------------------------
116  Gibbs, Giden                 3400                 26,720      Jan-95      Sep-01      $25.20     Jan-95      $673,344
                                                                                           $25.80     Jul-98      $689,376
----------------------------------------------------------------------------------------------------------------------------
117  Foley, Lardner, Weisbur      3500                 26,720      Mar-97      Feb-09      $25.80                 $689,376
----------------------------------------------------------------------------------------------------------------------------
118  Foley, Lardner, Weisbur      3600                 26,720      Apr-93      Feb-09      $19.20                 $513,024
----------------------------------------------------------------------------------------------------------------------------
119  Foley, Lardner, Weisbur      3600                             Mar-97      Feb-09      $25.80                 $689,376
----------------------------------------------------------------------------------------------------------------------------
120  Vacant                       3700-V    9,319
----------------------------------------------------------------------------------------------------------------------------
121  TBG Financial                3720                 13,030      Jan-96      Dec-02      $24.00                 $312,720
----------------------------------------------------------------------------------------------------------------------------

                                     4 of 5
Rent Roll for North Tower                                              CUSHMAN &
NORTH5.XLS                                                             WAKEFIELD



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------
 99  Paterson Capital                                                                  Paterson-6         1






----------------------------------------------------------------------------------------------------------------------------
100  DT Joint Venture                                                                   Base Year         0
----------------------------------------------------------------------------------------------------------------------------
101  Winkler Securities                                                                 Base Year         0
----------------------------------------------------------------------------------------------------------------------------
102  Kenneth Shellan                                                                    Base Year         0          $5.00
----------------------------------------------------------------------------------------------------------------------------
103  Paine Webber                                                                         Paine-3         0









----------------------------------------------------------------------------------------------------------------------------
104  Altschuler Melvoin                                                                 Base Year         0





----------------------------------------------------------------------------------------------------------------------------
105  Murphey Marsilles                                                                  Base Stop     1 1/2
----------------------------------------------------------------------------------------------------------------------------
106  Norris Bishton                                                                       94 Base         0
----------------------------------------------------------------------------------------------------------------------------
107  Incas France                                                                         94 Base         1
----------------------------------------------------------------------------------------------------------------------------
108  Seyfarth Shaw                                                                        94 Base         0

----------------------------------------------------------------------------------------------------------------------------
109  Seyfarth                                                                        96 Prop 13-1         0

----------------------------------------------------------------------------------------------------------------------------
110  Barlow & Kabata                                                                    Base Year         0
----------------------------------------------------------------------------------------------------------------------------
111  Vacant                                                                             Base Year         0            Yes
----------------------------------------------------------------------------------------------------------------------------
112  Wyman Isaccs                                                                    94 Prop 13-1         0





----------------------------------------------------------------------------------------------------------------------------
113  Seyfarth Shaw                                                                   96 Prop 13-1         0

----------------------------------------------------------------------------------------------------------------------------
114  Seyfarth Shaw                                                                   96 Prop 13-1         0

----------------------------------------------------------------------------------------------------------------------------
115  Seyfarth Shaw                                                                   96 Prop 13-1         0

----------------------------------------------------------------------------------------------------------------------------
116  Gibbs, Giden                                                                    96 Prop 13-1         0

----------------------------------------------------------------------------------------------------------------------------
117  Foley, Lardner, Weisbur                                                            Base Year         0          10 YR
----------------------------------------------------------------------------------------------------------------------------
118  Foley, Lardner, Weisbur                                                            Base Year         0
----------------------------------------------------------------------------------------------------------------------------
119  Foley, Lardner, Weisbur                                                            Base Year         0
----------------------------------------------------------------------------------------------------------------------------
120  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
121  TBG Financial                                                                   96 Prop 13-1         0
----------------------------------------------------------------------------------------------------------------------------

                                     4 of 5
Rent Roll for North Tower                                              CUSHMAN &
NORTH5.XLS                                                             WAKEFIELD

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
122  Poms, Smith, Lande           3760                  4,418      Jun-98      May-02      $25.27     Jun-98      $111,661
                                                                                           $30.00     Feb-99      $132,540
                                                                                           $32.40     Feb-01      $143,143
----------------------------------------------------------------------------------------------------------------------------
123  Poms, Smith, Lande           3800                 27,143      Feb-94      May-02       $7.04     Feb-94      $191,079
                                                                                           $27.60     Apr-97      $749,119
                                                                                           $30.00     Feb-99      $814,260
                                                                                           $32.40     Feb-01      $879,400
----------------------------------------------------------------------------------------------------------------------------
124  Banque de Paribas            3900                 10,712      Oct-84      Jun-01      $39.31     Oct-84      $421,110
                                                                                           $40.88     Sep-93      $437,906
                                                                                           $42.52     Sep-94      $455,472
                                                                                           $44.22     Sep-95      $473,691
                                                                                           $45.99     Sep-96      $492,639
                                                                                           $20.78     Aug-97      $222,595
                                                                                           $22.63     Sep-97      $242,413
                                                                                           $47.83     Dec-97      $512,355
                                                                                           $49.74     Sep-98      $532,815
                                                                                           $51.73     Sep-99      $554,132
                                                                                           $53.80     Sep-00      $576,306
----------------------------------------------------------------------------------------------------------------------------
125  Del Rubel                    3910                  8,489      May-93      Apr-99      $14.04     May-93      $119,186
                                                                                           $28.08     May-94      $238,371
----------------------------------------------------------------------------------------------------------------------------
126  Hitachi                      3940                  2,224      Feb-94      Jan-99      $24.00                  $53,376
----------------------------------------------------------------------------------------------------------------------------
127  AMC                          3945                  2,124      Jan-96      Dec-98      $24.00                  $50,976
----------------------------------------------------------------------------------------------------------------------------
128  Alan Goldman                 3950-E                3,176      Nov-92      Jun-96      $23.61     Nov-92       $75,000
                                                                                           $34.01     Sep-94      $108,000
                                                                                           $23.61     Oct-95       $75,000
----------------------------------------------------------------------------------------------------------------------------
 --  Vacant                       3999        417
----------------------------------------------------------------------------------------------------------------------------
129  Gibson Dunn & Crut           4000                 26,888      Apr-96      Feb-03      $49.02     Mar-93    $1,318,122
                                                                                           $51.01     Mar-94    $1,371,476
                                                                                           $80.70     Jan-95    $2,169,985
                                                                                           $33.84     Jan-96      $909,890
----------------------------------------------------------------------------------------------------------------------------
130  California Commerce Bank     4100                 27,023      Feb-97      Jan-08      $26.52                 $716,650
----------------------------------------------------------------------------------------------------------------------------
131  California Commerce Bank     4200                 10,480      Feb-97      Jan-08      $26.52                 $277,930
----------------------------------------------------------------------------------------------------------------------------
132  Vacant                       4200-V   16,562
----------------------------------------------------------------------------------------------------------------------------
133  Johnson & Higgins            4300                  9,432      Jan-96      Mar-09      $14.04     Jan-96      $132,425
                                                                                           $16.15     Jan-99      $152,327
                                                                                           $18.57     Jan-04      $175,152
----------------------------------------------------------------------------------------------------------------------------
134  Redev 43rd Floor             4300                             Jan-20      Dec-20
----------------------------------------------------------------------------------------------------------------------------
135  Gibson Dunn (Expired)        4330-E                2,728      Jan-93      Apr-96      $15.95                  $43,512
----------------------------------------------------------------------------------------------------------------------------
136  Vacant                       4380-V    3,404
----------------------------------------------------------------------------------------------------------------------------
137  California Commerce Bank     4380                    500      Feb-97      Jan-08      $14.40                   $7,200
----------------------------------------------------------------------------------------------------------------------------
138  Vacant                       4383-V    1,279
----------------------------------------------------------------------------------------------------------------------------
139  Vacant                       4385-V      995
----------------------------------------------------------------------------------------------------------------------------
140  Poms, Smith, Lande           4390-E                2,359      Feb-94      Jan-97      $14.40                  $33,969
----------------------------------------------------------------------------------------------------------------------------
141  Sarah Milliken               4392                    919      Mar-94      Jan-99       $0        Mar-94            $0
                                                                                           $13.20     Feb-95       $12,131
                                                                                            $0        Jan-96            $0
                                                                                           $13.20     Feb-96       $12,131
                                                                                               $0     Jan-97            $0
                                                                                           $13.20     Feb-97       $12,131
                                                                                               $0     Jan-98            $0
                                                                                           $13.20     Feb-98       $12,131
                                                                                               $0     Jan-99
----------------------------------------------------------------------------------------------------------------------------
142  Vacant                       4393-V    1,951
----------------------------------------------------------------------------------------------------------------------------
143  Redev 44th Floor             4400                             Jan-20      Dec-20
----------------------------------------------------------------------------------------------------------------------------
144  Transit Casualty             4400                 19,169      Dec-94      Dec-99      $12.00                 $230,028
----------------------------------------------------------------------------------------------------------------------------
145  Vacant                       4450-V    4,788
----------------------------------------------------------------------------------------------------------------------------
     NORTH TOWER Totals (SF):              60,468   1,065,420                   1,125,888  Total
============================================================================================================================



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
122  Poms, Smith, Lande                                                                 Base Year         0         $31.11


----------------------------------------------------------------------------------------------------------------------------
123  Poms, Smith, Lande                                                              94 Prop 13-1         0



----------------------------------------------------------------------------------------------------------------------------
124  Banque de Paribas                                           Banque de Parib    Banque Par-10         0










----------------------------------------------------------------------------------------------------------------------------
125  Del Rubel                                                                          l Rubel-4         0

----------------------------------------------------------------------------------------------------------------------------
126  Hitachi                                                                              94 Base         0
----------------------------------------------------------------------------------------------------------------------------
127  AMC                                                                                Base Year         0
----------------------------------------------------------------------------------------------------------------------------
128  Alan Goldman                                                                       Base Year         3


----------------------------------------------------------------------------------------------------------------------------
 --  Vacant
----------------------------------------------------------------------------------------------------------------------------
129  Gibson Dunn & Crut                                                              93 Prop 13-1         0



----------------------------------------------------------------------------------------------------------------------------
130  California Commerce Bank                                                           Base Year         0
----------------------------------------------------------------------------------------------------------------------------
131  California Commerce Bank                                                           Base Year         0
----------------------------------------------------------------------------------------------------------------------------
132  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
133  Johnson & Higgins                                                               94 Prop 13-1         0


----------------------------------------------------------------------------------------------------------------------------
134  Redev 43rd Floor                                                                        None
----------------------------------------------------------------------------------------------------------------------------
135  Gibson Dunn (Expired)                                                              Base Year         0
----------------------------------------------------------------------------------------------------------------------------
136  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
137  California Commerce Bank                                                           Base Year
----------------------------------------------------------------------------------------------------------------------------
138  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
139  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
140  Poms, Smith, Lande                                                                   94 Base         0
----------------------------------------------------------------------------------------------------------------------------
141  Sarah Milliken                                                                       94 Base         0








----------------------------------------------------------------------------------------------------------------------------
142  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
143  Redev 44th Floor                                                                        None
----------------------------------------------------------------------------------------------------------------------------
144  Transit Casualty                                                                94 Prop 13-1         2
----------------------------------------------------------------------------------------------------------------------------
145  Vacant                                                                             Base Year         0
----------------------------------------------------------------------------------------------------------------------------
     NORTH TOWER Totals (SF):    94.6%  Occupancy                5.4% Vacancy        Century Plaza Towers
============================================================================================================================


                                     5 of 5
Rent Roll for North Tower                                              CUSHMAN &
NORTH5.XLS                                                             WAKEFIELD

Rent Roll                                                           [LOGO]
CENTURY PLAZA TOWERS                                        CENTURY PLAZA TOWERS
2049 Century Park East, North Tower

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
  1  William McGarry (3,325 sf)   0                                Sep-93      Aug-15      $11.40                  $37,905
----------------------------------------------------------------------------------------------------------------------------
  2  Bank of America              100                  14,190      Oct-94      Sep-04      $18.00     Oct-94      $255,420
                                                                                           $30.95     Oct-99      $439,222
----------------------------------------------------------------------------------------------------------------------------
  3  Bank of America              200                  25,221      Oct-94      Sep-04      $22.80     Oct-94      $575,039
                                                                                           $24.00     Oct-99      $605,304
----------------------------------------------------------------------------------------------------------------------------
  4  Bank of America              300                   5,980      Oct-94      Sep-04      $22.80     Oct-94      $136,344
                                                                                           $24.00     Oct-99      $143,520
----------------------------------------------------------------------------------------------------------------------------
  5  Vacant-Unisys                305-V     8,937
----------------------------------------------------------------------------------------------------------------------------
  6  Vacant                       310-V    10,304
----------------------------------------------------------------------------------------------------------------------------
  7  NWQ Investment               400                  20,700      Jul-97      Jun-07      $25.20     Jun-97      $521,640
                                                                                           $30.00     Jun-02      $621,000
----------------------------------------------------------------------------------------------------------------------------
  8  Vacant                       405       4,521
----------------------------------------------------------------------------------------------------------------------------
  9  Littler Mendelson            500                  25,221      Sep-96      Oct-07      $27.80     Sep-96      $702,153
                                                                                           $29.40     Nov-01      $741,497
----------------------------------------------------------------------------------------------------------------------------
 10  Rosenfeld Lindsey            600                   4,318      Jul-93      Jul-98      $21.00                  $90,678
----------------------------------------------------------------------------------------------------------------------------
 11  Littler Mendelson            610                   5,384      Sep-96      Oct-07      $27.84     Sep-96      $149,891
                                                                                           $29.40     Nov-01      $158,290
----------------------------------------------------------------------------------------------------------------------------
 12  Littler Mendelson            620                   2,216      Mar-97      Oct-07      $27.84     Sep-96       $61,693
                                                                                           $29.40     Nov-01       $65,150
----------------------------------------------------------------------------------------------------------------------------
 13  Littler Mendelson            630                   1,400      Mar-97      Oct-07      $27.84     Mar-97       $38,976
                                                                                           $29.40     Nov-01       $41,160
----------------------------------------------------------------------------------------------------------------------------
 14  Littler Mendelson            640                   1,585      Mar-97      Oct-07      $27.84     Mar-97       $44,126
                                                                                           $29.40     Nov-01       $46,599
----------------------------------------------------------------------------------------------------------------------------
 15  Search West                  650                   7,170      Jan-96      Mar-04      $20.40                 $146,268
----------------------------------------------------------------------------------------------------------------------------
 16  Co-Counsel                   690                   3,076      Nov-95      Nov-00      $21.60                  $66,442
----------------------------------------------------------------------------------------------------------------------------
 17  Unallocated Space            699          72
----------------------------------------------------------------------------------------------------------------------------
 18  Transamerica                 700                   7,831      Jun-95      May-00      $20.40                 $159,752
----------------------------------------------------------------------------------------------------------------------------
 19  Jerome Levine                710                   4,181      Feb-95      Jan-98      $21.00                  $87,801
----------------------------------------------------------------------------------------------------------------------------
 20  Shahrokh                     720                     958      Nov-95      Oct-97      $21.00                  $20,118
----------------------------------------------------------------------------------------------------------------------------
 21  Tisdale Nicholson            755                   5,495      Aug-95      Jun-00      $21.60                 $118,692
----------------------------------------------------------------------------------------------------------------------------
 22  Laskl & Gordon               760                   3,232      Jan-94      Dec-98      $24.00                  $77,568
----------------------------------------------------------------------------------------------------------------------------
 23  Marcus Prajogi               780                   1,253      Mar-93      Feb-98      $21.00                  $26,313
----------------------------------------------------------------------------------------------------------------------------
 24  Transamerica                 790                   2,276      Dec-95      Nov-97      $20.40                  $46,431
----------------------------------------------------------------------------------------------------------------------------
 25  McGee Willis                 800-T                 6,086      Jul-94      Sep-99      $21.00                 $127,806
----------------------------------------------------------------------------------------------------------------------------
 26  COMP USA                     810                   5,580      Oct-95      Sep-00      $22.20                 $123,876
----------------------------------------------------------------------------------------------------------------------------
 27  Vacant                       820-V       746
----------------------------------------------------------------------------------------------------------------------------
 28  Int'l Inst Business          825                   1,209      May-95      Apr-98      $21.00                  $25,389
----------------------------------------------------------------------------------------------------------------------------
 29  GEMS Int'l TV                830                   1,157      Jan-95      Jan-98      $21.00                  $24,297
----------------------------------------------------------------------------------------------------------------------------
 30  Lifetime Entertainment       840                  10,070      Jan-92      Jan-02      $30.00     Jan-92      $302,100
                                                                                           $31.20     Feb-93      $314,184
                                                                                           $32.45     Feb-94      $326,751
                                                                                           $33.75     Feb-95      $339,821
                                                                                           $35.10     Feb-96      $353,414
                                                                                           $36.50     Feb-97      $367,550
                                                                                           $37.96     Feb-98      $382,252
                                                                                           $39.48     Feb-99      $397,542
                                                                                           $41.06     Feb-00      $413,444
                                                                                           $42.70     Feb-01      $429,982
----------------------------------------------------------------------------------------------------------------------------
 31  Unallocated Space            899         373
----------------------------------------------------------------------------------------------------------------------------
 32  King Weiser                  900                  16,032      Jun-87      Dec-97      $24.00                 $384,768
                                                                   Option      Dec-99      $24.00                 $384,768
----------------------------------------------------------------------------------------------------------------------------



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
  1  William McGarry (3,325 sf)   CPI 2 1/2%                                                 None         0
----------------------------------------------------------------------------------------------------------------------------
  2  Bank of America                                                                  Type 2 1995         0

----------------------------------------------------------------------------------------------------------------------------
  3  Bank of America                                                                  Type 2 1995         0

----------------------------------------------------------------------------------------------------------------------------
  4  Bank of America                                                                  Type 2 1995         0

----------------------------------------------------------------------------------------------------------------------------
  5  Vacant-Unisys                                                                      Base Year         0        < 12K
----------------------------------------------------------------------------------------------------------------------------
  6  Vacant                                                                             Base Year         0        1st>12K
----------------------------------------------------------------------------------------------------------------------------
  7  NWQ Investment                                                                     Base Year         0         $38.88

----------------------------------------------------------------------------------------------------------------------------
  8  Vacant                                                                             Base Year
----------------------------------------------------------------------------------------------------------------------------
  9  Littler Mendelson                                                                Type 1-1996        14

----------------------------------------------------------------------------------------------------------------------------
 10  Rosenfeld Lindsey                                                                    BY-1994         1
----------------------------------------------------------------------------------------------------------------------------
 11  Littler Mendelson                                                                Type 1-1996        14

----------------------------------------------------------------------------------------------------------------------------
 12  Littler Mendelson                                                                Type 1-1996        14

----------------------------------------------------------------------------------------------------------------------------
 13  Littler Mendelson                                                                Type 1-1996        14

----------------------------------------------------------------------------------------------------------------------------
 14  Littler Mendelson                                                                Type 1-1996        14

----------------------------------------------------------------------------------------------------------------------------
 15  Search West                                                                          BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
 16  Co-Counsel                                                                           BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
 17  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
 18  Transamerica                                                                     Type 1-1995         0
----------------------------------------------------------------------------------------------------------------------------
 19  Jerome Levine                                                                        BY-1995         0
----------------------------------------------------------------------------------------------------------------------------
 20  Shahrokh                                                                             BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
 21  Tisdale Nicholson                                                                    BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 22  Laskl & Gordon                                                                   Type 1-1994         0
----------------------------------------------------------------------------------------------------------------------------
 23  Marcus Prajogi                                                                       BY-1993         0
----------------------------------------------------------------------------------------------------------------------------
 24  Transamerica                                                                      Type1-1995         0
----------------------------------------------------------------------------------------------------------------------------
 25  McGee Willis                                                                     Type 1-1994         0
----------------------------------------------------------------------------------------------------------------------------
 26  COMP USA                                                                         Type 1-1995         0
----------------------------------------------------------------------------------------------------------------------------
 27  Vacant                                                                             Base Year         0        1st<12K
----------------------------------------------------------------------------------------------------------------------------
 28  Int'l Inst Business                                                                  BY-1995         0
----------------------------------------------------------------------------------------------------------------------------
 29  GEMS Int'l TV                                                                        BY-1995         0
----------------------------------------------------------------------------------------------------------------------------
 30  Lifetime Entertainment                                      Lifetime              Rolling BY        16









----------------------------------------------------------------------------------------------------------------------------
 31  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
 32  King Weiser                                                                          BY-1994         0
                                                                                          BY-1994         0            Yes
----------------------------------------------------------------------------------------------------------------------------


Rent Roll for South Tower                                              CUSHMAN &
SOUTH5.XLS                                                             WAKEFIELD

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
 33  Lennar Partners              920-T                 5,863      Apr-96      Mar-01      $22.68                 $132,973
----------------------------------------------------------------------------------------------------------------------------
 34  Thompson Trading             940                   1,192      Nov-95      Dec-97      $22.80                  $27,178
----------------------------------------------------------------------------------------------------------------------------
 35  Berry & Callahan             950-T                 2,229      Jul-94      Jul-99      $21.72                  $48,414
----------------------------------------------------------------------------------------------------------------------------
 36  Amer. Multi-Cine             1010                  2,649      Aug-95      Nov-01      $24.60                  $65,165
----------------------------------------------------------------------------------------------------------------------------
 37  Amer. Multi-Cine             1020                  8,718      Dec-94      Nov-01      $24.60                 $214,463
----------------------------------------------------------------------------------------------------------------------------
 38  Amer. Multi-Cine             1050                  4,518      Aug-95      Nov-01      $24.60                 $111,143
----------------------------------------------------------------------------------------------------------------------------
 39  Arant Kleinberg              1080                  9,336      Dec-92      Jul-98      $21.36     Dec-92      $199,417
                                                                                           $23.40     Dec-93       $218,462
                                                                                           $21.72     Aug-94      $202,784
                                                                                           $22.53     Feb-95      $210,301
                                                                                           $23.40     Mar-95      $218,462
                                                                                           $24.60     Aug-95      $229,656
                                                                                           $25.80     Aug-96      $240,869
                                                                                           $27.00     Aug-97      $252,072
----------------------------------------------------------------------------------------------------------------------------
 40  Barrister Executiv           1100                 25,221      Jan-93      Jun-00      $19.92     Jan-93      $502,402
                                                                                           $21.60     Jan-96      $544,774
                                                                                           $27.36     Jan-97      $690,047
                                                                                           $28.44     Jan-98      $717,285
                                                                                           $29.52     Jan-99      $744,524
                                                                                           $30.60     Jan-00      $771,763
----------------------------------------------------------------------------------------------------------------------------
 41  Barrister Executiv           1200                 25,221      Jan-93      Jun-00      $19.92     Jan-93      $502,402
                                                                                           $21.60     Jan-96      $544,774
                                                                                           $27.36     Jan-97      $690,047
                                                                                           $28.44     Jan-98      $717,285
                                                                                           $29.52     Jan-99      $744,524
                                                                                           $30.60     Jan-00      $771,763
----------------------------------------------------------------------------------------------------------------------------
 42  Prudential Securit           1300                 15,085      Feb-89      Dec-96      $26.40                 $398,244
                                                               Option          Dec-96      $26.40                 $398,244
                                                               Option          Dec-06      $26.40                 $398,244
----------------------------------------------------------------------------------------------------------------------------
 43  Kutack Rock                  1330-E                3,179      Oct-94      Dec-96      $21.00                  $66,759
----------------------------------------------------------------------------------------------------------------------------
 44  Prudential                   1350                  6,935      Mar-95      Dec-96      $26.40                 $183,084
                                                               Option          Dec-06      $26.40                 $183,084
----------------------------------------------------------------------------------------------------------------------------
 45  Teledyne                     1400-T               25,157      Aug-95      Jul-11      $23.40     Aug-95      $588,159
                                                                                           $25.80     Aug-02      $649,051
                                                                                           $30.00     Aug-06      $754,710
----------------------------------------------------------------------------------------------------------------------------
 46  Teledyne                     1500-T               25,135      Aug-95      Jul-11      $23.40     Aug-95      $588,159
                                                                                                                  $649,051
                                                                                                                  $754,710
----------------------------------------------------------------------------------------------------------------------------
 47  Kelco Realty                 1600                 25,164      Jan-93      Dec-98      $15.50     Jan-93      $390,042
                                                                                           $17.43     Jan-95      $438,515
                                                                                           $21.41     Jan-97      $538,747
                                                                                           $23.40     Jan-99      $588,863
                                                                                           $25.39     Jan-01      $638,979
                                                                                           $29.38     Jan-03      $739,211
                                                               Option          Dec-04      $15.50     Jan-93      $390,042
                                                                                           $17.43     Jan-95      $438,515
                                                                                           $21.41     Jan-97      $538,747
                                                                                           $23.40     Jan-99      $588,863
                                                                                           $25.39     Jan-01      $638,979
                                                                                           $29.38     Jan-03      $739,211
----------------------------------------------------------------------------------------------------------------------------
 48  Unallocated Space            1600                     64
----------------------------------------------------------------------------------------------------------------------------
 49  Kelco Realty                 1700                              25,694     Jan-93      $15.50     Jan-93      $398,257
                                                                                           $17.57     Jan-95      $451,500
                                                                                           $21.59     Jan-97      $554,700
                                                                                           $23.60     Jan-99      $606,300
                                                                                           $25.61     Jan-01      $657,900
                                                                                           $29.62     Jan-03      $761,000
                                                               Option          Dec-04      $15.50     Jan-93      $398,257
                                                                                           $17.57     Jan-95      $451,500
                                                                                           $21.59     Jan-97      $554,700



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
 33  Lennar Partners                                                                      By-1996         0
----------------------------------------------------------------------------------------------------------------------------
 34  Thompson Trading                                                                     By-1996         0
----------------------------------------------------------------------------------------------------------------------------
 35  Berry & Callahan                                                                 Type 1-1994         2
----------------------------------------------------------------------------------------------------------------------------
 36  Amer. Multi-Cine                                                                 Type 3-1995         0
----------------------------------------------------------------------------------------------------------------------------
 37  Amer. Multi-Cine                                                                 Type 3-1995         0
----------------------------------------------------------------------------------------------------------------------------
 38  Amer. Multi-Cine                                                                 Type 3-1995         0
----------------------------------------------------------------------------------------------------------------------------
 39  Arant Kleinberg                                                                      By-1993         4







----------------------------------------------------------------------------------------------------------------------------
 40  Barrister Executiv                                                                   By-1993         4





----------------------------------------------------------------------------------------------------------------------------
 41  Barrister Executiv                                                                   By-1993         0





----------------------------------------------------------------------------------------------------------------------------
 42  Prudential Securit                                                               Type 1-1995         0
                                                                                      Type 1-1995         0          $8.64
                                                                                      Type 1-1995         0          $4.32
----------------------------------------------------------------------------------------------------------------------------
 43  Kutack Rock                                                                          BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 44  Prudential                                                                       Type 1-1995         0
                                                                                      Type 1-1995         0          $4.32
----------------------------------------------------------------------------------------------------------------------------
 45  Teledyne                                                                         Type 2-1995         0


----------------------------------------------------------------------------------------------------------------------------
 46  Teledyne                                                                         Type 2-1995         0


----------------------------------------------------------------------------------------------------------------------------
 47  Kelco Realty                                                                     Type 8-1993         0





                                                                                      Type 8-1993         0          $7.50





----------------------------------------------------------------------------------------------------------------------------
 48  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
 49  Kelco Realty                                                                     Type 8-1993         0





                                                                                      Type 8-1993         0          $7.50




Rent Roll for South Tower                                              CUSHMAN &
SOUTH5.XLS                                                             WAKEFIELD

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
                                                                                           $23.60     Jan-99      $606,300
                                                                                           $25.61     Jan-01      $657,900
                                                                                           $29.62     Jan-03      $761,000
 50  Barrister Executiv           1800                 25,800      Jan-93      Jun-00      $19.47     Jan-93      $502,402
                                                                                           $21.12     Jan-96      $544,774
                                                                                           $26.75     Jan-97      $690,047
                                                                                           $27.80     Jan-98      $717,285
                                                                                           $28.86     Jan-99      $744,524
                                                                                           $29.91     Jan-00      $771,763
----------------------------------------------------------------------------------------------------------------------------
 51  Commonwealth of AS           1900                 25,800      Sep-96      Aug-06      $22.20     Sep-96      $572,760
                                                                                           $24.60     Sep-01      $634,680
----------------------------------------------------------------------------------------------------------------------------
 52  Saudi Arabian Air            2000                  5,361      Dec-90      Nov-97      $32.40                 $173,696
----------------------------------------------------------------------------------------------------------------------------
 53  Smylie & Selman              2060                 18,674      Jan-88      Dec-97      $24.60                 $459,380
----------------------------------------------------------------------------------------------------------------------------
 54  Video Conference             2090                  1,631      Jan-96      Dec-25       $0.00                       $0
----------------------------------------------------------------------------------------------------------------------------
 55  Murphy Weir                  2100                 18,594      Feb-92      Jan-99      $31.47     Feb-95      $585,153
                                                                                           $32.41     Feb-96      $602,632
                                                                                           $33.39     Feb-97      $620,854
                                                                                           $34.39     Feb-98      $639,448
----------------------------------------------------------------------------------------------------------------------------
 56  David Rosen                  2120                  2,523      Nov-95      Dec-00      $24.48                  $61,763
----------------------------------------------------------------------------------------------------------------------------
 57  Queensland Trade Bureau      2130                  2,444      Sep-96      Aug-01      $27.00                  $65,988
----------------------------------------------------------------------------------------------------------------------------
 58  Tressler et al.              2140                  2,248      Nov-95      Oct-00      $24.48                  $55,031
----------------------------------------------------------------------------------------------------------------------------
 59  Quisenberry                  2200                 10,909      Feb-94      Feb-04      $24.00                 $261,816
                                                                                           $31.20                 $340,361
----------------------------------------------------------------------------------------------------------------------------
 60  Quisenbury & Barnanbel       2250                  4,081      Aug-96      Feb-04      $24.00                  $97,944
                                                                                           $31.20                 $127,327
----------------------------------------------------------------------------------------------------------------------------
 61  Mark Rosenberg               2270                  2,032      Oct-95      Aug-99      $24.56                  $49,896
----------------------------------------------------------------------------------------------------------------------------
 62  Tsugawa Investment           2280                  1,397      Apr-96      Dec-98      $24.00                  $33,528
----------------------------------------------------------------------------------------------------------------------------
 63  Gems Television              2290                  2,557      Oct-96      Sep-01      $25.20                  $64,436
----------------------------------------------------------------------------------------------------------------------------
 64  Comedy Partners              2295                  4,824      Oct-94      Oct-99      $22.80                 $109,987
----------------------------------------------------------------------------------------------------------------------------
 65  Unallocated Space            2299         52
----------------------------------------------------------------------------------------------------------------------------
 66  Economic Analysis            2310                  6,490      Jan-95      Oct-00      $24.26     Jan-95      $157,437
                                                                                           $24.60     Jan-97      $159,654
----------------------------------------------------------------------------------------------------------------------------
 67  Anglo American               2330-T                1,732      Jun-96      Jul-01      $21.24     Jun-96       $36,788
                                                                                           $22.80     Jun-99       $39,490
----------------------------------------------------------------------------------------------------------------------------
 68  Vacant                       2350-V   17,452
----------------------------------------------------------------------------------------------------------------------------
 69  Unallocated Space            2399        126
----------------------------------------------------------------------------------------------------------------------------
 70  Lavely & Singer              2400                 12,119      Jul-93      Jun-99      $27.00                 $327,213
----------------------------------------------------------------------------------------------------------------------------
 71  Brenner & Glassbur           2450                  1,771      Apr-94      Mar-99      $11.70     Apr-94       $20,720
                                                                                           $23.40     Sep-94       $41,441
----------------------------------------------------------------------------------------------------------------------------
 72  Rubenstein/Justman           2460                  5,187      Jan-95      Jan-00      $23.28                 $120,753
----------------------------------------------------------------------------------------------------------------------------
 73  Mahoney Coppenrath           2490                  5,575      Nov-96      Oct-04      $13.50     Nov-96       $75,263
                                                                                            $0.00     May-97            $0
                                                                                           $27.00     Jun-97      $150,525
----------------------------------------------------------------------------------------------------------------------------
 74  Mahoney (Must Take)          2490                  1,206      Nov-96      Oct-04      $13.50     Nov-96       $16,281
                                                                                            $0.00     May-97            $0
                                                                                           $27.00     Jun-97       $32,562
----------------------------------------------------------------------------------------------------------------------------
 75  Kaufman & Bernstel           2500                  7,722      Jun-94      May-04      $24.00     Jun-94      $185,328
                                                                                           $25.80     Jun-99      $199,228
----------------------------------------------------------------------------------------------------------------------------
 76  Army Times Publish           2515                    989      Nov-93      Oct-99      $28.08     Jan-93       $27,771
                                                                                           $21.48     Nov-94       $21,244
                                                                                           $22.56     Nov-95       $22,312
                                                                                           $23.52     Nov-96       $23,261
                                                                                           $24.60     Nov-97       $24,329
                                                                                           $25.56     Nov-98       $25,279
----------------------------------------------------------------------------------------------------------------------------
 77  Shin Han Superior            2518                  1,000      Oct-94      Dec-97      $22.20                  $22,200
----------------------------------------------------------------------------------------------------------------------------
 78  Noemi Pollack                2520                  3,067      Jan-93      Dec-97      $21.60                  $66,247
----------------------------------------------------------------------------------------------------------------------------
 79  USA Network                  2530                  2,566      May-95      Apr-00      $24.00                  $61,584
----------------------------------------------------------------------------------------------------------------------------
 80  USA Network                  2550                  8,338      May-90      Apr-00      $35.40     May-90      $295,165
                                                                                           $17.70     Jun-90      $147,583
                                                                                           $35.40     Mar-92      $295,165
----------------------------------------------------------------------------------------------------------------------------



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------



 50  Barrister Executiv                                                                   By-1993         0





----------------------------------------------------------------------------------------------------------------------------
 51  Commonwealth of AS

----------------------------------------------------------------------------------------------------------------------------
 52  Saudi Arabian Air               65% CPI     14,436 $/YR     Saudi Air             Rolling BY         0
----------------------------------------------------------------------------------------------------------------------------
 53  Smylie & Selman                 50% CPI                                           Rolling BY         0
----------------------------------------------------------------------------------------------------------------------------
 54  Video Conference                                                                        None         0
----------------------------------------------------------------------------------------------------------------------------
 55  Murphy Weir                                                 Murphy/Weir         Type 11-1992        15



----------------------------------------------------------------------------------------------------------------------------
 56  David Rosen                                                                      Type 1-1996         0
----------------------------------------------------------------------------------------------------------------------------
 57  Queensland Trade Bureau                                                          Type 1-1995         0
----------------------------------------------------------------------------------------------------------------------------
 58  Tressler et al.                                                                      BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
 59  Quisenberry                                                                      Type 1-1994

----------------------------------------------------------------------------------------------------------------------------
 60  Quisenbury & Barnanbel                                                           Type 1-1996         0

----------------------------------------------------------------------------------------------------------------------------
 61  Mark Rosenberg                                                                       BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
 62  Tsugawa Investment                                                                   BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
 63  Gems Television                                                                  Type 1-1996         0         $10.00
----------------------------------------------------------------------------------------------------------------------------
 64  Comedy Partners                                                                      BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 65  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
 66  Economic Analysis                                                                    BY-1995         0

----------------------------------------------------------------------------------------------------------------------------
 67  Anglo American                                                                   Type 1-1996         0

----------------------------------------------------------------------------------------------------------------------------
 68  Vacant                                                                             Base Year         0        1st>12K
----------------------------------------------------------------------------------------------------------------------------
 69  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
 70  Lavely & Singer                                                                  Type 4-1993         4
----------------------------------------------------------------------------------------------------------------------------
 71  Brenner & Glassbur                                                                   BY-1994         0

----------------------------------------------------------------------------------------------------------------------------
 72  Rubenstein/Justman                                                               Type 1-1994         0
----------------------------------------------------------------------------------------------------------------------------
 73  Mahoney Coppenrath                                                               Type 1-1996         3


----------------------------------------------------------------------------------------------------------------------------
 74  Mahoney (Must Take)                                                              Type 1-1996         0


----------------------------------------------------------------------------------------------------------------------------
 75  Kaufman & Bernstel                                                               Type 3-1994         0

----------------------------------------------------------------------------------------------------------------------------
 76  Army Times Publish                                                                   BY-1993         3





----------------------------------------------------------------------------------------------------------------------------
 77  Shin Han Superior                                                                    BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 78  Noemi Pollack                                                                        BY-1993         0
----------------------------------------------------------------------------------------------------------------------------
 79  USA Network                                                                          BY-1995         0
----------------------------------------------------------------------------------------------------------------------------
 80  USA Network                     65% CPI    31,932 $/1YR     USA Network           Rolling BY         0


----------------------------------------------------------------------------------------------------------------------------


Rent Roll for South Tower                                              CUSHMAN &
SOUTH5.XLS                                                             WAKEFIELD

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
 81  M.G. Young                   2580                  2,068      Nov-94      Oct-97      $22.20                  $45,865
----------------------------------------------------------------------------------------------------------------------------
 82  Unallocated Space            2599        283
----------------------------------------------------------------------------------------------------------------------------
 83  Century City Chamber         2610-E                2,254      Dec-95      Dec-96      $24.00                  $54,096
----------------------------------------------------------------------------------------------------------------------------
 84  Premisys (Building Mgmt)     2650-E               10,860      Mar-94      Dec-96      $24.58                 $266,983
----------------------------------------------------------------------------------------------------------------------------
 85  Legal Research               2660                  3,611      Sep-94      Aug-97      $22.20                  $80,164
----------------------------------------------------------------------------------------------------------------------------
 86  Centennial Federal           2670                  1,793      May-95      Apr-00      $22.20                  $39,805
----------------------------------------------------------------------------------------------------------------------------
 87  Mike Manesh                  2680                  1,354      Apr-94      Mar-99      $21.00                  $28,434
----------------------------------------------------------------------------------------------------------------------------
 88  Behr & Robinson              2690                  6,114      Jan-95      Oct-00      $11.46     Jan-95       $70,065
                                                                                           $22.92     Feb-95      $140,133
----------------------------------------------------------------------------------------------------------------------------
 89  Joseph Blake                 2700                  3,119      Jun-93      May-98      $24.60     Jun-93       $76,727
                                                                                           $25.34     Jun-94       $79,035
                                                                                           $26.10     Jun-95       $81,406
                                                                                           $26.88     Jun-96       $83,839
                                                                                           $27.69     Jun-97       $86,365
----------------------------------------------------------------------------------------------------------------------------
 90  Cheung Am Corp.              2710-P                3,317      Jul-96      Jun-99      $24.60                  $81,598
----------------------------------------------------------------------------------------------------------------------------
 91  Fujisankei                   2720                  3,350      Oct-92      Sep-97      $34.80                 $116,580
----------------------------------------------------------------------------------------------------------------------------
 92  Davis Management             2725                    635      Sep-94      Nov-98      $22.80                  $14,478
----------------------------------------------------------------------------------------------------------------------------
 93  Academy of Teutsch           2730                    968      Dec-93      Dec-98      $21.60                  $20,866
----------------------------------------------------------------------------------------------------------------------------
 94  Metropolitan Life            2740-E                1,123      Jun-92      May-97      $34.80     Jun-92       $39,080
                                                                                           $35.84     Jun-93       $40,252
                                                                                           $36.92     Jun-94       $41,460
                                                                                           $36.03     Jun-95       $42,704
                                                                                           $39.17     Jun-96       $43,985
----------------------------------------------------------------------------------------------------------------------------
 95  Ken Linder                   2750                  5,040      Jul-94      May-00      $18.48     Jul-94       $93,139
                                                                                           $21.60     Nov-94      $108,864
                                                                                           $24.00     May-97      $120,960
----------------------------------------------------------------------------------------------------------------------------
 96  Dr. Norman Sprague           2760-E                  803      Jan-96      Dec-96      $24.00                  $19,272
----------------------------------------------------------------------------------------------------------------------------
 97  Vacant                       2770-V    1,341
----------------------------------------------------------------------------------------------------------------------------
 98  Epstein Reed                 2790                  6,281      Oct-89      Sep-99      $25.80                 $162,050
----------------------------------------------------------------------------------------------------------------------------
 99  Century Park Inves           2800                 52,414      Jan-93      Dec-00      $19.20     Jan-93     $1,006,349
                                                                                           $21.20     Jan-95     $1,111,177
                                                                                           $25.20     Jan-97     $1,320,832
                                                                                           $25.70     Jan-99     $1,441,385
                                                                                           $29.50     Jan-01     $1,546,213
                                                                                           $33.50     Jan-03     $1,755,869
----------------------------------------------------------------------------------------------------------------------------
100  Unallocated Space            2899        513
----------------------------------------------------------------------------------------------------------------------------
101  Unallocated Space            2999        513
----------------------------------------------------------------------------------------------------------------------------
102  The Boston Group             3000-T               18,522      Jul-96      Jun-06      $21.00     Jul-96      $388,962
                                                                                           $25.80     Jan-99      $477,868
                                                                                           $28.20     Jul-01      $522,320
----------------------------------------------------------------------------------------------------------------------------
103  Prudential Insurance         3090                  8,198      Jan-93      Dec-02      $26.40     Jan-93      $216,427
                                                                                           $28.20     Jan-98      $231,183
----------------------------------------------------------------------------------------------------------------------------
104  Lebovits & David             3100                  4,576      Apr-94      Apr-99      $22.00                 $100,672
----------------------------------------------------------------------------------------------------------------------------
105  Loepold Petrich              3110-T                9,840      Aug-95      Aug-00      $22.20                 $218,448
----------------------------------------------------------------------------------------------------------------------------
106  Barry Fisher                 3160-E                4,018      Feb-92      Jan-97      $34.80                 $139,826
----------------------------------------------------------------------------------------------------------------------------
107  Kleinberg & Lange            3180                  8,264      Mar-96      Feb-03      $23.16                 $191,394
----------------------------------------------------------------------------------------------------------------------------
108  Unallocated Space            3199         22
----------------------------------------------------------------------------------------------------------------------------
109  Proskauer Rose (26,720 sf)   3200                             Sep-97      Aug-07      $27.00                 $721,440
----------------------------------------------------------------------------------------------------------------------------
110  Weissburg &  Aronso          3200+                26,528      Sep-86      Feb-97      $25.20                 $668,506
----------------------------------------------------------------------------------------------------------------------------
111  Unallocated Space            3299        192
----------------------------------------------------------------------------------------------------------------------------
112  Proskauer Rose (8,780 sf)    3300                             Sep-97      Aug-07      $27.00                 $237,060
----------------------------------------------------------------------------------------------------------------------------
 --  Weissburg &  Aronso          3300+                11,126      Sep-86      Feb-97      $25.20                 $280,375
----------------------------------------------------------------------------------------------------------------------------
113  Vacant                       3301-V
----------------------------------------------------------------------------------------------------------------------------
114  Shamrock Investmen           3330                  3,045      Jun-94      Aug-97      $23.75     Jun-94       $72,320
                                                                                           $25.20     Jan-97       $76,734
----------------------------------------------------------------------------------------------------------------------------
115  Vacant                       3350-V    7,395
----------------------------------------------------------------------------------------------------------------------------
116  Vacant                       3380-V    1,569
----------------------------------------------------------------------------------------------------------------------------
117  Vacant                       3390-V    3,505
----------------------------------------------------------------------------------------------------------------------------
118  Unallocated Space            3399         80
----------------------------------------------------------------------------------------------------------------------------

Rent Roll for South Tower                                              CUSHMAN &
SOUTH5.XLS                                                             WAKEFIELD



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
 81  M.G. Young                                                                           BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 82  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
 83  Century City Chamber                                                                    None         0
----------------------------------------------------------------------------------------------------------------------------
 84  Premisys (Building Mgmt)                                                             BY-1993         0
----------------------------------------------------------------------------------------------------------------------------
 85  Legal Research                                                                       BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 86  Centennial Federal                                                                   BY-1995         0
----------------------------------------------------------------------------------------------------------------------------
 87  Mike Manesh                                                                          By-1994         0
----------------------------------------------------------------------------------------------------------------------------
 88  Behr & Robinson                                                                  Type 2-1995         0

----------------------------------------------------------------------------------------------------------------------------
 89  Joseph Blake                                                                         BY-1993         0




----------------------------------------------------------------------------------------------------------------------------
 90  Cheung Am Corp.                                                                  Type 1-1996         0
----------------------------------------------------------------------------------------------------------------------------
 91  Fujisankei                      65% CPI     4,932 $/YR      Fujisankei            Rolling BY        10
----------------------------------------------------------------------------------------------------------------------------
 92  Davis Management                                                                     BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 93  Academy of Teutsch                                                                   BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 94  Metropolitan Life                                           Metlife               Rolling BY         9




----------------------------------------------------------------------------------------------------------------------------
 95  Ken Linder                                                                           BY-1994         0


----------------------------------------------------------------------------------------------------------------------------
 96  Dr. Norman Sprague                                                                   BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
 97  Vacant                                                                             Base Year         0        1st<12K
----------------------------------------------------------------------------------------------------------------------------
 98  Epstein Reed                                                                         BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
 99  Century Park Inves                                                               Type 1-1993         0





----------------------------------------------------------------------------------------------------------------------------
100  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
101  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
102  The Boston Group                                                                 Type 2-1996         0


----------------------------------------------------------------------------------------------------------------------------
103  Prudential Insurance                                                             Type 2-1993         0

----------------------------------------------------------------------------------------------------------------------------
104  Lebovits & David                                                                     BY-1994         2
----------------------------------------------------------------------------------------------------------------------------
105  Loepold Petrich                                                                  Type 1-1995         0
----------------------------------------------------------------------------------------------------------------------------
106  Barry Fisher                    65% CPI      7,596 $/YR      Barry Fisher         Rolling BY        15
----------------------------------------------------------------------------------------------------------------------------
107  Kleinberg & Lange                                                                Type 2-1996         0
----------------------------------------------------------------------------------------------------------------------------
108  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
109  Proskauer Rose (26,720 sf)                                                       Type 1-1996         0
----------------------------------------------------------------------------------------------------------------------------
110  Weissburg &  Aronso            100% CPI     45,679 $/YR     Weissburg             Rolling BY         6
----------------------------------------------------------------------------------------------------------------------------
111  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
112  Proskauer Rose (8,780 sf)                                                        Type 1-1996         0
----------------------------------------------------------------------------------------------------------------------------
 --  Weissburg &  Aronso            100% CPI     45,679 S/YR     Weissburg             Rolling BY         6
----------------------------------------------------------------------------------------------------------------------------
113  Vacant                                                                             Base Stop
----------------------------------------------------------------------------------------------------------------------------
114  Shamrock Investmen                                                               Type 1-1994         6

----------------------------------------------------------------------------------------------------------------------------
115  Vacant                                                                             Base Year         0        1st<12K
----------------------------------------------------------------------------------------------------------------------------
116  Vacant                                                                             Base Year         0        1st<12K
----------------------------------------------------------------------------------------------------------------------------
117  Vacant                                                                             Base Year         0        1st<12K
----------------------------------------------------------------------------------------------------------------------------
118  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------

Rent Roll for South Tower                                              CUSHMAN &
SOUTH5.XLS                                                             WAKEFIELD


============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
119  Sidley & Austin              3400                 26,528      Feb-89      Jan-04       $0.00     Feb-89            $0
                                                                                            $0.00     Feb-93            $0
                                                                                            $0.00     Feb-94            $0
                                                                                           $34.35     Feb-96      $911,237
                                                                                           $35.38     Feb-97      $938,561
                                                                                           $36.44     Feb-98      $966,680
                                                                                           $37.54     Feb-99      $995,861
                                                                                           $38.66     Feb-00    $1,025,572
                                                                                           $39.82     Feb-01    $1,056,345
                                                                                           $41.02     Feb-02    $1,088,179
                                                                                           $42.25     Feb-03    $1,120,808
----------------------------------------------------------------------------------------------------------------------------
120  Unallocated Space            3499        192
----------------------------------------------------------------------------------------------------------------------------
121  Sidley & Austin              3500                 26,528      Feb-89      Jan-04       $0.00     Feb-89            $0
                                                                                            $0.00     Feb-93            $0
                                                                                            $0.00     Feb-94            $0
                                                                                           $34.35     Feb-96      $911,237
                                                                                           $35.38     Feb-97      $938,561
                                                                                           $36.44     Feb-98      $966,680
                                                                                           $37.54     Feb-99      $995,861
                                                                                           $38.66     Feb-00    $1,025,572
                                                                                           $39.82     Feb-01    $1,056,345
                                                                                           $41.02     Feb-02    $1,088,179
                                                                                           $42.25     Feb-03    $1,120,808
----------------------------------------------------------------------------------------------------------------------------
122  Unallocated Space            3599        192
----------------------------------------------------------------------------------------------------------------------------
123  City National Bank           3600                 26,720      May-89      Apr-04      $17.65     May-89      $471,588
                                                                                           $35.30     Jan-96      $943,164
----------------------------------------------------------------------------------------------------------------------------
124  Robins, Kaplan etc           3700-T               12,464      Sep-95      Aug-05      $20.79     Sep-95      $259,146
                                                                                           $22.80     Jan-97      $284,179
                                                                                           $26.40     Sep-00      $329,050
----------------------------------------------------------------------------------------------------------------------------
125  McDonald & Company           3720                  3,559      Oct-93      Sep-98      $25.20                  $89,687
----------------------------------------------------------------------------------------------------------------------------
126  Career Images                3730                  1,599      Nov-97      Oct-02      $28.92                  $46,243
----------------------------------------------------------------------------------------------------------------------------
127  Hoi Tak                      3750                  5,150      Aug-96      Jul-05      $24.00                 $123,600
----------------------------------------------------------------------------------------------------------------------------
128  Hoi Tak Expansion            3760                  1,695      Aug-96      Jul-05      $24.00                  $40,680
----------------------------------------------------------------------------------------------------------------------------
129  KIA Intertrade               3770                  2,475      Aug-96      Jun-99      $24.00                  $59,400
----------------------------------------------------------------------------------------------------------------------------
130  Unallocated Space            3799        234
----------------------------------------------------------------------------------------------------------------------------
131  Aetna Life Insuranc          3800                 26,948      Oct-87      Sep-97      $27.60                 $743,764
----------------------------------------------------------------------------------------------------------------------------
132  Unallocated Space            3899        194
----------------------------------------------------------------------------------------------------------------------------
133  Sidley & Austin              3900                 26,528      Feb-89      Jan-04       $0.00     Feb-89            $0
                                                                                            $0.00     Feb-93            $0
                                                                                            $0.00     Feb-94            $0
                                                                                           $34.35     Feb-96      $911,237
                                                                                           $35.38     Feb-97      $938,561
                                                                                           $36.44     Feb-98      $966,680
                                                                                           $37.54     Feb-99      $995,861
                                                                                           $38.66     Feb-00    $1,025,572
                                                                                           $39.82     Feb-01    $1,056,345
                                                                                           $41.02     Feb-02    $1,088,179
                                                                                           $42.25     Feb-03    $1,120,808
----------------------------------------------------------------------------------------------------------------------------
134  Unallocated Space            3999        614
----------------------------------------------------------------------------------------------------------------------------
135  Sidley & Austin              4000                 14,423      Feb-89      Jan-04       $0.00     Feb-89            $0
                                                                                            $0.00     Feb-93            $0
                                                                                            $0.00     Feb-94            $0
                                                                                           $34.35     Feb-96      $495,430
                                                                                           $35.38     Feb-97      $510,286
                                                                                           $36.44     Feb-98      $525,574
                                                                                           $37.54     Feb-99      $541,439
                                                                                           $38.66     Feb-00      $557,593
                                                                                           $39.82     Feb-01      $574,324
                                                                                           $41.02     Feb-02      $591,631
                                                                                           $42.25     Feb-03      $609,372
----------------------------------------------------------------------------------------------------------------------------



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
119  Sidley & Austin                                                                  Type 2-1994         0










----------------------------------------------------------------------------------------------------------------------------
120  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
121  Sidley & Austin                                                                  Type 2-1994         0










----------------------------------------------------------------------------------------------------------------------------
122  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
123  City National Bank               65% CPI    32,064 $/YR                           Rolling BY         0          $8.64

----------------------------------------------------------------------------------------------------------------------------
124  Robins, Kaplan etc                                                               Type 3-1995         0


----------------------------------------------------------------------------------------------------------------------------
125  McDonald & Company                                                                   BY-1994         0
----------------------------------------------------------------------------------------------------------------------------
126  Career Images                                                                      Base Year         0         $13.41
----------------------------------------------------------------------------------------------------------------------------
127  Hoi Tak                                                                              BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
128  Hoi Tak Expansion                                                                    BY-1996         0
----------------------------------------------------------------------------------------------------------------------------
129  KIA Intertrade                                                                   Type 1-1996         0
----------------------------------------------------------------------------------------------------------------------------
130  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
131  Aetna Life Insurance            50% CPI   120,564  $/YR     Aetna                 Rolling BY         0
----------------------------------------------------------------------------------------------------------------------------
132  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
133  Sidley & Austin                                                                  Type 2-1994         0










----------------------------------------------------------------------------------------------------------------------------
134  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
135  Sidley & Austin                                                                  Type 2-1994         0










----------------------------------------------------------------------------------------------------------------------------

Rent Roll for South Tower                                              CUSHMAN &
SOUTH5.XLS                                                             WAKEFIELD

============================================================================================================================
     Tenant Name/                              Square Feet            Lease Dates         Minimum     Adjust       Annual
 No. Description                 Suite     Vacant     Occupied     Begin       Ending     Rent/PSF     Date         Rent
----------------------------------------------------------------------------------------------------------------------------
136  HBO                          4010                 12,214      Jan-96      Apr-03      $22.80     Jan-96      $278,479
                                                                                           $25.20     Mar-98      $307,793
----------------------------------------------------------------------------------------------------------------------------
137  HBO                          4098                    240      Jan-96      Apr-03      $12.00                   $2,880
----------------------------------------------------------------------------------------------------------------------------
138  Unallocated Space            4099        169
----------------------------------------------------------------------------------------------------------------------------
139  HBO                          4100                 26,970      Mar-93      Feb-98      $22.80     Mar-93      $614,916
                                                                                           $25.20     Mar-98      $679,644
                                                                   Option      Apr-03      $22.80     Mar-93      $614,916
                                                                                           $25.20     Mar-98      $679,644
----------------------------------------------------------------------------------------------------------------------------
140  HBO                          4200                 26,970      Mar-93      Feb-98      $22.80                 $614,916
                                                                   Option      Apr-03      $25.20                 $679,644
----------------------------------------------------------------------------------------------------------------------------
141  HBO                          4300                  6,717      Mar-93      Feb-98      $13.20                  $88,664
                                                                   Option      Apr-03      $14.40                  $96,724
----------------------------------------------------------------------------------------------------------------------------
142  No Redevelop-43rd Flr        4300-V
----------------------------------------------------------------------------------------------------------------------------
143  Vacant                       4320-V    3,367
----------------------------------------------------------------------------------------------------------------------------
144  Alschuler Grossman           4350                  3,037      Jul-95      Dec-05      $15.60                  $47,377
----------------------------------------------------------------------------------------------------------------------------
145  Vacant                       4350-V
----------------------------------------------------------------------------------------------------------------------------
146  HBO                          4360                  3,393      Jan-96      Apr-03      $13.20     Jan-96       $44,788
                                                                                           $14.40     Mar-96       $48,859
----------------------------------------------------------------------------------------------------------------------------
147  HBO                          4370                  1,400      Mar-93      Feb-98      $13.20                  $18,480
                                                                   Option      Apr-03      $14.40                  $20,160
----------------------------------------------------------------------------------------------------------------------------
148  Teledyne                     4385                  2,841      Aug-95      Jul-11       $7.20     Aug-95       $20,455
----------------------------------------------------------------------------------------------------------------------------
149  Vacant                       4390-V    2,384                                          $14.40     Aug-97       $40,910
----------------------------------------------------------------------------------------------------------------------------
150  Unallocated Space            4399         36
----------------------------------------------------------------------------------------------------------------------------
151  Alschuler Grossman           4400                  9,657      Jan-97      Dec-05      $15.60                 $150,649
----------------------------------------------------------------------------------------------------------------------------
152  No Redevelop-44th Flr        4400-V
----------------------------------------------------------------------------------------------------------------------------
153  Vacant                       4450-V   14,300
----------------------------------------------------------------------------------------------------------------------------
     SOUTH TOWER Totals (SF):              79,742   1,047,027               1,126,769 Total                          92.9% O
============================================================================================================================



============================================================================================================================
     Tenant Name/                             Other Rent Escalations                   Reimbur-       Free Rent     TI's
 No. Description                    Category       Amount          Misc./Other         sements          (mos.)      (psf)
----------------------------------------------------------------------------------------------------------------------------
136  HBO                                                                              Type 2-1996         0
----------------------------------------------------------------------------------------------------------------------------
137  HBO                                                                              Type 2-1996         0
----------------------------------------------------------------------------------------------------------------------------
138  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
139  HBO                                                                              Type 2-1994         0

                                                                                        Base Year         0

----------------------------------------------------------------------------------------------------------------------------
140  HBO                                                                             Type  2-1994         0
                                                                                        Base Year         0
----------------------------------------------------------------------------------------------------------------------------
141  HBO                                                                              Type 2-1994         0
                                                                                        Base Year         0
----------------------------------------------------------------------------------------------------------------------------
142  No Redevelop-43rd Flr                                                                   None         0
----------------------------------------------------------------------------------------------------------------------------
143  Vacant                                                                             Base Year         0            Yes
----------------------------------------------------------------------------------------------------------------------------
144  Alschuler Grossman                                                                   BY-1995         0
----------------------------------------------------------------------------------------------------------------------------
145  Vacant                                                                             Base Stop         0
----------------------------------------------------------------------------------------------------------------------------
146  HBO                                                                              Type 2-1996         0

----------------------------------------------------------------------------------------------------------------------------
147  HBO                                                                              Type 2-1994         0

----------------------------------------------------------------------------------------------------------------------------
148  Teledyne                                                                         Type 3-1995         0
----------------------------------------------------------------------------------------------------------------------------
149  Vacant                                                                             Base Year         0          $0.00
----------------------------------------------------------------------------------------------------------------------------
150  Unallocated Space                                                                       None
----------------------------------------------------------------------------------------------------------------------------
151  Alschuler Grossman                                                                   BY-1995
----------------------------------------------------------------------------------------------------------------------------
152  No Redevelop-44rd Flr                                                                   None         0
----------------------------------------------------------------------------------------------------------------------------
153  Vacant                                                                             Base Year         0          $0.00
----------------------------------------------------------------------------------------------------------------------------
     SOUTH TOWER Totals (SF):    Occupancy             92.7.1% Vacancy                       Century Plaza Towers
============================================================================================================================

Rent Roll for South Tower
SOUTH5.XLS


                             Occupancy/Vacancy Ratio
                                  South Tower


  [THE FOLLOWING TABLE WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

                         Vacancy                   7%
                         Occupancy                93%


                                                                       CUSHMAN &
                                                                       WAKEFIELD

Rent Roll                                                           [LOGO]
CENTURY PLAZA TOWERS                                        CENTURY PLAZA TOWERS
2029 and 2049 Century Park East - Concourse (Retail) Level

==================================================================================================================
No.  Tenant Name/                            Square Feet         Lease Dates       Minimum     Adjust    Annual
     Description              Suite      Vacant    Occupied    Begin     Ending    Rent/PSF     Date      Rent
------------------------------------------------------------------------------------------------------------------
  1  Kalousdian               BLC-01                  562      Mar-92    Feb-99     $21.60     Mar-92    $12,139
                                                                                    $10.80     Apr-92     $6,070
                                                                                    $21.60     Dec-92    $12,139
------------------------------------------------------------------------------------------------------------------
  2  RealComm                 BLC-02                  500      Jan-95    Dec-96     $30.00     Jan-95    $15,000
                                                                                    $30.48     Jan-96    $15,240
                                                                                    $30.96     Jan-97    $15,480
                                                                                    $31.56     Jan-98    $15,780
                                                                                    $32.04     Jan-99    $16,020
                                                                                    $32.52     Jan-00    $16,260
                                                                                    $33.00     Jan-01    $16,500
                                                                                    $33.48     Jan-02    $16,740
------------------------------------------------------------------------------------------------------------------
  3  Always Vacant            BLC-03        788
------------------------------------------------------------------------------------------------------------------
  4  First L.A. Bank          BLC-04                5,724      Jan-87    Jun-02     $33.00     Jan-87   $188,892
                                                                                    $33.99     Jan-94   $194,558
                                                                                    $35.01     Jan-95   $200,395
                                                                                    $36.06     Jan-96   $206,407
                                                                                    $37.14     Jan-97   $212,599
                                                                                    $38.26     Jan-98   $218,977
                                                                                    $39.40     Jan-99   $255,546
                                                                                    $40.59     Jan-00   $232,313
                                                                                    $41.80     Jan-01   $239,282
                                                                                    $43.06     Jan-02   $246,460
------------------------------------------------------------------------------------------------------------------
  5  Pasqua                   BLC-07                1,062      Nov-90    Oct-00     $42.00               $44,604
------------------------------------------------------------------------------------------------------------------
  6  Wall Street Deli         BLC-08                8,500      Nov-96    Oct-96     $12.99              $110,415
------------------------------------------------------------------------------------------------------------------
  7  Unallocated                            247
------------------------------------------------------------------------------------------------------------------
  8  Omega Travel             BLC-10                  650      Dec-92    Nov-97     $34.80     Dec-92    $22,620
                                                                                    $36.92     Dec-94    $23,998
                                                                                    $38.03     Dec-95    $24,717
                                                                                    $39.17     Dec-96    $25,459
------------------------------------------------------------------------------------------------------------------
  9  Vacant                   BLC-11        631
------------------------------------------------------------------------------------------------------------------
 10  Samaha Celeb. Clrs       BLC-12                  590      Sep-90    Aug-97     $42.00     Sep-90    $24,780
                                                                                    $20.96     Oct-90    $12,365
                                                                                    $42.00     May-91    $24,780
------------------------------------------------------------------------------------------------------------------
 11  David Hunter             BLC-13                1,020      Nov-90    Oct-97     $33.00               $33,660
------------------------------------------------------------------------------------------------------------------
 12  Emack & Bolio's          BLC-14                  850      Jul-96    Jun-06     $20.40     Jul-96    $17,340
                                                                                    $24.00     Jul-01    $20,400
------------------------------------------------------------------------------------------------------------------
 13  Vacant                   BLC-15      1,675
------------------------------------------------------------------------------------------------------------------
 14  Emporium Plus            BLC-16                2,070      Nov-92    Oct-99     $39.00     Nov-92    $80,730
                                                                                    $40.17     Nov-93    $83,151
                                                                                    $41.38     Nov-94    $85,647
                                                                                    $42.62     Nov-95    $88,216
                                                                                    $43.81     Nov-96    $90,682
                                                                                    $45.21     Nov-97    $93,588
                                                                                    $45.12     Nov-98    $93,396
------------------------------------------------------------------------------------------------------------------
 15  Office Supplies          BLC-17                1,475      Mar-95    Mar-00     $33.89     Mar-95    $49,988
                                                                                    $35.52     Sep-97    $52,392
------------------------------------------------------------------------------------------------------------------
 16  Sutherland               BLC-18                1,468      Jul-91    Jun-98     $28.61               $41,999
------------------------------------------------------------------------------------------------------------------
 17  Always Vacant            BLC-19        518                                                               $0
------------------------------------------------------------------------------------------------------------------



====================================================================================================================================
No.  Tenant Name/                   Other Rent Escalations                Retail Sales           Reimbur-    Free Rent       TI's
     Description             Category     Amount     Misc./Other     %Rent    Sales Volume       sements       (mos.)        (psf)
------------------------------------------------------------------------------------------------------------------------------------
  1  Kalousdian              65% CPI     624 $/YR                                                    4.30      4 mos.


------------------------------------------------------------------------------------------------------------------------------------
  2  RealComm                                                                                        5.09           0







------------------------------------------------------------------------------------------------------------------------------------
  3  Always Vacant                                                                              Base Stop           0
------------------------------------------------------------------------------------------------------------------------------------
  4  First L.A. Bank                                                                                 4.84      3 mos.









------------------------------------------------------------------------------------------------------------------------------------
  5  Pasqua                  65% CPI   1,512 $/YR                      8%      $1,132,844            3.67      3 mos.
------------------------------------------------------------------------------------------------------------------------------------
  6  Wall Street Deli                                Wall St.                                   Prop 13-1           0
------------------------------------------------------------------------------------------------------------------------------------
  7  Unallocated                                                                                Base Stop
------------------------------------------------------------------------------------------------------------------------------------
  8  Omega Travel



------------------------------------------------------------------------------------------------------------------------------------
  9  Vacant                                                                                     Base Stop           0
------------------------------------------------------------------------------------------------------------------------------------
 10  Samaha Celeb. Clrs      65% CPI   2,256 $/YR    Samaha                                          4.84           0


------------------------------------------------------------------------------------------------------------------------------------
 11  David Hunter            65% CPI   2,856 $/YR    Hunter            0%        $137,368            4.84           0
------------------------------------------------------------------------------------------------------------------------------------
 12  Emack & Bolio's                                                   8%                       Base Stop      4 mos.

------------------------------------------------------------------------------------------------------------------------------------
 13  Vacant                                                                                     Base Stop           0
------------------------------------------------------------------------------------------------------------------------------------
 14  Emporium Plus                                                     0%        $415,067            4.30           0






------------------------------------------------------------------------------------------------------------------------------------
 15  Office Supplies                                                                                 4.58           0

------------------------------------------------------------------------------------------------------------------------------------
 16  Sutherland              65% CPI   2,988 $/YR                                                    3.67           0
------------------------------------------------------------------------------------------------------------------------------------
 17  Always Vacant                                                                              Base Stop
------------------------------------------------------------------------------------------------------------------------------------


Rent Roll for Concourse Level                                          CUSHMAN &
RETAIL5.XLS                                                            WAKEFIELD

==================================================================================================================
No.  Tenant Name/                            Square Feet         Lease Dates       Minimum     Adjust    Annual
     Description              Suite      Vacant    Occupied    Begin     Ending    Rent/PSF     Date      Rent
------------------------------------------------------------------------------------------------------------------
 18  Kourash Bakhshayandeh    BLC-24                1,394      Dec-96    Nov-08     $24.00     Dec-96    $33,456
                                                                                    $24.60     Jan-98    $34,292
                                                                                    $25.20     Jan-99    $35,129
                                                                                    $25.80     Jan-00    $35,965
                                                                                    $26.52     Jan-01    $36,969
                                                                                    $27.12     Jan-02    $37,805
                                                                                    $27.84     Jan-03    $38,809
                                                                                    $28.56     Jan-04    $39,813
                                                                                    $29.28     Jan-05    $40,816
                                                                                    $30.00     Jan-06    $41,820
------------------------------------------------------------------------------------------------------------------
     CONCOURSE LEVEL Totals (SF)          3,859    25,865                29,724 Total                     87.0% Oc
==================================================================================================================



                            Occupancy/Vacancy Radio
                                Concourse Level


  [THE FOLLOWING TABLE WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

                    Vacancy                       13%
                    Occupancy                     87%


Rent Roll for Concourse Level                                          CUSHMAN &
RETAIL5.\XLS                                                           WAKEFIELD

09-Dec-96

                                                     DELTA TOWERS JOINT VENTURE
                                          1995 ACTUAL OPERATING EXPENSES BY PROFIT CENTER
                                                            NOT TRENDED


                                         NORTH         SOUTH                    ABC
                                         TOWER         TOWER      GARAGE      CENTER      RETAIL     STORAGE     OTHER        TOTAL
                                       --------------------------------------------------------------------------------------------
7112-000 JANITORIAL/CLEANING           1,153,060   1,067,409      15,391                  10,857                          2,246,717
7114-000 CLEANING SUPPLIES                70,867      70,867         552                       0                            142,286
7116-000 TRASH REMOVAL                    28,179      28,179           0                   3,586                             59,944
                                       --------------------------------------------------------------------------------------------
            TOTAL CLEANING             1,252,106   1,166,455      15,943           0      14,443           0         0    2,448,947
                                       --------------------------------------------------------------------------------------------

7520-0000 ELEVATOR R&M                   284,797     279,949           0      (1,258)          0                            563,488

7518-0000 R&M HVAC                        60,217      48,395      23,199                   2,970                            134,781
7518-0000 HVAC CONTRACT                   25,915      25,915      14,515                     928                             67,273
7518-4662 R&M HVAC FILTERS                16,601      16,170         154                     154                             33,079
7518-0002 R&M EQUIPMENT                    1,732       1,732       1,784                       7                              5,255
                                       --------------------------------------------------------------------------------------------
            TOTAL HVAC                   104,465      92,212      39,652           0       4,059           0         0      240,388

7514-0000 ELECTRICAL R&M                  52,394      57,658       6,508                   1,140                            117,700
7522-0000 STRUCTURE & ROOF                87,065      80,347           0                       0                            167,412
7516-0000 PLUMBING R&M                    58,352      56,190      18,176                   6,271                            138,989
7142-0006 FIRE/LIFE SAFETY                80,918      76,858      22,171                   1,349                            181,296
7526-4610 PAINTING/DECORATING             86,063      88,944       2,696                                                    177,703

7512-0000 R&M SUPPLIES                     8,044       9,016       1,487                      57                             18,604
7526-0000 R&M OTHER BLDG MAINT            26,569      20,554           0                       0                             47,123
7526-0002 EARTHQUAKE REPAIRS                 414         114         584                       0                              1,112
7526-0003 LIGHTING SUPPLIES               17,713      19,258         680                     695                             38,346
7526-0004 MAINTENANCE UNIFORMS             3,830       3,830         230                      55                              7,945
7526-0005 R&M MECHANICAL                  20,032      28,353       5,412                     295                             54,092
7526-4612 R&M OBM CARPET CLEANING         24,083      24,975           0                       0                             49,058
7526-4616 R&M EXTERMINATOR                 2,695       2,610         135                      45                              5,485
7526-4623 R&M KEYS & LOCKS                11,548       7,467         102                     508                             19,625
7526-4631 R&M MISCELLANEOUS                9,732       5,326         377                       0                             15,435
7526-4930 R&M FIRE/SMOKE ALARMS           21,865      23,409           0                       0                             45,274
                                       --------------------------------------------------------------------------------------------
            TOTAL OTHER BLDG M           146,525     144,912       9,007           0       1,655           0         0      302,099

7510-0000 R&M LABOR                      470,365     470,365      28,286                  10,732                            979,748
7510-4602 R&M LABOR - DIRECT              83,100      83,100       7,276                  10,913                            184,389
                                       --------------------------------------------------------------------------------------------
            TOTAL LABOR ALLOCATION       553,465     553,465      35,562           0      21,645           0         0    1,164,137
                                       --------------------------------------------------------------------------------------------
            TOTAL R&M                  1,454,044   1,430,535     133,772      (1,258)     36,119           0         0    3,053,212
                                       --------------------------------------------------------------------------------------------

7122-0000 ELECTRICITY                  1,809,877   1,559,668     293,965                 102,999       4,041              3,770,550
6128-0005 LESS REIMBURSEMENT             (43,377)     (1,730)          0                 (27,753)                           (72,860)
                                       --------------------------------------------------------------------------------------------
            NET ELECTRICITY            1,766,500   1,557,938     293,965           0      75,246       4,041         0    3,697,690

7136-0000 CHILLED WATER                1,390,056   1,261,444           0                  78,404                          2,729,904
6128-0002 LESS REIMBURSEMENT            (319,080)   (319,433)          0                 (37,484)                          (675,997)
                                       --------------------------------------------------------------------------------------------
            NET CHILLED WATER          1,070,976     942,011           0           0      40,920           0         0    2,053,907


                                         NORTH         SOUTH                    ABC
                                         TOWER         TOWER      GARAGE      CENTER      RETAIL     STORAGE     OTHER        TOTAL
                                       --------------------------------------------------------------------------------------------
7130-0000 WATER                           57,790      57,790       5,717                   3,599           3                124,899
                                       --------------------------------------------------------------------------------------------
            TOTAL UTILITIES            2,895,266   2,557,739     299,682           0     119,765       4,044         0    5,876,496
                                       --------------------------------------------------------------------------------------------

7150-0000 LANDSCAPING/GROUNDS             72,985      71,072           0                       0                            144,057
7142-0008 CONCIERGE                       60,477      56,084           0                       0                            116,561
7142-0000 SECURITY CONTRACT SVC          399,934     399,179     390,775                 204,858                          1,394,746
7146-0000 OTHER SECURITY EXPENSE          27,179      27,319      13,205                   2,490                             70,193
                                       --------------------------------------------------------------------------------------------
            TOTAL GRNDS/SECURITY         560,575     553,654     403,980           0     207,348           0         0    1,725,557
                                       --------------------------------------------------------------------------------------------

7210-0000 MANAGEMENT FEES                616,426     560,884     208,357      26,546      15,127      10,739         0    1,438,079
7944-0000 PROF FEES - AUDIT               13,585      15,248       1,250       4,935         625                             35,643
7526-0006 OFFICE EQUIP R&M                 7,118       7,118         569           9          72                             14,886
7938-4221 OFFICE FURN/EQUIP RENT          20,171      20,171           0                      70                             40,412

7938-4220 OFFICE SUPPLIES                 34,566      34,416           0                     622                             69,604
7938-4221 PRINTING/FORMS                   7,311       7,337          68          38         114                             14,868
                                       --------------------------------------------------------------------------------------------
            TOTAL OFFICE SUPPLIES         41,877      41,753          68          38         736           0         0       84,472
                                       --------------------------------------------------------------------------------------------

7938-4212 TELEPHONE                       26,266      26,208           6          54         845                             53,379
7938-4223 POSTAGE                          1,312       1,312           0                       0                              2,624
7934-0000 OFFICE RENT ONLY                82,231      82,231       1,874                   8,918                            175,254
                                       --------------------------------------------------------------------------------------------
            TOTAL ADMINISTRATIVE         808,986     754,925     212,124      31,582      26,393      10,739         0    1,844,749
                                       --------------------------------------------------------------------------------------------

7626-0000 REAL ESTATE TAXES              796,359     866,936     508,187     498,024      50,203                          2,719,709
6124-0000 LESS REIMBURSEMENT              (4,605)    (15,067)          0    (498,024)     (7,998)                          (525,694)
                                       --------------------------------------------------------------------------------------------
            NET REAL ESTATE TAXES        791,754     851,869     508,187           0      42,205           0         0    2,194,015

7612-0000 LIABILITY INSURANCE            131,080     131,080       3,551                   8,549                            274,260
7622-0000 EARTHQUAKE INSURANCE           987,829     981,861      69,622                  69,225                          2,108,537
7616-0000 MISC INSURANCE COVERAGE         11,088      11,088       3,776                   1,331                             27,283
7628-0000 PERSONAL PROP TAXES              5,013       5,013         264                       0                             10,290
7632-0000 OTHER TAXES (G.R.T.)            36,234      33,487           0         243       1,289       1,260       329       72,842
                                       --------------------------------------------------------------------------------------------
             TOTAL FIXED EXPENSE       1,962,998   2,014,398     585,400         243     122,599       1,260       329    4,687,227
                                       --------------------------------------------------------------------------------------------

                                       --------------------------------------------------------------------------------------------
        ^ AMORITIZATION                                                                                                           0
                                       --------------------------------------------------------------------------------------------

TOTAL ESCALATABLE EXP                  8,933,975   8,477,706   1,650,901      30,567     526,667      16,043       329  19,636,188
                                       ============================================================================================

                                         ^ AMORTIZATION NUMBERS ARE ON A SEPARATE SCHEDULE.

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                           DELTA TOWERS JOINT VENTURE
                1995 ACTUAL OPERATING EXPENSES BY PROFIT CENTER
                                  NOT TRENDED
                             NON-ESCALATED EXPENSES

                                            NORTH          SOUTH                           ABC
                                            TOWER          TOWER          GARAGE          CENTER
                                          ------------------------------------------------------
          TOTAL ESCALATABLE EXP.          8,933,975      8,477,706      1,650,901         30,567

          WINDOW CLEANING                     8,274              0              0              0
          CONTRACT CLEANING EX                    0              0          2,686              0
          ELECTRICITY EX                          0              0        510,490              0
          OIL AND GAS                         1,503          1,503            623              0
          WATER EX                                0              0            874              0
          SEWER TREATMENT                         0              0          5,278              0
          R/M STRUCUTRAL AND ROOF               225              0              0              0
          ALTERATIONS TENANT SUITE           90,109         64,584              0              0
          ALTERATIONS TENANT SUITE            4,121         23,736              0              0
          SIGNS AND GRAPHICS                 11,983         12,912            314              0
          SECURITY LABOR                     46,479         46,479          4,742              0
          SECURITY CONTRACT SERVE E               0              0         84,438              0
          GARDEN AND GROUNDS                     70             70              0              0
          PARKING/GARAGE GEN                     31             31            136              0
          PARKING/GARAGE GEN - EXP                0              0      2,062,088              0
          LEASING COMMISSION EXP              4,436              0              0              0
          CASUALTY LOSS EXP                   2,558          2,913              0              0
          CASUALTY LOSS EXP EX                  253              0              0              0
          PROVISION BAD DEBT               (181,643)      (56,819)         13,293         74,212
          CHARITABLE CONTRIB                    100            100              0              0
          ASSOCIATION DUES                    6,693          6,721              0              0
          OTHER ADMINISTRATIVE                2,770          2,770          3,489              0
          OTHER ADMINISTRATIVE EXP                0              0              0              0
          GENERAL LEASING EXP                 4,296          5,461              0              0
          OTHER ADM MISCELLANEOUS            18,216         17,345          2,049              0
          ADMINISTRATIVE LABOR              180,784        180,784         10,979              0
          TEMPORARY LABOR                    11,399         13,899              0              0
          OFFICE EXPENSES                     4,727        (28,680)             0              0
          OFFICE EXPENSES EX                  1,328          1,328            568              0
          MESSENGER SERVICE                   4,292          4,227              0              0
          ADVERTISING AND PROMO              (8,878)        (8,236)             0              0
          AGENCY FEES                         4,294          4,294              0              0
          AD PRODUCTION                         767            767              0              0
          AD PLACEMENT                       32,079         31,215              0              0
          NEWSLETTER                          5,107          5,106              0              0
          PRINTED MATERIAL                   18,618         18,618              0              0
          TENANT EVENTS                      63,236         63,397              0              0
          BROKER EVENTS                      26,183         25,584              0              0
          GIFTS                              27,911         29,097              0              0
          TICKETS                             4,394          4,394              0              0
          COMMUNITY RELATIONS                 9,849          9,849              0              0


                                            RETAIL         STORAGE          OTHER        TOTAL
                                          ------------------------------------------------------
          TOTAL ESCALATABLE EXP.            526,667         16,043            329     19,636,188

          WINDOW CLEANING                         0              0              0          8,274
          CONTRACT CLEANING EX                    0              0              0          2,686
          ELECTRICITY EX                          0            520              0        511,010
          OIL AND GAS                            37              0              0          3,666
          WATER EX                                0              0              0            874
          SEWER TREATMENT                         0              0              0          5,278
          R/M STRUCUTRAL AND ROOF                 0              0              0            225
          ALTERATIONS TENANT SUITE                0              0              0        154,693
          ALTERATIONS TENANT SUITE                0              0              0         27,857
          SIGNS AND GRAPHICS                      0              0              0         25,209
          SECURITY LABOR                      5,530              0              0        103,230
          SECURITY CONTRACT SERVE E               0              0              0         84,438
          GARDEN AND GROUNDS                      0              0              0            140
          PARKING/GARAGE GEN                      0              0              0            198
          PARKING/GARAGE - EXP                    0              0              0      2,062,088
          LEASING COMMISSION EXP                  0              0              0          4,436
          CASUALTY LOSS EXP                       0              0              0          5,471
          CASUALTY LOSS EXP EX                    0              0              0            253
          PROVISION BAD DEBT                198,164          5,734              0         52,941
          CHARITABLE CONTRIB                      0              0              0            200
          ASSOCIATION DUES                        0              0              0         13,414
          OTHER ADMINISTRATIVE                    0              0              0          9,029
          OTHER ADMINISTRATIVE EXP                0              0              0              0
          GENERAL LEASING EXP                     0              0              0          9,757
          OTHER ADM MISCELLANEOUS                 0              0              0         37,610
          ADMINISTRATIVE LABOR               20,785              0              0        393,332
          TEMPORARY LABOR                         0              0              0         25,298
          OFFICE EXPENSES                         0              0              0        (23,953)
          OFFICE EXPENSES EX                      0              0            805          4,029
          MESSENGER SERVICE                       0              0              0          8,521
          ADVERTISING AND PROMO                   0              0              0        (17,114)
          AGENCY FEES                             0              0              0          8,588
          AD PRODUCTION                           0              0              0          1,534
          AD PLACEMENT                            0              0              0         63,294
          NEWSLETTER                              0              0              0         10,213
          PRINTED MATERIAL                        0              0              0         37,236
          TENANT EVENTS                           0              0              0        126,633
          BROKER EVENTS                           0              0              0         51,767
          GIFTS                                   0              0              0         57,008
          TICKETS                                 0              0              0          8,788
          COMMUNITY RELATIONS                     0              0              0         19,698


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

                           DELTA TOWERS JOINT VENTURE
                1995 ACTUAL OPERATING EXPENSES BY PROFIT CENTER
                                  NOT TRENDED
                             NON-ESCALATED EXPENSES

                                            NORTH          SOUTH                           ABC
                                            TOWER          TOWER          GARAGE          CENTER
                                          ------------------------------------------------------
          MERCHANT ASSOCIATION                  132            132              0             0
          CONTINGENCY                           700            700              0             0
          MARKETING CENTER                       13             13              0             0
          ADV/PRO PRINTED MATERIALS             876          1,809              0             0
          A/P TENANT RELATIONS                   95             95              0             0
          A/P MISC MARKETING                  4,579          4,579              0             0
          A/P GENERAL ADVERTISING               830            830              0             0
          A/P NATIONAL ADVERTISING                7              7              0             0
          LEGAL FEES                         80,991        134,270          1,514      (390,410)
          LEGAL FEES - EX                         0              0            163        34,333
          AUDIT FEES EX                       1,439              0              0             0
          OTHER PROFESSIONALD FEES           64,287         69,687         79,834           421
          PROFESSIONAL FEES EX                7,632          7,633          9,600        12,912
          PROF FEES CONSULTING                  175            175              0        24,000
          COMMON AREA EXPENSES               26,319         34,644              0             0
          COMMON AREA EXPENSES EX               388          3,451              0             0
          GENERAL LIABILITY INSURANCE             0              0         10,697             0
          INSURANCE - EX                          0              0         17,070             0
          RE TAXES NON ESCALATABLE                0              0        353,080             0
          PERSONAL PROPERTY & OCCUP               0              0          1,368             0
          OTHER TAXES NON-ESCALATABL              0              0         54,618         2,241
          EXCISE TAX NEHO                         0              0            399             0
7134-0000 DIFFERENCE IN ACCOUNT                 524          1,342              0             0

          NON-ESCALATED EXP TOTAL           595,551        742,816      3,230,390      (242,291)

TOTAL EXCALATABLE PLUS EXCLUSIONS         9,529,526      9,220,522      4,881,291      (211,724)

PER FINANCIAL STATEMENTS
          TOTAL OPERATING COSTS           7,928,995      7,527,286      3,858,659      (214,209)
          TOTAL FIXED EXPENSES            1,967,603      2,029,465      1,022,631       500,508
          LESS R.E. TAX REIMBURSEMENT        (4,605)       (15,067)             0      (498,024)
          LESS UTILITY INCOME              (362,457)      (321,163)             0             0
TOTAL                                     9,529,536      9,220,521      4,881,290      (211,725)

                                            RETAIL         STORAGE          OTHER        TOTAL
                                          ------------------------------------------------------
          MERCHANT ASSOCIATION                    0              0             0           264
          CONTINGENCY                             0              0             0         1,400
          MARKETING CENTER                        0              0             0            26
          ADV/PRO PRINTED MATERIALS               0              0             0         2,685
          A/P TENANT RELATIONS                    0              0             0           190
          A/P MISC MARKETING                      0              0             0         9,158
          A/P GENERAL ADVERTISING                 0              0             0         1,660
          A/P NATIONAL ADVERTISING                0              0             0            14
          LEGAL FEES                         (2,220)             0             0      (175,855)
          LEGAL FEES - EX                         0              0             0        34,496
          AUDIT FEES EX                           0              0             0         1,439
          OTHER PROFESSIONALD FEES           10,867              0             0       225,096
          PROFESSIONAL FEES EX                    0              0             0        37,777
          PROF FEES CONSULTING                    0              0             0        24,350
          COMMON AREA EXPENSES                    0              0             0        60,963
          COMMON AREA EXPENSES EX                 0              0             0         3,839
          GENERAL LIABILITY INSURANCE             0              0             0        10,697
          INSURANCE - EX                          0              0             0        17,070
          RE TAXES NON ESCALATABLE                0              0             0       353,080
          PERSONAL PROPERTY & OCCUP               0              0             0         1,368
          OTHER TAXES NON-ESCALATABL              0             57             0        56,916
          EXCISE TAX NEHO                         0              0             0           399
7134-0000 DIFFERENCE IN ACCOUNT                  20              0             0         1,886
                                                                                             0
          NON-ESCALATED EXP TOTAL           233,185          6,311           805     4,566,767

TOTAL EXCALATABLE PLUS EXCLUSIONS           759,852         22,354         1,134    24,202,960

PER FINANCIAL STATEMENTS
          TOTAL OPERATING COSTS             702,490         21,036           805    19,825,062
          TOTAL FIXED EXPENSES              130,596          1,317           329     5,652,449
          LESS R.E. TAX REIMBURSEMENT        (7,998)             0             0      (525,694)
          LESS UTILITY INCOME               (65,237)             0             0      (748,857)
----------------------------------------------------------------------------------------------
TOTAL                                       759,851         22,353         1,134    24,202,955
----------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET REPORT                                  Page: 1
                                                              26 -  CENTURY PLAZA TOWERS                              Date: 11-15-96
Square footage: 2,279,885                                                                                             Time: 02:47 PM

                                         JAN           FEB           MAR           APR          MAY         JUN           JUL
                                      ------------------------------------------------------------------------------------------
INCOME

51100 BASE RENTS                      4,107,848     4,189,124     4,394,824     4,485,720    4,491,611    4,467,922    4,451,399
51300 CURRENT ESCALATION                138,101       117,711       139,525       137,525      114,176      113,596      111,629
51500 BASE RENTS - RETAIL                39,758        39,758        39,758        39,758       39,758       39,758       39,758
51000 RENTAL INCOME - GROUND             40,000        40,000        40,000        40,000       40,000       40,000       40,000
52400 FREE RENT                          97,002        92,071       104,117        92,926       92,926       95,289       92,926

LESS FREE RENT

52900 LESS FREE RENT                     97,002-       92,071-      104,137-       92,926       92,926       95,280       97,915-
                                      ------------------------------------------------------------------------------------------
TOTAL LESS FREE RENT                     97,002-       92,071-      104,137-       92,926       92,926       95,280       97,915-

                                      ------------------------------------------------------------------------------------------
TOTAL ACTUAL RENTS                    4,325,707     4,406,613     4,612,107     4,703,003    4,685,545    4,661,276    4,642,786

PARKING

53100 PARKING - MONTHLY                 611,916       611,916       611,916       611,916      611,917      611,917      611,917
                                      ------------------------------------------------------------------------------------------
TOTAL PARKING                           611,916       611,916       611,916       611,916      611,917      611,917      611,917

                                      ------------------------------------------------------------------------------------------
TOTAL INCOME                          4,937,623     5,018,529     5,224,023     5,314,919    5,297,462    5,273,192    5,254,703


OPERATING EXPENSES

BUILDING ADMINISTRATION

61100 LABOR - ADMINISTRATION             66,916        66,916        66,916        66,916       66,916       66,916       66,916
61200 MANAGEMENT FEE                     61,720        62,712        65,300        66,436       66,218       65,915       65,684
61300 OFFICE RENTAL                      28,506        20,506        20,506        20,506       20,506       28,506       28,506
61400 OFFICE EXPENSE                     15,900         4,900         4,900         4,900        4,900        4,900        4,900
61600 OFFICE EQUIPMENT MAINTENANCE        2,000         2,000         2,000         2,000        2,000        2,000        2,000
61700 COMMUNICATIONS                      3,500         3,500         3,500         3,500        3,500        3,500        3,500
61800 OUTSIDE SERVICES                    1,000         1,000         1,000         1,000        1,000        1,000        1,000
61900 ADVERTISING & PROMOTION               500           500           500           500          500          500          500
62000 MEALS & ENTERTAINMENT                 500           500           500           500          500          500          500
62300 DUES AND SUBSCRIPTIONS              2,500         2,500         2,500         5,700          100          100          100

                                         AUG          SEP          OCT            NOV           DEC          TOTAL         $/SF
                                      ------------------------------------------------------------------------------------------
INCOME
51100 BASE RENTS                      4,467,158    4,509,682     4,526,160     4,609,480     4,649,802    53,430,739       23.44
51300 CURRENT ESCALATION                111,619      111,370       104,665       104,448       103,083     1,425,467        0.63
51500 BASE RENTS - RETAIL                39,758       37,628        35,607        32,824        32,824       456,947        0.20
51000 RENTAL INCOME - GROUND             40,000       40,000        40,000        40,000        40,000       480,000        0.21
52400 FREE RENT                          92,926       92,926        92,926        21,922        21,922       994,908        0.44

LESS FREE RENT

52900 LESS FREE RENT                     92,926       92,926-       92,926-       21,922-       21,922-      994,908-       0.44-
                                      ------------------------------------------------------------------------------------------
TOTAL LESS FREE RENT                     92,926       92,926-       92,926-       21,922-       21,922-      994,908-       0.44-

                                      ------------------------------------------------------------------------------------------
TOTAL ACTUAL RENTS                    4,658,534    4,778,680     4,706,432     4,786,761     4,825,709    55,793,153       24.47

PARKING

53100 PARKING - MONTHLY                 611,917      611,917       611,917       611,917       611,917     7,343,000        3.22

TOTAL PARKING                           611,917      611,917       611,917       611,917       611,917     7,343,000        3.22

                                      ------------------------------------------------------------------------------------------
TOTAL INCOME                          5,270,451    5,390,597     5,318,349     5,398,678     5,437,626    63,136,153       27.69


OPERATING EXPENSES

BUILDING ADMINISTRATION

61100 LABOR - ADMINISTRATION             66,916       66,916        66,916        66,916        66,916       802,992        0.35
61200 MANAGEMENT FEE                     65,881       67,382        66,479        67,483        67,970       789,200        0.35
61300 OFFICE RENTAL                      20,506       20,506        28,506        20,506        28,506       246,072        0.11
61400 OFFICE EXPENSE                      4,900        4,900         4,900         4,900         4,900        69,800        0.03
61600 OFFICE EQUIPMENT MAINTENANCE        2,000        2,000         2,000         2,000         2,000        24,000        0.01
61700 COMMUNICATIONS                      3,500        3,500         3,500         3,500         3,500        42,000        0.02
61800 OUTSIDE SERVICES                    1,000        1,000         1,000         1,000         1,000        12,000        0.01
61900 ADVERTISING & PROMOTION               500          500           500           500           500         6,000        0.00
62000 MEALS & ENTERTAINMENT                 500          500           500           500           500         6,000        0.00
62300 DUES AND SUBSCRIPTIONS                100          100           100           100           100        14,000        0.01


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET REPORT                                  Page: 2
                                                              26 -  CENTURY PLAZA TOWERS                              Date: 11-15-96
Square footage: 2,279,885                                                                                             Time: 02:47 PM

                                        JAN        FEB         MAR         APR        MAY          JUN          JUL
                                     -------------------------------------------------------------------------------
BUILDING ADMINISTRATION

62600 POSTAGE/DELIVERY                 1,000       1,000       1,000       1,000       1,000       1,000       1,000
63000 MISCELLANEOUS                      200         200         200         200         200         200         200
                                     -------------------------------------------------------------------------------
TOTAL BUILDING ADMINISTRATION        176,242     166,254     168,822     171,158     167,140     167,017     166,806


GENERAL BUILDING

63600 LABOR - ENGINEERING             83,500      83,500      83,500      83,500      83,500      83,500      83,500
63800 TOOLS & SUPPLIES                 2,500       2,500       2,500       2,500       2,500       2,500       2,500
63900 TENANT SERVICES                 15,000      10,000      10,000      10,000      10,000      10,000      10,000
64000 BUILDING SERVICE/SUPPLIES       12,880      12,880      13,880      13,880      13,880      13,880      14,000
64100 UNIFORMS                         1,800       1,000       1,000       1,000       1,000       1,000       1,000
64200 PEST CONTROL                       600         600         600         600         600         600         600
64400 RUBBISH/TRASH REMOVAL            6,500       6,500       6,500       6,500       6,500       6,500       6,500
64500 LAMPING                          5,000       5,000       5,000       5,000       5,000       5,000       5,000
64700 SIGNAGE                         10,000       3,000       1,000       1,000       1,000       1,000       1,000
64800 COMMUNICATIONS                   8,475       1,800       1,800       1,800       1,800       1,800       1,800
65400 MISCELLANEOUS                      250         250         250         250         250         250         250
                                     -------------------------------------------------------------------------------
TOTAL GENERAL BUILDING               146,505     127,830     126,030     126,030     126,030     126,030     126,150

LANDSCAPING/GROUNDS

65600 GROUNDS                         12,000      12,000      12,000      17,000      22,000      12,000      12,000
65700 INTERIOR                         3,800       3,800       3,800       3,800       3,800       3,800       3,800
                                     -------------------------------------------------------------------------------
TOTAL LANDSCAPING/GROUNDS             15,800      15,800      15,800      20,800      25,800      15,800      15,800

CLEANING

66600 INTERIOR JANITORIAL            198,100     198,400     202,800     201,500     202,500     210,900     204,400
66700 BUILDING EXTERIOR                5,000       5,000       5,000       5,000       5,000       5,000      30,000
66900 JANITORIAL/CLEANING SUPPLY         500         500         500         500         500         500         500
67000 CARPETS & DRAPES                 2,500       2,500       2,500       2,500       2,500       2,500       2,500
67100 WINDOW WASHING                   1,000       1,000       5,000       1,000       7,100       1,000       1,000
67400 MISCELLANEOUS CLEANING           1,000       1,000       1,000       1,000       1,000       1,000       1,000
                                     -------------------------------------------------------------------------------
TOTAL CLEANING                       208,100     208,400     216,800     213,500     218,600     220,900     239,400

                                        AUG        SEP         OCT         NOV         DEC        TOTAL         $/SF
                                     -------------------------------------------------------------------------------
BUILDING ADMINISTRATION

62600 POSTAGE/DELIVERY                 1,000       1,000       1,000       1,000       1,000      12,000        0.01
63000 MISCELLANEOUS                      200         200         200         200         200       2,400        0.00
                                     -------------------------------------------------------------------------------
TOTAL BUILDING ADMINISTRATION        167,003     168,504     167,601     168,605     169,092   2,026,464        0.89


GENERAL BUILDING

63600 LABOR - ENGINEERING             83,500      83,500      83,500      83,500      83,500   1,002,000        0.44
63800 TOOLS & SUPPLIES                 2,500       2,500       2,500       2,500       2,500      30,000        0.01
63900 TENANT SERVICES                 10,000      10,000      10,000      10,000      10,000     125,000        0.05
64000 BUILDING SERVICE/SUPPLIES       14,000      14,000      14,000      14,000      14,000     165,280        0.07
64100 UNIFORMS                         1,000       1,000       1,000       1,000       1,000      12,800        0.01
64200 PEST CONTROL                       600         600         600         600         600       7,200        0.00
64400 RUBBISH/TRASH REMOVAL            6,500       6,500       6,500       6,500       6,500      78,000        0.01
64500 LAMPING                          5,000       5,000       5,000       5,000       5,000      60,000        0.01
64700 SIGNAGE                          1,000       1,000       1,000       1,000       1,000      23,000        0.01
64800 COMMUNICATIONS                   1,800       1,800       1,800       1,800       1,800      28,275        0.01
65400 MISCELLANEOUS                      250         250         250         250         250       3,000        0.00
                                     -------------------------------------------------------------------------------
TOTAL GENERAL BUILDING               126,150     126,150     126,150     126,150     126,150   1,534,555        0.67

LANDSCAPING/GROUNDS

65600 GROUNDS                         12,000      17,000      12,000      12,000      17,000     169,000        0.07
65700 INTERIOR                         3,800       3,800       3,800       3,800       3,800      45,600        0.02
                                     -------------------------------------------------------------------------------
TOTAL LANDSCAPING/GROUNDS             15,800      20,800      15,800      15,800      20,800     214,600        0.09

CLEANING

66600 INTERIOR JANITORIAL            204,300     202,800     204,300     205,250     205,700   2,442,950        1.07
66700 BUILDING EXTERIOR                5,000       5,000       5,000       5,000       5,000      85,000        0.04
66900 JANITORIAL/CLEANING SUPPLY         500         500         500         500         500       6,000        0.00
67000 CARPETS & DRAPES                 2,500       2,500       2,500       2,500       2,500      30,000        0.01
67100 WINDOW WASHING                   1,000       1,000       1,000      15,000       1,000      40,100        0.02
67400 MISCELLANEOUS CLEANING           1,000       1,000       1,000       1,000       1,000      12,000        0.01
                                     -------------------------------------------------------------------------------
TOTAL CLEANING                       214,300     212,800     218,300     229,250     215,700   2,616,050        1.15

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET REPORT                                  Page: 3
                                                              26 -  CENTURY PLAZA TOWERS                              Date: 11-15-96
Square footage: 2,279,885                                                                                             Time: 02:47 PM

                                        JAN        FEB         MAR         APR        MAY          JUN          JUL
                                     -------------------------------------------------------------------------------
SECURITY

68600 GUARDS                          109,937     109,937     109,937     109,937     109,937     109,937     109,937
68700 SPECIAL SERVICES/MONITORING       3,000       3,000       3,000       3,000       3,000       3,000       3,000
                                     -------------------------------------------------------------------------------
TOTAL SECURITY                        112,937     112,937     112,937     112,937     112,937     112,937     112,937


ENERGY

69600 ELECTRICITY                     551,218     536,084     529,082     577,724     560,988     557,125     552,971
69800 WATER/SEWER                       9,114       8,256       8,456       9,130      11,927      14,159      12,197
                                     -------------------------------------------------------------------------------
TOTAL ENERGY                          562,332     544,340     517,538     586,854     572,915     531,554     565,368


MAINTENANCE & REPAIRS

70600 HVAC REPAIRS                     15,000      15,000      15,000      15,000      15,000      15,000      15,000
70700 ELECTRIC REPAIRS                 16,000      16,000      16,000      16,000      16,000      16,000      16,000
70800 ELEVATOR CONTRACT/REPAIRS        65,300      53,300      53,300      53,300      53,300      53,300      53,300
70900 PLUMBING                         12,000      12,000      12,000      12,000      12,000      12,000      12,000
71000 ALTERATIONS/DECORATIONS           3,000       5,000       5,000       3,000       3,000       3,000       3,000
71100 STRUCTURAL & ROOF                 2,000       2,000       2,000      10,000       2,000       2,000       2,000
71300 GROUNDS/LOADING DOCK              3,000       3,000       3,000       3,000       3,000       3,000       3,000
71500 INTERIOR PAINTING/CARPET         10,000      10,000      10,000      10,000      10,000      10,000      10,000
71600 LIFE SAFETY SYSTEM                8,700       8,700      27,700      17,700      17,700      15,400      12,700
71800 GLASS REPAIR/REPLACEMENT          1,000       1,000       1,000       1,000       1,000       1,000       1,000
                                     -------------------------------------------------------------------------------
TOTAL MAINTENANCE & REPAIRS           136,000     126,000     145,000     151,000     133,000     130,700     128,000


FIXED CHARGES

77100 INSURANCE                       193,863     193,864     193,864     193,864     193,864     193,864     193,864
77200 BUSINESS TAX & LICENSE                0           0           0           0           0           0      66,000
                                     -------------------------------------------------------------------------------
TOTAL FIXED CHARGES                   193,863     193,864     193,864     193,864     193,864     193,864     259,864


                                        AUG        SEP         OCT         NOV         DEC        TOTAL         $/SF
                                     -------------------------------------------------------------------------------
SECURITY

68600 GUARDS                          109,937     109,937     109,937     109,937     109,937   1,319,244       0.58
68700 SPECIAL SERVICES/MONITORING       3,000       3,000       3,000       3,000       3,000      36,000       0.02
                                     -------------------------------------------------------------------------------
TOTAL SECURITY                        112,937     112,937     112,937     112,937     112,937   1,355,244       0.59


ENERGY

69600 ELECTRICITY                     564,689     547,228     522,961     505,000     502,385   6,509,445       2.86
69800 WATER/SEWER                      11,948      13,953      16,185      10,058       9,114     134,897       0.06
                                     -------------------------------------------------------------------------------
TOTAL ENERGY                          576,557     561,181     539,146     515,058     511,499   6,644,342       2.91


MAINTENANCE & REPAIRS

70600 HVAC REPAIRS                     15,000      15,000      15,000      15,000      15,000     180,000       0.08
70700 ELECTRIC REPAIRS                 16,000      16,000      16,000      16,000      16,000     192,000       0.08
70800 ELEVATOR CONTRACT/REPAIRS        53,300      53,300      61,400      53,300      53,300     659,700       0.29
70900 PLUMBING                         12,000      12,000      12,000      12,000      12,000     144,000       0.06
71000 ALTERATIONS/DECORATIONS           3,000      21,000       5,000       5,000      21,000      80,000       0.04
71100 STRUCTURAL & ROOF                 2,000      10,000       2,000       2,000       2,000      40,000       0.02
71300 GROUNDS/LOADING DOCK              3,000       3,000       3,000       3,000       3,000      36,000       0.02
71500 INTERIOR PAINTING/CARPET         10,000      10,000      10,000      10,000      10,000     120,000       0.05
71600 LIFE SAFETY SYSTEM               14,700      12,700      12,700      11,700      12,700     183,100       0.08
71800 GLASS REPAIR/REPLACEMENT          1,000       1,000       1,000       1,000       1,000      12,000       0.01
                                     -------------------------------------------------------------------------------
TOTAL MAINTENANCE & REPAIRS           130,000     154,000     138,100     129,000     146,000   1,646,800       0.72


FIXED CHARGES

77100 INSURANCE                       193,864     193,864     193,864     193,864     193,864   2,326,367       1.02
77200 BUSINESS TAX & LICENSE                0           0           0           0           0      66,000       0.03
                                     -------------------------------------------------------------------------------
TOTAL FIXED CHARGES                   193,864     193,864     193,864     193,864     193,864   2,392,367       1.05

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET REPORT                                  Page: 4
                                                              26 -  CENTURY PLAZA TOWERS                              Date: 11-15-96
Square footage: 2,279,885                                                                                             Time: 02:47 PM

                                        JAN        FEB           MAR           APR          MAY           JUN           JUL
                                  ----------------------------------------------------------------------------------------------
PROPERTY TAXES

78100 REAL PROPERTY TAXES           380,375       380,375       380,375       380,375       380,375       380,375       380,375
                                  ----------------------------------------------------------------------------------------------
TOTAL REAL PROPERTY TAXES           380,375       380,375       380,375       380,375       380,375       380,375       380,375

                                  ----------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES          1,932,154     1,875,000     1,897,166     1,958,518     1,930,861     1,919,197     1,994,700


NET OPERATING INCOME              1,005,469     3,143,529     1,126,857     1,353,996     3,456,401     1,151,996     1,260,001


BUILDING OPERATING INCOME         3,005,469     3,143,520     3,326,857     3,356,401     3,366,601     1,353,996     3,260,001


GENERAL & ADMIN EXPENSES

85100 LEGAL AND ACCOUNTING           16,250        16,250        16,250        16,250        16,250        16,250        16,250
85600 OUTSIDE SERVICES                2,000         2,000         2,000         2,000         2,000         2,000         2,000
85900 LABOR                          19,333        19,333        19,333        19,333        19,333        19,333        19,333
86000 LOST TENANT EXPENSE             3,000         3,000         3,000         3,000         3,000         3,000         3,000
86100 TENANT ALTERATIONS              2,000         2,000         2,000         2,000         2,000         2,000         2,000
87000 TRAVEL AND PROMOTION            1,000         1,000         1,000         1,000         1,000         1,000         1,000
87500 MARKETING EXPENSE              20,833        20,833        20,833        20,833        20,833        20,833        20,833
88900 PROFESSIONAL/DESIGN FEES        5,000         5,000         5,000         5,000         5,000         5,000         5,000
                                  ----------------------------------------------------------------------------------------------
TOTAL GENERAL & ADMIN EXPENSES       69,416        69,416        69,416        94,416        69,416        84,416        69,416


PARTNERSHIP INCOME                2,936,053     3,074,113     3,257,441     3,261,985     3,297,385     3,269,580     3,190,587

                                  ----------------------------------------------------------------------------------------------
CASH FLOW FROM OPER.              2,916,053     3,074,113     3,257,441     3,264,985     3,297,185     1,269,580     3,190,587


CAPITAL EXPENDITURES

99101 TENANT IMPROVEMENTS            64,088-       32,044-       32,049-      737,022-      320,444-      224,322-      265,355-
99201 LEASING COMMISSION             26,325-        9,991-            0-      334,677-      145,395-      114,945-      124,576-
99401 BUILDING                      609,000-       69,000-      609,000-      609,000-      609,000-      609,000-      609,000-
                                  ----------------------------------------------------------------------------------------------
NET CASH FLOW                     2,236,640     2,423,078     2,616,392     1,581,286     2,222,346     2,321,313     2,200,656


                                    AUG           SEP           OCT           NOV           DEC           TOTAL         $/SF
                                  ----------------------------------------------------------------------------------------------
PROPERTY TAXES

78100 REAL PROPERTY TAXES           380,375       380,375       380,375       380,376       380,376     4,564,502           2.02
                                  ----------------------------------------------------------------------------------------------
TOTAL REAL PROPERTY TAXES           380,375       380,375       380,375       380,376       380,376     4,564,502           2.02

                                  ----------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES          1,916,986     1,930,611     1,892,273     1,871,040     1,876,418    22,994,924          10.09


NET OPERATING INCOME              1,353,465     3,459,986     1,426,076     3,527,638     3,561,208    40,141,229          17.61


BUILDING OPERATING INCOME         1,353,465     3,459,986     3,426,076     3,527,638     3,561,208    40,141,229          17.61


GENERAL & ADMIN EXPENSES

85100 LEGAL AND ACCOUNTING           16,250        16,250        16,250        16,250        16,250       235,000           0.10
85600 OUTSIDE SERVICES                2,000         2,000         2,000         2,000         2,000        24,000           0.01
85900 LABOR                          19,333        19,334        19,334        19,334        19,334       232,000           0.10
86000 LOST TENANT EXPENSE             3,000         3,000         3,000         3,000         3,000        36,000           0.02
86100 TENANT ALTERATIONS              2,000         2,000         2,000         2,000         2,000        24,000           0.01
87000 TRAVEL AND PROMOTION            1,000         1,000         1,000         1,000         1,000        12,000           0.01
87500 MARKETING EXPENSE              20,833        20,833        20,833        21,000        21,000       250,330           0.11
88900 PROFESSIONAL/DESIGN FEES        5,000         5,000         5,000         5,000         5,000        60,000           0.03
                                  ----------------------------------------------------------------------------------------------
TOTAL GENERAL & ADMIN EXPENSES       69,416        69,417        69,417        69,584        69,584       873,330           0.38


PARTNERSHIP INCOME                3,284,049     3,390,569     3,356,659     3,458,054     3,491,624     3,926,899          17.22

                                  ----------------------------------------------------------------------------------------------
CASH FLOW FROM OPER.              3,284,049     3,390,569     3,356,659     3,458,054     3,491,624     3,926,899          17.22


CAPITAL EXPENDITURES

99101 TENANT IMPROVEMENTS            96,333-      512,711-      265,355-      192,266-      480,666-    3,204,455-          1.41-
99201 LEASING COMMISSION             43,608-      230,067-      122,841-       82,798-      220,059-    1,455,282-          0.64-
99401 BUILDING                      609,000-      609,000-      609,000-      609,000-      609,000-    7,308,000-          3.21-
                                  ----------------------------------------------------------------------------------------------
NET CASH FLOW                     2,535,308     2,038,791     2,368,463     2,573,990     2,181,899    27,300,162          11.97

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET LIST                                   Page: 1
                                                              26:  CENTURY PLAZA TOWERS                              Date: 11-15-96
                                                                                                                     Time: 02:50 PM

Acct #                               January   February   March     April      May       June      July
------                               -------   --------   -----     -----      ---       ----      ----
61100 LABOR - ADMINISTRATION          66,916    66,916    66,916    66,916    66,916    66,916    66,916
      *GEN MANAGER
      *SR. PROP MANAGER
      *OPS MANAGER
      *ACCOUNTANT
      *2 ACCOUNTING ASSETS
      *LEASE ADMINISTRATION
      *2 BLDG SECRETARIES
      *RECEPTIONIST

61200 MANGEMENT FEE                   61,720    62,712    65,300    66,436    66,218    65,915    65,684

61300 OFFICE RENTAL                   20,506    20,506    20,506    20,506    20,506    20,506    20,506
      *ASSUM 8.544 SQUARE FEET
      *CHARGED TO MGT OFFICE
      *$2.40 PER SQUARE FEET

61400 OFFICE EXPENSE                  15,900     4,900     4,900     4,900     4,900     4,900     4,900
      *$1300 COPIER RENT & SUPPLIES
      *$2000 OFFICE SUPPLIES
      *$4000 BUSINESS CARDS
      *400 COMPUTER SUPPLIES
      *$800 HOST SUPPLIES
      *400 MISCELLANEOUS
      *$7000 STATIONARY IN JANUARY

61600 OFFICE EQUIPMENT MAINTENANCE     2,000     2,000     2,000     2,000     2,000     2,000     2,000
      *600 COPIER
      *$800 COPIERS
      *$100 FAX
      *$500 COMPUTERS

61700 COMMUNICATIONS                   3,500     3,500     3,500     3,500     3,500     3,500     3,500
      *$1700 PHONES
      *$100 ANS. SERVICE
      *$100 FAX
      *$100 CELLULAR
      *$1500 PHONE EQUIPMENT

61800 OUTSIDE SERVICESS                1,000     1,000     1,000     1,000     1,000     1,000     1,000
      *TEMPORARY HELP
      *MISCELLANEOUS CONSULTANTS


                                      August  September  October   November  December   Total   Forecast
                                      ------  ---------  -------   --------  --------   -----   --------
61100 LABOR - ADMINISTRATION          66,916    66,916    66,916    66,916    66,916   802,992   802,992
      *GEN MANAGER
      *SR. PROP MANAGER
      *OPS MANAGER
      *ACCOUNTANT
      *2 ACCOUNTING ASSETS
      *LEASE ADMINISTRATION
      *2 BLDG SECRETARIES
      *RECEPTIONIST

61200 MANGEMENT FEE                   65,881    67,382    66,479    64,483    67,970   789,200   789,200

61300 OFFICE RENTAL                   20,506    20,506    20,506    20,506    20,506   246,072   246,072
      *ASSUM 8.544 SQUARE FEET
      *CHARGED TO MGT OFFICE
      *$2.40 PER SQUARE FEET

61400 OFFICE EXPENSE                   4,900     4,900     4,900     4,900     4,900    69,800    69,800
      *$1300 COPIER RENT & SUPPLIES
      *$2000 OFFICE SUPPLIES
      *$4000 BUSINESS CARDS
      *400 COMPUTER SUPPLIES
      *$800 HOST SUPPLIES
      *400 MISCELLANEOUS
      *$7000 STATIONARY IN JANUARY

61600 OFFICE EQUIPMENT MAINTENANCE     2,000     2,000     2,000     2,000     2,000    24,000    24,000
      *600 COPIER
      *$800 COPIERS
      *$100 FAX
      *$500 COMPUTERS

61700 COMMUNICATIONS                   3,500     3,500     3,500     3,500     3,500    42,000    42,000
      *$1700 PHONES
      *$100 ANS. SERVICE
      *$100 FAX
      *$100 CELLULAR
      *$1500 PHONE EQUIPMENT

61800 OUTSIDE SERVICESS                1,000     1,000     1,000     1,000     1,000    12,000    12,000
      *TEMPORARY HELP
      *MISCELLANEOUS CONSULTANTS

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 GET LIST                                      Page: 2
                                                              26:  CENTURY PLAZA TOWERS                              Date: 11-15-96
                                                                                                                     Time: 02:50 PM

Acct #                                     January   February      March       April         May        June        July
------                                     -------   --------      -----       -----         ---        ----        ----
61900 ADVERTISING & PROMOTION                500         500         500         500         500         500         500

62000 MEALS & ENTERTAINMENT                  500         500         500         500         500         500         500

62300 DUES AND SUBCRIPTIONS                2,500       2,500       2,500       5,700         100         100         100
      *BOMA
      *CENTURY CITY CHAMBER
      *LA TIMES
      *WALL STREET JOURNAL
      *(CURRENT EXPENSE $14000)

62600 POSTAGE/DELIVERY                     1,000       1,000       1,000       1,000       1,000       1,000       1,000
      *$340 POSTAGE
      *$360 ($180 EA) 2 TRICOR
      *POUCHES
      *$300 POSTAGE MACHINE/SCALE

63000 MISCELLANEOUS                          200         200         200         200         200         200         200

63600 LABOR - ENGINEERING                 83,500      83,500      83,500      83,500      83,500      83,500      83,500
      *1 PROJECT ENGINEER
      *1 CHIEF ENGINEER
      *2 ASST CHIEFS
      *4 WATCH ENGINEERS
      *4 UTILITY ENGINEERS

63800 TOOLS & SUPPLIES                     2,500       2,500       2,500       2,500       2,500       2,500       2,500
      *$500 RESTROOM FIXTURES
      *$300 HARDWARE
      *$300 SHOP TOOLS
      *$200 MISCELLANEOUS
      *$700 LOCKS & KEYS

63900 TENANT SERVICES                     15,000      10,000      10,000      10,000      10,000      10,000      10,000
      *$4200 VIDEO COMP EQUIP & ROOM
      *EXPENSE
      *$5000 CONCIERGE
      *$500 MISC. TENANT SERVICES
      *$5000 PURCHASE TSR SYSTEM
      *$300 CONF. COPIER RENTAL


                                            August    September    October    November    December    Total       Forecast
                                            ------    ---------    -------    --------    --------    -----       --------
61900 ADVERTISING & PROMOTION                500         500         500         500         500       6,000         6,000

62000 MEALS & ENTERTAINMENT                  500         500         500         500         500       6,000         6,000

62300 DUES AND SUBCRIPTIONS                  100         100         100         100         100      14,000        14,000
      *BOMA
      *CENTURY CITY CHAMBER
      *LA TIMES
      *WALL STREET JOURNAL
      *(CURRENT EXPENSE $14000)

62600 POSTAGE/DELIVERY                     1,000       1,000       1,000       1,000       1,000      12,000        12,000
      *$340 POSTAGE
      *$360 ($180 EA) 2 TRICOR
      *POUCHES
      *$300 POSTAGE MACHINE/SCALE

63000 MISCELLANEOUS                          200         200         200         200         200       2,400         2,400

63600 LABOR - ENGINEERING                 83,500      83,500      83,500      83,500      83,500   1,002,000     1,002,000
      *1 PROJECT ENGINEER
      *1 CHIEF ENGINEER
      *2 ASST CHIEFS
      *4 WATCH ENGINEERS
      *4 UTILITY ENGINEERS

63800 TOOLS & SUPPLIES                     2,500       2,500       2,500       2,500       2,500      30,000        30,000
      *$500 RESTROOM FIXTURES
      *$300 HARDWARE
      *$300 SHOP TOOLS
      *$200 MISCELLANEOUS
      *$700 LOCKS & KEYS

63900 TENANT SERVICES                     10,000      10,000      10,000      10,000      10,000     125,000       125,000
      *$4200 VIDEO COMP EQUIP & ROOM
      *EXPENSE
      *$5000 CONCIERGE
      *$500 MISC. TENANT SERVICES
      *$5000 PURCHASE TSR SYSTEM
      *$300 CONF. COPIER RENTAL


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 GET LIST                                      Page: 3
                                                              26:  CENTURY PLAZA TOWERS                              Date: 11-15-96
                                                                                                                     Time: 02:50 PM

Acct #                                  January  February   March     April      May       June      July
------                                  -------  --------   -----     -----      ---       ----      ----
64000 BUILDING SERVICES/SUPPLIES         12,880    12,880    11,880    11,880    11,880    11,880    14,000
      *BASED ON EXISTING USEAGE
      *INCREASED FOR PROJECTED
      *OCCUPANCY

64100 UNIFORMS                            1,800     1,000     1,000     1,000     1,000     1,000     1,000
      *NEW LOGOS IN JANUARY, ASSUME
      *UNIFORMS RENTED FOR 12
      *ENGINEERS

64200 PEST CONTROL                          600       600       600       600       600       600       600
      *EXISTING CONTRACT

64400 RUBBISH/TRASH REMOVAL               6,500     6,500     6,500     6,500     6,500     6,500     6,500
      *BASED ON EXISTING BUDGET AND
      *COSTS IN RECYCLING PROPOSAL

64500 LAMPING                             5,000     5,000     5,000     5,000     5,000     5,000     5,000

64700 SIGNAGE                            10,000     3,000     1,000     1,000     1,000     1,000     1,000
      *INITIAL MGT. CO SIGNAGE CHANGE
      *IN JANUARY & FEBRUARY
      *NO SMOKING & HANDICAP SIGNAGE
      *UPGRADES AT LOBBIES
      *MISCELLANEOUS SIGNAGE MONTHLY
      *THEREAFTER

64800 COMMUNICATONS                       8,475     1,800     1,800     1,800     1,800     1,800     1,800
      *$300 ENGINEERING PHONES
      *$150 MISC. PROPERTY PHONES
      *$100 PAGERS
      *$500 RADIO REPAIRS/SUPPLIES
      *$6,675 PAC BELL CABLE MAINT
      *$300 SECURITY PHONES
      *$400 UNIVERSAL MAIL
      *$50 CELLULAR

65400 MICELLANEOUS                          250       250       250       250       250       250       250

65600 GROUNDS                            12,000    12,000    12,000    17,000    22,000    12,000    12,000
      *$7,400 EXISTING CONTRACT
      *$4,600 ADDITIONAL COSTS BASED
      *ON EXISTING EXPENSES
      *$5,000 SEASONAL COLOR IN
      *APRIL, SEPTEMBER, DECEMBER
      *$10,000 ADDITIONAL PLAZA
      *PLANTING


                                         August   September  October   November  December  Total       Forecast
                                         ------   ---------  -------   --------  --------  -----       --------
64000 BUILDING SERVICES/SUPPLIES         14,000    14,000    14,000    14,000    14,000   165,280   165,280
      *BASED ON EXISTING USEAGE
      *INCREASED FOR PROJECTED
      *OCCUPANCY

64100 UNIFORMS                            1,000     1,000     1,000     1,000     1,000    12,800    12,800
      *NEW LOGOS IN JANUARY, ASSUME
      *UNIFORMS RENTED FOR 12
      *ENGINEERS

64200 PEST CONTROL                          600       600       600       600       600     7,200     7,200
      *EXISTING CONTRACT

64400 RUBBISH/TRASH REMOVAL               6,500     6,500     6,500     6,500     6,500    78,000    78,000
      *BASED ON EXISTING BUDGET AND
      *COSTS IN RECYCLING PROPOSAL

64500 LAMPING                             5,000     5,000     5,000     5,000     5,000    60,000    60,000

64700 SIGNAGE                             1,000     1,000     1,000     1,000     1,000    23,000    23,000
      *INITIAL MGT. CO SIGNAGE CHANGE
      *IN JANUARY & FEBRUARY
      *NO SMOKING & HANDICAP SIGNAGE
      *UPGRADES AT LOBBIES
      *MISCELLANEOUS SIGNAGE MONTHLY
      *THEREAFTER

64800 COMMUNICATONS                       1,800     1,800     1,800     1,800     1,800    28,275    28,275
      *$300 ENGINEERING PHONES
      *$150 MISC. PROPERTY PHONES
      *$100 PAGERS
      *$500 RADIO REPAIRS/SUPPLIES
      *$6,675 PAC BELL CABLE MAINT
      *$300 SECURITY PHONES
      *$400 UNIVERSAL MAIL
      *$50 CELLULAR

65400 MICELLANEOUS                          250       250       250       250       250     3,000     3,000

65600 GROUNDS                            12,000    17,000    12,000    12,000    17,000   169,000   169,000
      *$7,400 EXISTING CONTRACT
      *$4,600 ADDITIONAL COSTS BASED
      *ON EXISTING EXPENSES
      *$5,000 SEASONAL COLOR IN
      *APRIL, SEPTEMBER, DECEMBER
      *$10,000 ADDITIONAL PLAZA
      *PLANTING


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET LIST                                   Page: 4
                                                              26:  CENTURY PLAZA TOWERS                              Date: 11-15-96
                                                                                                                     Time: 02:50 PM

Acct #                                  January     February    March        April        May        June       July
------                                  -------     --------    -----        -----        ---        ----       ----

65700 INTERIOR                            3,800       3,800       3,800       3,800       3,800       3,800       3,800
      *$1800 CURRENT CONTRACT
      *$500 ADDITIONAL ON CONTRACT
      *$1500 ADDITIONAL PLANTS

66600 INTERIOR JANITORIAL               198,100     198,400     202,800     201,500     202,500     210,000     204,400
      *$188,622 NIGHT FULL BUILDING
      *$.071 VACANY CREDIT
      *10 DAY STAFF @ $20,000
      *$5,000 ADDITIONAL SPECIAL
      *CLEANING

66700 BUILDING EXTERIOR                   5,000       5,000       5,000       5,000       5,000       5,000      30,000
      *$2,000 PLAZA MAINTENANCE
      *$3,000 METAL MAINTENANCE
      *$25,000 CLEAN & SEAL PLAZA

66900 JANITORIAL/CLEANING SUPPLY            500         500         500         500         500         500         500

67000 CARPET & DRAPES                     2,500       2,500       2,500       2,500       2,500       2,500       2,500
      *CARPET CLEANING
      *WINDOW COVERING REPAIR

67100 WINDOW WASHING                      1,000       1,000       5,000       1,000       7,100       1,000       1,000
      *$1,000 INTERIOR LOBBY GLASS
      *6100 ANNUAL INSPECTION
      *$15000 INTERIOR CLEANING IN
      *NOVEMBER
      *$5,000 MARCH & OCTOBER 1ST &
      *2ND FLOOR EXTERIOR GLASS

67400 MISCELLANEOUS CLEANING              1,000       1,000       1,000       1,000       1,000       1,000       1,000

68600 GUARDS                            109,937     109,937     109,937     109,937     109,937     109,937     109,937
      *BLDG POST 144 HRS/DAY @ 11.60
      *MONITORING 24 HRS/DAY @ 11.60
      *CARD ADMIN 8 HRS/DAY @ 11.60
      *ROVERS 43 HRS/DAY @ 11.60
      *= $927,246
      *SPECIAL SECURITY $ 36,000
      *SECURITY DIRECTOR $90,000
      *GARAGE 63 HRS X 365 @ 11.60
      *= $266,000

                                         August    September     October     November    December    Total       Forecast
                                         ------    ---------     -------     --------    --------    -----       --------
65700 INTERIOR                            3,800       3,800       3,800       3,800       3,800      45,600      45,600
      *$1800 CURRENT CONTRACT
      *$500 ADDITIONAL ON CONTRACT
      *$1500 ADDITIONAL PLANTS

66600 INTERIOR JANITORIAL               204,100     202,800     204,300     205,250     205,700   2,442,950    2,442,950
      *$188,622 NIGHT FULL BUILDING
      *$.071 VACANY CREDIT
      *10 DAY STAFF @ $20,000
      *$5,000 ADDITIONAL SPECIAL
      *CLEANING

66700 BUILDING EXTERIOR                   5,000       5,000       5,000       5,000       5,000      85,000      85,000
      *$2,000 PLAZA MAINTENANCE
      *$3,000 METAL MAINTENANCE
      *$25,000 CLEAN & SEAL PLAZA

66900 JANITORIAL/CLEANING SUPPLY            500         500         500         500         500       6,000      6,000

67000 CARPET & DRAPES                     2,500       2,500       2,500       2,500       2,500      30,000      30,000
      *CARPET CLEANING
      *WINDOW COVERING REPAIR

67100 WINDOW WASHING                      1,000       1,000       5,000      15,000       1,000      40,100      40,100
      *$1,000 INTERIOR LOBBY GLASS
      *6100 ANNUAL INSPECTION
      *$15000 INTERIOR CLEANING IN
      *NOVEMBER
      *$5,000 MARCH & OCTOBER 1ST &
      *2ND FLOOR EXTERIOR GLASS

67400 MISCELLANEOUS CLEANING              1,000       1,000       1,000       1,000       1,000      12,000      12,000

68600 GUARDS                            109,937     109,937     109,937     109,937     109,937   1,319,244    1,319,244
      *BLDG POST 144 HRS/DAY @ 11.60
      *MONITORING 24 HRS/DAY @ 11.60
      *CARD ADMIN 8 HRS/DAY @ 11.60
      *ROVERS 43 HRS/DAY @ 11.60
      *= $927,246
      *SPECIAL SECURITY $ 36,000
      *SECURITY DIRECTOR $90,000
      *GARAGE 63 HRS X 365 @ 11.60
      *= $266,000

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET LIST                                   Page: 5
                                                              26:  CENTURY PLAZA TOWERS                              Date: 11-15-96
                                                                                                                     Time: 02:50 PM

Acct #                                  January     February      March       April       May         June        July
------                                  -------     --------      -----       -----       ---         ----        ----
68700 SPECIAL SERVICES/MONITORING         3,000       3,000       3,000       3,000       3,000       3,000       3,000
      *$1000 CCTV ELEVATORS
      *$300 CCTV GARAGE
      *$1000 SPECIAL SERVICES
      *$700 CART MAINT. & REPAIR

69600 ELECTRICITY                       553,218     536,084     529,082     577,724     560,988     557,195     552,971
      *1996 ACTUAL/EST + PROJ OCC
      *INCREASE + CENTRAL PLANT, LESS
      *ON CREDIT 6500/MO; LIGHTING;
      *RETROFIT 2500/MO
      *AIR HANDLERS & OUTSIDE AIR
      *SYSTEM & BLDG AUTOMATION
      *SYSTEMS IN JULY 35,700/MO
      *SAVINGS
      *REBILLED HVAC @ 8666/MO

69800 WATER/SEWER                         9,114       8,256       8,456       9,130      11,927      14,359      12,397
      *BASED ON 1 YEARS EXISTING
      *INCREASED BY 3% DUE TO 2 - TIER
      *RATE SYSTEM
      *INCLUDES MAIN BILL; FIRE
      *SERVICE METER AND IRRIGATION
      *METER

70600 HVAC REPAIRS                       15,000      15,000      15,000      15,000      15,000      15,000      15,000
      *BASED ON 5 MONTHS OF 1996
      *ACTUAL

70700 ELECTRIC REPAIRS                   16,000      16,000      16,000      16,000      16,000      16,000      16,000
      *BASED ON 9 MONTHS OF 1996
      *EXPENSES

70800 ELEVATOR CONTRACT/REPAIRS          65,300      53,300      53,300      53,300      53,300      53,300      53,300
      *$50,000 OTIS
      *$300 CALL BACKS
      *$8000 REG 4 IN OCTOBER
      *$12,000 PERMITS IN JANUARY
      *$2,000 METAL MAINTENANCE
      *$1,000 MISC REPAIRS


                                         August    September     October     November    December    Total       Forecast
                                         ------    ---------     -------     --------    --------    -----       --------
68700 SPECIAL SERVICES/MONITORING         3,000       3,000       3,000       3,000       3,000      36,000     36,000
      *$1000 CCTV ELEVATORS
      *$300 CCTV GARAGE
      *$1000 SPECIAL SERVICES
      *$700 CART MAINT. & REPAIR

69600 ELECTRICITY                       564,609     547,228     522,961     505,000     502,385   6,509,445   6,509,445
      *1996 ACTUAL/EST + PROJ OCC
      *INCREASE + CENTRAL PLANT, LESS
      *ON CREDIT 6500/MO; LIGHTING;
      *RETROFIT 2500/MO
      *AIR HANDLERS & OUTSIDE AIR
      *SYSTEM & BLDG AUTOMATION
      *SYSTEMS IN JULY 35,700/MO
      *SAVINGS
      *REBILLED HVAC @ 8666/MO

69800 WATER/SEWER                        11,948      13,953      16,185      10,058       9,114     134,897    134,897
      *BASED ON 1 YEARS EXISTING
      *INCREASED BY 3% DUE TO 2 - TIER
      *RATE SYSTEM
      *INCLUDES MAIN BILL; FIRE
      *SERVICE METER AND IRRIGATION
      *METER

70600 HVAC REPAIRS                       15,000      15,000      15,000      15,000      15,000     180,000    180,000
      *BASED ON 5 MONTHS OF 1996
      *EXPENSES

70700 ELECTRIC REPAIRS                   16,000      16,000      16,000      16,000      16,000     192,000    192,000
      *BASED ON 9 MONTHS OF 1996
      *ACTUAL

70800 ELEVATOR CONTRACT/REPAIRS          53,300      53,300      61,400      53,300      53,300     659,700    659,700
      *$50,000 OTIS
      *$300 CALL BACKS
      *$8000 REG 4 IN OCTOBER
      *$12,000 PERMITS IN JANUARY
      *$2,000 METAL MAINTENANCE
      *$1,000 MISC REPAIRS


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET LIST                                   Page: 6
                                                              26:  CENTURY PLAZA TOWERS                              Date: 11-15-96
                                                                                                                     Time: 02:50 PM

Acct #                                  January     February    March       April        May         June        July
------                                  -------     --------    -----       -----        ---         ----        ----
70900 PLUMBING                           12,000      12,000      12,000      12,000      12,000      12,000      12,000
      *BASED ON 5 MONTHS OF 1996
      *EXPENSES

7100 ALTERATIONS/DECORATING               3,000       5,000       5,000       3,000       3,000       3,000       3,000
      *$3,000/MONTH
      *$3,000 SEASONAL DECORATING IN
      *FEB, MAR, APR, OCT, NOV & DEC
      *$18,000 XMAS DEPOSIT IN SEPT
      *BALANCE IN DECEMBER

71100 STRUCTURAL & ROOF                   2,000       2,000       2,000       2,000       2,000       2,000       2,000

71300 GROUNDS/LOADING DOCK                3,000       3,000       3,000       3,000       3,000       3,000       3,000

71500 INTERIOR PAINTING/CARPET           10,000      10,000      10,000      10,000      10,000      10,000      10,000
      *9 MONTHS OF 1996 - 14,000/MO

71600 LIFE SAFETY SYSTEM
      *$55,000 REG 4 TESTING
      *$7,000 ANNUAL FIRE DRILL
      *$5,000 EMERGENCY GENERATOR
      *$4,000 FIRE EXTINGUISHERS
      *$5,000 PARTS & EQUIPMENT
      *$5,000 FIRE PUMP SERVICE
      *$2,000 PRV REPLACEMENT
      *$5,000 SPRINKLER TESTING
      *$5,000 MISC PARTS & REPAIRS
      *$7,700/MO SIMPLEX CONTRACT

71800 GLASS REPAIR/REPLACEMENT            1,000       1,000       1,000       1,000       1,000       1,000       1,000

77100 INSURANCE                         193,863     193,864     193,864     193,864     193,864     193,864     193,864

77200 BUSINESS TAX & LICENSE                  0           0           0           0           0           0      66,000
      *ESTIMATED BASED ON 1.0375% OF
      *GROSS INCOME

78100 REAL PROPERTY TAXES               380,375     380,375     380,375     380,375     380,375     380,375     380,375

85100 LEGAL AND ACCOUNTING               16,250      16,250      16,250      16,250      16,250      16,250      16,250
      *BASED ON 196,000 YEAR LEGAL
      *FEES, PLUS 40,788 FOR AUDIT
      *FEES IN APRIL & JUNE


                                         August    September     October     November    December    Total       Forecast
                                         ------    ---------     -------     --------    --------    -----       --------
70900 PLUMBING                           12,000      12,000      12,000      12,000      12,000     144,000       144,000
      *BASED ON 5 MONTHS OF 1996
      *EXPENSES

7100 ALTERATIONS/DECORATING               3,000      21,000       5,000       5,000      21,000      80,000        80,000
      *$3,000/MONTH
      *$3,000 SEASONAL DECORATING IN
      *FEB, MAR, APR, OCT, NOV & DEC
      *$18,000 XMAS DEPOSIT IN SEPT
      *BALANCE IN DECEMBER
      *$1,000 MISC REPAIRS

71100 STRUCTURAL & ROOF                   2,000      10,000       2,000       2,000       2,000      40,000        40,000

71300 GROUNDS/LOADING DOCK                3,000       3,000       3,000       3,000       3,000      36,000        36,000

71500 INTERIOR PAINTING/CARPET           10,000      10,000      10,000      10,000      10,000     120,000       120,000
      *9 MONTHS OF 1996 - 14,000/MO

71600 LIFE SAFETY SYSTEM
      *$55,000 REG 4 TESTING
      *$7,000 ANNUAL FIRE DRILL
      *$5,000 EMERGENCY GENERATOR
      *$4,000 FIRE EXTINGUISHERS
      *$5,000 PARTS & EQUIPMENT
      *$5,000 FIRE PUMP SERVICE
      *$2,000 PRV REPLACEMENT
      *$5,000 SPRINKLER TESTING
      *$5,000 MISC PARTS & REPAIRS
      *$7,700/MO SIMPLEX CONTRACT

71800 GLASS REPAIR/REPLACEMENT            1,000       1,000       1,000       1,000       1,000      12,000        12,000

77100 INSURANCE                         193,864     193,864     193,864     193,864     193,864   2,326,367     2,326,367

77200 BUSINESS TAX & LICENSE                  0           0           0           0           0      66,000        66,000
      *ESTIMATED BASED ON 1.0375% OF
      *GROSS INCOME

78100 REAL PROPERTY TAXES               380,375     380,375     380,375     380,375     380,375   4,564,502     4,564,502

85100 LEGAL AND ACCOUNTING               16,250      16,250      16,250      16,250      16,250     235,000       235,000
      *BASED ON 196,000 YEAR LEGAL
      *FEES, PLUS 40,788 FOR AUDIT
      *FEES IN APRIL & JUNE


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

GL20R0                                                            1997 BUDGET LIST                                   Page: 7
                                                              26:  CENTURY PLAZA TOWERS                              Date: 11-15-96
                                                                                                                     Time: 02:50 PM

Acct #                                  January   February   March     April      May      June       July
------                                  -------   --------   -----     -----      ---      ----       ----
85600 OUTSIDE SERVICES                    2,000     2,000     2,000     2,000     2,000     2,000     2,000

85900 LABOR                              19,333    19,333    19,333    19,333    19,333    19,333    19,333
      *BASED ON MARKETING PAYROLL OF
      *23,000/YEAR

86000 LOST TENANT EXPENSE                 3,000     3,000     3,000     3,000     3,000     3,000     3,000
      *ASSUEM 20,000 SF/MO @ .15
      *PER SF

86100 TENANT ALTERATIONS                  2,000     2,000     2,000     2,000     2,000     2,000     2,000

87000 TRAVEL AND PROMOTION                1,000     1,000     1,000     1,000     1,000     1,000     1,000

87500 MARKETING EXPENSE                  20,833    20,833    20,833    20,833    20,833    20,833    20,833

88900 PROFESSIONAL/DESIGN FEES            5,000     5,000     5,000     5,000     5,000     5,000     5,000


                                         August   September  October  November  December  Total    Forecast
                                         ------   ---------  -------  --------  --------  -----    --------
85600 OUTSIDE SERVICES                    2,000     2,000     2,000     2,000     2,000    24,000       24,000

85900 LABOR                              19,333    19,334    19,334    19,334    19,334   232,000      232,000
      *BASED ON MARKETING PAYROLL OF
      *223,000/YEAR

86000 LOST TENANT EXPENSE                 3,000     3,000     3,000     3,000     3,000    36,000       36,000
      *ASSUEM 20,000 SF/MO @ .15
      *PER SF

86100 TENANT ALTERATIONS                  2,000     2,000     2,000     2,000     2,000    24,000       24,000

87000 TRAVEL AND PROMOTION                1,000     1,000     1,000     1,000     1,000    12,000       12,000

87500 MARKETING EXPENSE                  20,833    20,833    20,833    21,000    21,000   250,330      250,330

88900 PROFESSIONAL/DESIGN FEES            5,000     5,000     5,000     5,000     5,000    60,000       60,000


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

                                                     DELTA TOWERS JOINT VENTURE

                                     ACTUAL             ACTUAL             ESTIMATE          ESTIMATE            TOTAL
                                  THRU 9/30/96           OCT.                NOV.              DEC.
                                   ----------          ---------          ---------          ---------         ----------
     REVENUE
     -------

OFFICE RENT                        31,305,972          3,769,025          4,031,098          3,631,539         42,737,634
RETAIL RENT                           787,533             85,195            101,883            101,883          1,076,494
PERCENTAGE RENT                       970,527             91,480             90,733             90,733          1,243,473
PARKING REVENUE                     8,125,722            861,621            848,960            849,840         10,686,143
ESCALATION RECOVERY                 1,648,657            186,731            216,146            216,146          2,267,680
SETTLEMENT FEES                     2,580,862                  0                  0                  0          2,580,862
OTHER REVENUE                       1,720,314            229,528            174,204            174,198          2,298,244
                                   ----------          ---------          ---------          ---------         ----------
   TOTAL REVENUE                   47,139,587          5,223,580          5,463,024          5,064,339         62,890,530
                                   ==========          =========          =========          =========         ==========

     EXPENSES
     --------

CLEANING EXPENSES                   1,965,158            244,763            244,283            233,010          2,667,214
UTILITIES                           5,189,345            623,289            553,074            574,360          6,940,068
REPAIRS & MAINT.                    2,126,105            226,150            251,876            266,410          2,870,541
GEN. OPERATING EXP.                 3,046,329            266,652            311,504            298,064          3,922,549
ADMINISTRATIVE                      2,708,083            321,472            258,674            382,982          3,671,211
FIXED EXPENSES                      4,822,687            539,348            562,515            562,599          6,487,149
INTEREST EXPENSE                    7,893,485            868,934            867,262            865,578         10,495,259
                                   ----------          ---------          ---------          ---------         ----------
   TOTAL EXPENSES                  27,751,192          3,090,608          3,029,188          3,183,003         37,053,991
                                   ==========          =========          =========          =========         ==========

NET OPER. INCOME                   19,388,395          2,132,972          2,433,836          1,881,336         25,836,539
                                   ==========          =========          =========          =========         ==========

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                                                                  OFFICE MARKET - URBAN/CBD
====================================================================================================================================
                                9.5%   10.0%   10.0%    10.0%    11.5%    11.5%    3.0%    3.0%    3.0%   4.0%   10.0   10.0
                                9.5%   10.0%   10.0%    10.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.0%    9.0%    8.5%     8.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               13.0%   13.0%    -        -       14.0%    14.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.3%    9.3%   10.3%    10.3%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    9.0%    8.5%     9.0%    10.5%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    12.5%    12.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%    9.0%    8.0%     9.0%    10.0%    12.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0

Responses                      11      11      10       11       11       11      11      11      11     11      11     11
Average (%)                     9.2%    9.6%    9.2%     9.7%    11.7%    12.0%    3.3%    4.2%    3.4%   3.9%    8.5    9.5

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                               10.0%   10.0%    9.0%     9.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.5%    9.5%   10.5%    10.5%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%   10.0%   10.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               15.0%   15.0%    -        -       20.0%    20.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                                9.0%   10.0%    9.0%    10.0%    12.0%    13.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0
Responses                        8      8       6        6        7        7       7       7       7      7       7      7
Average (%)                     10.0%  10.4%    9.7%    10.3%    12.8%    13.1%    3.3%    4.7%    3.5%   4.0%    8.3    9.7

====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                                8.0%    9.0%    9.5%    10.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.0%   10.0%    8.5%     9.0%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    13.0%    13.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.5%    9.5%   10.5%    10.5%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               12.0%   12.0%    -        -       13.0%    13.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                -       -       -        -       12.0%    13.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0
Responses                        8      8       7        7        9        9       9       9       9      9       9      9
Average (%)                      9.4%  10.0%    9.6%    10.2%    12.8%    13.5%    3.5%    4.6%    3.5%   3.9%    7.6    8.9

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                               12.0%   12.0%   12.0%    12.0%    15.0%    15.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.8%    9.8%   10.8%    10.8%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                               14.0%   14.0%    -        -       20.0%    20.0%    5.0%    5.0%    3.0%   3.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0    7.0
                               10.0%   10.0%   10.0%    11.0%    14.0%    14.0%    3.0%    4.0%    3.0%   4.0%   10.0   11.0

Responses                       6       6       5        5        6        6       6       6       6      6       6      6
Average (%)                    10.7%   11.0%   10.5%    11.2%    14.6%    15.3%    3.2%    4.8%    3.3%   3.9%    8.0    8.8

                           =========================================================================================================
Total Responses                33      33      28       33       33       33      33      33      33     33     33      33
Weighted Average (%)            9.8%   10.3%    9.7%    10.3%    13.0%    13.5%    3.3%    4.6%    3.4%   3.9%   8.1%    9.2
                           =========================================================================================================


"Leased Asset" refers to predominately "passive" investments involving substantially lease Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

3 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON-CBD
====================================================================================================================================
                                9.5%    9.5%   10.5%    10.5%    10.5%    10.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    8.5%    9.3%     9.3%    11.3%    11.3%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               11.0%   11.0%    -        -       12.0%    12.0%    5.0%    3.0%    3.0%   3.0%    5.0    7.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    12.5%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                8.0%   10.0%    9.5%    10.0%    11.5%    12.0%    4.0%    6.0%    4.0%   4.0%   10.0   10.0
                               10.0%   11.0%   10.5%    11.0%    12.0%    12.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.0%    9.0%    8.5%     8.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.1%    9.1%   10.1%    10.1%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.0%    9.0%   10.0%    10.0%    11.5%    11.5%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.0%     9.0%    12.0%    13.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                                8.0%    9.0%    8.0%     9.0%    10.0%    12.0%    5.0%    5.0%    4.0%   4.0%    5.0   10.0

Responses                      16      16      14       14       15       15      15      15      15     15      15     15
Average %                       8.8%    9.5%    9.3%     9.9%    11.2%    11.6%    3.5%    4.4%    3.6%   3.8%    8.9    9.7
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.5%    9.5%   10.5%    10.5%    10.5%    10.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.8%    8.8%    9.5%     9.5%    11.8%    11.8%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                               12.0%   12.0%    -        -       18.0%    18.0%    5.0%    3.0%    3.0%   3.0%    5.0    7.0
                               10.5%   10.5%   10.0%    10.0%    11.0%    13.0%    2.0%    2.0%    2.0%   2.0%   10.0   10.0
                                8.0%   10.0%    9.5%    10.0%    11.0%    12.0%    4.0%    6.0%    4.0%   4.0%   10.0   10.0
                                9.0%   10.0%    9.0%     9.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.0%    11.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.4%    9.4%   10.4%    10.4%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    10.0%    14.0%    15.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               10.0%   11.0%    -        -        -        -       -       -       -      -       -      -
                               10.0%   11.0%   10.0%    11.0%    12.0%    13.0%    5.0%    5.0%    4.0%   4.0%    5.0   10.0

Responses                      13      13      11       11       12       12      12      12      12     12      12     12
Average %                       9.5%   10.0%    9.8%    10.2%    12.0%    12.5%    3.4%    4.5%    3.4%   3.7%    8.6    9.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   10.0%    -        -       13.0%    13.0%    3.0%    3.0%    3.0%   3.0%    5.0    7.0
                                8.0%   10.0%    8.5%     9.0%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    12.5%    12.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.4%    9.4%   10.4%    10.4%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                6.0%    6.0%    9.0%     9.0%    17.0%    20.0%    4.0%    7.00%   4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               12.0%   12.0%   10.0%    10.0%    16.0%    10.6%    3.0%    3.0%    3.0%   3.0%    2.0    2.0

Responses                      10      10       8        8        9        9       9       9       9      9       9      9
Average (%)                     9.1%    9.7%    9.5%    10.0%    13.4%    14.3%    3.1%    4.6%    3.4%   3.8%    7.2    8.0
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%    -        -       18.0%    18.0%    3.0%    3.0%    3.0%   3.0%    5.0    7.0
                               10.5%   10.5%   10.0%    10.0%    11.0%    13.0%    2.0%    2.0%    2.0%   2.0%   10.0   10.0
                               11.0%   11.0%   11.0%    11.0%    14.0%    14.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.6%    9.6%   10.6%    10.6%    11.5%     1.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                6.0%    6.0%   10.0%    11.0%    20.0%    20.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               12.0%   12.0%   10.0%    10.0%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    2.0    2.0

Responses                      10      10       8        8        9        9       9       9       9      9       9      9
Average (%)                     9.7%   10.0%   10.0%    10.5%    14.5%    15.2%    2.9%    4.3%    3.2%   3.6%    7.2    8.0
                       =============================================================================================================
Total responses                49      49      41       41       45       45      45      45      45     45      45     45
Weighted Average (%)            9.3%    9.8%    9.7%    10.1%    12.8%    13.4%    3.2%    4.4%    3.4%   3.7%    8.0    8.8
                       =============================================================================================================


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

                                                                     AUTUMN 1996

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                     INDUSTRIAL MARKET-WAREHOUSE/DISTRIBUTION
====================================================================================================================================
                                9.2%    9.2%    9.5%     9.5%    10.0%    10.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    8.5%    9.3%     9.3%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                8.5%   10.0%    9.5%    10.0%    11.0%    12.0%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.0%    9.0%    9.5%     9.5%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.0%    9.0%   10.0%    10.0%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.0%    9.5%     9.5%    10.5%    10.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                      10      10      10       10       10       10      10      10      10     10      10     10
Average (%)                     8.8%    9.2%    9.4%     9.8%    10.9%    11.0%    2.9%    4.0%    3.3%   3.8%    9.8   10.1
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.2%    9.2%    9.5%     9.5%    10.0%    10.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.8%    8.8%    9.5%     9.5%    11.3%    11.3%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.5%    11.5%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%   10.0%   11.0%    11.0%    12.0%    12.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       7       7       7        7        7        7       7       7       7      7       7      7
Average(%)                      9.3%    9.5%   10.0%    10.2%    11.2%    11.2%    2.8%    4.3%    3.2%   3.9%    9.7   10.1
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   12.0%    12.0%    13.0%    13.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4      4       4
Average (%)                     9.7%    9.9%   10.4%    10.8%    11.9%    11.9%    2.4%    4.8%    3.3%   4.1%   9.5    10.3
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               12.0%   12.0%   13.0%    13.0%    14.0%    14.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   10.0%   10.5%    10.5%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.5%    10.5%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                    10.1%   10.4%   10.9%    11.3%    12.4%    12.4%    2.4%    4.8%    3.3%   4.1%    9.5   10.3
                       =============================================================================================================
Total Responses                25      25      25       25       25       25      25      25      25     25      25     25
Weighted Average (%)            9.5%    9.7%   10.2%    10.5%    11.6%    11.6%    2.6%    4.5%    3.2%   4.0%    9.6   10.2
                       =============================================================================================================

"Leased Asset" refers to predominately "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management due to leasing issued and/or additional capital investment for physical issues




10 REAL ESTATE OUTLOOK

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                       INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
====================================================================================================================================
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   10.0   10.0
                                9.0%    9.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       3        3        4        4       4       4       4      4       4      4
Average (%)                     8.9%    9.4%    9.7%    10.7%    11.5%    11.5%    3.3%    4.0%    3.3%   4.0%    8.8   10.3
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.5%    10.5%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   10.0   10.0
                               10.0%   10.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       3        3        4        4       4       4       4      4       4      4
Average (%)                     9.3%    9.8%    9.8%    10.8%    11.5%    11.5%    3.3%    4.0%    3.3%   4.0%    8.8   10.3
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.5%   10.0%    10.5%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       4        4        5        5       5       5       5      5       5      5
Average (%)                     9.4%   10.0%    9.9%    10.9%    12.4%    13.2%    3.4%    4.0%    3.2%   3.8%    8.2    9.4
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.5%   10.5%   11.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.5%   10.5%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       4        4        5        5       5       5       5      5       5      5
Average (%)                     9.6%   10.2%   10.0%    11.0%    12.4%    13.2%    3.4%    4.0%    3.2%   3.8%    8.2    9.4

                       =============================================================================================================
Total Responses                18      18      14       14       18       18      18      18      18     18      18     18
Weighted Average (%)            9.3%    9.8%    9.8%    10.8%    12.0%    12.4%    3.3%    4.0%    3.2%   3.9%    8.5    9.8
                       =============================================================================================================


"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require mor active management due to leasing issues and/or additional capital investment for physical issues.


                                                                     AUTUMN 1996


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                RETAIL MARKET-NEIGHBORHOOD & COMMUNITY CENTERS
====================================================================================================================================
                                9.0%   10.5%    9.5%    10.5%    11.0%    12.5%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.5%   10.0%   10.0%    10.0%    12.5%    12.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                               10.0%   10.0%   10.5%    10.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                               10.3%   10.3%   10.8%    10.8%    13.0%    13.0%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                                9.0%    9.0%   10.0%    10.0%    10.0%    10.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.8%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.5%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0

Responses                       9       9       8        8        8        8       9       9       9      9       9      9
Average (%)                     9.3%    9.8%   10.0%    10.4%    11.9%    12.1%    2.9%    3.7%    3.4%   3.9%    8.9    9.4
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.8%   10.8%   11.3%    11.3%    14.0%    14.0%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                               10.0%   10.0%   11.0%    11.0%    12.0%    12.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.5%   10.5%    -        -        -        -       -       -       -      -       -      -

Responses                       6       6       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.5%   10.0%   10.4%    11.1%    12.3%    12.3%    2.3%    3.8%    3.3%   4.2%    9.0    9.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   12.0%    12.0%    13.0%    13.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%    9.5%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               11.0%   11.0%    9.5%     9.5%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       7       7       5        5        5        5       6       6       6      6       6      6
Average (%)                     9.7%   10.3%   10.1%    10.7%    13.8%    14.6%    2.8%    4.0%    3.1%   3.8%    8.5%   9.0%
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               13.0%   13.0%   14.0%    14.0%    14.0%    14.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    11.0%    14.0%    14.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               11.0%   11.0%   10.5%    10.5%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       6       6       5        5        5        5       6       6       6      6       6      6
Average (%)                    10.3%   10.8%   10.8%    11.5%    14.2%    15.0%    2.8%    4.0%    3.1%   3.8%    8.5    9.0

                       =============================================================================================================
Total Responses                28      28      22       22       22       22      26      26      26     26      26     26
Weighted Average (%)            9.7%   10.2%   10.3%    10.9%    13.0%    13.5%    2.7%    3.9%    3.2%   4.0%    8.7    9.3
                       =============================================================================================================


"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                      RETAIL MARKET-POWER CENTERS & "BIG BOX"
====================================================================================================================================
                                9.0%    9.0%    9.5%     9.5%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                               10.0%   10.0%    9.5%     9.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0
                               10.5%   10.5%   10.5%    10.5%    11.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.4%    11.4%    3.8%    3.8%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%    9.5%    10.0%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.3%    9.3%    9.5%    10.0%    10.5%    10.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%    9.0%    -        -        -        -       -       -       -      -       -      -
                                9.0%    9.5%    9.5%    10.0%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0

Responses                       9       9       8        8        8        8       8       8       8      8       8      8
Average (%)                     9.4%    9.5%    9.7%    10.1%    11.5%    11.7%    3.3%    3.5%    3.4%   3.7%    9.1   10.1
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.8%   10.8%   10.8%    10.8%    11.0%    12.0%    2.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Response                        3       3       3        3        3        3       3       3       3      3       3      3
Average (%)                     9.8%   10.1%   10.1%    10.6%    11.0%    11.3%    2.8%    3.7%    3.2%   3.7%    9.3   10.3
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.8%   10.8%   10.8%    10.8%    12.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Response                        3       3       3        3        3        3       3       3       3      3       3      3
Average (%)                     9.6%   10.1%   10.6%    10.6%    12.0%    12.0%    2.8%    3.3%    3.2%   3.7%    9.3   10.3
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   10.8%    10.8%    12.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                -       -       -        -       15.0%    15.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
Responses                       2       2       2        2        3        3       3       3       3      3       3      3
Average (%)                     9.8%   10.3%   10.1%    10.9%    12.7%    12.7%    2.8%    3.3%    3.2%   3.7%    9.3   10.3

                       =============================================================================================================
Total Responses                17      17      16       16       17       17      17      17      17     17      17     17
Weighted Average (%)            9.6%    9.9%   10.0%    10.5%    11.8%    11.9%    2.9%    3.5%    3.2%   3.7%    9.3   10.3
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                     AUTUMN 1996


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                                 RETAIL MARKET-REGIONAL MALLS
====================================================================================================================================
                                7.5%    7.5%    8.0%     8.0%    11.3%    11.3%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.0%     9.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                                7.5%    7.5%    7.8%     7.8%    12.0%    12.0%    1.5%    2.0%    3.0%   3.0%   10.0   10.0
                                7.0%    8.0%    8.0%     8.0%    10.5%    11.5%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%    8.0%     9.0%    10.5%    11.0%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                7.8%    8.0%    8.3%     8.5%    11.0%    12.0%    2.5%    3.0%    2.5%   3.0%   10.0   10.0
                                7.0%    8.0%    7.0%     8.0%    10.0%    11.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0

Responses                      10       9       9        9        9        9      10      10      10     10      10     10
Average (%)                     7.9%    8.2%    8.2%     8.6%    11.4%    11.8%    3.0%    3.6%    3.5%   3.8%    9.1    9.6
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.0%   10.0%   10.0%    10.0%    17.0%    17.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                                9.0%    9.0%    9.0%     9.0%    13.5%    13.5%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                                9.0%   10.0%   10.0%    10.0%    12.0%    14.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0

Responses                       5       4       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.3%    9.6%    9.6%    10.0%    13.4%    13.9%    2.5%    3.4%    3.7%   4.0%    8.6    8.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   10.0%   10.0%    10.0%    18.0%    18.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                               11.0%   11.0%   11.0%    11.0%    13.0%    14.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.5%    8.5%     9.0%    11.5%    12.5%    2.5%    3.0%    2.5%   3.0%   10.0   10.0

Responses                       5       4       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.3%    9.8%    9.8%    10.3%    13.4%    13.9%    2.6%    3.6%    3.4%   3.8%    9.2    9.2
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   11.0%    11.0%    20.0%    20.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                               12.5%   12.5%   12.0%    12.0%    14.0%    15.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%    9.0%    9.3%     9.8%    12.0%    13.0%    2.5%    3.0%    2.5%   3.0%   10.0   10.0
                               13.0%   13.0%   11.0%    11.0%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       6       5       5        5        5        5       6       6       6      6       6      6
Average (%)                    10.6%   11.0%   10.6%    11.0%    14.6%    15.0%    2.7%    3.5%    3.3%   3.7%    8.2    8.2

                       =============================================================================================================
TOTAL RESPONSES                28      22      22       22       22       22      26      26      26     26      26     26
WEIGHTED AVERAGE (%)            9.3%    9.6%    9.5%    10.0%    13.2%    13.6%    2.7%    3.5%    3.5%   3.8%    8.8    8.9
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                     CAPITALIZATION RATES            INTERNAL               GROWTH RATES       TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
====================================================================================================================================
                                8.5%   10.0%    9.0%    10.5%     -        -       -       -       3.5%   3.5%    1.0    1.0
                                8.5%    9.0%    9.0%     9.0%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.8%    9.8%   10.0%    10.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.3%    9.0%    9.0%     9.5%    10.5%    11.5%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                7.5%    8.5%    8.0%     9.0%    10.0%    11.0%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.8%    8.8%    9.0%     9.0%    11.3%    11.3%    3.8%    4.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%    9.0%    9.0%     9.5%    11.5%    11.5%    3.0%    4.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.0%    8.5%     9.0%     -        -       3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                8.8%    9.0%    9.0%     9.5%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                      10      10      10       10        8        8       9       9      10     10      10     10
Average (%)                     8.6%    9.2%    9.0%     9.6%    11.2%    11.7%    2.9%    3.9%    3.3%   3.8%    8.4    8.9
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.0%    9.5%    9.5%    10.0%    11.0%    12.0%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%   10.0%   10.0%    10.0%    11.0%    12.5%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.0%   10.0%   10.0%    10.5%    10.5%    12.0%    3.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.5%    9.5%    10.0%    11.5%    11.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       5        5        5        5       5       5       5      5       5      5
Average (%)                     8.9%    9.7%    9.7%    10.3%    11.0%    11.8%    2.5%    4.2%    3.1%   4.0%    9.6   10.2
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   11.0%    11.0%    12.5%    13.5%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%    9.0%     9.0%    11.0%    12.0%    4.0%    6.0%    3.0%   3.0%    3.0    5.0
                                9.0%    9.0%    9.5%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                     8.9%    9.4%    9.8%    10.3%    11.6%    12.1%    2.6%    4.8%    3.1%   4.0%    7.8    9.0
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               12.0%   13.0%   13.0%    13.0%    13.0%    15.0%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    4.0%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%   10.0%    10.0%    11.0%    13.0%    6.0%    6.0%    3.0%   3.0%    3.0    5.0
                                9.5%   10.0%   10.0%    11.0%    13.0%    13.0%    4.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                     9.5%   10.1%   10.6%    11.3%    12.0%    13.0%    2.6%    4.8%    3.1%   4.0%    7.8    9.0

                       =============================================================================================================
TOTAL RESPONSES                23      23      23       23       21       21      22      22      23     23      23     23
WEIGHTED AVERAGE (%)            9.0%    9.6%    9.8%    10.4%    11.5%    12.1%    2.7%    4.4%    3.2%   4.0%    8.4    9.3
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                  AUTUMN 1996


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                          CAPITALIZATION RATES         INTERNAL                GROWTH RATES      TYPICAL PROJECTION
                                       GOING-IN        TERMINAL     RATE OF RETURN        INCOME        EXPENSES    PERIOD (YEARS)
                                      LOW    HIGH     LOW    HIGH     LOW    HIGH      LOW    HIGH     LOW    HIGH    LOW   HIGH
===================================================================================================================================
OFFICE                                                                                               SUMMARY OF WEIGHTED AVERAGES
===================================================================================================================================
Urban/CBD                             9.8%   10.3%    9.7%   10.3%   13.0%   13.5%     3.3%   4.6%     3.4%   3.9%    8.1    9.2
      Class A-Leased Asset            9.2%    9.6%    9.2%    9.7%   11.7%   12.0%     3.3%   4.2%     3.4%   3.9%    8.5    9.5
      Class B-Leased Asset           10.0%   10.4%    9.7%   10.3%   12.8%   13.1%     3.3%   4.7%     3.5%   4.0%    8.3    9.7
      Class A-Value Added             9.4%   10.0%    9.6%   10.2%   12.8%   13.5%     3.5%   4.6%     3.5%   3.9%    7.6    8.9
      Class B-Value Added            10.7%   11.0%   10.5%   11.2%   14.6%   15.3%     3.2%   4.8%     3.3%   3.9%    8.0    8.8
Suburban                              9.3%    9.8%    9.7%   10.1%   12.8%   13.4%     3.2%   4.4%     3.4%   3.7%    8.0    8.8
      Class A-Leased Asset            8.8%    9.5%    9.3%    9.9%   11.2%   11.6%     3.5%   4.4%     3.6%   3.8%    8.9    9.7
      Class B-Leased Asset            9.5%   10.0%    9.8%   10.2%   12.0%   12.5%     3.4%   4.5%     3.4%   3.7%    8.6    9.6
      Class A-Value Added             9.1%    9.7%    9.5%   10.0%   13.4%   14.3%     3.1%   4.6%     3.4%   3.8%    7.2    8.0
      Class B-Value Added             9.7%   10.0%   10.0%   10.5%   14.5%   15.2%     2.9%   4.3%     3.2%   3.6%    7.2    8.0
===================================================================================================================================
INDUSTRIAL
===================================================================================================================================
Warehouse/Distribution                9.5%    9.7%   10.2%   10.5%   11.6%   11.6%     2.6%   4.5%     3.2%   4.0%    9.6   10.2
      Class A-Leased Asset            8.8%    9.2%    9.4%    9.8%   10.9%   11.0%     2.9%   4.0%     3.3%   3.8%    9.8   10.1
      Class B-Leased Asset            9.3%    9.5%   10.0%   10.2%   11.2%   11.2%     2.8%   4.3%     3.2%   3.9%    9.7   10.1
      Class A-Value Added             9.7%    9.9%   10.4%   10.8%   11.9%   11.9%     2.4%   4.8%     3.3%   4.1%    9.5   10.3
      Class B-Value Added            10.1%   10.4%   10.9%   11.3%   12.4%   12.4%     2.4%   4.8%     3.3%   4.1%    9.5   10.3
Business Parks                        9.4%    9.9%   10.0%   10.8%   12.3%   12.9%     3.4%   4.0%     3.2%   3.8%    8.3    9.6
      Class A-Leased Asset            9.0%    9.5%    9.8%   10.5%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class B-Leased Asset            9.3%    9.8%   10.0%   10.8%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class A-Value Added             9.5%   10.2%   10.0%   10.8%   13.0%   14.3%     3.5%   4.0%     3.2%   3.7%    7.7    8.7
      Class B-Value Added             9.7%   10.3%   10.2%   11.0%   13.0%   14.3%     3.5%   4.0%     3.2%   3.7%    7.7    8.7
Other Industrial/Manufacturing        9.2%    9.7%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.8   10.3
      Class A-Leased Asset            8.8%    9.3%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.5   10.0
      Class B-Leased Asset            9.3%    9.8%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.5   10.0
      Class A-Value Added             9.3%    9.8%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class B-Value Added             9.5%   10.0%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
===================================================================================================================================
RETAIL
===================================================================================================================================
Neighborhood & Community Centers      9.7%   10.2%   10.3%   10.9%   13.0%   13.5%     2.7%   3.9%     3.2%   4.0%    8.7    9.3
      Class A-Leased Asset            9.3%    9.8%   10.0%   10.4%   11.9%   11.9%     2.9%   3.7%     3.4%   3.9%    8.9    9.4
      Class B-Leased Asset            9.5%   10.0%   10.4%   11.1%   12.3%   12.3%     2.3%   3.8%     3.3%   4.2%    9.0    9.6
      Class A-Value Added             9.7%   10.3%   10.1%   10.7%   13.8%   14.6%     2.8%   4.0%     3.1%   3.8%    8.5    9.0
      Class B-Value Added            10.3%   10.8%   10.8%   11.5%   14.2%   15.0%     2.8%   4.0%     3.1%   3.8%    8.5    9.0
Power Center & "Big Box"              9.6%    9.9%   10.0%   10.5%   11.8%   11.9%     2.9%   3.5%     3.2%   3.7%    9.1   10.3
      Class A-Leased Asset            9.4%    9.5%    9.7%   10.1%   11.5%   11.7%     3.3%   3.5%     3.4%   3.7%    9.3   10.1
      Class B-Leased Asset            9.8%   10.1%   10.1%   10.6%   11.0%   11.3%     2.8%   3.7%     3.2%   3.7%    9.3   10.3
      Class A-Value Added             9.6%    9.9%   10.1%   10.6%   12.0%   12.0%     2.8%   3.3%     3.2%   3.7%    9.3   10.3
      Class B-Value Added             9.8%   10.3%   10.1%   10.9%   12.7%   12.7%     2.8%   3.3%     3.2%   3.7%    9.3   10.3
Regional Malls                        9.3%    9.6%    9.5%   10.0%   13.2%   13.6%     2.7%   3.5%     3.5%   3.8%    8.8    8.9
      Class A-Leased Asset            7.9%    8.2%    8.2%    8.6%   11.4%   11.8%     3.0%   3.6%     3.5%   3.8%    9.1    9.6
      Class B-Leased Asset            9.3%    9.6%    9.6%   10.0%   13.4%   13.9%     2.5%   3.4%     3.7%   4.0%    8.6    8.6
      Class A-Value Added             9.3%   99.8%    9.8%   10.3%   13.4%   13.9%     2.6%   3.6%     3.4%   3.8%    9.2    9.2
      Class B-Value Added            10.6%   11.0%   10.6%   11.0%   14.6%   15.0%     2.7%   3.5%     3.3%   3.7%    8.2    8.2
Specialty Retail                      9.5%   10.5%   10.8%   11.5%   12.0%   12.6%     1.9%   4.0%     3.3%   4.0%   10.0   10.5
      Class A-Leased Asset            8.2%    9.0%    8.8%    9.7%   10.7%   11.3%     2.5%   4.0%     3.5%   4.0%    8.7   10.3
      Class B-Leased Asset            9.3%   10.3%   10.8%   11.5%   11.5%   12.5%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
      Class A-Value Added             9.3%   11.0%   11.3%   12.0%   12.5%  112.0%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
      Class B-Value Added            10.6%   11.8%   12.3%   13.0%   13.5%   13.5%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
===================================================================================================================================
RESIDENTIAL
===================================================================================================================================
Apartments                            9.0%    9.6%    9.8%   10.4%   11.5%   12.1%     2.7%   4.4%     3.2%   4.0%    8.4    9.3
      Class A-Leased Asset            8.6%    9.2%    9.0%    9.6%   11.2%   11.7%     2.9%   3.9%     3.3%   3.8%    8.4    8.9
      Class B-Leased Asset            8.9%    9.7%    9.7%   10.3%   11.0%   11.8%     2.5%   4.2%     3.1%   4.0%    9.6   10.2
      Class A-Value Added             8.9%    9.4%    9.8%   10.3%   11.6%   12.1%     2.6%   4.8%     3.1%   4.0%    7.8    9.0
      Class B-Value Added             9.5%   10.1%   10.6%   11.3%   12.0%   13.0%     2.6%   4.8%     3.1%   4.0%    7.8    9.0


16  REAL ESTATE OUTLOOK


                                                                       CUSHMAN &
                                                                  WAKFEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================

                                      Single-Tenant NNN Leased Properties
                                          (Excluded "Bondable" Leases)
                             Minimum No. Going-in  Cap Rate  Internal Rate of Return
                              of Years     Low       High       Low        High
Investment Grade Tenant
------------------------------------------------------------------------------------
                                  4.0       9.0%      9.0%      10.0%      12.0%
                      --------------------------------------------------------------
                                 10.0       8.0       9.0       10.5       11.5
                      --------------------------------------------------------------
                                  5.0      10.5      10.5       13.0       13.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.5       13.0       15.0
                      --------------------------------------------------------------
                                 10.0       8.5       9.0       10.5       12.0
                      --------------------------------------------------------------
                                 10.0       9.5      10.0       10.5       11.5
                      --------------------------------------------------------------
                                 10.0       8.5      11.0       10.8       12.0
                      --------------------------------------------------------------
                                 10.0       9.5       9.5       11.0       11.0
                      --------------------------------------------------------------
                                 20.0       9.0       9.0        N/A        N/A
                      --------------------------------------------------------------
                                 10.0       8.0      10.0        N/A        N/A
------------------------------------------------------------------------------------
Responses                        10.0      10.0      10.0        8.0        8.0
Average                           9.9       9.0%      9.8%      11.2%      12.3%


Non-Investment Grade Tenant
------------------------------------------------------------------------------------
                                  4.0       9.5       9.5       10.5       13.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.0       11.5       12.5
                      --------------------------------------------------------------
                                  5.0      13.0      13.0       15.0       15.0
                      --------------------------------------------------------------
                                 10.0      10.0      12.0       17.0       20.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.0       11.0       13.0
                      --------------------------------------------------------------
                                 10.0      11.0      12.0       13.0       15.0
                      --------------------------------------------------------------
                                 10.0      10.5      10.5       13.0       13.0
                      --------------------------------------------------------------
                                 20.0      11.0      11.0       N/A        N/A
                      --------------------------------------------------------------
                                 10.0      10.0      12.5       N/A        N/A
                      --------------------------------------------------------------
Responses                         9.0       9.0       9.0        7.0        7.0
Average                           9.9      10.3%     11.2%      13.0%      14.5%


                                                                     AUTUMN 1996


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                      CAPITALIZATION RATES       BLENDED INTERNAL  EQUITY INTERNAL          GROWTH RATES          TYPICAL PROJECTION
                  GOING-IN          TERMINAL      RATE OF RETURN   RATE OF RETURN      INCOME          EXPENSES      PERIOD (YEARS)
              ----------------------------------------------------------------------------------------------------------------------
               LOW      HIGH      LOW     HIGH     LOW     HIGH     LOW    HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH
              ----------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
LUXURY                                                                                                          HOTEL - FULL SERVICE
====================================================================================================================================
               8.0%     8.0%     10.0%    10.0%   18.0%    18.0%   25.0%   25.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
               7.0%     7.0%     10.0%    10.0%   15.0%    15.0%   20.0%   20.0%    7.0%    7.0%     4.0%    5.0%     5.0     5.0
               6.0%     9.5%     10.0%    10.0%   12.0%    15.0%   15.0%   18.0%    3.0%    3.0%     3.0%    3.0%     5.0     5.0
               8.0%    11.0%      8.5%    12.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0     7.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
               -        -        11.0%    13.0%   15.0%    15.0%   18.0%   18.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
               6.0%     8.0%     10.0%    12.0%   13.0%    14.0%   20.0%   22.0%    5.0%    4.0%     3.0%    4.0%     5.0     5.0
               8.0%    12.0%      8.0%    10.0%   15.0%    15.0%   15.0%   20.0%    4.0%    4.0%     4.0%    4.0%     5.0     5.0
Responses      7        7         8        8       8        8       8       8       8       8        8       8        8.0     8.0
Average (%)    7.5%     9.3%      9.8%    10.9%   14.5%    15.3%   19.5%   20.1%    4.1%    4.3%     3.8%    3.9%     6.5     6.0
====================================================================================================================================
FIRST CLASS
====================================================================================================================================
               9.0%     9.0%     11.0%    11.0%   12.0%    12.0%   20.0%   20.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              10.0%    10.0%     10.0%    10.0%    -        -      13.0%   13.0%    3.0%    3.0%     3.0%    3.0%    10.0    10.0
               9.0%     9.0%     11.0%    11.0%   14.0%    14.0%   13.0%   18.0%    6.0%    6.0%     4.0%    4.0%     5.0     5.0
               9.5%    11.0%     11.0%    11.0%   15.0%    20.0%   18.0%   22.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              10.0%    12.0%     10.5%    13.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               7.0%     9.0%     10.0%    11.0%   11.5%    12.0%   14.0%   16.0%    4.0%    5.0%     3.0%    4.0%     5.0     5.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
               9.0%     9.0%     10.5%    10.5%   21.0%    21.0%   14.0%   14.0%    4.0%    4.0%     3.5%    3.0%     7.0     7.0
              10.0%    12.0%     11.0%    11.0%    -        -       -       -       3.5%    3.5%     3.0%    3.5%     5.0    10.0
              10.0%    10.0%      9.0%     9.5%   19.0%    19.0%   15.0%   15.0%    8.0%    8.0%     6.0%    6.0%     -       -
              10.0%    13.0%     12.0%    13.0%   25.0%    25.0%   20.0%   20.0%    3.5%    4.0%     3.5%    4.0%     5.0     5.0
              10.5%    10.5%     10.5%    10.5%   13.5%    13.5%    -       -       3.5%    3.5%     3.5%    3.5%    10.0    10.0
               8.0%    12.0%      8.0%    10.0%   15.0%    15.0%   20.0%   20.0%    4.0%    4.0%     4.0%    4.0%     5.0     5.0
Responses     13       13        13       13      11       11      11      11      13      13       13      12       12      12
Average%       9.3%    10.5%     10.4%    10.9%   15.8%    16.5%   17.3%   17.8%    4.2%    4.3%     3.7%    3.8%     6.6     7.3
====================================================================================================================================
MID-RATE
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   18.0%   18.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              11.0%    11.0%     11.0%    11.0%   13.0%    13.0%   17.0%   17.0%    6.0%    6.0%     4.0%    4.0%     5.0     5.0
               9.5%    11.0%     11.0%    11.0%   15.0%    18.0%   17.0%   20.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              10.0%    12.0%     10.5%    13.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
Responses      5        5         5        5       5        5       5       5       5       5        5       5        5       5
Average(%)    10.0%    10.7%     11.0%    11.5%   14.2%    15.2%   18.0%   18.6%    4.2%    4.2%     3.7%    3.7%     6.4     7.0

           =========================================================================================================================
Total
Responses     25       25        26       26      24       24      24      24      26      26       26      26       25      25
Weighted
Average (%)    8.9%    10.1%     10.4%    11.1%   14.8%    15.7%   18.3%   18.8%    4.2%    4.3%     3.7%    3.8%     6.5     7.0
           =========================================================================================================================


                       MANAGEMENT       RESERVES FOR
                          FEES*         REPLACEMENT
                      --------------------------------
                      LOW     HIGH     LOW      HIGH
                      --------------------------------
======================================================
LUXURY                            HOTEL - FULL SERVICE
======================================================
                      3.0%    3.0%     5.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    4.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     5.0%
                      3.0%    2.0%     4.0%     5.0%
Responses             8       8        8        8
Average (%)           2.8%    3.3%     4.1%     4.4%
======================================================
FIRST CLASS
======================================================
                      3.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.5%    2.5%     5.0%     4.0%
                      3.5%    3.5%     4.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      2.5%    2.5%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     5.0%     5.0%
                      3.0%    4.0%     4.0%     5.0%
Responses            13      13       13       13
Average%              2.8%    3.1%     4.2%     4.3%
======================================================
MID-RATE
======================================================
                      3.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
Responses             5       5        5        5
Average(%)            2.9%    3.1%     4.0%     4.0%

           ===========================================
Total
Responses            26      26       26       26
Weighted
Average (%)           2.9%    3.2%     4.1%     4.2%
           ===========================================

*as percent of total revenues


13 REAL ESTATE OUTLOOK


CUSHMAN &
WAKEFIELD (R)

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                      CAPITALIZATION RATES       BLENDED INTERNAL  EQUITY INTERNAL          GROWTH RATES          TYPICAL PROJECTION
                  GOING-IN          TERMINAL      RATE OF RETURN   RATE OF RETURN      INCOME          EXPENSES      PERIOD (YEARS)
              ----------------------------------------------------------------------------------------------------------------------
               LOW      HIGH      LOW     HIGH     LOW     HIGH     LOW    HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH
              ----------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
MID-RATE                                                                                                     HOTEL - LIMITED SERVICE
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   15.0%   15.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              12.0%    12.0%     12.0%    12.0%   13.0%    13.0%   17.0%   17.0%    3.0%    3.0%     4.0%    4.0%     5.0     5.0
               8.0%    10.0%     10.0%    10.0%   15.0%    15.0%   14.0%   16.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              11.0%    13.0%     11.5%    14.0%   15.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
              11.0%    11.0%     11.8%    11.8%   16.0%    16.0%   19.0%   19.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
              10.0%    13.0%     12.0%    13.0%   25.0%    25.0%   20.0%   20.0%    3.5%    4.0%     3.5%    4.0%     5.0     5.0
Responses      6        6         6        6       6        6       6       6       6       6        6       6        6       6
Average(%)    10.3%    11.5%     11.5%    12.1%   15.7%    16.5%   17.5%   17.8%    3.5%    3.6%     3.7%    3.8%     6.2     6.7
====================================================================================================================================
ECONOMY
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   15.0%   15.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              13.0%    13.0%     13.0%    13.0%   13.0%    13.0%   17.0%   17.0%    3.0%    3.0%     4.0%    4.0%     5.0     5.0
               9.0%    11.0%     10.0%    10.0%   12.0%    15.0%   14.0%   16.0%    3.0%    3.0%     3.0%    3.0%     5.0     5.0
              11.0%    13.0%     14.0%    14.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
              11.0%    11.0%     11.8%    11.8%   16.0%    16.0%   19.0%   19.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
               5        5         5        5       5        5       5       5       5       5        5       5        5       5
              10.8%    11.6%     11.7%    12.2%   13.8%    14.8%   17.0%   17.4%    3.5%    3.5%     3.9%    3.9%     6.4     7.0
           =========================================================================================================================
Total
Responses     11       11        11       11      11       11      11      11      11      11       11      11       11      11
Weighted
Average (%)   10.6%    11.6%     11.6%    12.1%   14.7%    15.7%   17.3%   17.6%    3.5%    3.5%     3.8%    3.8%     6.3     6.8
           =========================================================================================================================


                       MANAGEMENT       RESERVES FOR
                          FEES*         REPLACEMENT
                      --------------------------------
                      LOW     HIGH     LOW      HIGH
                      --------------------------------
======================================================
MID-RATE                       HOTEL - LIMITED SERVICE
======================================================
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    4.0%     4.0%     5.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    3.0%     4.5%     4.5%
                       4.0%    4.0%     5.0%     5.0%
Responses              6       6        6        6
Average(%)             3.3%    3.5%     4.3%     4.4%
======================================================
ECONOMY
======================================================
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    5.0%     5.0%     5.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    4.0%     4.5%     4.5%
                       5       5        5        5
                       3.4%    3.6%     4.3%     4.3%

           ===========================================
Total
Responses             11      11       11       11

Weighted
Average (%)            3.4%    3.6%     4.3%     4.4%
           ===========================================

*as percent of total revenues



                                                                     AUTUMN 1996

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)

                                                     QUALIFICATIONS OF APPRAISER
================================================================================
                                                             James W. Myers, MAI

Cushman & Wakefield - Senior Director
March 1994 to Present

Professional Affiliations

        Member of the Appraisal Institute (MAI Designation No. 09296) Certified Real Estate Appraiser - (ID# AGO02662)

Real Estate Experience

     Cushman & Wakefield - Director
     May 1992 - April 1994

     Cushman & Wakefield - Associate Director
     January 1989 - May 1992

     Cushman & Wakefield - Appraiser October 1986 to January 1989. Property types appraised include office, retail, and industrial developments, hotels, residential income, and special purpose properties.

     Donahue and Company, Inc. - Newport Beach - Appraiser January, 1985 - 1986. Appraiser emphasis on eminent domain litigation, special purpose and problem properties, easement valuation, and full and partial property damages.

     Experience includes appraisal of the following types of property:

     Office Buildings                            Medical Buildings
     Apartment Buildings                         Residential Subdivisions
     Shopping Centers                            Vacant Land
     Hotels                                      Industrial Warehouses
     Department Stores                           Industrial Parks
     Auto Sales Facilities                       Condominium Complexes
     Multi-Use Buildings

     Primary area of specialization has been major office buildings throughout southern California, with particular emphasis on appraising office buildings located along the Wilshire Boulevard corridor, extending from downtown Los Angeles to West Los Angeles.

Education

        Bachelor of Arts (English Literature), 1975
        Kenyon College, Gambier, Ohio

        American Institute of Real Estate Appraisers Courses:
                Real Estate Appraisal Principles
                Basic Valuation Procedures
                Capitalization Theory and Techniques, Parts A & B
                Standards of Professional Practice
                Valuation Analysis and Report Writing
                Case Studies in Real Estate Valuation


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     QUALIFICATIONS OF APPRAISER
================================================================================
                                                                   Miles Loo, Jr

Professional Affiliations

     State of California Provisional Real Estate Appraiser (ID #AP 023313) Associate Member of the Appraisal Institute (ID# M950226)
     State of California Real Estate Broker License (ID #01115873)


Real Estate Experience

     Associate Real Estate Appraiser - Cushman & Wakefield of California, Inc., Los Angeles Valuation Advisory Services
     May 1995 to Present

     Real Estate Broker - Good Land Realty Corporation, Los Angeles August 1991 to Present

     Experience includes appraisal of the following types of property:

     Office Buildings                            Medical Buildings
     Regional Shopping Centers                   Commercial Land
     Neighborhood Shopping Centers               Subdivision Lots
     Specialty Retail Centers                    Special Purpose


Education

     California State University of Los Angeles, Los Angeles, CA
     Bachelor of Science, Business Administration 1995
     Emphasis in Business Arts / Pre-Legal

     University Programs, Inc., Oxnard, CA
     Certificate for Real Estate Broker License 1994
     Certificate for Real Estate Appraisal License 1993

     Glendale Community College, Glendale, CA
     Associate Arts Degree 1991
     Graduated with a Business Curriculum

     Real Estate Courses:
         Real Estate Appraisal I                 Real Estate Finance
         Real Estate Appraisal II                Real Estate Law
         Real Estate Escrow                      Real Estate Principles

     Appraisal Institute Courses:
         1-310 - Basic Income Capitalization
         1-410 - Standards of Professional Practice, Part A
         1-420 - Standards of Professional Practice, Part B
         1-510 - Advanced Income Capitalization


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------